Exhibit 10.5

Execution Version

SECOND AMENDMENT TO LEASE (CPLV)

THIS SECOND AMENDMENT TO LEASE (CPLV) (this “Agreement”), is made as of July 20, 2020 (the “Effective Date”), by and among CPLV Property Owner LLC, a Delaware limited liability company (together with its successors and assigns, “Existing Landlord”), and Claudine Propco LLC, a Delaware limited liability company (together with its successors and assigns, “HLV Landlord”, and together with Existing Landlord, collectively, “Landlord”), jointly and severally, Desert Palace LLC, a Nevada limited liability company (together with its successors and assigns, “Desert Palace Tenant”), CEOC, LLC, a Delaware limited liability company (for itself and as successor by merger to Caesars Entertainment Operating Company, Inc., a Delaware corporation) (together with its successors and assigns, “CEOC Tenant”, and together with Desert Palace Tenant, collectively, “Existing Tenant”), and Harrah’s Las Vegas, LLC, a Nevada limited liability company (together with its successors and assigns, “HLV Tenant”, and together with Existing Tenant, collectively, “Tenant”), jointly and severally, and, solely for the purposes of the last paragraph of Section 1.1 of the Lease (as defined below), Propco TRS LLC, a Delaware limited liability company (“Propco TRS”).

RECITALS

A. Existing Landlord and Existing Tenant are parties to that certain LEASE (CPLV), dated as of October 6, 2017, as amended by (i) that certain First Amendment to Lease (CPLV), dated as of December 26, 2018 and (ii) that certain Omnibus Amendment to Leases, dated as of June 1, 2020 (collectively, as amended, the “Lease”);

B. The parties hereto wish to add (i) HLV Landlord as a “Landlord” under the Lease, (ii) HLV Tenant as a “Tenant” under the Lease and (iii) solely for the purposes of the last paragraph of Section 1.1 of the Lease, Propco TRS as a party to the Lease; and

C. As more particularly set forth in this Agreement, Landlord and Tenant desire to modify certain provisions of the Lease.

NOW THEREFORE, in consideration of the premises and the mutual covenants hereinafter contained, the parties hereto do hereby stipulate, covenant and agree as follows:

1. Terms and References. Unless otherwise stated in this Agreement (a) terms defined in the Lease have the same meanings when used in this Agreement, and (b) references to “Sections” are to the Lease’s sections.

2. Joinders. On the Effective Date:

(a) HLV Landlord hereby agrees to (i) join the Lease as a “Landlord”, (ii) be bound by all of the covenants, agreements and acknowledgements binding upon or given by a Landlord under the Lease, and (iii) perform all of the obligations and duties required of a Landlord under the Lease.

(b) HLV Tenant hereby agrees to (i) join the Lease as a “Tenant”, (ii) be bound by all of the covenants, agreements and acknowledgements binding upon or given by a Tenant under the Lease, and (iii) perform all of the obligations and duties required of a Tenant under the Lease.

(c) Propco TRS hereby agrees, solely for the purposes of the last paragraph of Section 1.1 of the Lease, to join the Lease.

(d) Existing Landlord and Existing Tenant hereby accept the joinder of each of HLV Landlord, HLV Tenant and Propco TRS to the Lease pursuant to this Section 2.

3. Amendments to the Lease. Effective as of the Effective Date, the Lease is hereby amended in its entirety to read as set forth in Exhibit A hereto.

4. Other Documents. Any and all agreements entered into in connection with the Lease which make reference therein to “the Lease” shall be intended to, and are deemed hereby, to refer to the Lease as amended by this Agreement.

5. Miscellaneous.

a. This Agreement shall be construed according to and governed by the laws of the jurisdiction(s) which are specified by the Lease without regard to its conflicts of law principles. The parties hereto hereby irrevocably submit to the jurisdiction of any court of competent jurisdiction located in such applicable jurisdiction in connection with any proceeding arising out of or relating to this Agreement.

b. If any provision of this Agreement is adjudicated to be invalid, illegal or unenforceable, in whole or in part, it will be deemed omitted to that extent and all other provisions of this Agreement will remain in full force and effect.

c. Neither this Agreement nor any provision hereof may be changed, modified, waived, discharged or terminated orally, but only by an instrument in writing signed by the party against whom enforcement of such change, modification, waiver, discharge or termination is sought.

d. The paragraph headings and captions contained in this Agreement are for convenience of reference only and in no event define, describe or limit the scope or intent of this Agreement or any of the provisions or terms hereof.

e. This Agreement shall be binding upon and inure to the benefit of the parties and their respective heirs, legal representatives, successors and permitted assigns.

f. This Agreement may be executed in any number of counterparts with the same effect as if all parties hereto had signed the same document. All such counterparts shall be construed together and shall constitute one instrument, but in making proof hereof it shall only be necessary to produce one such counterpart.

g. Except as specifically modified in Sections 2 and 3 of this Agreement, all of the provisions of the Lease remain unchanged and continue in full force and effect.

[THE REMAINDER OF THIS PAGE IS INTENTIONALLY LEFT BLANK]

2

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their duly authorized representatives, all as of the Effective Date.

LANDLORD:

CPLV PROPERTY OWNER LLC,
a Delaware limited liability company

By:	/s/ David Kieske
Name: David Kieske
Title: Treasurer

CLAUDINE PROPCO LLC,
a Delaware limited liability company

By:	/s/ David Kieske
Name: David Kieske
Title: Treasurer

[Signatures Continue on Following Pages]

[Signature page to Second Amendment to Las Vegas Lease]

TENANT:

CEOC, LLC,
a Delaware limited liability company

By:	/s/ Edmund L. Quatmann, Jr.
Name: Edmund L. Quatmann, Jr.
Title: Secretary

DESERT PALACE LLC,
a Nevada limited liability company

By:	/s/ Edmund L. Quatmann, Jr.
Name: Edmund L. Quatmann, Jr.
Title: Secretary

HARRAH’S LAS VEGAS, LLC,
a Nevada limited liability company

By:	/s/ Edmund L. Quatmann, Jr.
Name: Edmund L. Quatmann, Jr.
Title: Secretary

[Signature page to Second Amendment to Las Vegas Lease]

Acknowledged and agreed, solely for the purposes of the last paragraph of Section 1.1 of the Lease:

PROPCO TRS LLC,
a Delaware limited liability company

By:	/s/ David Kieske
Name: David Kieske
Title: Treasurer

[Signature page to Second Amendment to Las Vegas Lease]

Exhibit A

COMPOSITE LEASE

Conformed through Second Amendment

[To be attached]

LAS VEGAS LEASE

Conformed through Second Amendment

By and Among

CPLV Property Owner LLC and Claudine Propco LLC,

(collectively, and together with their respective permitted successors and assigns),

as “Landlord”

and

Desert Palace LLC, Caesars Entertainment Operating Company, Inc.,

CEOC, LLC and Harrah’s Las Vegas, LLC

(collectively, and together with their respective permitted successors and assigns),

as “Tenant”

dated

October 6, 2017

for

The Properties Listed on Exhibit A

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TABLE OF CONTENTS

ARTICLE I DEMISE; TERM		2

1.1	Leased Property	2
1.2	Single, Indivisible Lease	3
1.3	Term	4
1.4	Renewal Terms	4

ARTICLE II DEFINITIONS		5

ARTICLE III RENT		62

3.1	Payment of Rent	62
3.2	Variable Rent Determination	63
3.3	Late Payment of Rent or Additional Charges	65
3.4	Method of Payment of Rent	65
3.5	Net Lease	65

ARTICLE IV ADDITIONAL CHARGES		66

4.1	Impositions	66
4.2	Utilities and Other Matters	68
4.3	Compliance Certificate	68
4.4	Impound Account	69

ARTICLE V NO TERMINATION, ABATEMENT, ETC.		69

ARTICLE VI OWNERSHIP OF REAL AND PERSONAL PROPERTY		70

6.1	Ownership of the Leased Property	70
6.2	Ownership of Tenant’s Property	72

ARTICLE VII PRESENT CONDITION & PERMITTED USE		73

7.1	Condition of the Leased Property	73
7.2	Use of the Leased Property	74
7.3	Ground Leases	76
7.4	Third-Party Reports	79
7.5	Operating Standard	79

ARTICLE VIII REPRESENTATIONS AND WARRANTIES		79

ARTICLE IX MAINTENANCE AND REPAIR		79

9.1	Tenant Obligations	79
9.2	No Landlord Obligations	80
9.3	Landlord’s Estate	80
9.4	End of Term	81

ARTICLE X ALTERATIONS		81

10.1	Alterations, Capital Improvements and Material Capital Improvements	81
10.2	Landlord Approval of Certain Alterations and Capital Improvements	82
10.3	Construction Requirements for Alterations and Capital Improvements	83

i

TABLE OF CONTENTS (CONT’D)

		Page
10.4	Landlord’s Right of First Offer to Fund Material Capital Improvements	84
10.5	Minimum Capital Expenditures	88

ARTICLE XI LIENS		95

ARTICLE XII PERMITTED CONTESTS		97

ARTICLE XIII INSURANCE		98

13.1	General Insurance Requirements	97
13.2	Name of Insureds	101
13.3	Deductibles or Self-Insured Retentions	101
13.4	Waivers of Subrogation	101
13.5	Limits of Liability and Blanket Policies	102
13.6	Future Changes in Insurance Requirements	102
13.7	Notice of Cancellation or Non-Renewal	103
13.8	Copies of Documents	103
13.9	Certificates of Insurance	103
13.10	Other Requirements	104

ARTICLE XIV CASUALTY		104

14.1	Property Insurance Proceeds	104
14.2	Tenant’s Obligations Following Casualty	105
14.3	No Abatement of Rent	107
14.4	Waiver	107
14.5	Insurance Proceeds and Fee Mortgagee	107

ARTICLE XV EMINENT DOMAIN		108

15.1	Condemnation	108
15.2	Award Distribution	108
15.3	Temporary Taking	109
15.4	Condemnation Awards and Fee Mortgagee	109

ARTICLE XVI DEFAULTS & REMEDIES		110

16.1	Tenant Events of Default	110
16.2	Landlord Remedies	113
16.3	Damages	114
16.4	Receiver	115
16.5	Waiver	115
16.6	Application of Funds	115
16.7	Landlord’s Right to Cure Tenant’s Default	115
16.8	Miscellaneous	115

ARTICLE XVII TENANT FINANCING		116

17.1	Permitted Leasehold Mortgagees	116
17.2	Landlord Cooperation with Permitted Leasehold Mortgage	124

TABLE OF CONTENTS (CONT’D)

TABLE OF CONTENTS (CONT’D)

TABLE OF CONTENTS (CONT’D)

v

TABLE OF CONTENTS (CONT’D)

EXHIBITS AND SCHEDULES

Page
EXHIBIT A	—	FACILITIES

EXHIBIT B	—	LEGAL DESCRIPTION OF LAND

EXHIBIT C	—	CAPITAL EXPENDITURES REPORT

EXHIBIT D	—	FORM OF SCHEDULE CONTAINING ANY ADDITIONS TO OR RETIREMENTS OF ANY FIXED ASSETS CONSTITUTING LEASED PROPERTY

EXHIBIT E	—	FORM OF GUARANTY

EXHIBIT F-1	—	NEW TOWER REQUIREMENTS

EXHIBIT F-2	—	NEW TOWER IN BALANCE CERTIFICATION FORM

EXHIBIT G	—	FORM OF REIT COMPLIANCE CERTIFICATE

EXHIBIT H	—	PROPERTY-SPECIFIC IP

EXHIBIT I	—	FORM OF PACE REPORT

EXHIBIT J	—	NEW TOWER LOCATION

EXHIBIT K	—	DESCRIPTION OF TITLE POLICIES

EXHIBIT L	—	BRANDS

EXHIBIT M	—	INFORMATION STANDARD

EXHIBIT N	—	MANAGED FACILITIES IP TRADEMARKS

EXHIBIT O	—	FORM OF FEE MORTGAGEE SNDA (CPLV)

SCHEDULE 1	—	GAMING LICENSES

SCHEDULE 2	—	INTENTIONALLY OMITTED

SCHEDULE 3	—	INTENTIONALLY OMITTED

SCHEDULE 4	—	SPECIFIED SUBLEASES

SCHEDULE 5	—	INTENTIONALLY OMITTED

LAS VEGAS LEASE

THIS LAS VEGAS LEASE (this “Lease”) is entered into as of October 6, 2017, by and among CPLV Property Owner LLC, a Delaware limited liability company (“CPLV Landlord”), and Claudine Propco LLC, a Delaware limited liability company (“HLV Landlord”, and together with CPLV Landlord, collectively, or if the context clearly requires, individually, together with their respective successors and permitted assigns, “Landlord”), Desert Palace LLC, a Nevada limited liability company, Caesars Entertainment Operating Company, Inc., a Delaware corporation, CEOC, LLC, a Delaware limited liability company (as successor by merger to Caesars Entertainment Operating Company, Inc.) (collectively, “CPLV Tenant”), and Harrah’s Las Vegas, LLC, a Nevada limited liability company (“HLV Tenant”, and together with CPLV Tenant, collectively, or if the context clearly requires, individually, and together with their respective successors and permitted assigns, “Tenant”) and, solely for the purposes of the last paragraph of Section 1.1, Propco TRS LLC, a Delaware limited liability company (“Propco TRS”).

RECITALS

A. Commencing on January 15, 2015 and continuing thereafter, Caesars Entertainment Operating Company, Inc., a Delaware corporation, and certain of its direct and indirect subsidiaries (collectively, the “Debtors”) filed voluntary petitions for relief under Chapter 11 of Title 11 of the United States Code in the United States Bankruptcy Court for the Northern District of Illinois (the “Bankruptcy Court”), jointly administered under Case No. 15-01145, and the “Debtors’ Third Amended Joint Plan of Reorganization Pursuant to Chapter 11 of the Bankruptcy Code” (as it may be altered, amended, modified, or supplemented from time to time in accordance with the terms of Article X thereof, the “Bankruptcy Plan”) has been confirmed by the Bankruptcy Court and has gone effective.

B. Pursuant to the Bankruptcy Plan, on October 6, 2017 the Debtors transferred the “Leased Property” (as defined in the Original CPLV Lease (as defined below)) (the “Original CPLV Leased Property”) to CPLV Landlord.

C. Pursuant to the Bankruptcy Plan, CPLV Landlord and CPLV Tenant entered into that certain Lease (CPLV), dated as of October 6, 2017 (the “Original CPLV Lease”), whereby CPLV Landlord leased the Original CPLV Leased Property to CPLV Tenant and CPLV Tenant leased the Original CPLV Leased Property from CPLV Landlord, upon the terms set forth in the Original CPLV Lease.

D. Immediately following the execution of the Original CPLV Lease on the Commencement Date (as defined below), Caesars Entertainment Operating Company, Inc., a Delaware corporation, merged into CEOC, LLC.

E. The Original CPLV Lease was thereafter amended by (i) that certain First Amendment to Lease (CPLV), dated as of December 26, 2018, by and between CPLV Landlord and CPLV Tenant (whereby, among other things, the Original CPLV Leased Property was modified to reflect CPLV Landlord’s acquisition of the fee interest in the Leased Property (Octavius) (as defined below)), and (ii) the Omnibus Amendment (as defined below) (the Original CPLV Lease, as so amended, collectively, the “Amended Original CPLV Lease”).

F. HLV Landlord and HLV Tenant were formerly parties to that certain Amended and Restated Lease dated as of December 22, 2017 (the “HLV Lease Commencement Date”), as amended by that certain First Amendment to Amended and Restated Lease dated as of December 26, 2018 (collectively, the “HLV Lease”), whereby HLV Landlord leased the Leased Property (HLV) (as defined below) to HLV Tenant and HLV Tenant leased the Leased Property (HLV) from HLV Landlord, upon the terms set forth in the HLV Lease.

G. Immediately prior to the making of the Second Amendment (as defined below) (as provided in the MTA (as defined below) and in contemplation of the transactions embodied in the Second Amendment), HLV Landlord and HLV Tenant agreed to terminate the HLV Lease (as terminated, the “Terminated HLV Lease”).

H. On or before the Second Amendment Date (as defined below), CEC (as defined below), which is the indirect parent of Tenant, caused: (i) in a series of steps, CEOC, LLC to be transferred from CEC to Caesars Resort Collection, LLC, a Delaware limited liability company (“CRC”) and a wholly-owned indirect subsidiary of CEC; and (ii) the Las Vegas Restructuring (as defined below) to be completed. On the Second Amendment Date, contemporaneously with the execution of the Second Amendment and as contemplated by the MTA, CEC merged with and into Colt Merger Sub, Inc., a Delaware corporation and a wholly owned subsidiary of ERI (as defined below), with CEC surviving the merger as a wholly owned subsidiary of ERI.

I. In consideration for all or a portion of the Lease Amendment Payment (as defined below) paid pursuant to the MTA, the Parties desire to further amend the Amended Original CPLV Lease as contemplated by the MTA (i) so that HLV Tenant and HLV Landlord shall join as parties hereto, (ii) to incorporate herein the Leased Property (HLV), and thereby join the Leased Property (HLV) and the Leased Property (CPLV) into a single indivisible lease, hereafter to be titled the “Las Vegas Lease”, (iii) to provide for various modifications relating to the merger described in Recital H above, (iv) to provide for certain modifications to the Rent (as defined below), including, the Initial Rent Increase (as defined below), and (v) to provide for certain other modifications as provided herein.

J. Capitalized terms used in this Lease and not otherwise defined herein are defined in Article II hereof.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties agree as follows:

ARTICLE I

DEMISE; TERM

1.1 Leased Property. Upon and subject to the terms and conditions hereinafter set forth, Landlord demises and leases to Tenant and Tenant accepts and leases from Landlord all of Landlord’s rights and interest in and to the following (collectively, the “Leased Property”):

(a) the real property described in Exhibit B attached hereto, together with any ownership interests in adjoining roadways, alleyways, strips, gores and the like appurtenant thereto (collectively, the “Land”);

(b) the Ground Leases (as defined below), together with the leasehold estates in the Ground Leased Property (as defined below), as to which this Lease will constitute a sublease;

(c) all buildings, structures, Fixtures and improvements of every kind now or hereafter located on the Land or the improvements located thereon or permanently affixed to the Land or the improvements located thereon, including, but not limited to, alleyways and connecting tunnels, sidewalks, utility pipes, conduits and lines appurtenant to such buildings and structures (collectively, the “Leased Improvements”), provided, however, that the foregoing shall not affect or contradict the provisions of this Lease which specify that Tenant shall be entitled to certain rights with respect to or benefits of the Tenant Capital Improvements as expressly set forth herein; and

(d) all easements, development rights and other rights appurtenant to the Land or the Leased Improvements.

The Leased Property is leased subject to all covenants, conditions, restrictions, easements and other matters of any nature affecting the Leased Property or any portion thereof as of the Commencement Date (with respect to the Leased Property (CPLV)) and the HLV Lease Commencement Date (with respect to the Leased Property (HLV)) and such subsequent covenants, conditions, restrictions, easements and other matters as may thereafter arise in accordance with the terms of this Lease (or, with respect to the Leased Property (HLV) for the period from the HLV Lease Commencement Date until the Second Amendment Date, as may arise in accordance with the terms of the HLV Lease), or as may otherwise be agreed to in writing by Landlord and Tenant, whether or not of record, including any matters which would be disclosed by an inspection or accurate survey of the Leased Property or any portion thereof.

To the extent Landlord’s ownership of any Leased Property or any portion thereof (including any improvement (including any Capital Improvement) or other property) that does not constitute “real property” within the meaning of Treasury Regulation Section 1.856-3(d), which would otherwise be owned by Landlord and leased to Tenant pursuant to this Lease, could cause Landlord REIT to fail to qualify as a REIT, then a portion of such property shall instead automatically be owned by Propco TRS, which is a “taxable REIT subsidiary” (within the meaning of Section 856(l) of the Code, or any similar or successor provision thereto) of Landlord REIT, to the extent necessary such that Landlord’s ownership of such Leased Property does not cause Landlord REIT to fail to qualify as a REIT, provided, there shall be no adjustment in the Rent as a result of the foregoing. In such event, Landlord shall cause the Propco TRS to make such property available to Tenant in accordance with the terms hereof; however, Landlord shall remain fully liable for all obligations of Landlord under this Lease and shall retain sole decision-making authority for any matters for which Landlord’s consent or approval is required or permitted to be given and for which Landlord’s discretion may be exercised under this Lease.

1.2 Single, Indivisible Lease. This Lease constitutes one indivisible lease of the Leased Property and not separate leases governed by similar terms. The Leased Property constitutes one economic unit, and the Rent and all other provisions have been negotiated and agreed upon based on a demise of all of the Leased Property to Tenant as a single, composite, inseparable transaction and would have been substantially different had separate leases or a divisible lease been intended. Except as expressly provided in this Lease for specific, isolated purposes (and then only to the extent expressly otherwise stated), all provisions of this Lease apply equally and uniformly to all components of the Leased Property collectively as one unit. The Parties intend that the provisions of this Lease shall at all times be construed, interpreted and applied so as to carry out their mutual objective to create an indivisible lease of all of the Leased Property and, in particular but without limitation, that, for purposes of any assumption, rejection or assignment of this Lease under 11 U.S.C. Section 365, or any successor or replacement thereof or any analogous state law, this is one indivisible and non-severable lease and executory contract dealing with one legal and economic unit and that this Lease must be assumed, rejected or assigned as a whole with respect to all (and only as to all) of the Leased Property. The Parties may elect to amend this Lease from time to time to modify the boundaries of the Land, to exclude one or more components or portions thereof, and/or to include one or more additional components as part of the Leased Property, and any such future addition to the Leased Property shall not in any way change the indivisible and nonseverable nature of this Lease and all of the foregoing provisions shall continue to apply in full force. Furthermore, under certain circumstances as more particularly provided in this Lease below, one or more of the Facilities hereunder may, subject to the provisions of this Lease, be removed from this Lease and the corresponding portion of the Leased Property will no longer be part of the Leased Property and such reduction of the Leased Property shall not in any way change the indivisible and nonseverable nature of this Lease and all of the foregoing provisions shall continue to apply in full force with respect to the balance of the Leased Property. For the avoidance of doubt, the Parties acknowledge and agree that this Section 1.2 is not intended to and shall not be deemed to limit, vitiate or supersede anything contained in Section 41.17 hereof.

1.3 Term. The “Term” of this Lease shall commence on the Commencement Date and expire on the Expiration Date (i.e., the Term shall consist of the Initial Term plus all Renewal Terms, to the extent exercised as set forth in Section 1.4 below, subject to any earlier termination of the Term pursuant to the terms hereof). The initial stated term of this Lease (the “Initial Term”) shall commence on October 6, 2017 (the “Commencement Date”) and expire on July 31, 2035 (the “Initial Stated Expiration Date”). The “Stated Expiration Date” means the Initial Stated Expiration Date or the expiration date of the most recently exercised Renewal Term, as the case may be.

1.4 Renewal Terms. The Term of this Lease may be extended for four (4) separate “Renewal Terms” of five (5) years each if (a) at least twelve (12), but not more than eighteen (18), months prior to the then current Stated Expiration Date, Tenant (or, pursuant to Section 17.1(e), a Permitted Leasehold Mortgagee) delivers to Landlord a “Renewal Notice” stating that it is irrevocably exercising its right to extend this Lease for one (1) Renewal Term; and (b) no Tenant Event of Default shall have occurred and be continuing on the date Landlord receives the Renewal Notice or on the last day of the then current Term (other than a Tenant Event of Default that is in the process of being cured by a Permitted Leasehold Mortgagee in compliance in all respects with Section 17.1(d) and Section 17.1(e)). Subject to the provisions, terms and conditions of this Lease, upon Tenant’s timely delivery to Landlord of a Renewal Notice, the Term of this Lease shall be extended for the then applicable Renewal Term. During any such Renewal Term, except as specifically provided for herein, all of the provisions, terms and conditions of this Lease shall remain in full force and effect. After the last Renewal Term, Tenant shall have no further right to renew or extend the Term. If Tenant fails to validly and timely exercise any right to extend this Lease, then all subsequent rights to extend the Term shall terminate.

ARTICLE II

DEFINITIONS

For all purposes of this Lease, except as otherwise expressly provided or unless the context otherwise requires, (i) the terms defined in this Article II have the meanings assigned to them in this Article and include the plural as well as the singular and any gender as the context requires; (ii) all accounting terms not otherwise defined herein have the meanings assigned to them in accordance with GAAP; (iii) all references in this Lease to designated “Articles,” “Sections,” “Exhibits” and other subdivisions are to the designated Articles, Sections, Exhibits and other subdivisions of this Lease; (iv) the word “including” shall have the same meaning as the phrase “including, without limitation,” and other similar phrases; (v) the words “herein,” “hereof” and “hereunder” and other words of similar import refer to this Lease as a whole and not to any particular Article, Section or other subdivision; (vi) all Exhibits, Schedules and other attachments annexed to the body of this Lease are hereby deemed to be incorporated into and made an integral part of this Lease; (vii) all references to a range of Sections, paragraphs or other similar references, or to a range of dates or other range (e.g., indicated by “-” or “through”) shall be deemed inclusive of the entire range so referenced; (viii) for the calculation of any financial ratios or tests referenced in this Lease, this Lease, regardless of its treatment under GAAP, shall be deemed to be an operating lease and the Rent payable hereunder shall be treated as an operating expense and shall not constitute indebtedness or interest expense; (ix) the fact that CEOC is sometimes named herein as “CEOC” is not intended to vitiate or supersede the fact that CEOC is included as one of the entities constituting Tenant; (x) wherever this Lease requires Tenant to perform obligations or comply with terms, conditions or requirements in accordance with this Lease, for the avoidance of doubt, such requirement shall be deemed to include, without limitation, any and all applicable Additional Fee Mortgagee Requirements; (xi) the words “arithmetic average” (or the term “average” when the context requires) shall be construed in accordance with the definition of “CPLV Base Net Revenue Amount”; and (xii) the word “or” is not exclusive unless used in conjunction with the word “either”.

“AAA”: As defined in the definition of Appointing Authority.

“Accepted MCI Financing Proposal”: As defined in Section 10.4(b).

“Accountant”: Either (i) a firm of independent public accountants designated by Tenant or ERI, as applicable and reasonably acceptable to Landlord, or (ii) a “big four” accounting firm designated by Tenant.

“Accounts”: All Tenant’s accounts, including deposit accounts (but excluding any impound accounts established pursuant to Section 4.4), all rents, profits, income, revenues or rights to payment or reimbursement derived from Tenant’s use of any space within the Leased Property or any portion thereof and/or from goods sold or leased or services rendered by Tenant from the Leased Property or any portion thereof (including, without limitation, from goods sold or leased or services rendered from the Leased Property or any portion thereof by the Affiliated property manager or Affiliated Subtenants) and all Tenant’s accounts receivable derived from the use of the Leased Property or goods or services provided from the Leased Property, in each case whether or not evidenced by a contract, document, instrument or chattel paper and whether or not earned by performance, including without limitation, the right to payment of management fees and all proceeds of the foregoing.

“Acquirer”: As defined in Article XVIII.

“Additional Charges”: All Impositions and all other amounts, liabilities and obligations (excluding Rent) which Tenant assumes or agrees or is obligated to pay under this Lease and, in the event of any failure on the part of Tenant to pay any of those items (except (i) to the extent that such failure is due to the wrongful acts or omissions of Landlord and (ii) where Tenant shall have furnished Landlord with no less than ten (10) days’ Notice of any such act or omission of which Tenant is aware), every fine, penalty, interest and cost which may be added for non-payment or late payment of such items pursuant to the terms hereof or under applicable law.

“Additional Fee Mortgagee Requirements”: As defined in Section 31.3.

“Affiliate”: When used with respect to a specified Person, another Person that directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the Person specified. In no event shall Tenant or any of its Affiliates be deemed to be an Affiliate of Landlord or any of Landlord’s Affiliates as a result of this Lease, the Other Leases, the Guaranty, the Other Guaranty and/or as a result of any consolidation by Tenant or Landlord of the other such party or the other such party’s Affiliates with Tenant or Landlord (as applicable) for accounting purposes.

“Affiliated Persons”: As defined in Section 18.1.

“Alteration”: Any construction, demolition, restoration, alteration, addition, improvement, renovation or other physical changes or modifications of any nature in, on or to the Leased Improvements that is not a Capital Improvement.

“Alteration Threshold”: As defined in Section 10.1.

“Amended Original CPLV Lease”: As defined in the recitals.

“Annual Minimum B&I Cap Ex Requirement (CPLV)”: As defined in Section 10.5(a)(iii).

“Annual Minimum B&I Cap Ex Requirement (HLV)”: As defined in Section 10.5(a)(ii).

“Applicable Standards”: With respect to each individual Facility under this Lease, as applicable, the standards generally and customarily applicable from time to time during the Term to (i) large-scale, integrated gaming-hotel-entertainment facilities and (ii) with respect to the Convention Center Facility, if and when the Lease is amended to include the Convention Center Property pursuant to the Convention Center Put-Call Agreement, a convention and exhibition center, as the case may be, in each case, that are/is located in Las Vegas, that are/is similar to such Facility (or Convention Center Facility, as applicable) in size, quality of operation and annual capital expenditures and are/is of an age comparable to the age and quality of the Leased Improvements existing at such Facility, in each case, at the time this standard is being applied.

“Applicable Triennial Cap Ex Period”: As defined in Section 10.5(a)(iv).

“Appointing Authority”: Either (i) the Institute for Conflict Prevention and Resolution (also known as, and shall be defined herein as, the “CPR Institute”), unless it is unable to serve, in which case the Appointing Authority shall be (ii) the American Arbitration Association (“AAA”) under its Arbitrator Select Program for non-administered arbitrations or whatever AAA process is in effect at the time for the appointment of arbitrators in cases not administered by the AAA, unless it is unable to serve, in which case (iii) the Parties shall have the right to apply to any court of competent jurisdiction to appoint an Appointing Authority in accordance with the court’s power to appoint arbitrators. The CPR Institute and the AAA shall each be considered unable to serve if it no longer exists, or if it no longer provides neutral appointment services, or if it does not confirm (in form or substance) that it will serve as the Appointing Authority within thirty (30) days after receiving a written request to serve as the Appointing Authority, or if, despite agreeing to serve as the Appointing Authority, it does not confirm appointment within sixty (60) days after receiving such written request.

“Arbitration Notice”: As defined in Section 34.2(a).

“Arbitration Panel”: As defined in Section 34.2(a).

“Arbitration Provision”: Each of the following: the determination of whether a Capital Improvement constitutes a Material Capital Improvement; the determination of whether all or a portion of the Leased Property or Other Leased Property constitutes Material Leased Property; the determination of whether the Minimum Facility Threshold is satisfied; the calculation of Net Revenue; the calculation of Rent (without limitation of the procedures set forth in Section 3.2); the calculation of the Triennial Allocated Minimum Cap Ex Amount B Floor; the calculation of the Triennial Allocated Minimum Cap Ex Amount B; without limitation of the EBITDAR Calculation Procedures, any EBITDAR calculation made pursuant to this Lease or any determination or calculation made pursuant to this Lease for which EBITDAR is a necessary component of such determination or calculation and the calculation of any amounts under Sections 10.1(a), 10.3, 10.5(a) and 10.5(b).

“Architect”: As defined in Section 10.2(b).

“Award”: All compensation, sums or anything of value awarded, paid or received from the applicable authority on a total or partial Taking or Condemnation, including any and all interest thereon.

“Bankruptcy Court”: As defined in the recitals.

“Bankruptcy Plan”: As defined in the recitals.

“Base Rent”: The Base Rent component of Rent, as defined in more detail in clauses (b) and (c) of the definition of “Rent.” Base Rent is comprised of CPLV Base Rent and HLV Base Rent.

“Beginning CPI”: As defined in the definition of CPI Increase.

“Bookings”: Reservations, bookings and short-term arrangements with conventions, conferences, hotel guests, tours, vendors and other groups or individuals (it being understood that whether or not such arrangements or agreements are short-term or temporary shall be determined without regard to how long in advance such arrangements or agreements are entered into), in each case entered into in the ordinary course consistent with past practices.

“Brands”: The Trademarks listed on Exhibit L attached hereto and reputation symbolized thereby.

“Business Day”: Each Monday, Tuesday, Wednesday, Thursday and Friday that (i) is not a day on which national banks in the City of Las Vegas, Nevada or in New York, New York are authorized, or obligated, by law or executive order, to close, and (ii) is not any other day that is not a “Business Day” as defined under an Other Lease.

“Caesars Palace” shall mean Caesars Palace LLC, a Delaware limited liability company.

“Caesars Rewards Program”: The Caesars Rewards® customer loyalty program as implemented from time to time.

“Cap Ex Reserve”: As defined in Section 10.5(b)(ii).

“Cap Ex Reserve Funds”: As defined in Section 10.5(b)(ii).

“Capital Expenditures”: All expenditures incurred and accrued in accordance with GAAP by or on behalf of Tenant, on a consolidated basis, to the extent capitalized in accordance with GAAP and in a manner consistent with Tenant’s annual Financial Statements, provided that the foregoing shall exclude (i) capitalized interest and (ii) any expenditures incurred by Services Co and allocated to Tenant.

“Capital Improvement”: Any construction, restoration, alteration, addition, improvement, renovation or other physical changes or modifications of any nature (excluding maintenance, repair and replacement in the ordinary course) in, on, or to the Leased Improvements, including, without limitation, structural alterations, modifications or improvements of one or more additional structures annexed to any portion of the Leased Improvements or the expansion of existing Leased Improvements, in each case, to the extent that the costs of such activity are or would be capitalized in accordance with GAAP and in a manner consistent with Tenant’s Financial Statements, and any demolition in connection therewith.

“Capital Lease Obligations”: With respect to any Person, the obligations of such Person to pay rent or other amounts under any lease of (or other similar arrangement conveying the right to use) real or personal property, or a combination thereof, which obligations have been or should be classified and accounted for as capital leases on a balance sheet of such Person under GAAP (as in effect on the Commencement Date) and, for purposes hereof, the amount of such obligations at any time shall be the capitalized amount thereof at such time determined in accordance with GAAP (as in effect on the Commencement Date).

“Cash”: Cash and cash equivalents and all instruments evidencing the same or any right thereto and all proceeds thereof.

“Casualty Event”: Any loss, damage or destruction with respect to the Leased Property or any portion thereof.

“CEC”: Caesars Entertainment Corporation, a Delaware corporation, together with its successors and permitted assigns so long as CEC remains a Controlled Subsidiary of ERI. Contemporaneously with the Second Amendment Date, CEC was renamed Caesars Holdings, Inc.

“CEOC”: CEOC, LLC, a Delaware limited liability company, as successor by merger to Caesars Entertainment Operating Company, Inc., a Delaware corporation.

“Change of Control”: With respect to any party, the occurrence of any of the following: (a) the direct or indirect sale, exchange or other transfer (other than by way of merger, consolidation or amalgamation), in one or a series of related transactions, of all or substantially all the assets of such party and its Subsidiaries, taken as a whole, to one or more Persons; (b) an officer of such party becomes aware (by way of a report or any other filing pursuant to Section 13(d) of the Exchange Act, proxy, vote, written notice or otherwise) of the consummation of any transaction or series of related transactions (including, without limitation, any merger, consolidation or amalgamation), the result of which is that any “person” or “group” (as used in Section 13(d)(3) of the Exchange Act or any successor provision) becomes the beneficial owner (as defined in Rules 13d-3 and 13d-5 under the Exchange Act or any successor provision), directly or indirectly, of more than fifty percent (50%) of the Voting Stock of such party or other Voting Stock into which such party’s Voting Stock is reclassified, consolidated, exchanged or changed, measured by voting power rather than number of securities or other ownership interests; (c) the occurrence of a “change of control”, “change in control” (or similar definition) as defined in any indenture, credit agreement or similar debt instrument under which such party is an issuer, a borrower or other obligor, in each case representing outstanding indebtedness in excess of One Hundred Million and No/100 Dollars ($100,000,000.00); or (d) such party consolidates with, or merges or amalgamates with or into, any other Person (or any other Person consolidates with, or merges or amalgamates with or into, such party), in any such event pursuant to a transaction in which any of such party’s outstanding Voting Stock or any of the Voting Stock of such other Person is converted into or exchanged for Cash, securities or other property, other than any such transaction where such party’s Voting Stock outstanding immediately prior to such transaction constitutes, or is converted into or exchanged for, a majority of the outstanding Voting Stock of the surviving Person or any direct or indirect Parent Entity of the surviving Person immediately after giving effect to such transaction measured by voting power rather than number of securities or other ownership interests. For purposes of the foregoing definition: (x) a party shall include any Parent Entity of such party; and (y) “Voting Stock” shall mean the securities or other ownership interests of any class or classes having general voting power under ordinary circumstances, in the absence of contingencies, to elect the directors, managers or trustees (or other similar governing body) of a Person. Notwithstanding the foregoing: (A) the transfer of assets between or among a party’s wholly owned subsidiaries and such party shall not itself constitute a Change of Control; (B) the term “Change of Control” shall not include a merger, consolidation or amalgamation of such party with, or the sale, assignment, conveyance, transfer or other disposition of all or substantially all of such party’s assets to, an Affiliate of such party (1) incorporated or organized solely for the purpose of reincorporating such party in another jurisdiction, and (2) the owners of which and the number and type of securities or other ownership interests in such party, measured by voting power and number of securities or other ownership interests, owned by each of them immediately before and immediately following such transaction, are materially unchanged; (C) a “person” or “group” shall not be deemed to have beneficial ownership of securities subject to a stock or asset purchase agreement, merger agreement or similar agreement (or voting or option or similar agreement related thereto) prior to the consummation of the transactions contemplated by such agreement; (D) [intentionally omitted]; (E) a transaction will not be deemed to involve a Change of Control in respect of a party if (1) such party becomes a direct or indirect wholly owned subsidiary of a holding company, and (2) the direct or indirect owners of such holding company immediately following that transaction are the same as the owners of such party immediately prior to that transaction and the number and type of securities or other ownership interests owned by each such direct and indirect holder immediately following such transaction are materially unchanged from the number and type of securities or other ownership interests owned by such direct and indirect holder in such party immediately prior to that transaction; and (F) a transaction will not be deemed to involve a Change of Control in respect of a party (the “Subject Entity”) if (1) the Subject Entity becomes a direct or indirect wholly owned subsidiary of an entity (an “Intervening Entity”) (which Intervening Entity may own other assets in addition to its equity interests in the Subject Entity), and (2) all of the direct and indirect owners of the Subject Entity immediately following that transaction (the “Subject Transaction”) are the same as all of the direct and indirect owners of the Subject Entity immediately prior to the Subject Transaction and the number and type of securities or other ownership interests owned by each such direct and indirect owner of the Subject Entity immediately following such transaction are materially unchanged from the number and type of securities or other direct and indirect ownership interests in the Subject Entity owned by such direct and indirect owners of the Subject Entity immediately prior to that transaction (except, in the case of each direct and indirect owner of the Intervening Entity immediately following such transaction, by virtue of being held through the Intervening Entity; it being understood that, immediately following the Subject Transaction, each direct and indirect owner of the Intervening Entity shall indirectly own the same proportion and percentage of the ownership interests in the Subject Entity as such direct or indirect owner owned immediately prior to the Subject Transaction). Notwithstanding anything to the contrary contained herein, in no event shall ERI be a Subject Entity under clause (F) hereof.

“Chester Property”: All of the Leased Property (as defined in the Regional Lease) pertaining to the casino and race track facility commonly known as Harrah’s Philadelphia Casino and Racetrack, having an address of 777 Harrah’s Boulevard, Chester, Pennsylvania; the real property with respect thereto is more particularly described in Exhibit B to the Regional Lease.

“CLC”: Caesars License Company, LLC, a Nevada limited liability company.

“Code”: The Internal Revenue Code of 1986 and, to the extent applicable, the Treasury Regulations promulgated thereunder, each as amended from time to time.

“Commencement Date”: As defined in Section 1.3.

“Competitively Sensitive Information”: Any non-public information that, if disclosed, would reasonably be expected to impair Tenant’s competitive advantage in any markets in which it operates.

“Condemnation”: The exercise of any governmental power, whether by legal proceedings or otherwise, by any public or quasi-public authority, or private corporation or individual, having such power under Legal Requirements, either under threat of condemnation or while legal proceedings for condemnation are pending.

“Confidential Information”: In addition to information described in Section 41.22, any information or compilation of information relating to a business, procedures, techniques, methods, concepts, ideas, affairs, products, processes or services, including source code, information relating to distribution, marketing, merchandising, selling, research, development, manufacturing, purchasing, accounting, engineering, financing, costs, pricing and pricing strategies and methods, customers, suppliers, creditors, employees, contractors, agents, consultants, plans, billing, needs of customers and products and services used by customers, all lists of suppliers, distributors and customers and their addresses, prospects, sales calls, products, services, prices and the like, as well as any specifications, formulas, plans, drawings, accounts or sales records, sales brochures, catalogs, code books, manuals, trade secrets, knowledge, know-how, operating costs, sales margins, methods of operations, invoices or statements and the like.

“Continuously Operated”: With respect to each Facility, such Facility is continuously used and operated for its Primary Intended Use and open for business to the public during all business hours usual and customary for such use for comparable properties in the State of Nevada.

“Control”: The possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ownership of voting securities, partnership interests or any other Equity Interests or by contract, and “Controlling” and “Controlled” shall have meanings correlative thereto.

“Convention Center”: The “Eastside Convention Center”, as such term is defined in the Convention Center Put-Call Agreement.

“Convention Center Facility”: As defined in the definition of Facility.

“Convention Center Property”: The Eastside Convention Center Property, as defined in the Convention Center Put-Call Agreement.

“Convention Center Put-Call Agreement”: That certain Amended and Restated Put-Call Right Agreement dated as of the Second Amendment Date, by and among HLV Landlord and Eastside Convention Center, LLC, a Delaware limited liability company, as the same may be amended, supplemented or replaced from time to time.

“CPI”: The United States Department of Labor, Bureau of Labor Statistics Revised Consumer Price Index for All Urban Consumers (1982-84=100), U.S. City Average, All Items, or, if that index is not available at the time in question, then the index designated by such Department as the successor to such index, and if there is no index so designated, an index for an area in the United States that most closely corresponds to the entire United States, published by such Department, or if none, by any other instrumentality of the United States, all as reasonably determined by Landlord and Tenant.

“CPI Increase”: The greater of (a) zero and (b) a fraction, expressed as a decimal (to such number of decimal places utilized by the CPI, to the extent the CPI is expressed as a decimal, or, otherwise, to such number of decimal places as is reasonably agreed to by Landlord and Tenant), determined as of the first (1st) day of each Lease Year, (x) the numerator of which shall be the difference between (i) the average CPI for the three (3) most recent calendar months (the “Prior Months”) ending prior to such first (1st) day (for which the CPI has been published as of such first (1st) day) and (ii) the average CPI for the three (3) corresponding calendar months occurring one (1) year prior to the Prior Months (such average CPI, the “Beginning CPI”), and (y) the denominator of which shall be the Beginning CPI.

“CPLV Base Net Revenue Amount”: With respect to the Leased Property (CPLV), an amount equal to the arithmetic average of the following: (i) One Billion Twenty-Four Million Six Hundred Thirty-Two Thousand Two Hundred Sixty-Two and No/100 Dollars ($1,024,632,262.00), which amount Landlord and Tenant agree represents Net Revenue of the CPLV Facility (exclusive of any amounts received by Tenant or its Subsidiaries under the Forum Shops Lease) for the Fiscal Period immediately preceding the first (1st) Lease Year (i.e., the Fiscal Period ending September 30, 2017), (ii) One Billion Forty-Eight Million Eight Hundred Fifteen Thousand Seven Hundred Fifty-Seven and No/100 Dollars ($1,048,815,757.00), which amount Landlord and Tenant agree represents the Net Revenue of the CPLV Facility (exclusive of any amounts received by Tenant or its Subsidiaries under the Forum Shops Lease) for the Fiscal Period immediately preceding the end of the first (1st) Lease Year (i.e., the Fiscal Period ending September 30, 2018), and (iii) One Billion One Hundred Fifty-Nine Million Eighty-Three Thousand Eight Hundred Twenty-Three and No/100 Dollars ($1,159,083,823.00), which amount Landlord and Tenant agree represents the Net Revenue of the CPLV Facility (exclusive of any amounts received by Tenant or its Subsidiaries under the Forum Shops Lease) for the Fiscal Period immediately preceding the end of the second (2nd) Lease Year (i.e., the Fiscal Period ending September 30, 2019). For the avoidance of doubt, the term “arithmetic average” as used in this definition refers to the quotient obtained by dividing (x) the sum of the amounts set forth in clauses (i), (ii) and (iii) by (y) three (3). The term “arithmetic average” (or the term “average” when the context requires) as used elsewhere in this Lease shall be interpreted consistent with the foregoing.

“CPLV Base Rent”: The Base Rent component of Rent with respect to the Leased Property (CPLV), as defined in more detail in clauses (b) and (c) of the definition of “Rent.”

“CPLV Exclusive Customer”: Any customer or guest of the CPLV Facility whose gaming theoretical value at such Facility constitutes seventy-five percent (75%) or more of the total gaming theoretical value of such customer or guest at those properties operated or managed by CEC or its Affiliates immediately preceding the Second Amendment Date and operated or managed by ERI or its Affiliates during the twenty-four (24) month period immediately preceding the month in which the date of determination occurs.

“CPLV Facility”: As defined in the definition of Facility.

“CPLV First VRP Net Revenue Amount”: As defined in clause (b)(ii)(A) of the definition of “Rent.”

“CPLV/HLV Guest Data”: Collectively or individually, as the context may require, Guest Data of CPLV Exclusive Customers and HLV Exclusive Customers, in each case to the extent in the possession of ERI, Services Co or their respective Affiliates.

“CPLV Initial Rent”: The Initial Rent component of Rent with respect to the Leased Property (CPLV), as defined in more detail in clause (a) of the definition of “Rent.”

“CPLV Initial Rent Increase”: As defined in the definition of Rent.

“CPLV Landlord”: As defined in the preamble.

“CPLV Rent”: Collectively or individually as the context may require, CPLV Base Rent, CPLV Initial Rent and CPLV Variable Rent.

“CPLV Second VRP Net Revenue Amount”: As defined in clause (b)(ii)(B) of the definition of “Rent.”

“CPLV Sportsbook Operating Agreement”: That certain form of Operating Agreement by and between Desert Palace LLC, doing business as Caesars Palace Las Vegas, a Nevada limited liability company, and William Hill Nevada I, doing business as William Hill Race & Sports Book, a Nevada corporation, provided by Tenant’s counsel to Landlord’s counsel at 10:52 pm New York City time on July 19, 2020, together with modifications to such agreement to cause it to comply with the provisions of Section 22.4 hereof and the modifications to Section 16.14 thereof agreed to by email between Tenant’s counsel and Landlord’s counsel at 2:34 am New York City time on July 20, 2020.

“CPLV Tenant”: As defined in the preamble.

“CPLV Third VRP Net Revenue Amount”: As defined in clause (b)(ii)(C) of the definition of “Rent.”

“CPLV Trademark License”: That certain Second Amended and Restated Trademark License Agreement, dated as of the Second Amendment Date, by and between CLC, as licensor, and Desert Palace LLC, as licensee, and acknowledged and agreed to by Landlord.

“CPLV Variable Rent”: The Variable Rent component of Rent with respect to the Leased Property (CPLV), as defined in more detail in clauses (b) and (c) of the definition of “Rent.”

“CPLV Variable Rent Base Amount”: As defined in clause (b)(ii)(A) of the definition of “Rent.”

“CPLV Year 8 Decrease”: As defined in clause (b)(ii)(A) of the definition of “Rent.”

“CPLV Year 8 Increase”: As defined in clause (b)(ii)(A) of the definition of “Rent.”

“CPLV Year 8-10 Variable Rent”: As defined in clause (b)(ii)(A) of the definition of “Rent.”

“CPLV Year 11 Decrease”: As defined in clause (b)(ii)(B) of the definition of “Rent.”

“CPLV Year 11 Increase”: As defined in clause (b)(ii)(B) of the definition of “Rent.”

“CPLV Year 11-15 Variable Rent”: As defined in clause (b)(ii)(B) of the definition of “Rent.”

“CPLV Year 16 Decrease”: As defined in clause (b)(ii)(C) of the definition of “Rent.”

“CPLV Year 16 Increase”: As defined in clause (b)(ii)(C) of the definition of “Rent.”

“CPLV Year 16-IED Variable Rent”: As defined in clause (b)(ii)(C) of the definition of “Rent.”

“CPR Institute”: As defined in the definition of Appointing Authority.

“CRC”: As defined in the recitals.

“Debtors”: As defined in the recitals.

“Disclosure Documents” means, collectively, any written materials used or provided to any prospective investors and/or the rating agencies in connection with any public offering or private placement in connection with a securitization (including, without limitation, a prospectus, prospectus supplement, private placement memorandum, offering memorandum, offering circular, term sheet, road show presentation materials or other offering documents, marketing materials or information provided to prospective investors), in each case in preliminary or final form and including any amendments, supplements, exhibits, annexes and other attachments thereto.

“Dollars” and “$”: The lawful money of the United States.

“Domestic Subsidiaries”: As defined in the definition of Qualified Replacement Guarantor.

“EBITDA”: The same meaning as “EBITDAR” as defined herein but without giving effect to clause (xi) in the definition thereof (it being understood that to the extent any Gaming Lease Rent is accounted for as interest expense in accordance with GAAP, such interest expense will be accounted for as rent and thus included in clause (xi) of the definition of EBITDAR).

“EBITDAR”: For any applicable twelve (12) month period, the consolidated net income or loss of a Person on a consolidated basis for such period, determined in accordance with GAAP, provided, however, that without duplication and in each case to the extent included in calculating net income (calculated in accordance with GAAP): (i) income tax expense shall be excluded; (ii) interest expense shall be excluded; (iii) depreciation and amortization expense shall be excluded; (iv) amortization of intangible assets shall be excluded; (v) write-downs and reserves for non-recurring restructuring-related items (net of recoveries) shall be excluded; (vi) reorganization items shall be excluded; (vii) any impairment charges or asset write-offs, non-cash gains, losses, income and expenses resulting from fair value accounting required by the applicable standard under GAAP and related interpretations, and non-cash charges for deferred tax asset valuation allowances, shall be excluded; (viii) any effect of a change in accounting principles or policies shall be excluded; (ix) any non-cash costs or expense incurred pursuant to any management equity plan or stock option plan or any other management or employee benefit plan or agreement or any stock subscription or shareholder agreement shall be excluded; (x) any nonrecurring gains or losses (less all fees and expenses relating thereto) shall be excluded; (xi) rent expense shall be excluded; and (xii) the impact of any deferred proceeds resulting from failed sale accounting shall be excluded. In connection with any EBITDAR calculation made pursuant to this Lease or any determination or calculation made pursuant to this Lease for which EBITDAR is a necessary component of such determination or calculation, (i) promptly following request therefor, Tenant shall provide Landlord with all supporting documentation and backup information with respect thereto as may be reasonably requested by Landlord, (ii) such calculation shall be as reasonably agreed upon by Landlord and Tenant, and (iii) if Landlord and Tenant do not agree within twenty (20) days of either Party seeking to commence discussions, the same may be determined by an Expert in accordance with and pursuant to the process set forth in Section 34.2 hereof (clauses (i) through (iii), collectively, the “EBITDAR Calculation Procedures”).

“EBITDAR Calculation Procedures”: As defined in the definition of EBITDAR.

“Eligible Account”: A separate and identifiable account from all other funds held by the holding institution that is either (a) an account or accounts maintained with a federal or state-chartered depository institution or trust company which complies with the definition of Eligible Institution or (b) a segregated trust account or accounts maintained with a federal or state chartered depository institution or trust company acting in its fiduciary capacity that has a Moody’s rating of at least “Baa2” and which, in the case of a state chartered depository institution or trust company, is subject to regulations substantially similar to 12 C.F.R. §9.10(b), having in either case a combined capital and surplus of at least Fifty Million and No/100 Dollars ($50,000,000.00) and subject to supervision or examination by federal and state authority. An Eligible Account will not be evidenced by a certificate of deposit, passbook or other instrument.

“Eligible Institution”: Either (a) a depository institution or trust company insured by the Federal Deposit Insurance Corporation, the short-term unsecured debt obligations or commercial paper of which are rated at least “A-1+” by S&P and “P-1” by Moody’s in the case of accounts in which funds are held for thirty (30) days or less (or, in the case of Letters of Credit and accounts in which funds are held for more than thirty (30) days, the long-term unsecured debt obligations of which are rated at least “A+” by S&P and “Aa3” by Moody’s), or (b) Wells Fargo Bank, National Association, provided that the rating by S&P and Moody’s for the short term unsecured debt obligations or commercial paper and long term unsecured debt obligations of the same does not decrease below the ratings set forth in clause (a) hereof.

“Embargoed Person”: Any person, entity or government subject to trade restrictions under U.S. law, including, but not limited to, The USA PATRIOT Act (including the anti-terrorism provisions thereof), the International Emergency Economic Powers Act, 50 U.S.C. §§ 1701, et seq., The Trading with the Enemy Act, 50 U.S.C. App. 1 et seq., and any Executive Orders or regulations promulgated thereunder including those related to Specially Designated Nationals and Specially Designated Global Terrorists, with the result that the applicable transaction is prohibited by law or in violation of law.

“End of Term Gaming Assets Transfer Notice”: As defined in Section 36.1.

“Enterprise Services”: All of the corporate and other centralized services provided by Services Co or any of its Subsidiaries to, or on behalf of, Tenant, CEC, CEOC, CRC and their respective Subsidiaries and Affiliates, including, without limitation, the services described in Section 8 of the Omnibus Agreement (as defined in the Amended Original CPLV Lease).

“Environmental Costs”: As defined in Section 32.4.

“Environmental Laws”: Any and all federal, state, municipal and local laws, statutes, ordinances, rules, regulations, orders, decrees or judgments, whether statutory or common law, as amended from time to time, now or hereafter in effect, or promulgated, pertaining to the environment, public health and safety and industrial hygiene and relating to the use, generation, manufacture, production, storage, release, discharge, disposal, handling, treatment, removal, decontamination, cleanup, transportation or regulation of any Hazardous Substance, including the Industrial Site Recovery Act, the Clean Air Act, the Clean Water Act, the Toxic Substances Control Act, the Comprehensive Environmental Response Compensation and Liability Act, the Resource Conservation and Recovery Act, the Federal Insecticide, Fungicide, Rodenticide Act, the Safe Drinking Water Act and relevant provisions of the Occupational Safety and Health Act.

“Equity Interests”: With respect to any Person, any and all shares, interests, participations, equity interests, voting interests or other equivalents, including membership interests (however designated, whether voting or non-voting), of equity of such Person, including, if such Person is a partnership, partnership interests (whether general or limited) and any other interest or participation that confers on a Person the right to receive a share of the profit, and losses of, or distributions of assets of, such partnership.

“ERI”: Eldorado Resorts, Inc., a Nevada corporation, together with its successors and permitted assigns. Contemporaneously with the Second Amendment Date, ERI was renamed Caesars Entertainment, Inc. and converted to a Delaware corporation.

“Escalator”: Commencing on the Escalator Adjustment Date in respect of the second (2nd) Lease Year and continuing through the end of the Term, one (1.0) plus the greater of (a) two one-hundredths (0.02) and (b) the CPI Increase.

“Escalator Adjustment Date”: The first (1st) day of each Lease Year, excluding the first (1st) Lease Year of the Initial Term and the first (1st) Lease Year of each Renewal Term.

“Estoppel Certificate”: As defined in Section 23.1(a).

“Exchange Act”: The Securities Exchange Act of 1934, as amended, and the rules and regulations of the SEC promulgated thereunder.

“Existing Fee Financing”: That certain loan made pursuant to that certain Credit Agreement, dated as of December 22, 2017, among Propco 1, as borrower, the other parties thereto, the Lenders (as defined therein) from time to time party thereto, and Goldman Sachs Bank USA, as Administrative Agent (as defined therein), as amended by Amendment No. 1 dated September 24, 2018, and Amendment No. 2, dated May 15, 2019, as amended and restated pursuant to Amendment No. 3 dated May 15, 2019, as in effect as of the Second Amendment Date.

“Existing Fee Mortgage”: Collectively or individually as the context may require, with respect to each of the Leased Property (CPLV) and the Leased Property (HLV), those certain Fee Mortgages relating to the Existing Fee Financing, as in effect as of the Second Amendment Date.

“Existing Fee Mortgage Documents”: The Fee Mortgage Documents with respect to the Existing Fee Mortgage.

“Existing Lease Rent”: The aggregate annual Rent which would otherwise be in effect as of the MTA Closing Date under the Amended Original CPLV Lease and HLV Lease (without giving effect to the termination of the HLV Lease and the Second Amendment).

“Expert”: An independent third party professional, with expertise in respect of a matter at issue, appointed by the agreement of Landlord and Tenant or otherwise in accordance with Article XXXIV hereof.

“Expert Valuation Notice”: As defined in Section 34.1.

“Expiration Date”: The Stated Expiration Date, or such earlier date as this Lease is terminated pursuant to its terms.

“Facility”: With respect to each of the Leased Property (CPLV) and the Leased Property (HLV), respectively, collectively, (a) the assets comprising (i) a part of such individual Leased Property as listed on Exhibit A attached hereto, including the respective Leased Improvements, easements, development rights, and other tangible rights (if any) forming a part of such individual Leased Property or appurtenant thereto, including any and all Capital Improvements (including any Tenant Material Capital Improvements) with respect thereto, and (ii) all of Tenant’s Property primarily related to or used in connection with the operation of the business conducted on or about such individual Leased Property or any portion thereof, and (b) the business operated by Tenant on or about such individual Leased Property or such Tenant’s Property or any portion thereof or in connection therewith. The items described in the foregoing clauses (a) and (b), for all the Leased Property hereunder, collectively, the “Facilities”, and with respect to (x) the Leased Property (CPLV), the “CPLV Facility”, and (y) the Leased Property (HLV), the “HLV Facility”. If and when this Lease is amended to include the Convention Center Property pursuant to the Convention Center Put-Call Agreement, (I) the term “HLV Hotel/Casino Facility” shall be used to refer to the HLV Facility as in effect immediately prior to effectuation of such amendment, (II) the term “Convention Center Facility” shall refer, collectively, to (A) the assets comprising (x) the Convention Center Property, including easements, development rights, and other tangible rights (if any) forming a part thereof or appurtenant thereto, including any and all Capital Improvements (including any Tenant Material Capital Improvements) with respect thereto, and (y) all of Tenant’s Property primarily related to or used in connection with the operation of the business conducted on or about the Convention Center Property or any portion thereof and (B) the business operated by Tenant on or about the Convention Center Property or such Tenant’s Property or any portion thereof or in connection therewith, (III) the term “HLV Facility” shall refer, collectively, to the HLV Hotel/Casino Facility and the Convention Center Facility and (IV) the term “Facility” shall refer to each of the CPLV Facility and the HLV Facility.

“Fair Market Base Rental Value”: The Fair Market Rental Value of the Leased Property (CPLV Non-Octavius) or Leased Property (HLV), as applicable, as determined with respect to Base Rent only (and not Variable Rent nor Additional Charges), assuming and taking into account that Variable Rent and Additional Charges shall continue to be paid hereunder during any period in which such Fair Market Base Rental Value shall be paid.

“Fair Market Ownership Value”: The fair market purchase price of the Leased Property, Facilities or any applicable part thereof, as the context requires, as of the estimated transfer date, in its then-condition, that a willing purchaser would pay to a willing seller for Cash on arm’s-length terms (assuming (1) neither such purchaser nor seller is under any compulsion to sell or purchase and that both have reasonable knowledge of all relevant facts, are acting prudently and knowledgeably in a competitive and open market, and assuming price is not affected by undue stimulus and (2) neither party is paying any broker a commission in connection with the transaction), taking into account the provisions of Section 34.1(f) if applicable, and otherwise taking all then-relevant factors into account (whether favorable to one, both or neither Party) and subject to the further factors, as applicable, that are set forth in the definition of “Fair Market Rental Value” herein below as applicable, either (i) as agreed in writing by Landlord and Tenant, or (ii) as determined in accordance with the procedure specified in Section 34.1 of this Lease.

“Fair Market Property Value”: The fair market purchase price of the applicable personal property, as the context requires, as of the estimated transfer date, in its then-condition, that a willing purchaser would pay to a willing seller for Cash on arm’s-length terms (assuming (1) neither such purchaser nor seller is under any compulsion to sell or purchase and that both have reasonable knowledge of all relevant facts, are acting prudently and knowledgeably in a competitive and open market, and assuming price is not affected by undue stimulus and (2) neither party is paying any broker a commission in connection with the transaction), and otherwise taking all then-relevant factors into account (whether favorable to one, both or neither Party), either (i) as agreed in writing by Tenant and either Landlord or Successor Tenant (as applicable), or (ii) if not agreed upon in accordance with clause (i) above, as determined in accordance with the procedure specified in Section 34.1.

“Fair Market Rental Value”: The annual fixed fair market rental value for the Leased Property or any applicable part thereof (excluding Tenant Material Capital Improvements), as the context requires, as of the first (1st) day of the period for which the Fair Market Rental Value is being determined, in its then-condition, that a willing tenant would pay to a willing landlord on arm’s length terms (assuming (1) neither such tenant nor landlord is under any compulsion to lease and that both have reasonable knowledge of all relevant facts, are acting prudently and knowledgeably in a competitive and open market, and assuming price is not affected by undue stimulus, (2) such lease contained terms and conditions identical to the terms and conditions of this Lease, other than with respect to the length of term and payment of Rent, (3) neither party is paying any broker a commission in connection with the transaction, and (4) that the tenant thereunder will pay such Fair Market Rental Value for the entire term of such demise (i.e., no early termination)), taking into account the provisions of Section 34.1(g), and otherwise taking all then-relevant factors into account (whether favorable to one, both or neither Party), either (i) as agreed in writing by Landlord and Tenant, or (ii) as determined in accordance with the procedure specified in Section 34.1 of this Lease. In all cases, for purposes of determining the Fair Market Ownership Value or the Fair Market Rental Value, as the case may be, (A) the Leased Property or any applicable part thereof (or Facility, as applicable) to be valued pursuant hereto (as improved by all then existing Leased Improvements, and all Capital Improvements thereto, but excluding any Tenant Material Capital Improvements), shall be valued (X) as (or as part of) a fully-permitted Facility operated in accordance with the provisions of this Lease for the Primary Intended Use and (Y) free and clear of any lien or encumbrance evidencing a debt (including any Permitted Leasehold Indebtedness) or judgment (including any mortgage, security interest, tax lien, or judgment lien) (provided, however, for purposes of determining Fair Market Ownership Value of any applicable Tenant Material Capital Improvements pursuant to Section 10.4(e), the same shall be valued on the basis of the then-applicable status of any applicable permits, free and clear of only such liens and encumbrances that will be removed if and when conveyed to Landlord pursuant to said Section 10.4(e)), (B) in determining the Fair Market Ownership Value or Fair Market Rental Value with respect to damaged or destroyed Leased Property, such value shall be determined as if such Leased Property had not been so damaged or destroyed (unless otherwise expressly provided herein), except that such value with respect to damaged or destroyed Tenant Material Capital Improvements shall only be determined as if such Tenant Material Capital Improvements had been restored if and to the extent Tenant is required to repair, restore or replace such Tenant Material Capital Improvements under this Lease (provided, however, for purposes of determining Fair Market Ownership Value pursuant to Section 10.4(e), the same shall be valued taking into account any then-existing damage), and (C) the price shall represent the normal consideration for the property sold (or leased) unaffected by sales (or leasing) concessions granted by anyone associated with the transaction. In addition, the following specific matters shall be factored in or out, as appropriate, in determining Fair Market Ownership Value or Fair Market Rental Value as the case may be: (i) the negative value of (x) any deferred maintenance or other items of repair or replacement of the Leased Property to the extent arising from breach or failure of Tenant to perform or observe its obligations hereunder, (y) any then current or prior Gaming or other licensure violations by Tenant, Guarantor or any of their Affiliates, and (z) any breach or failure of Tenant to perform or observe its obligations hereunder (in each case with respect to the foregoing clauses (x), (y) and (z), without giving effect to any applicable cure periods hereunder), shall, in each case, when determining Fair Market Ownership Value or Fair Market Rental Value, as the case may be, not be taken into account; rather, the Leased Property and every part thereof shall be deemed to be in the condition required by this Lease and Tenant shall at all times be deemed to have operated the Facilities in compliance with and to have performed all obligations of Tenant under this Lease (provided, however, for purposes of determining Fair Market Ownership Value under Section 10.4(e), the negative value of the items described in clauses (x), (y) and (z) shall be taken into account); and (ii) in the case of a determination of Fair Market Rental

Value, such determination shall be without reference to any savings Landlord may realize as a result of any extension of the Term of this Lease, such as savings in free rent and tenant concessions, and without reference to any “start-up” costs a new tenant would incur were it to replace the existing Tenant for any Renewal Term or otherwise. The determination of Fair Market Rental Value shall be of Base Rent and Variable Rent (but not Additional Charges), and shall assume and take into account that Additional Charges shall continue to be paid hereunder during any period in which such Fair Market Rental Value shall be paid. For the avoidance of doubt, the annual Fair Market Rental Value shall be calculated and evaluated as a whole for the entire term in question, and may reflect increases in one or more years during the applicable term in question (i.e., the annual Fair Market Rental Value need not be identical for each year of the term in question).

“Fee Mortgage”: Any mortgage, pledge agreement, security agreement, assignment of leases and rents, fixture filing or similar document creating or evidencing a lien on Landlord’s interest in the Leased Property or any portion thereof (or an indirect interest therein, including without limitation, a lien on direct or indirect interests in Landlord) in accordance with the provisions of Article XXXI hereof.

“Fee Mortgage Damages”: As defined in Section 41.3.

“Fee Mortgage Documents”: With respect to each Fee Mortgage and Fee Mortgagee, the applicable Fee Mortgage, loan agreement, pledge agreement, debt agreement, credit agreement or indenture, lease, note, collateral assignment instruments, guarantees, indemnity agreements and other documents or instruments evidencing, securing or otherwise relating to the loan made, credit extended, or lease or other financing vehicle entered into pursuant thereto.

“Fee Mortgagee”: The holder(s) or lender(s) under any Fee Mortgage or the agent or trustee acting on behalf of any such holder(s) or lender(s).

“Fee Mortgagee Securitization”: Any sale or financing by a Fee Mortgagee (including, without limitation, issuing one or more participations) of all or a portion of the loan secured by a Fee Mortgage, including, without limitation, a public or private securitization of rated single- or multi-class securities secured by or evidencing ownership interests in all or any portion of the loan secured by a Fee Mortgage or a pool of assets that includes such loan.

“Fee Mortgagee Securitization Indemnitee”: Any Fee Mortgagee, any Affiliate of a Fee Mortgagee that has filed any registration statement relating to a Fee Mortgagee Securitization or has acted as the sponsor or depositor in connection with a Fee Mortgagee Securitization, any Affiliate of a Fee Mortgagee that acts as an underwriter, placement agent or initial purchaser of securities issued in a Fee Mortgagee Securitization, any other co-underwriters, co-placement agents or co-initial purchasers of securities issued in a Fee Mortgagee Securitization, in each case under or relating to the Original Fee Mortgage, and each of their respective officers, directors and Affiliates and each Person or entity who “controls” any such Person within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act.

“Financial Statements”: (i) For a Fiscal Year, consolidated statements of a Person’s and its Reporting Subsidiaries’, if any, income, stockholders’ equity and comprehensive income and cash flows for such period and the related consolidated balance sheet as at the end of such period, together with the notes thereto, all in reasonable detail and setting forth in comparative form the corresponding figures for the corresponding period in the preceding Fiscal Year and prepared in accordance with GAAP and audited by a “big four” or other nationally recognized accounting firm, and (ii) for a Fiscal Quarter, consolidated statements of a Person’s and its Reporting Subsidiaries’, if any, income, stockholders’ equity and comprehensive income and cash flows for such period and for the period from the beginning of the Fiscal Year to the end of such period and the related consolidated balance sheet as at the end of such period, together with the notes thereto, all in reasonable detail and setting forth in comparative form the corresponding figures for the corresponding period in the preceding Fiscal Year or Fiscal Quarter, as the case may be, and prepared in accordance with GAAP (subject to normal year-end audit adjustments and the absence of footnotes).

“First Amendment Date”: December 26, 2018.

“First Variable Rent Period”: As defined in clause (b)(ii)(A) of the definition of “Rent.”

“First VRP Net Revenue Amount”: As defined in clause (b)(ii)(A)(x) of the definition of “Rent.”

“Fiscal Period”: With respect to any Person, for any date of determination, the period of the four (4) most recently ended consecutive Fiscal Quarters of such Person for which Financial Statements are available.

“Fiscal Quarter”: With respect to any Person, for any date of determination, a fiscal quarter for each Fiscal Year of such Person. In the case of each of Tenant and ERI, “Fiscal Quarter” means each calendar quarter ending on March 31, June 30, September 30 and December 31, for each Fiscal Year of Tenant.

“Fiscal Year”: The annual period commencing January 1 and terminating December 31 of each year.

“Fixtures”: All equipment, machinery, fixtures and other items of property, including all components thereof, that are now or hereafter located in or on, or used in connection with, and permanently affixed to or otherwise incorporated into the Leased Improvements or the Land.

“Foreclosure Purchaser”: As defined in Section 31.1.

“Foreclosure Successor Tenant”: Either (i) any assignee pursuant to Sections 22.2(i)(b) or (c), or (ii) any Permitted Leasehold Mortgagee or its Permitted Leasehold Mortgagee Designee that enters into a New Lease in compliance in all respects with Section 17.1(f) and all other applicable provisions of this Lease.

“Forum Shops Lease”: That certain Second Amended and Restated Ground Lease, dated February 7, 2003, by and between Desert Palace LLC (as successor-in-interest to Caesars Palace Realty Corp.), as landlord, and Forum Shops, LLC, as tenant, as amended from time to time.

“GAAP”: Generally accepted accounting principles in the United States consistently applied in the preparation of financial statements, as in effect from time to time.

“Gaming”: Casino, racetrack, racino, video lottery terminal or other gaming activities, including, but not limited to, the operation of slot machines, video lottery terminals, table games, pari-mutuel wagering or other applicable types of wagering (including, but not limited to, sports wagering). For the avoidance of doubt, the terms “gaming” and “gambling” as used in this Lease are intended to include the meanings of such terms under NRS Section 463.0153.

“Gaming Assets”: As defined in Section 36.1.

“Gaming Assets FMV”: As defined in Section 36.1.

“Gaming Authorities”: Any of the Nevada Gaming Commission, the Nevada State Gaming Control Board, the Clark County Liquor and Gaming Licensing Board, the City of Las Vegas and any other gaming regulatory body or any agency or governmental authority which has, or may at any time after the Commencement Date (with respect to the Leased Property (CPLV)) or the HLV Lease Commencement Date (with respect to the Leased Property (HLV)), as applicable, have, jurisdiction over the gaming activities at the Leased Property or any successor to such authority.

“Gaming Facility”: A facility at which there are operations of slot machines, video lottery terminals, blackjack, baccarat, keno operation, table games, any other mechanical or computerized gaming devices, pari-mutuel wagering or other applicable types of wagering (including, but not limited to, sports wagering), or which is otherwise operated for purposes of Gaming, and all related or ancillary real property.

“Gaming Lease Rent”: To the extent applicable in connection with any EBITDA calculation under this Lease, (x) Rent, plus (y) Rent (as defined in the Other Leases), plus (z) actual rent (excluding additional rent such as pass-through expenses) payable under all Gaming Leases (other than this Lease and the Other Leases) by the applicable Person for whom its EBITDA is being calculated and its Subsidiaries on a consolidated basis, in each case, during the applicable period of time for which such EBITDA calculation is being made.

“Gaming Leases”: A lease entered into by any applicable Person or any of its Subsidiaries to occupy and use real property, vessels or similar assets for, or primarily in connection with, the operation of the Gaming Facilities thereat.

“Gaming License”: Any license, qualification, registration, accreditation, permit, approval, finding of suitability or other authorization issued by a state or other governmental regulatory agency (including any Native American tribal gaming or governmental authority) or Gaming Authority to operate, carry on or conduct any gaming, gaming device, slot machine, video lottery terminal, table game, race book or sports pool on the Leased Property or any portion thereof, or to operate a casino at the Leased Property required by any Gaming Regulation, including each of the licenses, permits or other authorizations set forth on Schedule 1, and including those related to the Leased Property that may be added to this Lease after the Second Amendment Date.

“Gaming Regulation(s)”: Any and all laws, statutes, ordinances, rules, regulations, policies, orders, codes, decrees or judgments, and Gaming License conditions or restrictions, as amended from time to time, now or hereafter in effect or promulgated, pertaining to the operation, control, maintenance, alteration, modification or capital improvement of a Gaming Facility or the conduct of a person or entity holding a Gaming License, including, without limitation, any requirements imposed by a regulatory agency, commission, board or other governmental body pursuant to the jurisdiction and authority granted to it under applicable law, including, but not limited to, the provisions of the Nevada Gaming Control Act, as amended from time to time, all regulations of the Nevada Gaming Commission promulgated thereunder, as amended from time to time, the provisions of the Clark County Code, as amended from time to time, and all other rules, regulations, orders, ordinances and legal requirements of any Gaming Authority.

“Gaming Revenues”: As defined in the definition of Net Revenue.

“Government List”: (1) Any list or annex to Presidential Executive Order 13224 issued on September 24, 2001 (“EO13224”), including any list of Persons who are determined to be subject to the provisions of EO13224 or any other similar prohibitions contained in the rules and regulations of OFAC (as defined below) or in any enabling legislation or other Presidential Executive Orders in respect thereof, (2) the Specially Designated Nationals and Blocked Persons Lists maintained by OFAC, (3) any other list of terrorists, terrorist organizations or narcotics traffickers maintained pursuant to any of the Rules and Regulations of OFAC, or (4) any similar lists maintained by the United States Department of State, the United States Department of Commerce or any other governmental authority or pursuant to any Executive Order of the President of the United States of America.

“Ground Leased Property”: The real property leased pursuant to the Ground Leases. There is no Ground Leased Property as of the Second Amendment Date.

“Ground Leases”: Collectively, those certain leases with respect to real property that is a portion of the Leased Property, pursuant to which Landlord is a tenant and which leases are, subject to Section 7.3, added to the Leased Property after the Second Amendment Date in accordance with the provisions of this Lease. Each of the Ground Leases is referred to individually herein as a “Ground Lease.” There are no Ground Leases as of the Second Amendment Date.

“Ground Lessor”: As defined in Section 7.3.

“Guarantor”: ERI, together with its successors and permitted assigns, in its capacity as guarantor under the Guaranty.

“Guaranty”: That certain Guaranty of Lease, dated as of the Second Amendment Date, made by Guarantor and Landlord, in the form of Exhibit E attached hereto.

“Guest Data”: Any and all information and data identifying, describing, concerning or generated by prospective, actual or past guests, family members, website visitors and customers of casinos, hotels, retail locations, restaurants, bars, spas, entertainment venues, or other facilities or services, including without limitation any and all guest or customer profiles, contact information (e.g., addresses, phone numbers, facsimile numbers and email addresses), histories, preferences, game play and patronage patterns, experiences, results and demographic information, whether or not any of the foregoing constitutes personally identifiable information, together with any and all other guest or customer information in any database of Tenant, Services Co or any of their respective Affiliates, regardless of the source or location thereof, and including without limitation such information obtained or derived by Tenant, Services Co or any of their respective Affiliates from: (i) guests or customers of the Facilities (for the avoidance of doubt, including CPLV/HLV Guest Data and Property Specific Guest Data); (ii) guests or customers of any Other Facility (including any condominium or interval ownership properties) owned, leased, operated, licensed or franchised by Tenant or any of its Affiliates, or any facility associated with any such Other Facility (including restaurants, golf courses and spas); or (iii) any other sources and databases, including websites, central reservations databases, operational data base (ODS) and any player loyalty programs (e.g., the Caesars Rewards Program).

“Handling”: As defined in Section 32.4.

“Hazardous Substances”: Collectively, any petroleum, petroleum product or by product or any substance, material or waste regulated pursuant to any Environmental Law.

“HLV Base Net Revenue Amount”: With respect to the Leased Property (HLV), an amount equal to the arithmetic average of the following: (i) Three Hundred Sixty-Six Million Eight Hundred Forty-Seven Thousand Sixty and No/100 Dollars ($366,847,060.00), which amount Landlord and Tenant agree represents the Net Revenue of the HLV Facility for the Fiscal Period immediately preceding the first (1st) Lease Year (i.e., the Fiscal Period ending September 30, 2017), (ii) Three Hundred Sixty-Two Million Five Hundred Four Thousand Five Hundred Sixty-Three and No/100 Dollars ($362,504,563.00), which amount Landlord and Tenant agree represents the Net Revenue of the HLV Facility for the Fiscal Period immediately preceding the end of the first (1st) Lease Year (i.e., the Fiscal Period ending September 30, 2018), and (iii) Three Hundred Seventy-One Million Two Hundred Seventy-Six Thousand Seven Hundred Fourteen and No/100 Dollars ($371,276,714.00), which amount Landlord and Tenant agree represents the Net Revenue of the HLV Facility for the Fiscal Period immediately preceding the end of the second (2nd) Lease Year (i.e., the Fiscal Period ending September 30, 2019).

“HLV Base Rent”: The Base Rent component of Rent with respect to the Leased Property (HLV), as defined in more detail in clauses (b) and (c) of the definition of “Rent.”

“HLV Exclusive Customer”: Any customer or guest of the HLV Facility whose gaming theoretical value at such Facility constitutes seventy-five percent (75%) or more of the total gaming theoretical value of such customer or guest at those properties operated or managed by CEC or its Affiliates immediately preceding the Second Amendment Date and operated or managed by ERI or its Affiliates during the twenty-four (24) month period immediately preceding the month in which the date of determination occurs.

“HLV Facility”: As defined in the definition of Facility.

“HLV First VRP Net Revenue Amount”: As defined in clause (b)(ii)(A) of the definition of “Rent.”

“HLV Hotel/Casino Facility” : As defined in the definition of Facility.

“HLV Initial Rent”: The Initial Rent component of Rent with respect to the Leased Property (HLV), as defined in more detail in clause (a) of the definition of “Rent.”

“HLV Initial Rent Increase”: As defined in the definition of Rent.

“HLV Landlord”: As defined in the preamble.

“HLV Lease”: As defined in the recitals.

“HLV Lease Commencement Date”: As defined in the recitals.

“HLV Rent”: Collectively or individually as the context may require, HLV Base Rent, HLV Initial Rent and HLV Variable Rent.

“HLV Second VRP Net Revenue Amount”: As defined in clause (b)(ii)(B) of the definition of “Rent.”

“HLV Tenant”: As defined in the preamble.

“HLV Third VRP Net Revenue Amount”: As defined in clause (b)(ii)(C) of the definition of “Rent.”

“HLV Variable Rent”: The Variable Rent component of Rent with respect to the Leased Property (HLV), as defined in more detail in clauses (b) and (c) of the definition of “Rent.”

“HLV Variable Rent Base Amount”: As defined in clause (b)(ii)(A) of the definition of “Rent.”

“HLV Year 8 Decrease”: As defined in clause (b)(ii)(A) of the definition of “Rent.”

“HLV Year 8 Increase”: As defined in clause (b)(ii)(A) of the definition of “Rent.”

“HLV Year 8-10 Variable Rent”: As defined in clause (b)(ii)(A) of the definition of “Rent.”

“HLV Year 11 Decrease”: As defined in clause (b)(ii)(B) of the definition of “Rent.”

“HLV Year 11 Increase”: As defined in clause (b)(ii)(B) of the definition of “Rent.”

“HLV Year 11-15 Variable Rent”: As defined in clause (b)(ii)(B) of the definition of “Rent.”

“HLV Year 16 Decrease”: As defined in clause (b)(ii)(C) of the definition of “Rent.”

“HLV Year 16 Increase”: As defined in clause (b)(ii)(C) of the definition of “Rent.”

“HLV Year 16-IED Variable Rent”: As defined in clause (b)(ii)(C) of the definition of “Rent.”

“Impartial Appraiser”: As defined in Section 13.1(a).

“Impositions”: Collectively, all taxes, including capital stock, franchise, margin and other similar taxes of Landlord, ad valorem, sales, use, single business, gross receipts, transaction privilege, rent or similar taxes; assessments, including assessments for public improvements or benefits, whether or not commenced or completed prior to the Commencement Date and whether or not to be completed within the Term; ground rents pursuant to Ground Leases in effect as of the Commencement Date with respect to the Leased Property (CPLV), in effect as of the HLV Lease Commencement Date with respect to the Leased Property (HLV) or otherwise entered into in accordance with this Lease (or, with respect to the Leased Property (HLV) prior to the Second Amendment Date, in accordance with the HLV Lease); all sums due under any Property Documents (in effect as of the Commencement Date with respect to the Leased Property (CPLV), in effect as of the HLV Lease Commencement Date with respect to the Leased Property (HLV) or otherwise entered into in accordance with this Lease (or, with respect to the Leased Property (HLV) prior to the Second Amendment Date, in accordance with the HLV Lease) or as may otherwise be entered into or agreed to in writing by Tenant); water, sewer and other utility levies and charges; use and occupancy taxes; excise tax levies; license, permit, inspection, authorization and similar fees; bonds and all other governmental charges, in each case whether general or special, ordinary or extraordinary, or foreseen or unforeseen, of every character to the extent in respect of (or in the case of franchise taxes, capital stock or other similar taxes, arising from, based on, or relating, attributable or allocable to) the Leased Property or any portion thereof and/or the Rent and Additional Charges (or in the case of franchise taxes, capital stock or other similar taxes, any direct or indirect interest therein or any investment of capital deployed therein or allocable thereto) (but not, for the avoidance of doubt, in respect of Landlord’s income (as specified in clause (a) below)) and all interest and penalties thereon attributable to any failure in payment by Tenant, which at any time prior to or during the Term may be assessed or imposed on (or in the case of franchise taxes, capital stock or other similar taxes, calculated or otherwise based on, or allocable to) or in respect of or be a lien upon (i) Landlord or Landlord’s interest in the Leased Property or any portion thereof, (ii) the Leased Property or any portion thereof or any rent therefrom or any estate, right, title or interest therein (or in the case of franchise taxes, capital stock or other similar taxes, the investment of capital deployed therein or allocable thereto) or (iii) any occupancy, operation, use or possession of, or sales from or activity conducted on or in connection with the Leased Property or any portion thereof or the leasing or use of the Leased Property or any portion thereof; provided, however, that nothing contained in this Lease shall be construed to require Tenant to pay (a) any tax, fee or other charge based on net income (whether denominated as a franchise or capital stock, margin or other tax, fee or charge) imposed on Landlord or any other Person (except Tenant and its successors and Affiliates), (b) any transfer, or net revenue tax of Landlord or any other Person (except Tenant and its successors and Affiliates), (c) any tax imposed with respect to the sale, exchange or other disposition by Landlord of the Leased Property or any portion thereof or the proceeds thereof, (d) any principal or interest on or other amount in respect of any indebtedness on or secured by the Leased Property or any portion thereof for which Landlord (or any of its Affiliates) is the obligor, or (e) any principal or interest on or other amount in respect of any indebtedness of Landlord or its Affiliates that is not otherwise included as “Impositions” hereunder; provided, further, however, that Impositions shall include (and Tenant shall be required to pay in accordance with the provisions of this Lease) (x) any tax, assessment, tax levy or charge set forth in clause (a) or clause (b) of the preceding proviso that is levied, assessed, imposed or charged in lieu of, or as a substitute for, any Imposition (and, without limitation, if at any time during the Term the method of taxation prevailing at the Commencement Date shall be altered so that any new, non-income-based tax, assessment, levy (including, but not limited to, any city, state or federal levy), imposition or charge, or any part thereof, shall be measured by or be based in whole or in part upon the Leased Property, or any part thereof, and shall be imposed upon Landlord, then all such new taxes, assessments, levies, impositions or charges, or the part thereof to the extent that they are so measured or based, shall be deemed to be included within the term “Impositions” for the purposes hereof, to the extent that such Impositions would be payable if the Leased Property were the only property of Landlord subject to such Impositions, and Tenant shall pay and discharge the same as herein provided in respect of the payment of Impositions), (y) any transfer taxes or other levy or assessment imposed by reason of any assignment of this Lease or any interest therein subsequent to the execution and delivery hereof, or any transfer or Sublease or termination thereof (other than assignment of this Lease or the sale, transfer or conveyance of the Leased Property or any interest therein made by Landlord) and (z) any mortgage tax or mortgage recording tax imposed by reason of any Permitted Leasehold Mortgage or any other instrument creating or evidencing a lien in respect of indebtedness of Tenant or its Affiliates (but not any mortgage tax or mortgage recording tax imposed by reason of a Fee Mortgage or any other instrument creating or evidencing a lien in respect of indebtedness of Landlord or its Affiliates). For purposes of this definition, taxes of Landlord shall include any taxes of Landlord REIT or any of its Subsidiaries which are imposed on a combined, consolidated or unitary basis solely to the extent such taxes relate to Landlord.

“Incurable Default”: Collectively or individually, as the context may require, the defaults referred to in Sections 16.1(c), 16.1(d), 16.1(e), 16.1(h) (as to judgments against Guarantor only), 16.1(i), 16.1(n) and 16.1(q) and any other defaults not reasonably susceptible to being cured by a Permitted Leasehold Mortgagee or a subsequent owner of the Leasehold Estate through foreclosure thereof.

“Initial Minimum Cap Ex Amount (HLV)”: An amount equal to One Hundred Seventy-One Million and No/100 Dollars ($171,000,000.00).

“Initial Minimum Cap Ex Requirement (HLV)”: As defined in Section 10.5(a)(i).

“Initial Minimum Cap Ex Period (HLV)”: The period commencing on January 1, 2017 and ending on December 31, 2021.

“Initial Rent”: Collectively or individually as the context may require, CPLV Initial Rent and HLV Initial Rent, which is the Initial Rent component of Rent, as defined in more detail in clause (a) of the definition of “Rent.”

“Initial Rent Increase”: As defined in the definition of Rent.

“Initial Rent Increase Exclusion Amount”: As defined in the definition of Rent Reduction Amount.

“Initial Stated Expiration Date”: As defined in Section 1.3.

“Initial Term”: As defined in Section 1.3.

“Insurance Requirements”: The terms of any insurance policy required by this Lease and all requirements of the issuer of any such policy and of any insurance board, association, organization or company necessary for the maintenance of any such policy.

“Intellectual Property” or “IP”: All rights in, to and under any of the following, as they exist anywhere in the world, whether registered or unregistered: (i) all patents and applications therefor and all reissues, divisions, divisionals, renewals, extensions, provisionals, continuations and continuations-in-part thereof, and all patents, applications, documents and filings claiming priority to or serving as a basis for priority thereof, (ii) all inventions (whether or not patentable), invention disclosures, improvements, business information, Confidential Information, Software, formulas, drawings, research and development, business and marketing plans and proposals, tangible and intangible proprietary information, and all documentation relating to any of the foregoing, (iii) all copyrights, works of authorship, copyrightable works, copyright registrations and applications therefor, and all other rights corresponding thereto, (iv) all industrial designs and any registrations and applications therefor, (v) all trademarks, service marks, trade dress, logos, trade names, Brands, assumed names and corporate names, Internet domain names and other numbers, together with all translations, adaptations, derivations and combinations thereof and including all goodwill associated therewith, and all applications, registrations and renewals in connection therewith (“Trademarks”), (vi) all databases and data collections (including all Guest Data) and all rights therein, (vii) all moral and economic rights of authors and inventors, however denominated, (viii) all Internet addresses, sites and domain names, numbers, and social media user names and accounts, (ix) any other similar intellectual property and proprietary rights of any kind, nature or description; and (x) any copies of tangible embodiments thereof (in whatever form or medium).

“Intercreditor Agreement”: That certain Intercreditor Agreement, dated as of the Commencement Date, by and among Landlord, Credit Suisse AG, Cayman Islands Branch, as Credit Agreement Collateral Agent (as defined therein), CPLV Tenant and Original Landlord Lender. For the avoidance of doubt, the Intercreditor Agreement was terminated prior to the Second Amendment Date.

“Intervening Entity”: As defined in the definition of Change of Control.

“Joliet Lease”: As defined in the definition of Other Leases.

“Joliet Partner”: Des Plaines Development Holdings, LLC.

“Land”: As defined in clause (a) of the first sentence of Section 1.1.

“Landlord”: As defined in the preamble.

“Landlord Indemnified Parties”: As defined in Section 21.1(i).

“Landlord MCI Financing”: As defined in Section 10.4(b).

“Landlord Party”: As defined in the definition of “Licensing Event.”

“Landlord Prohibited Person”: Any Person that, in the capacity it is proposed to be acting (but not in any other capacity), is more likely than not to jeopardize Landlord’s or any of its Affiliates’ ability to hold a Gaming License or to be associated with a Gaming licensee under any applicable Gaming Regulations (other than any Gaming Authority established by any Native American tribe).

“Landlord REIT”: VICI Properties Inc., a Maryland corporation, the indirect parent of Landlord.

“Landlord Specific Ground Lease Requirements”: As defined in Section 7.3(a).

“Landlord Tax Returns”: As defined in Section 4.1(a).

“Landlord Work”: As defined in Section 10.5(e).

“Landlord’s Enforcement Condition”: Either (i) there are no Permitted Leasehold Mortgagees or (ii) Landlord has delivered to each Permitted Leasehold Mortgagee for which notice to Landlord has been properly provided pursuant to Section 17.1(b)(i) hereof, a copy of the applicable notice of default pursuant to Section 17.1(c) hereof and the Right to Terminate Notice pursuant to Section 17.1(d) hereof, and (solely for purposes of this clause (ii)) either of the following occurred:

(a) Either (1) no Permitted Leasehold Mortgagee has satisfied the requirements in Section 17.1(d) within the thirty (30) or ninety (90) day periods, as applicable, described therein, or (2) a Permitted Leasehold Mortgagee satisfied the requirements in Section 17.1(d) prior to the expiration of the applicable period, but did not cure a default that is required to be so cured by such Permitted Leasehold Mortgagee and such Permitted Leasehold Mortgagee discontinued efforts to cure the applicable default(s) thereby failing to satisfy the conditions for extending the termination date as provided in Section 17.1(e) or otherwise failed at any time to satisfy the conditions for extending the termination date as provided in Section 17.1(e)(i); or

(b) Both (1) this Lease is rejected in any bankruptcy, insolvency or dissolution proceeding or is terminated by Landlord following a Tenant Event of Default, and (2) no Permitted Leasehold Mortgagee has acted in accordance with Section 17.1(f) hereof to obtain a New Lease prior to the expiration of the period described therein.

“Landlord’s MCI Financing Proposal”: As defined in Section 10.4(a).

“Las Vegas Restructuring”: CEC causing CRC to cause, in a series of steps, the transfer (including via a series of contributions) of (i) the equity interests in HLV Tenant from CRC to Caesars Palace and (ii) the equity interests in the following entities from CRC to Caesars Nevada Newco, LLC, which is a wholly-owned direct subsidiary of Caesars Palace: (a) Flamingo Las Vegas Operating Company LLC, (b) Rio Properties LLC, (c) Paris Las Vegas Operating Company LLC, (d) Caesars Growth PH Fee LLC, (e) Laundry NewCo LLC, (f) Caesars Growth PH LLC, (g) Caesars Growth Cromwell LLC, (h) Caesars Growth Quad LLC, (i) Caesars Growth Bally’s LV LLC and (j) Harrah’s Laughlin LLC.

“Lease”: As defined in the preamble. References to “Lease” hereunder shall mean this Lease as amended as of the Second Amendment Date.

“Lease Amendment Payment”: (i) With respect to the amount paid to the CPLV Tenant pursuant to the MTA, One Billion One Hundred Eighty-Nine Million Eight Hundred Seventy-Five Thousand and No/100 Dollars ($1,189,875,000.00), and (ii) with respect to the amount paid to the HLV Tenant pursuant to the MTA, Two Hundred Thirteen Million Seven Hundred Fifty Thousand and No/100 Dollars ($213,750,000.00).

“Lease Assumption Agreement”: As defined in Section 22.2(i).

“Lease Foreclosure Transaction”: Either (i) an assignment pursuant to Section 22.2(i)(b) or (c), or (ii) entry by any Permitted Leasehold Mortgagee or its Permitted Leasehold Mortgagee Designee into a New Lease in compliance in all respects with Section 17.1(f) and all other applicable provisions of this Lease.

“Lease Related Agreements”: Collectively, this Lease, the Other Leases, the Guaranty and the Other Guaranty.

“Lease Year”: The first (1st) Lease Year of the Initial Term shall be the period commencing on the Commencement Date and ending on the last day of the calendar month in which the first (1st) anniversary of the Commencement Date occurs, and each subsequent Lease Year during the Initial Term shall be each period of twelve (12) full calendar months after the last day of the prior Lease Year, except that the final Lease Year of the Initial Term shall end on the Initial Stated Expiration Date or such earlier date as this Lease is terminated pursuant to its terms. The first (1st) Lease Year of the first (1st) Renewal Term shall commence on August 1, 2035 and end on July 31, 2036, and each subsequent Lease Year during a Renewal Term shall be each period of twelve (12) full calendar months after the last day of the prior Lease Year, except that the final Lease Year of the Term shall end on the Expiration Date.

“Leased Improvements”: As defined in clause (c) of the first sentence of Section 1.1.

“Leased Property”: As defined in Section 1.1. For the avoidance of doubt, the Leased Property includes all Alterations and Capital Improvements, provided, however, that the foregoing shall not affect or contradict the provisions of this Lease which specify that Tenant shall be entitled to certain rights with respect to or benefits of the Tenant Capital Improvements as and to the extent expressly set forth herein. Notwithstanding the foregoing, provisions of this Lease that provide for certain benefits or rights to Tenant with respect to Tenant Material Capital Improvements, such as, by way of example only and not by way of limitation, the payment of the applicable insurance proceeds to Tenant due to a loss or damage of such Tenant Material Capital Improvements pursuant to Section 14.1, shall remain in effect notwithstanding the preceding sentence.

“Leased Property (CPLV)”: Collectively, the Leased Property (CPLV Non-Octavius) and the Leased Property (Octavius).

“Leased Property (CPLV Non-Octavius)”: All of the Leased Property pertaining to the casino, hotel and entertainment resort facility commonly known as Caesars Palace Las Vegas, having an address of 3570 South Las Vegas Boulevard, Las Vegas, Nevada, other than the Leased Property (Octavius); the real property with respect thereto is more particularly described on Exhibit B.

“Leased Property (HLV)”: All of the Leased Property pertaining to the casino, hotel and entertainment resort facility commonly known as Harrah’s Las Vegas, having an address of 3475 South Las Vegas Boulevard, Las Vegas, Nevada; the real property with respect thereto is more particularly described on Exhibit B.

“Leased Property (Octavius)”: All of the Leased Property pertaining to the hotel tower commonly known as Octavius Tower, having an address of 916 W Flamingo Road, Las Vegas, Nevada; the real property with respect thereto is more particularly described on Exhibit B.

“Leased Property Tests (Non-HLV)”: Together, the Annual Minimum B&I Cap Ex Requirement (CPLV) and the Triennial Minimum Cap Ex Requirement B.

“Leasehold Estate”: As defined in Section 17.1(a).

“Legal Requirements”: All applicable federal, state, county, municipal and other governmental statutes, laws (including securities laws), rules, policies, guidance, codes, orders, regulations, ordinances, permits, licenses, covenants, conditions, restrictions, judgments, decrees and injunctions, whether now or hereafter enacted and in force, as applicable to any Person or to any Facility, including those (a) that affect either the Leased Property or any portion thereof and/or Tenant’s Property, all Capital Improvements and Alterations (including any Material Capital Improvements) or the construction, use or alteration thereof, or otherwise in any way affecting the business operated or conducted thereat, as the context requires, and (b) which may (i) require repairs, modifications or alterations in or to the Leased Property or any portion thereof and/or any of Tenant’s Property, (ii) without limitation of the preceding clause (i), require repairs, modifications or alterations in or to any portion of any Capital Improvements (including any Material Capital Improvements), (iii) in any way adversely affect the use and enjoyment of any of the foregoing, or (iv) regulate the transport, handling, use, storage or disposal or require the cleanup or other treatment of any Hazardous Substance.

“Letter of Credit”: An irrevocable, unconditional, clean sight draft letter of credit reasonably acceptable to Landlord and Fee Mortgagee (as applicable) in favor of Landlord or, at Landlord’s direction, Fee Mortgagee and entitling Landlord or Fee Mortgagee (as applicable) to draw thereon based solely on a statement executed by an officer of Landlord or Fee Mortgagee (as applicable) stating that it has the right to draw thereon under this Lease in a location in the United States reasonably acceptable to Landlord or Fee Mortgagee (as applicable), issued by a domestic Eligible Institution or the U.S. agency or branch of a foreign Eligible Institution, and upon which letter of credit Landlord or Fee Mortgagee (as applicable) shall have the right to draw in full: (a) if Landlord or Fee Mortgagee (as applicable) has not received at least thirty (30) days prior to the date on which the then outstanding letter of credit is scheduled to expire, a notice from the issuing financial institution that it has renewed the applicable letter of credit; (b) thirty (30) days prior to the date of termination following receipt of notice from the issuing financial institution that the applicable letter of credit will be terminated; and (c) thirty (30) days after Landlord or Fee Mortgagee (as applicable) has given notice to Tenant that the financial institution issuing the applicable letter of credit ceases to either be an Eligible Institution or meet the rating requirement set forth above.

“Licensing Event”:

(a) With respect to Tenant, (i) a communication (whether oral or in writing) by or from any Gaming Authority to Tenant or any of its Affiliates (each, a “Tenant Party”) or to a Landlord Party (as defined below) or other action by any Gaming Authority that indicates that such Gaming Authority would reasonably be expected to find that the association of a Tenant Party with Landlord is likely to (A) result in a disciplinary action relating to, or the loss of, inability to reinstate or failure to obtain, any Gaming License or any other rights or entitlements held or required to be held by Landlord or any of its Affiliates (each, a “Landlord Party”) under any Gaming Regulations or (B) violate any Gaming Regulations to which a Landlord Party is subject; or (ii) a Tenant Party is required to be licensed, registered, qualified or found suitable under any Gaming Regulations, and such Tenant Party does not remain so licensed, registered, qualified or found suitable or, after becoming so licensed, registered, qualified or found suitable, fails to remain so, and, solely for purposes of determining whether a Tenant Event of Default has occurred under Section 16.1(l), the same causes cessation of Gaming activity at any Facility and would reasonably be expected to have a material adverse effect on any Facility; and

(b) With respect to Landlord, (i) a communication (whether oral or in writing) by or from any Gaming Authority to a Landlord Party or to a Tenant Party or other action by any Gaming Authority that indicates that such Gaming Authority would reasonably be expected to find that the association of a Landlord Party with Tenant is likely to (A) result in a disciplinary action relating to, or the loss of, inability to reinstate or failure to obtain, any Gaming License or any other rights or entitlements held or required to be held by a Tenant Party under any Gaming Regulations or (B) violate any Gaming Regulations to which a Tenant Party is subject; or (ii) a Landlord Party is required to be licensed, registered, qualified or found suitable under any Gaming Regulations, and such Landlord Party does not remain so licensed, registered, qualified or found suitable or, after becoming so licensed, registered, qualified or found suitable, fails to remain so, and, solely for purposes of determining whether a default has occurred under Section 41.13 hereunder, the same causes cessation of Gaming activity at any Facility and would reasonably be expected to have a material adverse effect on any Facility.

“Liquor Authority”: As defined in Section 41.13.

“Liquor Laws”: As defined in Section 41.13.

“Losses”: As defined in Section 23.2(b).

“Managed Facilities IP”: All Intellectual Property owned by or licensed to Services Co, Tenant or its Subsidiaries that is necessary for the operation or management of the Facilities, including, without limitation, any Property Specific Guest Data and Guest Data, the Brands, the Trademarks included in Exhibit N attached hereto, and the Property Specific IP.

“Market Capitalization”: With respect to any Person, an amount equal to (i) the total number of issued and outstanding shares of Equity Interests of such Person on the date of determination multiplied by (ii) the arithmetic average of the closing sale price per share of such Equity Interests as reported in composite transactions for the principal securities exchange on which such Equity Interests are traded for the thirty (30) consecutive trading days (excluding any such trading day in which a material suspension or limitation was imposed on trading on such securities exchange) immediately preceding the date of determination. If such Equity Interests are not so traded, are not so reported or such Person’s Market Capitalization is otherwise not readily observable, such Person’s “Market Capitalization” for purposes of this Lease shall be its equity value based on a valuation by a valuation firm that is acceptable to both Landlord and Tenant and that is not an Affiliate of either Landlord or Tenant. For the purposes of this definition, the number of issued and outstanding shares of Equity Interests of a Person shall not include shares held (a) by a Subsidiary of such Person or (b) by such Person as treasury stock or otherwise.

“Material Capital Improvement”: Any single or series of related Capital Improvements that would or does (i) have a total budgeted or actual cost (as reasonably evidenced to Landlord) (excluding land acquisition costs) in excess of Fifty Million and No/100 Dollars ($50,000,000.00) and (ii) either (a) materially alter a Facility (e.g., shoring, permanent framework reconfigurations), (b) expand a Facility (i.e., construction of material additions to existing Leased Improvements) or (c) add improvements to undeveloped portion(s) of the Land.

“Material Leased Property”: Leased Property (CPLV) or Other Leased Property, or any portion thereof, having a value greater than Fifty Million and No/100 Dollars ($50,000,000.00).

“Material Sublease”: A Sublease (excluding a management agreement or similar agreement to operate but not occupy as a tenant a particular space at a Facility) under which the monthly rent and/or fees and other payments payable by the Subtenant (or manager) exceed Fifty Thousand and No/100 Dollars ($50,000.00) (which amount shall be increased by the Escalator on the first (1st) day of each Lease Year (commencing on the first (1st) day of the second (2nd) Lease Year)) per month.

“Maximum Foreseeable Loss”: As defined in Section 13.1(a).

“Minimum Cap Ex Amount”: The Triennial Minimum Cap Ex Amount B.

“Minimum Cap Ex Reduction Amount”: In each instance in which (a) any Material Leased Property is removed from this Lease or any Other Leases (as applicable) or this Lease or any Other Lease is terminated or partially terminated with respect to Material Leased Property, (b) Landlord disposes of the Leased Property (CPLV) and a third party Severance Lease is executed, or the landlord under an Other Lease disposes of an Other Leased Property with respect to an Other Facility and a third party Severance Lease (as defined in, and in accordance with Section 18.2 of, the Regional Lease) is executed, (c) an “L1 Transfer” (as defined in the Regional Lease), “L2 Transfer” (as defined in the Regional Lease) or “L1/L2 Transfer” (as defined in the Joliet Lease) occurs, (d) Landlord disposes of all of the Leased Property and this Lease is assigned to a third party Acquirer, (e) an Other Lease (and all the Other Leased Property thereunder) is assigned to a third party Acquirer (as defined in such Other Lease), (f) [intentionally omitted], or (g) the Other Tenant under the Regional Lease elects to cease “Continuous Operations” (as defined in the Regional Lease) of an Other Facility thereunder that is not a “Continuous Operation Facility” (as defined in the Regional Lease) thereunder for more than twelve (12) consecutive months, all as described in the definition of Triennial Minimum Cap Ex Amount B, the product of (i) the applicable Minimum Cap Ex Amount (determined, for the avoidance of doubt, without giving effect to any adjustments thereto pursuant to the proviso in Section 10.5(a)(iv)) or Triennial Allocated Minimum Cap Ex Amount B Floor in effect immediately prior thereto, multiplied by (ii) a fraction, the numerator of which shall be equal to the portion of the Net Revenue of Tenant from the CPLV Facility or the “Net Revenue” (as defined in the applicable Other Lease) of the Other Tenant (as applicable) for the Triennial Test Period attributable to the applicable Other Facility, Leased Property (CPLV) or Other Leased Property (or portion of any thereof) (as applicable) being so rendered inoperative, removed or disposed of (as applicable), and the denominator of which shall be equal to the aggregate Net Revenue of Tenant from the CPLV Facility and “Net Revenue” (as defined in the applicable Other Lease) of Other Tenants for the Triennial Test Period attributable to all assets then included in the calculation of Capital Expenditures for purposes of the Leased Property Tests (Non-HLV) (with respect to the Triennial Minimum Cap Ex Amount B and the Triennial Allocated Minimum Cap Ex Amount B Floor) (including, for this purpose, the applicable Other Facility, Leased Property (CPLV) or Other Leased Property (or portion of any thereof) (as applicable) being so rendered inoperative, removed or disposed of (as applicable)).

“Minimum Cap Ex Requirements”: Collectively or individually as the context may require, Minimum Cap Ex Requirements (CPLV) and Minimum Cap Ex Requirements (HLV).

“Minimum Cap Ex Requirements (CPLV)”: Collectively or individually as the context may require, the Annual Minimum B&I Cap Ex Requirement (CPLV) and the Triennial Minimum Cap Ex Requirement B.

“Minimum Cap Ex Requirements (HLV)”: Collectively or individually as the context may require, the Initial Minimum Cap Ex Requirement (HLV) and the Annual Minimum B&I Cap Ex Requirement (HLV).

“Minimum Facility Threshold”: (i) Not less than two thousand five hundred (2,500) rooms, one hundred thousand (100,000) square feet of casino floor containing no less than one thousand three hundred (1,300) slot machines and one hundred (100) gaming tables, (ii) revenue of no less than Seventy-Five Million and No/100 Dollars ($75,000,000.00) per year is derived from high limit VVIP and international gaming customers, (iii) extensive operated food and beverage outlets, and (iv) at least one (1) large entertainment venue; provided, however, that the foregoing clause (ii) may be satisfied if the Qualified Replacement Manager has managed a property that satisfies the requirements of such clause (ii) within the immediately preceding two (2) years.

“MTA”: That certain Master Transaction Agreement by and between PropCo and ERI, dated June 24, 2019, together with all exhibits and schedules thereto, including Exhibit A thereto.

“MTA Closing Date”: The “Closing Date,” as defined in the MTA.

“MTSA”: That certain Master Transaction & Stockholders Agreement by and among WH US Holdco, William Hill Holdings Limited, a private limited company registered in England and Wales, William Hill PLC, a public limited company incorporated in England and Wales and ERI, dated September 4, 2018, as amended by that certain First Amendment to Master Transaction & Stockholder Agreement dated November 25, 2018, and as the same may be hereafter amended or modified.

“Net Revenue”: With respect to each Facility individually or all the Facilities collectively, as the context may require, the net sum of the following, without duplication, over the applicable time period of measurement: (i) the amount received by Tenant (and its Subsidiaries and, to the extent provided in the following provisions of this definition of “Net Revenue”, its Subtenants) from patrons at the Facility (or Facilities, as applicable) for gaming, less, (A) to the extent otherwise included in the calculation of Net Revenue, refunds and free promotional play provided pursuant to a rewards, marketing, and/or frequent users program (including rewards granted by Affiliates of Tenant (or any such Subtenant, as applicable)) and (B) amounts returned to patrons through winnings at the Facility (or Facilities, as applicable) (the net amount described in this clause (i), “Gaming Revenues”); plus (ii) the gross receipts of Tenant (and its Subsidiaries and, to the extent provided in the following provisions of this definition of “Net Revenue”, its Subtenants) for all goods and merchandise sold, room revenues derived from hotel operations, food and beverages sold, the charges for all services performed, or any other revenues generated by or otherwise payable to Tenant (and its Subsidiaries and, to the extent provided in the following provisions of this definition of “Net Revenue”, its Subtenants) (including, without limitation, use fees, retail and commercial rent, revenue from rooms, accommodations, food and beverage, and the proceeds of business interruption insurance) in, at or from the Facility (or Facilities, as applicable) for Cash, credit or otherwise (without reserve or deduction for uncollected amounts), but excluding pass-through revenues collected by Tenant (or any such Subtenant, as applicable) to the extent such amounts are remitted to the applicable third party entitled thereto (the net amounts described in this clause (ii), “Retail Sales”); less (iii) to the extent otherwise included in the calculation of Net Revenue, the retail value of accommodations, merchandise, food and beverage and other services furnished to guests of Tenant (or any such Subtenant, as applicable) at the Facility (or Facilities, as applicable) without charge or at a reduced charge (and, with respect to a reduced charge, such reduction in Net Revenue shall be equal to the amount of the reduction of such charge otherwise included in Net Revenue) (the amounts described in this clause (iii), “Promotional Allowances”). Notwithstanding anything herein to the contrary, the following provisions shall apply with respect to the calculation of Net Revenue:

(a) For purposes of calculating adjustments to Variable Rent, the following provisions shall apply, as applicable:

(1) Net Revenue shall not include any amounts received by Tenant or its Subsidiaries under the Forum Shops Lease.

(2) In the event of expiration, cancellation or termination of any Ground Lease for any reason whatsoever whether voluntary or involuntary (by operation of law or otherwise) prior to the expiration date of this Lease, including extensions and renewals granted thereunder, then, thereafter, the Net Revenue attributable to the portion of the applicable Leased Property subject to such Ground Lease shall not be included in the calculation of Net Revenue for the applicable base year, provided, that if Landlord (or any Fee Mortgagee) enters into a replacement lease with respect to substantially the same Ground Leased Property (or if the formerly Ground Leased Property is acquired by Landlord and leased directly to Tenant pursuant to this Lease), then the Net Revenue attributable to such expired, cancelled or terminated Ground Lease shall once again be included in the calculation of Net Revenue for the applicable base year.

(3) If Tenant enters into a Sublease (other than a Permitted Sportsbook Sublease) with a Subtenant that is not directly or indirectly wholly-owned by Guarantor (such that, after entering into such Sublease, rather than the Gaming Revenues, Retail Sales and Promotional Allowances generated by the space covered by such Sublease being included in the calculation of Tenant’s Net Revenue, instead the revenue from such Sublease would be governed by clause (b)(1) or (b)(2) below), then, thereafter, any Gaming Revenues, Retail Sales and Promotional Allowances that would otherwise be included in the calculation of Net Revenue for the applicable base year with respect to the applicable subleased (or managed) space shall be excluded from the calculation of Net Revenue for the applicable base year, and the rent and/or fees and other consideration to be received by Tenant pursuant to such Sublease shall be substituted therefor.

(4) If Tenant assumes operation of space that in the applicable base year was operated under a Sublease (other than a Permitted Sportsbook Sublease) with a Subtenant that was not directly or indirectly wholly-owned by Guarantor, or if all of the direct or indirect ownership interests in a Person that was a Subtenant in the applicable base year are acquired by Guarantor (in either case, such that after such assumption or such acquisition, revenue that would otherwise be included in Net Revenue for the applicable base year pursuant to clause (b)(1) or (b)(2) below is converted to revenue with respect to which Gaming Revenues, Retail Sales and Promotional Allowances are included in Net Revenue for the applicable base year), then, thereafter, the rent and/or fees and other consideration received by Tenant pursuant to such Sublease that would otherwise be included in the calculation of Net Revenue for the applicable base year shall be excluded from the calculation of Net Revenue for the applicable base year, and the Gaming Revenues, Retail Sales and Promotional Allowances to be received by Tenant pursuant to its operation of such space shall be substituted therefor.

(5) Notwithstanding the foregoing, the adjustments provided for in clauses (a)(3) and (a)(4) above shall not be implemented in the calculation of Net Revenue with respect to any transaction involving any space for which aggregate Gaming Revenues, Retail Sales and Promotional Allowances do not exceed Ten Million and No/100 Dollars ($10,000,000.00) in each transaction and Fifteen Million and No/100 Dollars ($15,000,000.00) in the aggregate per Lease Year.

(b) Amounts received pursuant to Subleases shall be included in Net Revenue as follows:

(1) With respect to any Sublease (other than a Permitted Sportsbook Sublease) from Tenant to a Subtenant in which Guarantor directly or indirectly owns less than fifty percent (50%) of the ownership interests, Net Revenue shall not include Gaming Revenues, Retail Sales or Promotional Allowances received by such Subtenant but shall include the rent and/or fees and all other consideration received by Tenant pursuant to such Sublease.

(2) With respect to any Sublease (other than a Permitted Sportsbook Sublease) from Tenant to a Subtenant in which Guarantor directly or indirectly owns fifty percent (50%) or more of the ownership interests, but less than all of the ownership interests, Net Revenue shall not include Gaming Revenues, Retail Sales or Promotional Allowances received by such Subtenant but shall include an amount equal to the greater of (x) the rent and/or fees and all other consideration actually received by Tenant for such Sublease from such Affiliate and (y) the rent and/or fees and other consideration that would be payable under such Sublease if at arms-length, market rates.

(3) With respect to any Sublease (other than a Permitted Sportsbook Sublease) from Tenant to a Subtenant that is directly or indirectly wholly-owned by Guarantor, Net Revenue shall not include the rent and/or fees or any other consideration received by Tenant pursuant to such Sublease but shall include Gaming Revenues, Retail Sales and Promotional Allowances received by such Subtenant.

(4) With respect to any Permitted Sportsbook Sublease, Net Revenue shall not include the rent and/or fees or any other consideration received by Tenant pursuant to such Sublease but shall include Gaming Revenues, Retail Sales and Promotional Allowances received by the Subtenant under such Permitted Sportsbook Sublease.

(c) For the avoidance of doubt, (i) gaming taxes, casino operating expenses (such as salaries, income taxes, employment taxes, supplies, equipment, cost of goods and inventory, rent, office overhead, marketing and advertising and other general administrative costs) and any expenses incurred to negotiate and enter into a Permitted Sportsbook Sublease will not be deducted in arriving at Net Revenue and (ii) amounts paid by Tenant to the Subtenant under a Permitted Sportsbook Sublease or amounts retained by the Subtenant under a Permitted Sportsbook Sublease (including pursuant to a profit or revenue sharing arrangement) will not be deducted in arriving at Net Revenue.

(d) Net Revenue will be calculated on an accrual basis for purposes of this definition, as required under GAAP. For the absence of doubt, (x) if Gaming Revenues, Retail Sales or Promotional Allowances of a Subsidiary or Subtenant, as applicable, are taken into account for purposes of calculating Net Revenue, any rent received by Tenant from such Subsidiary or Subtenant, as applicable, pursuant to any Sublease of Leased Property with such Subsidiary or Subtenant, as applicable, shall not also be taken into account for purposes of calculating Net Revenue, (y) if Gaming Revenues, Retail Sales or Promotional Allowances of a Subsidiary or Subtenant, as applicable, are not taken into account for purposes of calculating Net Revenue, any rent received by Tenant from such Subsidiary or Subtenant, as applicable, pursuant to any Sublease of Leased Property with such Subsidiary or Subtenant, as applicable, shall be taken into account for purposes of calculating Net Revenue and (z) if Gaming Revenues, Retail Sales or Promotional Allowances with respect to any Permitted Sportsbook Sublease are required to be taken into account for purposes of calculating Net Revenue, amounts received by Tenant or its Affiliates from the applicable Subtenant pursuant to such Permitted Sportsbook Sublease shall under no circumstances be taken into account for purposes of calculating Net Revenue.

“New Lease”: As defined in Section 17.1(f).

“New Tower”: A new tower of hotel rooms, with related amenities, contemplated by Tenant to be constructed on or about one of the portions of the Leased Property set forth on Exhibit J, subject to the provisions, terms and conditions of this Lease.

“Non-Core Tenant Competitor”: A Person that is engaged, or is an Affiliate of a Person that is engaged, in the ownership or operation of a Gaming business so long as (i) such Person’s consolidated annual gross gaming revenues do not exceed Five Hundred Million and No/100 Dollars ($500,000,000.00) (which amount shall be increased by the Escalator on the first (1st) day of each Lease Year, commencing with the second (2nd) Lease Year) and (ii) such Person does not, directly or indirectly, own or operate a Gaming Facility within thirty (30) miles of a Gaming Facility directly or indirectly owned or operated by ERI. For purposes of the foregoing, ownership of the real estate and improvements where a Gaming business is conducted, without ownership of the Gaming business itself, shall not be deemed to constitute the ownership of a Gaming business.

“Notice”: A notice given in accordance with Article XXXV.

“Notice of Termination”: As defined in Section 17.1(f).

“NRS”: As defined in Section 41.14.

“OFAC”: As defined in Article XXXIX.

“Omnibus Amendment”: That certain Omnibus Amendment to Leases by and among Landlord, Tenant, certain Affiliates of Landlord and certain Affiliates of Tenant, dated as of June 1, 2020, as it may be otherwise amended, restated, modified or supplemented from time to time. For the avoidance of doubt, the Omnibus Amendment shall remain in full force and effect following the Second Amendment Date subject to, and in accordance with, the terms thereof.

“Original CPLV Lease”: As defined in the recitals.

“Original CPLV Leased Property”: As defined in the recitals.

“Original Fee Mortgage”: The Fee Mortgage that was in effect with respect to the Leased Property (CPLV) on or about the Commencement Date in relation to a loan in the amount One Billion Five Hundred Fifty Million and No/100 Dollars ($1,550,000,000.00) made by JPMorgan Chase Bank, National Association, Barclays Bank PLC, Goldman Sachs Mortgage Company and Morgan Stanley Bank, N.A. (collectively, “Original Landlord Lender”), collectively as lender, and CPLV Landlord, as borrower, as amended by an amendment to such Fee Mortgage effectuated as of the First Amendment Date.

“Original Fee Mortgage Documents”: Fee Mortgage Documents with respect to the Original Fee Mortgage.

“Original Landlord Lender”: As defined in the definition of Original Fee Mortgage.

“Other Capital Expenditures”: The “Capital Expenditures” as defined in each of the Other Leases, collectively or individually, as the context may require.

“Other Facility”: A “Facility” as defined in each of the Other Leases, collectively or individually, as the context may require.

“Other Guaranty”: Collectively or individually as the context may require, (i) that certain Guaranty of Lease, dated as of the Second Amendment Date, made by Guarantor and “Landlord” as defined in the Regional Lease, and (ii) that certain Guaranty of Lease, dated as of the Second Amendment Date, made by Guarantor and “Landlord” as defined in the Joliet Lease.

“Other Leases”: Collectively or individually, as the context may require, (i) that certain Lease (Non-CPLV), dated as of the Commencement Date, by and between various Affiliates of Landlord, as “Landlord,” and various Affiliates of Tenant, as “Tenant,” as amended by that certain First Amendment to Lease (Non-CPLV), dated as of December 22, 2017, that certain Second Amendment to Lease (Non-CPLV) and Ratification of SNDA, dated as of February 16, 2018, that certain Third Amendment to Lease (Non-CPLV), dated as of April 2, 2018, that certain Fourth Amendment to Lease (Non-CPLV), dated as of the First Amendment Date, the Omnibus Amendment and that certain Fifth Amendment to Lease (Non-CPLV), dated as of the Second Amendment Date (which lease was renamed, effective as of the Second Amendment Date, the “Regional Lease”), and as further amended, restated or otherwise modified from time to time (collectively, the “Regional Lease”), and (ii) that certain Lease (Joliet), dated as of the Commencement Date, by and between Harrah’s Joliet Landco LLC, as “Landlord,” and Des Plaines Development Limited Partnership, as “Tenant,” as amended by that certain First Amendment to Lease (Joliet), dated as of the First Amendment Date, the Omnibus Amendment and that certain Second Amendment to Lease (Joliet), dated as of the Second Amendment Date, and as further amended, restated or otherwise modified from time to time (collectively, the “Joliet Lease”).

“Other Leased Property”: At any time, the “Leased Property” as defined in each of the Other Leases at such time, collectively or individually, as the context may require. For the avoidance of doubt, and without limiting the generality of the foregoing, any sale or transfer of Other Leased Property that causes such Other Leased Property to cease to be “Leased Property” under the applicable Other Lease, will cause such Other Leased Property to cease being Other Leased Property hereunder.

“Other Material Capital Improvements”: The “Material Capital Improvements” as defined in each of the Other Leases, collectively or individually, as the context may require.

“Other Tenants”: The “Tenant” as defined in each of the Other Leases, collectively or individually, as the context may require.

“Overdue Rate”: On any date, a rate equal to five (5) percentage points above the Prime Rate, but in no event greater than the maximum rate then permitted under applicable law.

“Parent Entity”: With respect to any Person, any corporation, association, limited partnership, limited liability company or other entity which at the time of determination (a) owns or controls, directly or indirectly, more than fifty percent (50%) of the total voting power of shares of capital stock (without regard to the occurrence of any contingency) entitled to vote in the election of directors, managers or trustees of such Person, (b) owns or controls, directly or indirectly, more than fifty percent (50%) of the capital accounts, distribution rights, total equity and voting interests or general and limited partnership interests, as applicable, of such Person, whether in the form of membership, general, special or limited partnership interests or otherwise, or (c) is the controlling general partner or managing member of, or otherwise controls, such entity.

“Partial Taking”: As defined in Section 15.1(b).

“Party” and “Parties”: Landlord and/or Tenant, as the context requires.

“Patriot Act Offense”: Any violation of the criminal laws of the United States of America or of any of the several states, or that would be a criminal violation if committed within the jurisdiction of the United States of America or any of the several states, relating to terrorism or the laundering of monetary instruments, including any offense under (A) the criminal laws against terrorism, (B) the criminal laws against money laundering, (C) the Bank Secrecy Act, as amended, (D) the Money Laundering Control Act of 1986, as amended, or (E) the USA Patriot Act. “Patriot Act Offense” also includes the crimes of conspiracy to commit, or aiding and abetting another to commit, a Patriot Act Offense.

“Payment Date”: Any due date for the payment of the installments of Rent or Additional Charges payable under this Lease.

“Permitted Exception Documents”: (i) Property Documents (x) that are listed on the title policies described on Exhibit K attached hereto (including the Specified REAs), or (y) that (a) Landlord entered into, as a party thereto, after the Commencement Date (with respect to the Leased Property (CPLV)) or after the Second Amendment Date (with respect to the Leased Property (HLV)) (or that HLV Landlord entered into between the HLV Lease Commencement Date and the Second Amendment Date) and (b) Tenant is required hereunder to comply with (or, with respect to Property Documents that HLV Landlord entered into between the HLV Lease Commencement Date and the Second Amendment Date, that HLV Tenant would have been required to comply with under the HLV Lease (without giving effect to the termination thereof)) and (ii) the Specified Subleases (in each case of clauses (i)(x) and (ii), together with any renewals or modifications thereof made in accordance with the express terms thereof), but excluding Specified Subleases as to which the applicable Subtenant is any of the entities comprising Tenant, ERI or any of their respective Affiliates. For the avoidance of doubt, the Permitted Exception Documents do not include any Ground Leases.

“Permitted Leasehold Mortgage”: Any mortgage, pledge agreement, security agreement, assignment of leases and rents, fixture filing or similar document creating or evidencing a lien on Tenant’s leasehold interest (or subleasehold interest) in all of the Leased Property, subject to exclusions with respect to items that are not capable of being mortgaged and that, in the aggregate, are de minimis (or all the direct or indirect interest therein at any tier of ownership, including without limitation, a lien on direct or indirect Equity Interests in Tenant), granted to or for the benefit of a Permitted Leasehold Mortgagee as security for the indebtedness of Tenant or its Affiliates.

“Permitted Leasehold Mortgagee”: The lender or noteholder or any agent or trustee or similar representative on behalf of one or more lenders or noteholders or other investors in connection with indebtedness secured by a Permitted Leasehold Mortgage, in each case as and to the extent such Person has the power to act (subject to obtaining the requisite instructions) on behalf of all lenders, noteholders or investors with respect to such Permitted Leasehold Mortgage; provided such lender or noteholder or any agent or trustee or similar representative (but not necessarily the lenders, noteholders or other investors which it represents) is a banking or other institution that in the ordinary course acts as a lender, agent or trustee or similar representative (in each case, on behalf of a group of lenders or noteholders) in respect of financings of such type; and provided, further, that, in all events, (i) no agent, trustee or similar representative shall be Tenant, CEOC, ERI, Guarantor or any of their Affiliates, respectively (each, a “Prohibited Leasehold Agent”), and (ii) no (A) Prohibited Leasehold Agent, (excluding any Person that is a Prohibited Leasehold Agent as a result of its ownership of publicly-traded shares in any Person), or (B) entity that owns, directly or indirectly (but excluding any ownership of publicly-traded shares in ERI or any of its Affiliates), higher than the lesser of (1) ten percent (10%) of the Equity Interests in Tenant or (2) a Controlling legal or beneficial interest in Tenant, may collectively hold an amount of the indebtedness secured by a Permitted Leasehold Mortgage higher than the lesser of (x) twenty-five percent (25%) thereof and (y) the principal amount thereof required to satisfy the threshold for requisite consenting lenders to amend the terms of such indebtedness that affect all lenders thereunder.

“Permitted Leasehold Mortgagee Designee”: An entity (other than a Prohibited Leasehold Agent) designated by a Permitted Leasehold Mortgagee and acting for the benefit of the Permitted Leasehold Mortgagee, or the lenders, noteholders or investors represented by the Permitted Leasehold Mortgagee.

“Permitted Operation Interruption”: Any of the following: (i) A material Casualty Event or Condemnation and reasonable periods of restoration of the Leased Property following the same, or (ii) periods of an Unavoidable Delay.

“Permitted Sportsbook Sublease”: Any operating agreement hereafter entered into pursuant to the MTSA by and between any one of the entities comprising Tenant under this Lease, on the one hand, and WH US Holdco, or any subsidiary thereof, on the other hand, relating to the operation of a sportsbook or similar wagering activities at any of the Facilities under this Lease, which operating agreement (including all provisions thereof) is identical in both form and substance to the CPLV Sportsbook Operating Agreement (including all provisions thereof, including the definitional and other provisions of the MTSA in effect as of the date hereof that are incorporated into the CPLV Sportsbook Operating Agreement) (other than solely (i) in respect of the real property to which such operating agreement relates, (ii) such changes that are necessary or advisable (based on the determination of outside legal counsel) to allow the provisions that are heretofore contained in the CPLV Sportsbook Operating Agreement (as embodied in the CPLV Sportsbook Operating Agreement or such other operating agreement entered into in accordance with this Lease) to comply with applicable law (including Gaming Regulations) and (iii) such other changes as do not adversely affect Landlord in any material respect).

“Person”: Any individual, corporation, limited liability company, partnership, joint venture, association, joint stock company, trust, unincorporated organization, government or any agency or political subdivision thereof or any other form of entity.

“Preceding Lease Year”: As defined in clause (c)(i) of the definition of “Rent.”

“Preliminary Studies”: As defined in Section 10.4(a).

“Primary Intended Use”: (i) Hotel and resort and related uses, (ii) gaming and/or pari-mutuel use, including, without limitation, horsetrack, dogtrack and other similarly gaming-related sporting uses, (iii) ancillary retail and/or entertainment use, (iv) such other uses required under any Legal Requirements (including those mandated by any applicable regulators), (v) such other ancillary uses, but in all events consistent with the current use of the Leased Property or any portion thereof as of the Commencement Date (or with respect to the HLV Facility, the HLV Lease Commencement Date) or with then-prevailing hotel, resort and gaming industry use, (vi) [intentionally omitted], and/or (vii) such other use as shall be approved by Landlord from time to time in its reasonable discretion.

“Prime Rate”: On any date, a rate equal to the annual rate on such date publicly announced by JPMorgan Chase Bank, N.A. (provided that if JPMorgan Chase Bank, N.A. ceases to publish such rate, the Prime Rate shall be determined according to the comparable prime rate of another comparable nationally known money center bank reasonably selected by Landlord), to be its prime rate for ninety (90)-day unsecured loans to its corporate borrowers of the highest credit standing, but in no event greater than the maximum rate then permitted under applicable law.

“Prior Months”: As defined in the definition of CPI Increase.

“Prior Octavius Ground Lease”: That certain Second Amended and Restated Operating Lease, dated as of the Commencement Date, between Caesars Octavius, LLC and CPLV Landlord, as assigned, amended, modified or supplemented from time to time.

“Proceeding”: As defined in Section 23.1(b).

“Prohibited Leasehold Agent”: As defined in the definition of Permitted Leasehold Mortgagee.

“Prohibited Persons”: As defined in Article XXXIX.

“Promotional Allowances”: As defined in the definition of Net Revenue.

“PropCo”: VICI Properties L.P., a Delaware limited partnership.

“PropCo 1”: VICI Properties 1 LLC, a Delaware limited liability company.

“Propco TRS”: As defined in the preamble.

“Property Documents”: Reciprocal easement and/or operating agreements, easements, covenants, exceptions, conditions and restrictions in each case affecting the Leased Property or any portion thereof, but excluding, in any event, all Fee Mortgage Documents.

“Property Related IP”: All System-wide IP that is reasonably necessary to continue to operate the respective Facilities as presently operated and which a replacement operator of the respective Facilities would need to utilize to operate the applicable Facility; provided, that Property Related IP shall not include (i) the Caesars Rewards Program, (ii) customer or other data that is applicable to any properties or Other Facilities other than the applicable Facility and is not applicable to such Facility, or (iii) other System-wide IP as it relates solely to any properties or Other Facilities other than such Facility.

“Property Specific Guest Data”: Any and all Guest Data, to the extent in or under the possession or control of Tenant, Services Co or their respective Affiliates, identifying, describing, concerning or generated by prospective, actual or past guests, website visitors and/or customers of the respective Facilities, including retail locations, restaurants, bars, casino and Gaming Facilities, spas and entertainment venues therein, but excluding, in all cases, (i) Guest Data that has been integrated into analytics, reports, or other similar forms in connection with the Caesars Rewards Program or any other customer loyalty program of Services Co and its Affiliates (it being understood that this exception shall not apply to such Guest Data itself, i.e., in its original form prior to integration into such analytics, reports, or other similar forms in connection with the Caesars Rewards Program or other customer loyalty program), (ii) Guest Data that concerns facilities that are owned or operated by ERI or its Affiliates, other than such Facility and that does not concern such Facility, and (iii) Guest Data that concerns Services Co Proprietary Information and Systems and is not specific to such Facility.

“Property Specific IP”: All Intellectual Property that is both (i) specific to the respective Facilities and (ii) currently or hereafter owned by CRC or its successors or any of their Subsidiaries, including the Intellectual Property set forth on Exhibit H attached hereto.

“Qualified Replacement Guarantor”: A Person that satisfies the following requirements: (a) such Person shall Control or be under common Control with the Qualified Transferee; (b) such Person shall have total EBITDA for the most recently ended period of four (4) consecutive fiscal quarters for which financial statements are available (which shall have been prepared by a certified public accounting firm of national standing (it being understood that such firms of national standing shall not be limited to the “big four” accounting firms) and shall cover a period beginning no earlier than eighteen (18) months prior to the date of determination) (including such financial statements that are not publicly available) of at least Nine Hundred Million and No/100 Dollars ($900,000,000.00) immediately before giving effect to the subject transfer; (c) such Person shall be solvent and have a Market Capitalization of not less than Four Billion and No/100 Dollars ($4,000,000,000.00); (d) such Person (i) in the case of a Person with a Market Capitalization of less than Eight Billion and No/100 Dollars ($8,000,000,000.00), has a Total Leverage Ratio of less than or equal to 6.25:1.00 and a Total Net Leverage Ratio of less than or equal to 5.25:1.00, in each case, immediately before giving effect to the subject transfer or (ii) in the case of a Person with a Market Capitalization greater than or equal to Eight Billion and

No/100 Dollars ($8,000,000,000.00), has a Total Leverage Ratio of less than or equal to 7.25:1.00 and a Total Net Leverage Ratio of less than or equal to 6.25:1.00, in each case, immediately before giving effect to the subject transfer; and (e) in the aggregate, (x) such Person’s assets located in the United States, (y) such Person’s Controlled Subsidiaries incorporated in, or organized under the laws of, the United States or any state or territory thereof or the District of Columbia (“Domestic Subsidiaries”) that are owned directly by such Person or by other Controlled Domestic Subsidiaries of such Person (provided, that, to the extent such Subsidiaries are not wholly owned by such Person, then unless such Subsidiaries executed joinders to the Replacement Guaranty, for purposes of clause (i) below (but not, for the avoidance of doubt, clause (ii) below), the EBITDA generated by such Subsidiary shall be limited to such Person’s pro rata ownership interests in such Subsidiary), and (z) assets located in the United States owned directly or indirectly by such Person’s Subsidiaries that are not Domestic Subsidiaries so long as such non-Domestic Subsidiaries have executed joinders to the Replacement Guaranty, shall (i) generate EBITDA for the most recently ended period of four (4) consecutive fiscal quarters for which financial statements are available (which shall have been prepared by a certified public accounting firm of national standing (it being understood that such firms of national standing shall not be limited to the “big four” accounting firms) and shall cover a period beginning no earlier than eighteen (18) months prior to the date of determination) of at least Five Hundred Million and No/100 Dollars ($500,000,000.00) and (ii) have a Total Leverage Ratio of less than or equal to 6.75:1.00 and a Total Net Leverage Ratio of less than or equal to 5.75:1.00, in each case in this clause (e), immediately before giving effect to the subject transfer. Any Qualified Replacement Guarantor that is not organized in the United States (and any Affiliates thereof that executed joinders to the guaranty) shall consent to jurisdiction of, and venue in, New York courts with respect to any action or proceeding with respect to this Lease, any Other Lease, the Guaranty, any Other Guaranty and any Replacement Guaranty. For purposes of hereof, a Person shall be “solvent” if such Person shall (i) not be “insolvent” as such term is defined in Section 101 of title 11 of the United States Code, (ii) be generally paying its debts (other than those that are in bona fide dispute) when they become due, and (iii) be able to pay its debts as they become due.

“Qualified Replacement Manager”: A Person that manages (or is under the Control of or common Control with an Affiliate that manages) a casino resort property (other than the Leased Property) that (i) satisfies the Minimum Facility Threshold, (ii) has gross revenues of not less than Seven Hundred Fifty Million and No/100 Dollars ($750,000,000.00) per year for each of the preceding three (3) years as of the date of determination, and (iii) on the date of determination, is at least of comparable standard of quality as the Leased Property. By way of example only, and without limitation, as of the Commencement Date, each of the following casino resort properties satisfies the requirements of clause (iii) of the foregoing sentence: Bellagio, Aria, Venetian (Las Vegas), Palazzo, Wynn (Las Vegas), Encore, City of Dreams (Macau), Galaxy Macau, Sands Cotai, Venetian Macau, MGM Grand Macau, Wynn Macau, and Marina Bay Sands (Singapore). At the time of appointment, such Person (a) shall not be subject to a bankruptcy, insolvency or similar proceeding, (b) shall have never been convicted of, or pled guilty or no contest to, a Patriot Act Offense and shall not be on any Government List, (c) shall not be, and shall not be controlled by, an Embargoed Person or a person that has been found “unsuitable,” for any reason, by any applicable Gaming Authority, (d) shall have not been the subject of a material governmental or regulatory investigation which resulted in a conviction for criminal activity involving moral turpitude, (e) shall have not been found liable pursuant to a non-appealable judgment in a civil proceeding for attempting to hinder, delay or defraud creditors, (f) shall have all required licenses and approvals required under applicable law (including Gaming Regulations), including all required Gaming Licenses for itself, its officers, directors, and Affiliates (including officers and directors of its Affiliates) to manage the Facility, and (g) shall not be a Landlord Prohibited Person.

“Qualified Successor Tenant”: As defined in Section 36.3.

“Qualified Transferee”: A transferee that satisfies all of the following requirements: (a) such transferee (1) has, collectively with the Qualified Replacement Guarantor, a Market Capitalization (exclusive of the Leased Property) of no less than Four Billion and No/100 Dollars ($4,000,000,000.00), (2) has or is Controlled by a Person that has demonstrated expertise in owning or operating real estate or gaming properties, (3) unless such transferee is a replacement Tenant hereunder, shall Control the replacement Tenant, and (4) shall Control, be Controlled by or be under common Control with Qualified Replacement Guarantor; (b) such transferee and all of its applicable officers, directors, Affiliates (including the officers and directors of its Affiliates), to the extent required under applicable Gaming Regulations or other Legal Requirements, (i) are licensed and certified by applicable Gaming Authorities and hold all required Gaming Licenses to operate the Facility in accordance herewith and (ii) are otherwise found suitable to lease the Leased Property in accordance herewith; (c) such transferee has not been the subject of a material governmental or regulatory investigation which resulted in a conviction for criminal activity involving moral turpitude and has not been found liable pursuant to a non-appealable judgment in a civil proceeding for attempting to hinder, delay or defraud creditors; (d) such transferee has never been convicted of, or pled guilty or no contest to, a Patriot Act Offense and is not on any Government List; (e) such transferee has not been the subject of a voluntary or involuntary (to the extent the same has not been discharged) bankruptcy proceeding during the prior five (5) years from the applicable date of determination; (f) such transferee is not, and is not Controlled by, an Embargoed Person or a person that has been found “unsuitable” for any reason or has had any application for a Gaming License withdrawn “with prejudice” by any applicable Gaming Authority; (g) such transferee shall not be a Landlord Prohibited Person; and (h) such transferee is not associated with a person who has been found “unsuitable”, denied a Gaming License or otherwise precluded from participation in the Gaming Industry by any Gaming Authority where such association would reasonably be expected to adversely affect any of Landlord’s or its Affiliates’ Gaming Licenses or Landlord’s or its Affiliates’ then-current standing with any Gaming Authority.

“Regarded Entity”: The lowest-tier entity that is regarded as separate from its owner for U.S. federal income tax purposes in the organizational structure that includes CPLV Tenant and HLV Tenant.

“Regional Lease”: As defined in the definition of Other Leases.

“REIT”: A “real estate investment trust” within the meaning of Section 856(a) of the Code or any similar or successor provision thereto.

“Renewal Notice”: As defined in Section 1.4.

“Renewal Term”: As defined in Section 1.4.

“Renewal Term Decrease”: As defined in clause (c)(ii)(B) of the definition of “Rent.”

“Renewal Term Increase”: As defined in clause (c)(ii)(A) of the definition of “Rent.”

“Renewal Term Variable Rent Period”: As defined in clause (c)(ii) of the definition of “Rent.”

“Rent”: An annual amount payable as provided in Article III, calculated as follows:

(a) For the first seven (7) Lease Years, annual Rent shall be comprised of both a base rent component (“Initial Rent”) and a supplemental rent component (“Supplemental Rent”), each such component of Rent calculated as provided below:

(i) (x) Initial Rent with respect to the Leased Property (CPLV Non-Octavius) (“CPLV Initial Rent”) shall be (i) for the first (1st) Lease Year, equal to One Hundred Sixty-Five Million and No/100 Dollars ($165,000,000.00), (ii) for the second (2nd) Lease Year, equal to One Hundred Sixty-Nine Million Three Hundred Fifty-Seven Thousand Five Hundred Fifty and 43/100 Dollars ($169,357,550.43) and (iii) for each of the third (3rd) through seventh (7th) Lease Year, equal to One Hundred Seventy-Two Million Seven Hundred Forty-Four Thousand Seven Hundred and One and 44/100 Dollars ($172,744,701.44) per Lease Year, as increased upon the Second Amendment Date as set forth in the final sentence of this clause (i)(x) and as adjusted annually beginning on the Escalator Adjustment Date in respect of the fourth (4th) Lease Year as set forth in the following sentence. On each Escalator Adjustment Date during the fourth (4th) through and including the seventh (7th) Lease Years, the CPLV Initial Rent payable for each such Lease Year shall be adjusted to be equal to the CPLV Initial Rent payable for the immediately preceding Lease Year (as in effect on the last day of such preceding Lease Year), multiplied by the Escalator. On the Second Amendment Date, CPLV Initial Rent shall increase by Eighty Three Million Five Hundred Thousand and No/100 Dollars ($83,500,000.00) (the “CPLV Initial Rent Increase”) as provided in the MTA (it being understood, for the avoidance of doubt, that the CPLV Initial Rent, inclusive of and as increased by the CPLV Initial Rent Increase, shall, on each Escalator Adjustment Date from and after the Second Amendment Date, escalate on each Escalator Adjustment Date as provided in this clause (i)(x)); provided, that other than a prorated portion of an amount equal to the CPLV Initial Rent Increase for the period from the Second Amendment Date until the last day of the month in which the Second Amendment Date occurs, based on the number of days during such period, Tenant shall not be required to pay any portion of the CPLV Initial Rent Increase with respect to the portion of the third (3rd) Lease Year occurring prior to the first (1st) day of the first (1st) full calendar month following the Second Amendment Date.

(y) Initial Rent with respect to the Leased Property (HLV) (“HLV Initial Rent”) shall be, for the period from and including the Second Amendment Date through the end of the third (3rd) Lease Year, equal to One Hundred Four Million One Hundred Fifty-Six Thousand Seven Hundred Forty and No/100 Dollars ($104,156,740.00), which amount includes Fifteen Million and No/100 Dollars ($15,000,000.00) (the “HLV Initial Rent Increase” and together with the CPLV Initial Rent Increase, collectively, the “Initial Rent Increase”), as provided in the MTA; provided, that for the third (3rd) Lease Year, (1) the HLV Initial Rent shall be prorated and payable only with respect to the period from and after the Second Amendment Date, such that Tenant shall not be required to pay any portion of the HLV Initial Rent with respect to the portion of the third (3rd) Lease Year occurring prior to the Second Amendment Date and (2) other than a prorated portion of an amount equal to the HLV Initial Rent Increase for the period from the Second Amendment Date until the last day of the month in which the Second Amendment Date occurs, based on the number of days during such period, Tenant shall not be required to pay any portion of the HLV Initial Rent with respect to the portion of the third (3rd) Lease Year occurring prior to the first (1st) day of the first (1st) full calendar month following the Second Amendment Date. On each Escalator Adjustment Date during the fourth (4th) through and including the seventh (7th) Lease Years, the HLV Initial Rent payable for each such Lease Year shall be adjusted to be equal to the HLV Initial Rent payable for the immediately preceding Lease Year (as in effect on the last day of such preceding Lease Year), multiplied by the Escalator.

(ii) (x) for the first (1st) Lease Year, Supplemental Rent shall be equal to Zero and No/100 Dollars ($0) and (y) for the second (2nd) through and including the seventh (7th) Lease Year, Supplemental Rent shall be equal to Thirty-Five Million and No/100 Dollars ($35,000,000.00) per Lease Year; provided, that for the second (2nd) Lease Year, Supplemental Rent shall be prorated and payable only with respect to the period from and after the First Amendment Date, such that Tenant shall not be required to pay any portion of Supplemental Rent with respect to the portion of the second (2nd) Lease Year occurring prior to the First Amendment Date. For purposes of clarification, (1) there shall be no Variable Rent (defined below) payable during the first seven (7) Lease Years and (2) Supplemental Rent shall not be subject to the Escalator.

(b) From and after the commencement of the eighth (8th) Lease Year, until the Initial Stated Expiration Date, annual Rent shall be comprised of a base rent component (“Base Rent”), a variable rent component (“Variable Rent”) and Supplemental Rent, each such component of Rent calculated as provided below:

(i) Base Rent shall be comprised of a component pertaining to Leased Property (CPLV Non-Octavius) (“CPLV Base Rent”) and a component pertaining to Leased Property (HLV) (“HLV Base Rent”).

(x) CPLV Base Rent shall equal (I) for the eighth (8th) Lease Year, the product of eighty percent (80%) of CPLV Initial Rent in effect as of the last day of the seventh (7th) Lease Year, multiplied by the Escalator, and (II) for each Lease Year from and after the commencement of the ninth (9th) Lease Year until the Initial Stated Expiration Date, the CPLV Base Rent payable for the immediately preceding Lease Year, as applicable (as in effect on the last day of such preceding Lease Year), multiplied by the Escalator in each case, and

(y) HLV Base Rent shall equal (I) for the eighth (8th) Lease Year, the product of eighty percent (80%) of HLV Initial Rent in effect as of the last day of the seventh (7th) Lease Year, multiplied by the Escalator, and (II) for each Lease Year from and after the commencement of the ninth (9th) Lease Year until the Initial Stated Expiration Date, the HLV Base Rent payable for the immediately preceding Lease Year, as applicable (as in effect on the last day of such preceding Lease Year), multiplied by the Escalator in each case.

(ii) Variable Rent shall be comprised of a component pertaining to Leased Property (CPLV) (“CPLV Variable Rent”) and a component pertaining to Leased Property (HLV) (“HLV Variable Rent”), and shall be calculated as further described in this clause (b)(ii). Throughout the Term, Variable Rent shall not be subject to the Escalator.

(A) For each Lease Year from and after commencement of the eighth (8th) Lease Year through and including the end of the tenth (10th) Lease Year (the “First Variable Rent Period”), Variable Rent shall be a fixed annual amount equal to (x) in the case of the CPLV Variable Rent, twenty percent (20%) of the CPLV Initial Rent in effect as of the last day of the seventh (7th) Lease Year (such amount, the “CPLV Variable Rent Base Amount”) and (y) in the case of the HLV Variable Rent, twenty percent (20%) of the HLV Initial Rent in effect as of the last day of the seventh (7th) Lease Year (such amount, the “HLV Variable Rent Base Amount”), in each case adjusted as follows (such resulting annual amount being referred to herein, in the case of the CPLV Variable Rent, as the “CPLV Year 8-10 Variable Rent” and, in the case of the HLV Variable Rent, as the “HLV Year 8-10 Variable Rent”):

(x) With respect to CPLV Variable Rent:

(I) in the event that the average annual Net Revenue with respect to the CPLV Facility for the three (3) consecutive Fiscal Periods ending immediately prior to the end of the seventh (7th) Lease Year (the “CPLV First VRP Net Revenue Amount”) exceeds the CPLV Base Net Revenue Amount (any such excess, the “CPLV Year 8 Increase”), the CPLV Year 8-10 Variable Rent shall equal the CPLV Variable Rent Base Amount increased by an amount equal to the product of (a) four percent (4%) and (b) the CPLV Year 8 Increase; or

(II) in the event that the CPLV First VRP Net Revenue Amount is less than the CPLV Base Net Revenue Amount (any such difference, the “CPLV Year 8 Decrease”), the CPLV Year 8-10 Variable Rent shall equal the CPLV Variable Rent Base Amount decreased by an amount equal to the product of (a) four percent (4%) and (b) the CPLV Year 8 Decrease; and

(y) With respect to HLV Variable Rent:

(I) in the event that the average annual Net Revenue with respect to the HLV Facility for the three (3) consecutive Fiscal Periods ending immediately prior to the end of the seventh (7th) Lease Year (the “HLV First VRP Net Revenue Amount”) exceeds the HLV Base Net Revenue Amount (any such excess, the “HLV Year 8 Increase”), the HLV Year 8-10 Variable Rent shall equal the HLV Variable Rent Base Amount increased by an amount equal to the product of (a) four percent (4%) and (b) the HLV Year 8 Increase; or

(II) in the event that the HLV First VRP Net Revenue Amount is less than the HLV Base Net Revenue Amount (any such difference, the “HLV Year 8 Decrease”), the HLV Year 8-10 Variable Rent shall equal the HLV Variable Rent Base Amount decreased by an amount equal to the product of (a) four percent (4%) and (b) the HLV Year 8 Decrease.

(B) For each Lease Year from and after the commencement of the eleventh (11th) Lease Year through and including the end of the fifteenth (15th) Lease Year (the “Second Variable Rent Period”), CPLV Variable Rent shall be equal to a fixed annual amount equal to the CPLV Year 8-10 Variable Rent and HLV Variable Rent shall be equal to a fixed annual amount equal to the HLV Year 8-10 Variable Rent, in each case adjusted as follows (such resulting annual amount being referred to herein, in the case of CPLV Variable Rent, as the “CPLV Year 11-15 Variable Rent” and, in the case of HLV Variable Rent, as the “HLV Year 11-15 Variable Rent”):

(x) With respect to CPLV Variable Rent:

(I) in the event that the average annual Net Revenue with respect to the CPLV Facility for the three (3) consecutive Fiscal Periods ending immediately prior to the end of the tenth (10th) Lease Year (the “CPLV Second VRP Net Revenue Amount”) exceeds the CPLV First VRP Net Revenue Amount (any such excess, the “CPLV Year 11 Increase”), the CPLV Year 11-15 Variable Rent shall equal the CPLV Year 8-10 Variable Rent increased by an amount equal to the product of (a) four percent (4%) and (b) the CPLV Year 11 Increase; or

(II) in the event that the CPLV Second VRP Net Revenue Amount is less than the CPLV First VRP Net Revenue Amount (any such difference, the “CPLV Year 11 Decrease”), the CPLV Year 11-15 Variable Rent shall equal the CPLV Year 8-10 Variable Rent decreased by an amount equal to the product of (a) four percent (4%) and (b) the CPLV Year 11 Decrease; and

(y) With respect to HLV Variable Rent:

(I) in the event that the average annual Net Revenue with respect to the HLV Facility for the three (3) consecutive Fiscal Periods ending immediately prior to the end of the tenth (10th) Lease Year (the “HLV Second VRP Net Revenue Amount”) exceeds the HLV First VRP Net Revenue Amount (any such excess, the “HLV Year 11 Increase”), the HLV Year 11-15 Variable Rent shall equal the HLV Year 8-10 Variable Rent increased by an amount equal to the product of (a) four percent (4%) and (b) the HLV Year 11 Increase; or

(II) in the event that the HLV Second VRP Net Revenue Amount is less than the HLV First VRP Net Revenue Amount (any such difference, the “HLV Year 11 Decrease”), the HLV Year 11-15 Variable Rent shall equal the HLV Year 8-10 Variable Rent decreased by an amount equal to the product of (a) four percent (4%) and (b) the HLV Year 11 Decrease.

(C) For each Lease Year from and after the commencement of the sixteenth (16th) Lease Year through and including the Initial Stated Expiration Date (the “Third Variable Rent Period”), CPLV Variable Rent shall be equal to a fixed annual amount equal to the CPLV Year 11-15 Variable Rent and HLV Variable Rent shall be equal to a fixed annual amount equal to the HLV Year 11-15 Variable Rent, in each case adjusted as follows (such resulting annual amount being referred to herein, in the case of CPLV Variable Rent, as the “CPLV Year 16-IED Variable Rent” and, in the case of HLV Variable Rent, as the “HLV Year 16-IED Variable Rent”):

(x) With respect to CPLV Variable Rent:

(I) in the event that the average annual Net Revenue with respect to the CPLV Facility for the three (3) consecutive Fiscal Periods ending immediately prior to the end of the fifteenth (15th) Lease Year (the “CPLV Third VRP Net Revenue Amount”) exceeds the CPLV Second VRP Net Revenue Amount (any such excess, the “CPLV Year 16 Increase”), the CPLV Year 16-IED Variable Rent shall equal the CPLV Year 11-15 Variable Rent increased by an amount equal to the product of (a) four percent (4%) and (b) the CPLV Year 16 Increase; or

(II) in the event that the CPLV Third VRP Net Revenue Amount is less than the CPLV Second VRP Net Revenue Amount (any such difference, the “CPLV Year 16 Decrease”), the CPLV Year 16-IED Variable Rent shall equal the CPLV Year 11-15 Variable Rent decreased by an amount equal to the product of (a) four percent (4%) and (b) the CPLV Year 16 Decrease; and

(y) With respect to HLV Variable Rent: (I) in the event that the average annual Net Revenue with respect to the HLV Facility for the three (3) consecutive Fiscal Periods ending immediately prior to the end of the fifteenth (15th) Lease Year (the “HLV Third VRP Net Revenue Amount”) exceeds the HLV Second VRP Net Revenue Amount (any such excess, the “HLV Year 16 Increase”), the HLV Year 16-IED Variable Rent shall equal the HLV Year 11-15 Variable Rent increased by an amount equal to the product of (a) four percent (4%) and (b) the HLV Year 16 Increase; or

(II) in the event that the HLV Third VRP Net Revenue Amount is less than the HLV Second VRP Net Revenue Amount (any such difference, the “HLV Year 16 Decrease”), the HLV Year 16-IED Variable Rent shall equal the HLV Year 11-15 Variable Rent decreased by an amount equal to the product of (a) four percent (4%) and (b) the HLV Year 16 Decrease.

(iii) Supplemental Rent, which is paid with respect to the Leased Property (Octavius), shall be equal to Thirty-Five Million and No/100 Dollars ($35,000,000.00) per Lease Year.

(c) For each Renewal Term, annual Rent shall be comprised of CPLV Base Rent, HLV Base Rent, CPLV Variable Rent, HLV Variable Rent and Supplemental Rent, each such component of Rent calculated as provided below:

(i) CPLV Base Rent and HLV Base Rent for the first (1st) Lease Year of such Renewal Term shall be adjusted to be equal to the applicable annual Fair Market Base Rental Value; provided that (A) in no event will the CPLV Base Rent or HLV Base Rent, as applicable, be less than the CPLV Base Rent or HLV Base Rent, as applicable, in effect as of the last day of the Lease Year immediately preceding the commencement of such Renewal Term (such immediately preceding year, the respective “Preceding Lease Year”), (B) no such adjustment shall cause the CPLV Base Rent or HLV Base Rent, as applicable, to be increased by more than ten percent (10%) of the CPLV Base Rent or HLV Base Rent, as applicable, in effect as of the last day of the Preceding Lease Year and (C) such Fair Market Base Rental Value shall be determined as provided in Section 34.1. On each Escalator Adjustment Date during such Renewal Term, the CPLV Base Rent and HLV Base Rent, as applicable, payable for such Lease Year shall be equal to the CPLV Base Rent or HLV Base Rent, as applicable, payable for the immediately preceding Lease Year (as in effect on the last day of such preceding Lease Year), in each case multiplied by the Escalator.

(ii) CPLV Variable Rent and HLV Variable Rent for each Lease Year during such Renewal Term (for each Renewal Term, the “Renewal Term Variable Rent Period”) shall be equal to the CPLV Variable Rent or HLV Variable Rent, as applicable, in effect as of the last day of the Preceding Lease Year, adjusted as follows:

(A) with respect to each of the Leased Property (CPLV) and Leased Property (HLV), in the event that the average annual Net Revenue (in the case of CPLV Variable Rent, with respect to the CPLV Facility, and in the case of HLV Variable Rent, with respect to the HLV Facility) for the three (3) consecutive Fiscal Periods ending immediately prior to the end of the Preceding Lease Year exceeds the average annual Net Revenue (with respect to the CPLV Facility or HLV Facility, as applicable) for the three (3) consecutive Fiscal Periods ending immediately prior to the end of the Lease Year five (5) years prior to the Preceding Lease Year (except, with respect to the first (1st) Renewal Term, instead of the Lease Year five (5) years prior to the Preceding Lease Year, it shall be the fifteenth (15th) Lease Year) (i.e., (x) in respect of the first (1st) Renewal Term, the three (3) consecutive Fiscal Periods ending immediately prior to the end of the fifteenth (15th) Lease Year, and (y) in respect of each subsequent Renewal Term, the three (3) consecutive Fiscal Periods ending immediately prior to the end of the Lease Year immediately preceding the first (1st) Lease Year of the immediately preceding Renewal Term) (any such excess, the respective “Renewal Term Increase”), the CPLV Variable Rent and HLV Variable Rent, as applicable, for such Renewal Term shall equal the CPLV Variable Rent and HLV Variable Rent, as applicable, in effect as of the last day of the Preceding Lease Year increased by an amount equal to the product of (a) four percent (4%) and (b) such Renewal Term Increase for the CPLV Facility or HLV Facility, as applicable; or

(B) with respect to each of the Leased Property (CPLV) and Leased Property (HLV), in the event that the average annual Net Revenue (in the case of CPLV Variable Rent, with respect to the CPLV Facility, and in the case of HLV Variable Rent, with respect to the HLV Facility) for the three (3) consecutive Fiscal Periods ending immediately prior to the end of the Preceding Lease Year is less than the average annual Net Revenue (with respect to the CPLV Facility or HLV Facility, as applicable) for the three (3) consecutive Fiscal Periods ending immediately prior to the end of the Lease Year five (5) years prior to the Preceding Lease Year (except, with respect to the first (1st) Renewal Term, instead of the Lease Year five (5) years prior to the Preceding Lease Year, it shall be the fifteenth (15th) Lease Year) (i.e., (x) in respect of the first (1st) Renewal Term, the three (3) consecutive Fiscal Periods ending immediately prior to the end of the fifteenth (15th) Lease Year and (y) in respect of each subsequent Renewal Term, the three (3) consecutive Fiscal Periods ending immediately prior to the end of the Lease Year immediately preceding the first (1st) Lease Year of the immediately preceding Renewal Term) (any such difference, the respective “Renewal Term Decrease”), the CPLV Variable Rent and HLV

Variable Rent, as applicable, for such Renewal Term shall equal the CPLV Variable Rent and HLV Variable Rent, as applicable, in effect as of the last day of the Preceding Lease Year decreased by an amount equal to the product of (a) four percent (4%) and (b) such Renewal Term Decrease for the CPLV Facility or HLV Facility, as applicable.

(iii) Supplemental Rent shall be equal to Thirty-Five Million and No/100 Dollars ($35,000,000.00) per Lease Year.

(iv) Notwithstanding anything herein to the contrary, (i) but subject to any reduction in Rent by the Rent Reduction Amount pursuant to and in accordance with the terms of this Lease, in no event shall (x) annual CPLV Base Rent during any Lease Year after the seventh (7th) Lease Year be less than eighty percent (80%) of the CPLV Initial Rent in the seventh (7th) Lease Year, and (y) annual HLV Base Rent during any Lease Year after the seventh (7th) Lease Year be less than eighty percent (80%) of the HLV Initial Rent in the seventh (7th) Lease Year, and (ii) in no event shall the Variable Rent be less than Zero Dollars ($0.00).

The Parties hereby acknowledge that on the First Amendment Date a prepayment of Rent in kind in the amount of One Hundred Thirty-Two Million and No/100 Dollars ($132,000,000.00) was deemed to have been made by Tenant and received by Landlord, which amount is in addition to all other amounts otherwise required to be payable as Rent hereunder.

“Rent Reduction Amount”: (a) Subject to the penultimate sentence of this definition of “Rent Reduction Amount”, if all or a portion of the Leased Property (CPLV Non-Octavius) is affected by the applicable Partial Taking or is being removed from this Lease (i) with respect to the CPLV Base Rent, a proportionate reduction of CPLV Base Rent, which proportionate amount shall be determined by comparing (1) the EBITDAR of CPLV Tenant from the Leased Property (CPLV Non-Octavius) for the Trailing Test Period versus (2) the EBITDAR of CPLV Tenant from the Leased Property (CPLV Non-Octavius) for the Trailing Test Period calculated to remove the EBITDAR attributable to the portion of the Leased Property (CPLV Non-Octavius) affected by the Partial Taking or that is being removed from this Lease (as applicable) and (ii) with respect to CPLV Variable Rent, a proportionate reduction of CPLV Variable Rent calculated in the same manner as set forth with respect to CPLV Base Rent above, (b) if all or a portion of the Leased Property (Octavius) is affected by the applicable Partial Taking or is being removed from this Lease, with respect to the Supplemental Rent, a proportionate reduction of Supplemental Rent, which proportionate amount shall be determined by comparing (1) the EBITDAR of CPLV Tenant from the Leased Property (Octavius) for the Trailing Test Period versus (2) the EBITDAR of CPLV Tenant from the Leased Property (Octavius) for the Trailing Test Period calculated to remove the EBITDAR attributable to the portion of the Leased Property (Octavius) affected by the Partial Taking or that is being removed from this Lease (as applicable), and (c) subject to the penultimate sentence of this definition of “Rent Reduction Amount”, if all or a portion of the Leased Property (HLV) is affected by the applicable Partial Taking or is being removed from this Lease (i) with respect to the HLV Base Rent, a proportionate reduction of HLV Base Rent, which proportionate amount shall be determined by comparing (1) the EBITDAR of HLV Tenant from the Leased Property (HLV) for the Trailing Test Period versus (2) the EBITDAR of HLV Tenant from the Leased Property (HLV) for the Trailing Test Period calculated to remove the EBITDAR attributable to the portion of the Leased Property (HLV) affected by the Partial Taking or that is being removed from this Lease (as applicable) and (ii) with respect to

HLV Variable Rent, a proportionate reduction of HLV Variable Rent calculated in the same manner as set forth with respect to HLV Base Rent above. Following the application of the Rent Reduction Amount to the Rent hereunder, for purposes of calculating any applicable adjustments to Variable Rent based on increases or decreases in Net Revenue, such calculations of Net Revenue shall exclude Net Revenue attributable to the portion of the Leased Property affected by the Partial Taking or that was removed from this Lease (even if such portion of the Leased Property had not yet been affected by the Partial Taking nor removed from this Lease as of the applicable Lease Year for which Net Revenue is being measured). Notwithstanding anything to the contrary contained herein, an amount equal to the applicable Initial Rent Increase Exclusion Amount shall be excluded from the CPLV Rent amount or HLV Rent amount, as applicable (it being understood, for the avoidance of doubt, that (x) in conjunction with a Rent Reduction Amount determination prior to the commencement of the eighth (8th) Lease Year, such exclusion shall be applied with respect to the CPLV Initial Rent amount or the HLV Initial Rent amount, as applicable, and (y) in conjunction with a Rent Reduction Amount determination following the commencement of the eighth (8th) Lease Year, such exclusion shall be applied with respect to the CPLV Base Rent amount or the HLV Base Rent amount, as applicable) in determining the applicable reduction in Rent pursuant to clause (a) or clause (c) above if there is a Partial Taking or if a portion of the respective Leased Property is being removed from this Lease and in no event shall the Initial Rent Increase Exclusion Amount be reduced or otherwise affected as a result of the foregoing, it being understood that the amount of the Initial Rent Increase Exclusion Amount shall continue to be paid (and adjusted, as applicable) without any reduction or abatement in any respect based on a Partial Taking or because a portion of the Leased Property is being removed from this Lease (except to the extent Leased Property is removed from this Lease pursuant to a Severance Lease pursuant to Section 18.2, in which event the applicable Initial Rent Increase Exclusion Amount shall continue to be paid (and adjusted, as applicable) pursuant to the terms of such Severance Lease). For purposes hereof, “Initial Rent Increase Exclusion Amount” means, as of any date of determination, (i) the CPLV Initial Rent Increase or HLV Initial Rent Increase, as applicable (in each case as the same is increased annually under clause (ii) of this sentence through the applicable Escalator Adjustment Date, if any, immediately preceding the date of determination), multiplied by, (ii) on each Escalator Adjustment Date following the Second Amendment Date and prior to the date of determination, the Escalator.

“Replacement Guaranty”: A guaranty made by a Qualified Replacement Guarantor which shall contain provisions, terms and conditions similar in form and substance to the provisions, terms and conditions of the Guaranty.

“Replacement Management Agreement”: A management agreement with respect to the management of the Facilities, between a Qualified Replacement Manager and a Qualified Transferee, that provides for the management of the Leased Property on terms and conditions not materially less favorable to Tenant (and the Leased Property), (i) with respect to a Qualified Replacement Manager that is an Affiliate of the Qualified Transferee, than as provided in the MLSA (as defined in the Amended Original CPLV Lease), or (ii) with respect to a Qualified Replacement Manager that is not an Affiliate of the Qualified Transferee, than would be obtained in an arm’s-length management agreement with a third party, and, in all events the provisions, terms and conditions thereof shall not be intended to or designed to frustrate, vitiate or reduce the payment of Variable Rent or the other provisions of this Lease.

“Reporting Subsidiary”: Any entity required by GAAP to be consolidated for financial reporting purposes by a Person, regardless of ownership percentage.

“Representatives”: With respect to any Person, such Person’s officers, employees, directors, accountants, attorneys and other consultants, experts or agents of such Person, and actual or prospective arrangers, underwriters, investors or lenders with respect to indebtedness or Equity Interests that may be incurred or issued by such Person or such Person’s Affiliates (including any Additional Fee Mortgagee), to the extent that any of the foregoing actually receives non-public information hereunder. In addition, and without limitation of the foregoing, the term “Representatives” shall include, (a) in the case of Landlord, PropCo 1, PropCo, Landlord REIT and any Affiliate thereof, and (b) in the case of Tenant, CEOC, ERI and any Affiliate thereof.

“Required Capital Expenditures”: The applicable Capital Expenditures required to satisfy the Minimum Cap Ex Requirements.

“Retail Sales”: As defined in the definition of Net Revenue.

“Right to Terminate Notice”: As defined in Section 17.1(d).

“ROFR Agreement”: That certain Second Amended and Restated Right of First Refusal Agreement, dated as of the First Amendment Date, by and between CEC and PropCo, as amended, modified or supplemented from time to time, as the same is being terminated on the Second Amendment Date.

“SEC”: The United States Securities and Exchange Commission.

“Second Amendment”: The amendment to this Lease effected as of the Second Amendment Date.

“Second Amendment Date”: July 20, 2020.

“Second Variable Rent Period”: As defined in clause (b)(ii)(B) of the definition of “Rent.”

“Section 34.2 Dispute”: As defined in Section 34.2.

“Securities Act”: The Securities Act of 1933, as amended, or any successor statute, and the rules and regulations promulgated thereunder.

“Services Co”: Caesars Enterprise Services LLC, or any additional, replacement or successor services company engaged in performing services on behalf of Tenant and related entities similar, in whole or in part, to those performed by, or contemplated to be performed by, Caesars Enterprise Services LLC on the Commencement Date.

“Services Co Proprietary Information and Systems”: All of the following Intellectual Property owned by or licensed to Services Co or its Subsidiaries: (i) proprietary information, techniques and methods of operating gaming, hotel and related businesses; (ii) proprietary information, techniques and methods of designing games used in gaming and related businesses; (iii) proprietary information, techniques and methods of training employees in the gaming, hotel and related business; and (iv) proprietary business plans, projections and marketing, advertising and promotion plans, strategies, and systems.

“Severance Guaranty”: A separate guaranty amongst Guarantor and the transferee landlord under the Severance Lease, which Severance Guaranty shall be in form and substance similar to the Guaranty but shall reflect that such Severance Guaranty shall only apply to the Facility (or Facilities) leased pursuant to the applicable Severance Lease. After the creation of a Severance Guaranty with an Affiliate of Landlord, such Severance Guaranty shall be considered an Other Guaranty hereunder.

“Severance Lease”: A separate lease with respect to a Facility, created when Landlord transfers a specific Facility (or Facilities), which lease shall comply with the requirements set forth in Section 18.2 hereof. After the creation of a Severance Lease with an Affiliate of Landlord, such Severance Lease shall be considered an Other Lease hereunder.

“Software”: As they exist anywhere in the world, any computer software, firmware, microcode, operating system, embedded application, or other program, including all source code, object code, specifications, databases, designs and documentation related to such programs.

“SPE Tenant”: Collectively or individually, as the context may require, each Tenant other than CEOC.

“Specified REAs”: (i) That certain Declaration of Covenants, Restrictions and Easements dated May 20, 2011, recorded as Instrument No. 201105200002942 in the Official Records, Clark County, Nevada, as amended by that certain First Amendment to the Declaration of Covenants, Restrictions and Easements dated as of October 11, 2013, recorded as Instrument No. 201310110002342, as amended by that certain Second Amendment to the Declaration of Covenants, Restrictions and Easements dated on or about the Commencement Date and (ii) that certain Second Amended and Restated Parking Agreement and Grant of Reciprocal Easements and Declaration of Covenants dated February 7, 2003, recorded as Document No. 1516 in Book 20031118 in the Official Records, Clark County, Nevada, as amended by that certain Assignment and Assumption of Second Amended and Restated Parking Agreement and Grant of Reciprocal Easements and Declaration of Covenants dated as of November 14, 2003, as amended by that certain First Amendment to Second Amended and Restated Parking Agreement and Grant of Reciprocal Easements and Declaration of Covenants dated April 29, 2016, recorded as Instrument Number 20160503-0002965 in the Official Records, Clark County, Nevada, and as amended by that certain Second Amendment to Second Amended and Restated Parking Agreement and Grant of Reciprocal Easements and Declaration of Covenants dated on or about the Commencement Date.

“Specified Sublease”: Any Sublease (a)(i) affecting any portion of the Leased Property (CPLV), and (ii) in effect on the Commencement Date, or (b)(i) affecting any portion of the Leased Property (HLV), and (ii) in effect on the HLV Lease Commencement Date. A list of all Specified Subleases as of the Commencement Date or HLV Lease Commencement Date, as applicable, is annexed as Schedule 4 hereto.

“Stated Expiration Date”: As defined in Section 1.3.

“Stub Period”: As defined in Section 10.5(a)(v).

“Stub Period Multiplier”: As defined in Section 10.5(a)(v).

“Subject Entity”: As defined in the definition of Change of Control.

“Subject Facility”: As defined in Section 13.10(a).

“Subject Transaction”: As defined in the definition of Change of Control.

“Sublease”: (i) Any sublease, sub-sublease, license, management agreement to operate (but not occupy as a tenant) a particular space at a Facility, or other similar agreement in respect of use or occupancy of any portion of the Leased Property, but excluding Bookings, and (ii) without limitation of clause (i), any Permitted Sportsbook Sublease.

“Subsidiary”: As to any Person, (i) any corporation more than fifty percent (50%) of whose stock of any class or classes having by the terms thereof ordinary voting power to elect a majority of the directors of such corporation (irrespective of whether or not at the time stock of any class or classes of such corporation shall have or might have voting power by reason of the happening of any contingency) is at the time of determination owned by such Person and/or one or more Subsidiaries of such Person, and (ii) any partnership, limited liability company, association, joint venture or other entity in which such Person and/or one or more Subsidiaries of such Person has more than a fifty percent (50%) Equity Interest at the time of determination.

“Subtenant”: The tenant or, as the context may require, the manager or similar counterparty, under any Sublease.

“Successor Tenant”: As defined in Section 36.1.

“Successor Tenant Rent”: As defined in Section 36.3.

“Supplemental Rent”: The Supplemental Rent component of Rent, as defined in more detail in clauses (a), (b) and (c) of the definition of “Rent.”

“System-wide IP”: All of the Intellectual Property (in each case, excluding Property Specific IP and Property Specific Guest Data) that (i) Services Co or any of its Subsidiaries currently license, contemplate to license or otherwise provide to facilitate the provision of services by or on behalf of Services Co or any of its Subsidiaries to any properties owned by CEOC or its Affiliates, (ii) Services Co or any of its Subsidiaries currently provide or contemplate to provide pursuant to, or is otherwise necessary for the performance of, any property management agreement applicable to a property owned by CEOC or an Affiliate of CEOC, (iii) is necessary for the provision of Enterprise Services by Services Co or any of its Subsidiaries, (iv) is generally used by CEOC, its Affiliates and their respective Subsidiaries for their respective properties, including any and all Intellectual Property comprising and/or related to the Caesars Rewards Program, or (v) is developed, created or acquired by or on behalf of Services Co or any of its Subsidiaries and is not a derivative work of any Intellectual Property licensed to Services Co.

“Taking”: Any taking of all or any part of the Leased Property and/or the Leasehold Estate or any part thereof, in or by Condemnation, including by reason of the temporary requisition of the use or occupancy of all or any part of the Leased Property by any governmental authority, civil or military.

“Tenant”: As defined in the preamble.

“Tenant Capital Improvement”: A Capital Improvement other than a Material Capital Improvement funded by Landlord pursuant to a Landlord MCI Financing. The term “Tenant Capital Improvement” shall not include Capital Improvements conveyed by Tenant to Landlord.

“Tenant Competitor”: As of any date of determination, any Person (other than Tenant and its Affiliates) that is engaged, or is an Affiliate of a Person that is engaged, in the ownership or operation of a Gaming business; provided, that, (i) for purposes of the foregoing, ownership of the real estate and improvements where a Gaming business is conducted, without ownership of the Gaming business itself, shall not be deemed to constitute the ownership of a Gaming business, (ii) any investment fund or other Person with an investment representing an equity ownership of fifteen percent (15%) or less in a Tenant Competitor and no Control over such Tenant Competitor shall not be a Tenant Competitor, (iii) solely for purposes of Section 18.4(c), a Person with an investment representing an equity ownership of twenty-five percent (25%) or less in a Non-Core Tenant Competitor shall be deemed to not have Control over such Tenant Competitor, (iv) Landlord shall not be deemed to become a Tenant Competitor by virtue of it or its Affiliate’s acquiring ownership of, or engaging in the ownership or operation of, a Gaming business, if Landlord or any of its Affiliates first offered (prior to the Second Amendment Date) CEC (or its Subsidiary, as applicable) the opportunity to lease and manage such Gaming business pursuant to the ROFR Agreement and CEC (or its Subsidiary, as applicable) did not accept such offer, and (v) neither Landlord nor any of its Affiliates shall be a Tenant Competitor by reason of Landlord or its Affiliate’s ownership of an interest in CR Baltimore Holdings, LLC, CBAC Gaming, LLC or any of their respective subsidiaries.

“Tenant Event of Default”: As defined in Section 16.1.

“Tenant Indemnified Party”: As defined in Section 21.1.

“Tenant Information”: Information concerning Tenant, ERI or their respective Affiliates or any of their respective assets or businesses, including, without limitation, the operation of the Leased Property

“Tenant Material Capital Improvement”: As defined in Section 10.4(e).

“Tenant Party”: As defined in the definition of “Licensing Event.”

“Tenant Prohibited Person”: Any Person that is (or is owned or Controlled by a Person that is) generally recognized in the community as being a Person of ill repute or who has or is reasonably believed to have an adverse reputation or character, in either case, which is more likely than not to jeopardize Tenant’s or any of its Affiliates’ ability to hold a Gaming License or to be associated with a Gaming licensee under any applicable Gaming Regulations (other than any Gaming Authority established by any Native American tribe).

“Tenant Transferee Requirement”: As defined in Section 22.2(i).

“Tenant’s Initial Financing”: The financing provided under that certain Credit Agreement, dated as of December 22, 2017, among CRC, as borrower, the other borrowers party thereto from time to time, the Lenders (as defined therein) party thereto from time to time and Credit Suisse AG, Cayman Islands Branch, as administrative agent for the Lenders and collateral agent for the Secured Parties (as defined therein), as amended by that certain First Amendment to Credit Agreement, dated as of June 15, 2020, as modified by that certain Incremental Assumption Agreement No. 1, dated on or about the Second Amendment Date and that certain Incremental Assumption Agreement No. 2, dated on or about the Second Amendment Date.

“Tenant’s MCI Intent Notice”: As defined in Section 10.4(a).

“Tenant’s Property”: All assets of Tenant and its Subsidiaries (other than the Leased Property and, for purposes of Article XXXVI only, any Intellectual Property that will not be transferred to a Successor Tenant under Article XXXVI) primarily related to or used in connection with the operation of the business conducted on or about the Leased Property or any portion thereof, together with all replacements, modifications, additions, alterations and substitutes therefor and including all goodwill and going concern value associated with Tenant’s Property.

“Term”: As defined in Section 1.3.

“Terminated HLV Lease”: As defined in the recitals.

“Third-Party MCI Financing”: As defined in Section 10.4(c).

“Third Variable Rent Period”: As defined in clause (b)(ii)(C) of the definition of “Rent.”

“Title Violation”: As defined in Section 21.2.

“Total Leverage Ratio”: With respect to any Person and its Subsidiaries on a consolidated basis, on any date, the ratio of (i) the aggregate principal amount of (without duplication) all indebtedness consisting of Capital Lease Obligations, indebtedness for borrowed money, unreimbursed obligations in respect of drawn letters of credit (but excluding contingent obligations under outstanding letters of credit) and other purchase money indebtedness and guarantees of any of the foregoing obligations, of such Person and its Subsidiaries determined on a consolidated basis on such date in accordance with GAAP (it being understood that neither this Lease nor the Other Leases nor any other Gaming Lease shall be treated as indebtedness, regardless of how they are treated under GAAP) to (ii) EBITDA.

“Total Net Leverage Ratio”: With respect to any Person and its Subsidiaries on a consolidated basis, on any date, the ratio of (i) (a) the aggregate principal amount of (without duplication) all indebtedness consisting of Capital Lease Obligations, indebtedness for borrowed money, unreimbursed obligations in respect of drawn letters of credit (but excluding contingent obligations under outstanding letters of credit) and other purchase money indebtedness and guarantees of any of the foregoing obligations, of such Person and its Subsidiaries determined on a consolidated basis on such date in accordance with GAAP (it being understood that neither this Lease nor the Other Leases nor any other Gaming Lease shall be treated as indebtedness, regardless of how they are treated under GAAP) less (b) the aggregate amount of all Cash of such Person and its Subsidiaries (provided, that, in the case of Cash held by Domestic Subsidiaries of a Person that is not incorporated in, or organized under the laws of, the United States or any state or territory thereof or the District of Columbia, such Cash must be held at a bank or other financial institution located in the United States or any territory thereof or the District of Columbia) that would not appear as “restricted” on a consolidated balance sheet of such Person and its Subsidiaries to (ii) EBITDA.

“Trademarks”: As defined in the definition of Intellectual Property.

“Trailing Test Period”: For any date of determination, the period of the four (4) most recently ended consecutive calendar quarters prior to such date of determination for which Financial Statements are available.

“Triennial Allocated Minimum Cap Ex Amount B Ceiling”: The difference of (a) the Triennial Minimum Cap Ex Amount B, minus (b) the Triennial Allocated Minimum Cap Ex Amount B Floor (as defined in the Regional Lease). Notwithstanding anything herein to the contrary, fifty percent (50%) of all Capital Expenditures with respect to the Leased Property (CPLV) constituting Material Capital Improvements shall be credited toward the Triennial Allocated Minimum Cap Ex Amount B Ceiling applicable to the Triennial Period during which such Capital Expenditures were incurred and the other fifty percent (50%) of such Capital Expenditures constituting Material Capital Improvements shall not be credited toward the Triennial Allocated Minimum Cap Ex Amount B Ceiling.

“Triennial Allocated Minimum Cap Ex Amount B Floor”: An amount equal to Eighty-Four Million and No/100 Dollars ($84,000,000.00), as reduced from time to time by the applicable Minimum Cap Ex Reduction Amount in the event that the Triennial Minimum Cap Ex Amount B is reduced by the applicable Minimum Cap Ex Reduction Amount. Notwithstanding anything herein to the contrary, fifty percent (50%) of all Capital Expenditures with respect to the Leased Property (CPLV) constituting Material Capital Improvements shall be credited toward the Triennial Allocated Minimum Cap Ex Amount B Floor applicable to the Triennial Period during which such Capital Expenditures were incurred and the other fifty percent (50%) of such Capital Expenditures constituting Material Capital Improvements shall not be credited toward the Triennial Allocated Minimum Cap Ex Amount B Floor.

“Triennial Minimum Cap Ex Amount B”: An amount equal to Four Hundred Twenty-Seven Million Seven Hundred Thousand and No/100 Dollars ($427,700,000.00); provided, however, that for purposes of calculating the Triennial Minimum Cap Ex Amount B, Capital Expenditures during the applicable Triennial Period shall not include any of the following (without duplication): (a) Capital Expenditures by any subsidiaries of Tenant that are non-U.S. subsidiaries or are “unrestricted subsidiaries” as defined under Tenant’s debt documentation, (b) any Capital Expenditures of Tenant related to gaming equipment, (c) any Capital Expenditures of Tenant related to corporate shared services, nor (d) any Capital Expenditures with respect to properties that are not included in the Leased Property (CPLV) or Other Leased Property. The Triennial Minimum Cap Ex Amount B shall be decreased from time to time (u) in the event the Other Tenant under the Regional Lease elects to cease “Continuous Operations” (as defined in the Regional Lease) of an Other Facility that is not a “Continuous Operation Facility” (as defined in the Regional Lease) for at least twelve (12) consecutive months, (v) upon the execution of a Severance Lease in respect of the Leased Property (CPLV) or upon the execution of a Severance Lease (as defined in the applicable Other Lease), (w) upon an L1 Transfer, an L2 Transfer or an L1/L2 Transfer, (x) in the event of any termination or partial termination of either this Lease with respect to the Leased Property (CPLV) or the Other Leases in connection with any Condemnation, Casualty Event or “Casualty Event” (as defined in the applicable Other Lease), or in the event of the expiration of any applicable “Maximum Fixed Rent Term” (under and as defined in any Other Lease), in any case in accordance with the express terms of this Lease or the Other Leases (as applicable), and in any case that results in the removal of Material Leased Property from, or the termination of, this Lease with respect to the Leased Property (CPLV) or the Other Leases (as applicable); and (y) in connection with any disposition of all of the Other Leased Property under any Other Lease in accordance with Article XVIII of such Other Lease and the assignment of such Other Lease to a third party Acquirer (as defined in such Other Lease); with such decrease, in each case of clause (u), (v), (w), (x) or (y) above, being equal to the applicable Minimum Cap Ex Reduction Amount. Notwithstanding anything herein to the contrary but subject to the next sentence, fifty percent (50%) of all Capital Expenditures and Other Capital Expenditures constituting Material Capital Improvements or Other Material Capital Improvements shall be credited toward the Triennial Minimum Cap Ex Amount B applicable to the Triennial Period during which such Capital Expenditures or Other Capital Expenditures were incurred and the other fifty percent (50%) of such Capital Expenditures and Other Capital Expenditures constituting Material Capital Improvements or Other Material Capital Improvements shall not be credited toward the Triennial Minimum Cap Ex Amount B. Without limitation of anything set forth in the foregoing, it is acknowledged and agreed that any Other Capital Expenditures with respect to any one or more of the London Clubs (as defined in the Amended Original CPLV Lease) shall not be included in the calculation of the Triennial Minimum Cap Ex Amount B. Notwithstanding the foregoing, (i) in no event shall any Other Capital Expenditures expended in connection with the HNO License Extension Improvements (as defined in the Regional Lease) be credited towards the Triennial Minimum Cap Ex Amount B and (ii) one hundred percent (100%) of all Other Capital Expenditures expended in connection with the “Southern Indiana Redevelopment Project” (as defined in the Regional Lease) in an aggregate amount not to exceed Eighty-Five Million and No/100 Dollars ($85,000,000.00) shall be credited in full toward the Triennial Minimum Cap Ex Amount B. Capital Expenditures expended in connection with the Southern Indiana Redevelopment Project were: (a) approximately Nineteen Million One Hundred Thousand and No/100 Dollars ($19,100,000.00) in the Fiscal Year that commenced on January 1, 2018; and (b) approximately Fifty-Eight Million Seven Hundred Thousand and No/100 Dollars ($58,700,000.00) in the Fiscal Year that commenced on January 1, 2019. As of the Second Amendment Date, it is anticipated that Capital Expenditures made in connection with the Southern Indiana Redevelopment Project will be Seven Million Two Hundred Thousand and No/100 Dollars ($7,200,000.00) in the Fiscal Year that commenced on January 1, 2020.

“Triennial Minimum Cap Ex Requirement B”: A defined in Section 10.5(a)(iv).

“Triennial Period”: Each period of three (3) full Fiscal Years during the Term.

“Triennial Test Period”: With respect to any Person, for any date of determination, the period of the twelve (12) most recently ended consecutive Fiscal Quarters of such Person for which Financial Statements are available.

“Unavoidable Delay”: Delays due to strikes, lockouts, inability to procure materials, power failure, acts of God, governmental restrictions, enemy action, civil commotion, fire, unavoidable casualty or other causes beyond the reasonable control of the Party responsible for performing an obligation hereunder; provided, that lack of funds, in and of itself, shall not be deemed a cause beyond the reasonable control of a Party.

“Unsuitable for Its Primary Intended Use”: A state or condition of the Leased Property such that by reason of a Partial Taking the Leased Property cannot, following restoration thereof (to the extent commercially practical), be operated on a commercially practicable basis for the Primary Intended Use for which it was primarily being used immediately preceding the taking, taking into account, among other relevant economic factors, the amount of square footage and the estimated revenue affected by such Partial Taking.

“Variable Rent”: The Variable Rent component of Rent, as defined in more detail in clauses (b) and (c) of the definition of “Rent”. Variable Rent is comprised of CPLV Variable Rent and HLV Variable Rent.

“Variable Rent Base Amount”: As defined in clause (b)(ii)(A) of the definition of “Rent.”

“Variable Rent Determination Period”: Each of (i) the three (3) consecutive Fiscal Periods that ended immediately prior to the end of the second (2nd) Lease Year (i.e., the three (3) consecutive Fiscal Periods ending September 30, 2019) and (ii) the three (3) consecutive Fiscal Periods in each case that end immediately prior to the end of the seventh (7th) Lease Year (i.e., the three (3) consecutive Fiscal Periods ending September 30, 2024), the tenth (10th) Lease Year (i.e., the three (3) consecutive Fiscal Periods ending September 30, 2027), the fifteenth (15th) Lease Year (i.e., the three (3) consecutive Fiscal Periods ending September 30, 2032), the last Lease Year of the Initial Term (i.e., the three (3) consecutive Fiscal Periods ending June 30, 2035) and the last Lease Year of each Renewal Term (other than the final Renewal Term) (i.e., the three (3) consecutive Fiscal Periods ending June 30, 2040, June 30, 2045 and June 30, 2050 respectively).

“Variable Rent Payment Period”: Collectively or individually, each of the First Variable Rent Period, the Second Variable Rent Period, the Third Variable Rent Period and each of the Renewal Term Variable Rent Periods.

“Variable Rent Statement”: As defined in Section 3.2(a).

“WH Net Revenue”: As defined in Section 23.1(b)(xx).

“WH US Holdco”: William Hill U.S. Holdco, Inc., a Delaware corporation.

“Work”: Any and all work in the nature of construction, restoration, alteration, modification, addition, improvement or demolition in connection with the performance of any Alterations and/or any Capital Improvements.

ARTICLE III

RENT

3.1 Payment of Rent.

(a) Generally. During the Term, Tenant will pay to Landlord the Rent and Additional Charges in lawful money of the United States of America and legal tender for the payment of public and private debts, in the manner provided in Section 3.4.

(b) Payment of Rent until Commencement of Variable Rent. On the Commencement Date, a prorated portion of the first monthly installment of Rent shall be paid by Tenant for the period from the Commencement Date until the last day of the calendar month in which the Commencement Date occurs, based on the number of days during such period. Thereafter, for the first seven (7) Lease Years, Rent shall be payable by Tenant in consecutive monthly installments equal to one-twelfth (1/12th) of the Rent amount for the applicable Lease Year on the first (1st) day of each calendar month (or the immediately preceding Business Day if the first (1st) day of the month is not a Business Day), in advance for such calendar month, during that Lease Year. Notwithstanding anything to the contrary in the foregoing sentence, (i) no Supplemental Rent shall be payable with respect to the period prior to the First Amendment Date, (ii) on the First Amendment Date, the amount of each remaining monthly installment of Rent in the Lease Year in which the First Amendment Date occurs (i.e., each installment of Rent payable in such Lease Year after the First Amendment Date) shall be recalculated to give effect to the addition of Supplemental Rent as a component of Rent (as effectuated by the amendments to this Lease on the First Amendment Date), (iii) on the First Amendment Date, a prorated portion of the amount of the monthly installment of Supplemental Rent for the month in which the First Amendment Date occurs shall be paid by Tenant for the period from the First Amendment Date until the last day of such calendar month, based on the number of days during such period (provided, however, that if Tenant pays or has paid (as an Imposition) rent under the Prior Octavius Ground Lease in respect of such period, then such payment shall be credited in full against the amount due under this clause (iii)), (iv) on the Second Amendment Date, a prorated portion of an amount equal to the Initial Rent Increase for the month in which the Second Amendment Date occurs shall be paid by Tenant for the period from the Second Amendment Date until the last day of such calendar month, based on the number of days during such period, (v) other than the prorated portion of the HLV Initial Rent Increase to be paid in accordance with the immediately preceding clause (iv), no HLV Initial Rent shall be payable with respect to the period prior to the first (1st) day of the first (1st) full calendar month following the Second Amendment Date, (vi) other than the prorated portion of the CPLV Initial Rent Increase to be paid in accordance with the preceding clause (iv), no CPLV Initial Rent Increase shall be payable with respect to the period prior to the first (1st) day of the first (1st) full calendar month following the Second Amendment Date and (vii) on the Second Amendment Date, the amount of each remaining monthly installment of Rent in the Lease Year in which the Second Amendment Date occurs (i.e., each installment of Rent payable in such Lease Year after the Second Amendment Date) shall be recalculated to give effect to the addition of the Initial Rent Increase as a component of Rent (as effectuated by the amendments to this Lease on the Second Amendment Date).

(c) Payment of Rent following Commencement of Variable Rent. From the commencement of the eighth (8th) Lease Year and continuing until the Expiration Date, Base Rent, Variable Rent and Supplemental Rent during any Lease Year shall be payable in consecutive monthly installments equal to one-twelfth (1/12th) of the applicable Base Rent, applicable Variable Rent and Supplemental Rent amounts for the applicable Lease Year on the first (1st) day of each calendar month (or the immediately preceding Business Day if the first (1st) day of the month is not a Business Day), in advance for such calendar month, during that Lease Year; provided, however, that for each month where Variable Rent is payable but the amount thereof depends upon calculation of Net Revenue not yet known (e.g., the first few months of the eighth (8th) Lease Year, the eleventh (11th) Lease Year, the sixteenth (16th) Lease Year and (if applicable) the first (1st) Lease Year of each Renewal Term), the amount of the Variable Rent payable monthly in advance shall remain the same as in the immediately preceding month, and provided, further, that Tenant shall make a payment to Landlord (or be entitled to set off against its Rent payment due, as applicable) on the first (1st) day of the calendar month (or the immediately preceding Business Day if the first (1st) day of the month is not a Business Day) following the completion of such calculation in the amount necessary to “true-up” any underpayments or overpayments of Variable Rent for such interim period. Tenant shall complete such calculation of Net Revenue as provided in Section 3.2 of this Lease.

(d) Proration for Partial Lease Year. Unless otherwise agreed by the Parties in writing, Rent and applicable Additional Charges shall be prorated on a per diem basis as to any Lease Year containing less than twelve (12) calendar months, and with respect to any installment thereof due for any partial months at the beginning and end of the Term.

(e) Rent Allocation. From and after the Second Amendment Date, Rent shall be recognized for federal income tax purposes according to Section 467 of the Code without a specific allocation of fixed rent within the meaning of Treasury Regulation § 1.467-1(c)(2)(ii)(A). As prior versions of the Lease (including the Lease, as in effect immediately prior to giving effect to the Second Amendment) incorporated a specific rent allocation, for avoidance of doubt, Landlord and Tenant hereby agree to terminate the prior rent allocation effective as of the Second Amendment Date.

3.2 Variable Rent Determination.

(a) Variable Rent Statement. Tenant shall, no later than ninety (90) days after the end of each Variable Rent Determination Period during the Term, furnish to Landlord a statement (the “Variable Rent Statement”), which Variable Rent Statement shall (i) set forth the sum of the Net Revenue realized with respect to each Facility during each of (x) such just-ended Variable Rent Determination Period and (y) except with respect to the first (1st) Variable Rent Statement, the Variable Rent Determination Period immediately preceding such just-ended Variable Rent Determination Period, (ii) except with respect to the first (1st) Variable Rent Statement, set forth Tenant’s calculation of the per annum Variable Rent payable hereunder during the next Variable Rent Payment Period, (iii) be accompanied by reasonably appropriate supporting data and information, and (iv) be certified by a senior financial officer of Tenant and expressly state that such officer has examined the reports of Net Revenue therein and the supporting data and information accompanying the same, that such examination included such tests of Tenant’s books and records as reasonably necessary to make such determination, and that such statement accurately presents in all material respects the Net Revenue for the applicable periods covered thereby, so that Tenant shall commence paying the applicable Variable Rent payable during each Variable Rent Payment Period hereunder (in accordance with the calculation set forth in each such Variable Rent Statement) no later than the first (1st) day of the fourth (4th) calendar month during such Variable Rent Payment Period (or the immediately preceding Business Day if the first (1st) day of such month is not a Business Day).

(b) Maintenance of Records Relating to Variable Rent Statement. Tenant shall maintain, at its corporate offices, for a period of not less than six (6) years following the end of each Lease Year, adequate records which shall evidence the Net Revenue realized by each Facility during each Lease Year, together with all such records that would normally be examined by an independent auditor pursuant to GAAP in performing an audit of Tenant’s Variable Rent Statements. The provisions and covenants of this Section 3.2(b) shall survive the expiration of the Term or sooner termination of this Lease.

(c) Audits. At any time within two (2) years of receipt of any Variable Rent Statement, Landlord shall have the right to cause to be conducted an independent audit of the matters covered thereby, conducted by a nationally-recognized independent public accounting firm mutually reasonably agreed to by the Parties. Such audit shall be limited to items necessary to ascertain an accurate determination of the calculation of the Variable Rent payable hereunder, and shall be conducted during normal business hours at the principal executive office of Tenant. If it shall be determined as a result of such audit (i) that there has been a deficiency in the payment of Variable Rent, such deficiency shall become due and payable by Tenant to Landlord, within thirty (30) days after such determination, or (ii) that there has been an excess payment of Variable Rent, such excess shall become due and payable by Landlord to Tenant, within thirty (30) days after such determination. In addition, if any Variable Rent Statement shall be found to have understated the per annum Variable Rent payable during any Variable Rent Payment Period by more than two and one-half percent (2.5%), and Landlord is entitled to any additional Variable Rent as a result of such understatement, then (x) Tenant shall pay to Landlord all reasonable, out-of-pocket costs and expenses which may be incurred by Landlord in determining and collecting the understatement or underpayment, including the cost of the audit (if applicable) and (y) interest at the Overdue Rate on the amount of the deficiency from the date when said payment should have been made until paid. If it shall be determined as a result of such audit that the applicable Variable Rent Statement did not understate the per annum Variable Rent payable during any Variable Rent Payment Period by more than two and one-half percent (2.5%), then Landlord shall pay to Tenant all reasonable, out-of-pocket costs and expenses incurred by Tenant in making such determination, including the cost of the audit. In addition, if any Variable Rent Statement shall be found to have willfully and intentionally understated the per annum Variable Rent by more than five percent (5%), such understatement shall, at Landlord’s option, constitute a Tenant Event of Default under this Lease. Any audit conducted pursuant to this Section 3.2(c) shall be performed subject to and in accordance with the provisions of Section 23.1(c) hereof. The receipt by Landlord of any Variable Rent Statement or any Variable Rent paid in accordance therewith for any period shall not constitute an admission of the correctness thereof.

3.3 Late Payment of Rent or Additional Charges. Tenant hereby acknowledges that the late payment by Tenant to Landlord of any Rent or Additional Charges will cause Landlord to incur costs not contemplated hereunder, the exact amount of which is presently anticipated to be extremely difficult to ascertain. Accordingly, if any installment of Rent or Additional Charges payable directly to Landlord shall not be paid within four (4) days after its due date, Tenant shall pay to Landlord on demand a late charge equal to the lesser of (a) five percent (5%) of the amount of such installment or Additional Charges and (b) the maximum amount permitted by law. The Parties agree that this late charge represents a fair and reasonable estimate of the costs that Landlord will incur by reason of the late payment by Tenant. The Parties further agree that any such late charge constitutes Rent, and not interest, and such assessment does not constitute a lender or borrower/creditor relationship between Landlord and Tenant. If any installment of Rent (or Additional Charges payable directly to Landlord) shall not be paid within nine (9) days after its due date, the amount unpaid, including any late charges previously accrued and unpaid, shall bear interest at the Overdue Rate (from such ninth (9th) day after the due date of such installment until the date of payment thereof) (including interest accruing during the pendency of any bankruptcy, insolvency, receivership or other similar proceeding, whether or not a claim for such interest is allowed or allowable in such proceeding), and Tenant shall pay such interest to Landlord on demand. The payment of such late charge or such interest shall not constitute a waiver of, nor excuse or cure, any default under this Lease, nor prevent Landlord from exercising any other rights and remedies available to Landlord. No failure by Landlord to insist upon strict performance by Tenant of Tenant’s obligation to pay late charges and interest on sums overdue shall constitute a waiver by Landlord of its right to enforce the provisions, terms and conditions of this Section 3.3. No payment by Tenant nor receipt by Landlord of a lesser amount than may be required to be paid hereunder shall be deemed to be other than on account of any such payment, nor shall any endorsement or statement on any check or any letter accompanying any check tendered as payment be deemed an accord and satisfaction and Landlord, in its sole discretion, may accept such check or payment without prejudice to Landlord’s right to recover the balance of such payment due or pursue any other right or remedy in this Lease provided.

3.4 Method of Payment of Rent. Rent and Additional Charges to be paid to Landlord shall be paid by electronic funds transfer debit transactions through wire transfer, ACH or direct deposit of immediately available federal funds and shall be initiated by Tenant for settlement on or before the applicable Payment Date in each case (or, in respect of Additional Charges, as applicable, such other date as may be applicable hereunder); provided, however, if the Payment Date is not a Business Day, then settlement shall be made on the preceding Business Day. Landlord shall provide Tenant with appropriate wire transfer, ACH and direct deposit information in a Notice from Landlord to Tenant. If Landlord directs Tenant to pay any Rent or any Additional Charges to any party other than Landlord, Tenant shall send to Landlord, simultaneously with such payment, a copy of the transmittal letter or invoice and a check whereby such payment is made or such other evidence of payment as Landlord may reasonably require.

3.5 Net Lease. Landlord and Tenant acknowledge and agree that (i) this Lease is and is intended to be what is commonly referred to as a “net, net, net” or “triple net” lease, and (ii) the Rent (including, for the avoidance of doubt, the Initial Rent (including the CPLV Initial Rent and the HLV Initial Rent) and Supplemental Rent, and, following commencement of the obligation to pay Variable Rent hereunder, the Base Rent (including the CPLV Base Rent and the HLV Base Rent), Supplemental Rent and Variable Rent (including the CPLV Variable Rent and the HLV Variable Rent) components of the Rent) and Additional Charges shall be paid absolutely net to Landlord, without abatement, deferment, reduction, defense, counterclaim, claim, demand, notice, deduction or offset of any kind whatsoever, so that this Lease shall yield to Landlord the full amount or benefit of the installments of Rent (including, for the avoidance of doubt, the Initial Rent (including the CPLV Initial Rent and the HLV Initial Rent) and Supplemental Rent, and, following commencement of the obligation to pay Variable Rent (including the CPLV Variable Rent and the HLV Variable Rent) hereunder, the Base Rent (including the CPLV Base Rent and the HLV Base Rent), Supplemental Rent and Variable Rent (including the CPLV Variable Rent and the HLV Variable Rent) components of the Rent) and Additional Charges throughout the Term, all as more fully set forth in Article V and except and solely to the extent expressly provided in Article XIV (in connection with a Casualty Event), in Article XV (in connection with a Condemnation), in Section 3.1 (in connection with the “true-up”, if any, applicable to the onset of a Variable Rent Payment Period), in Section 18.2 and in Section 41.17. If Landlord commences any proceedings for non-payment of Rent, Tenant will not interpose any defense, offset, claim, counterclaim or cross complaint or similar pleading of any nature or description in such proceedings unless Tenant would lose or waive such claim by the failure to assert it. This shall not, however, be construed as a waiver of Tenant’s right to assert such claims in a separate action brought by Tenant. The covenants to pay Rent and Additional Charges hereunder are independent covenants, and Tenant shall have no right to hold back, deduct, defer, reduce, offset or fail to pay any such amounts for default by Landlord or for any other reason whatsoever, except solely as and to the extent provided in Section 3.1 and this Section 3.5.

ARTICLE IV

ADDITIONAL CHARGES

4.1 Impositions. Subject to Article XII relating to permitted contests, Tenant shall pay, or cause to be paid, all Impositions before they become delinquent (other than any payments with respect to (x) Ground Leases required to be made by Tenant pursuant to Section 7.3(a) or (y) Property Documents required to be made by Tenant pursuant to Section 7.2(g), which Tenant shall pay or cause to be paid when such payments are due and payable, as required under the applicable Ground Lease or Property Document) during the Term to the applicable taxing authority or other party imposing the same before any fine, penalty, premium or interest may be added for non-payment (provided, (i) such covenant shall not be construed to require early or advance payments that would reduce or discount the amount otherwise owed and (ii) Tenant shall not be required to pay any Impositions that under the terms of any applicable Ground Lease or Property Document are required to be paid by the Ground Lessor or counterparty thereunder (it being understood, for the avoidance of doubt, that (w) Tenant shall not be required to pay any Impositions with respect to the Leased Property (Octavius) that accrued prior to the First Amendment Date and that the applicable lessor was required to pay under the Prior Octavius Ground Lease, (x) Tenant shall be required to pay any Impositions with respect to the Leased Property (Octavius) that accrue from and after the First Amendment Date on the same terms as any other Leased Property hereunder, (y) Tenant shall not be required to pay any Impositions with respect to the Leased Property (HLV) that accrued prior to the Second Amendment Date and that HLV Landlord was required to pay under the HLV Lease and (z) Tenant shall be required to pay any Impositions with respect to the Leased Property (HLV) that accrue from and after the Second Amendment Date on the same terms as any other Leased Property hereunder)). Tenant shall make such payments directly to the taxing authorities where feasible, and on a monthly basis furnish to Landlord a summary of such payments, together, upon the request of Landlord, with copies of official receipts or other reasonably satisfactory proof evidencing such payments. If Tenant is not permitted to, or it is otherwise not feasible for Tenant to, make such payments directly to the taxing authorities or other applicable party, then Tenant shall make such payments to Landlord at least ten (10) Business Days prior to such payments becoming delinquent (except in the case of any such payments with respect to (x) Ground Leases required to be made by Tenant pursuant to Section 7.3(a) or (y) Property Documents required to be made by Tenant pursuant to Section 7.2(g), which Tenant shall pay or cause to be paid to Landlord at least ten (10) Business Days prior to such payments becoming due and payable under the applicable Ground Lease or Property Document), and Landlord shall make such payments to the taxing authorities or other applicable party prior to delinquency (or, in the case of any such payments with respect to (x) Ground Leases required to be made by Tenant pursuant to Section 7.3(a) or (y) Property Documents required to be made by Tenant pursuant to Section 7.2(g), the date that such payments are due and payable under the applicable Ground Lease or Property Document). If and to the extent funds for Impositions are being reserved by Tenant with and held by Fee Mortgagee, Tenant shall be permitted to make a direct request to Fee Mortgagee (contemporaneously providing a copy of such request to Landlord) to cause such funds to be applied to Impositions when due and payable, unless a Tenant Event of Default exists, and, to the extent Fee Mortgagee fails to make such disbursement, the failure to timely pay such Impositions shall not give rise to any Tenant Event of Default or other liability or obligation of Tenant hereunder. Landlord shall deliver to Tenant any bills received by Landlord for Impositions, promptly following Landlord’s receipt thereof. Tenant’s obligation to pay Impositions shall be absolutely fixed upon the date such Impositions become a lien upon the Leased Property or any part thereof to the extent payable during the Term, subject to Article XII. Notwithstanding anything in the first sentence of this Section 4.1 to the contrary, if any Imposition may, at the option of the taxpayer, lawfully be paid in installments, whether or not interest shall accrue on the unpaid balance of such Imposition, Tenant may pay the same, and any accrued interest on the unpaid balance of such Imposition, in installments before the same respectively become delinquent and before any fine, penalty, premium or further interest may be added thereto.

(a) Landlord, Landlord REIT or their Affiliate shall prepare and file all tax returns and reports as may be required by Legal Requirements with respect to Landlord’s net income, gross receipts, franchise taxes and taxes on its capital stock and any other returns required to be filed by or in the name of Landlord (the “Landlord Tax Returns”) (irrespective of whether the same comprise Impositions payable by Tenant hereunder or otherwise payable by Landlord, Landlord REIT or any of their Affiliates), and Tenant or Tenant’s applicable direct or indirect parent shall prepare and file all other tax returns and reports as may be required by Legal Requirements with respect to or relating to the Leased Property (including all Capital Improvements) and Tenant’s Property. If any property covered by this Lease is classified as personal property for tax purposes, Tenant shall file all required personal property tax returns in such jurisdictions where it is required to file pursuant to applicable Legal Requirements and provide copies to Landlord upon request.

(b) Any refund due from any taxing authority in respect of any Imposition paid by or on behalf of Tenant shall be paid over to or retained by Tenant, and any refund due from any taxing authority in respect of any Imposition paid by or on behalf of Landlord, if any, shall be paid over to or retained by Landlord.

(c) Landlord and Tenant shall, upon request of the other, provide such data as is maintained by the Party to whom the request is made with respect to the Leased Property as may be necessary to prepare any required tax returns and reports. Landlord, to the extent it possesses the same, and Tenant, to the extent it possesses the same, shall provide the other Party, upon request, with cost and depreciation records necessary for filing returns for any property classified as personal property. Where Landlord is legally required to file personal property tax returns, Landlord shall provide Tenant with copies of assessment notices indicating a value in excess of the reported value in sufficient time for Tenant to file a protest.

(d) Billings for reimbursement by Tenant to Landlord of personal property or real property taxes and any taxes due under the Landlord Tax Returns, if and to the extent Tenant is responsible for such taxes under the terms of this Section 4.1 (subject to Article XII), shall be accompanied by copies of any applicable Landlord Tax Returns (together with copies of all underlying supporting documentation for any such Landlord Tax Returns), a bill therefor and payments thereof, which shall identify in reasonable detail the personal property or real property or other tax obligations of Landlord with respect to which such payments are made.

(e) Impositions imposed or assessed in respect of the tax-fiscal period during which the Expiration Date occurs shall be adjusted and prorated between Landlord and Tenant; provided, that Tenant’s obligation to pay its prorated share of Impositions imposed or assessed before the Expiration Date in respect of a tax-fiscal period during the Term shall survive the Expiration Date (and its right to contest the same pursuant to Article XII shall survive the Stated Expiration Date). Landlord will not enter into agreements that will result in, or consent to the imposition of, additional Impositions without Tenant’s consent, which shall not be unreasonably withheld, conditioned or delayed; provided, (i) in each case, Tenant is given reasonable opportunity to participate in the process leading to such agreement and (ii) this sentence shall not restrict entry into agreements with Persons other than governmental or similar authorities or bodies on the basis that such agreements may have the effect of increasing franchise, capital stock or similar taxes that are required to be paid by Tenant hereunder. Impositions imposed or assessed in respect of any tax-fiscal period occurring (in whole or in part) prior to the Commencement Date or HLV Lease Commencement Date, as applicable, if any, shall be Tenant’s obligation to pay or cause to be paid.

4.2 Utilities and Other Matters. Tenant shall pay or cause to be paid all charges for electricity, power, gas, oil, water and other utilities used in the Leased Property. Tenant shall also pay or reimburse Landlord for all costs and expenses of any kind whatsoever which at any time with respect to the Term hereof may be imposed against Landlord by reason of any Property Documents, or with respect to easements, licenses or other rights over, across or with respect to any adjacent or other property which benefits the Leased Property or any Capital Improvement, including any and all costs and expenses associated with any utility, drainage and parking easements relating to the Leased Property (but excluding, for the avoidance of doubt, any costs and expenses under any Fee Mortgage Documents).

4.3 Compliance Certificate. Landlord shall deliver to Tenant, promptly following Landlord’s receipt thereof, any bills received by Landlord for items required to be paid by Tenant hereunder, including, without limitation, Impositions, utilities and insurance. Promptly upon request of Landlord (but, so long as no Tenant Event of Default is continuing, no more frequently than one (1) time per Fiscal Quarter), Tenant shall furnish to Landlord a certification stating that all or a specified portion of Impositions, utilities, insurance premiums or, to the extent specified by Landlord, any other amounts payable by Tenant hereunder that have, in each case, come due prior to the date of such certification have been paid (or that such payments are being contested in good faith by Tenant in accordance herewith) and specifying the portion of the Leased Property to which such payments relate.

4.4 Impound Account. At Landlord’s option following the occurrence and during the continuation of a monetary Tenant Event of Default (to be exercised by thirty (30) days’ written notice to Tenant), Tenant shall be required to deposit, at the time of any payment of Rent, an amount equal to one-twelfth (1/12th) of the sum of (i) Tenant’s estimated annual real and personal property taxes required pursuant to Section 4.1 hereof (as reasonably determined by Landlord) and (ii) Tenant’s estimated annual insurance premium costs pursuant to Article XIII hereof (as reasonably determined by Landlord). Such amounts shall be applied to the payment of the obligations in respect of which said amounts were deposited, on or before the respective dates on which the same or any of them would become due. The reasonable cost of administering such impound account shall be paid by Tenant. Nothing in this Section 4.4 shall be deemed to affect any other right or remedy of Landlord hereunder.

ARTICLE V

NO TERMINATION, ABATEMENT, ETC.

Except as otherwise specifically provided in this Lease, Tenant shall remain bound by this Lease in accordance with its terms. The obligations of Landlord and Tenant hereunder shall be separate and independent covenants and agreements and the Rent and all other sums payable by Tenant hereunder shall continue to be payable in all events unless the obligations to pay the same shall be terminated pursuant to the express provisions of this Lease or by termination of this Lease as to all or any portion of the Leased Property other than by reason of a Tenant Event of Default. Without limitation of the preceding sentence, the respective obligations of Landlord and Tenant shall not be affected by reason of, except as expressly set forth in Articles XIV and XV, (i) any damage to or destruction of the Leased Property, including any Capital Improvement or any portion thereof from whatever cause, or any Condemnation of the Leased Property, including any Capital Improvement or any portion thereof or, discontinuance of any service or utility servicing the same; (ii) the lawful or unlawful prohibition of, or restriction upon, Tenant’s use of the Leased Property, including any Capital Improvement or any portion thereof or the interference with such use by any Person or by reason of eviction by paramount title; (iii) any claim that Tenant has or might have against Landlord by reason of any default or breach of any warranty by Landlord hereunder or under any other agreement between Landlord and Tenant or to which Landlord and Tenant are parties; (iv) any bankruptcy, insolvency, reorganization, consolidation, readjustment, liquidation, dissolution, winding up or other proceedings affecting Landlord or any assignee or transferee of Landlord; or (v) for any other cause, whether similar or dissimilar to any of the foregoing. Tenant hereby specifically waives all rights arising from any occurrence whatsoever which may now or hereafter be conferred upon it by law (a) to modify, surrender or terminate this Lease or quit or surrender the Leased Property or any portion thereof, or (b) which may entitle Tenant to any abatement, deduction, reduction, suspension or deferment of or defense, counterclaim, claim or set-off against the Rent or other sums payable by Tenant hereunder, except in each case as may be otherwise specifically provided in this Lease. Notwithstanding the foregoing, nothing in this Article V shall preclude Tenant from bringing a separate action against Landlord for any matter described in the foregoing clauses (ii), (iii) or (v) and Tenant is not waiving other rights and remedies not expressly waived herein. Tenant’s agreement that, except as may be otherwise specifically provided in this Lease, any eviction by paramount title as described in clause (ii) above shall not affect Tenant’s obligations under this Lease, shall not in any way discharge or diminish any obligation of any insurer under any policy of title or other insurance, and, to the extent the recovery thereof is not necessary to compensate Landlord for any damages incurred by any such eviction, Tenant shall be entitled to a credit for any sums recovered by Landlord under any such policy of title or other insurance in respect of any such eviction up to the maximum amount paid by Tenant to Landlord under this Article V and Article XIV hereof in respect of any such eviction or the duration thereof, and Landlord, upon request by Tenant, shall assign Landlord’s rights under such policies to Tenant provided such assignment does not adversely affect Landlord’s rights under any such policy and provided further, that Tenant shall indemnify, defend, protect and save Landlord harmless from and against any liability, cost or expense of any kind that may be imposed upon Landlord in connection with any such assignment except to the extent such liability, cost or expense arises from the gross negligence or willful misconduct of Landlord.

ARTICLE VI

OWNERSHIP OF REAL AND PERSONAL PROPERTY

6.1 Ownership of the Leased Property.

(a) Landlord and Tenant acknowledge and agree that they have executed and delivered this Lease with the understanding that (i) the Leased Property is the property of Landlord, (ii) Tenant has only the right to the possession and use of the Leased Property upon the terms and conditions of this Lease, (iii) this Lease is a “true lease,” is not a financing lease, mortgage, equitable mortgage, deed of trust, trust agreement, security agreement or other financing or trust arrangement, and the economic realities of this Lease are those of a true lease, (iv) the business relationship created by this Lease and any related documents is and at all times shall remain that of landlord and tenant, (v) this Lease has been entered into by each Party in reliance upon the mutual covenants, conditions and agreements contained herein, and (vi) none of the agreements contained herein is intended, nor shall the same be deemed or construed, to create a partnership between Landlord and Tenant, to make them joint venturers, to make Tenant an agent, legal representative, partner, subsidiary or employee of Landlord, or to make Landlord in any way responsible for the debts, obligations or losses of Tenant. Notwithstanding anything to the contrary herein, Landlord is the fee and record owner of the Leased Property.

(b) Each of the Parties covenants and agrees, subject to Section 6.1(d) and Article XL, not to (i) file any income tax return or other associated documents, (ii) file any other document with or submit any document to any governmental body or authority, or (iii) enter into any written contractual arrangement with any Person, in each case that takes a position other than that this Lease is a “true lease” with Landlord as owner of the Leased Property (except as expressly set forth below) and Tenant as the tenant of the Leased Property. For U.S. federal, state and local income tax purposes, Landlord and Tenant agree that (w) Landlord shall be treated as the owner of the Leased Property eligible to claim depreciation deductions under Sections 167 or 168 of the Code with respect to all Leased Property excluding the Leased Property described in clauses (x), (y) and (z) below, (x) Tenant shall be treated as owner of, and eligible to claim depreciation deductions under Sections 167 or 168 of the Code with respect to, all Tenant Capital Improvements (including, for the avoidance of doubt and for purposes of this sentence, Tenant Material Capital

Improvements) and all Material Capital Improvements funded by Landlord pursuant to a Landlord MCI Financing that is treated as a loan for such income tax purposes, (y) Tenant shall be treated as owner of, and eligible to claim depreciation deductions under Sections 167 or 168 of the Code with respect to, all Capital Improvements related to the Leased Property (HLV) made between the HLV Lease Commencement Date and the Second Amendment Date (including Capital Improvements related to any capital improvement projects ongoing at the Leased Property (HLV) as of the Second Amendment Date) to the extent that HLV Tenant was treated as the owner of, and was eligible to claim depreciation deductions under Sections 167 or 168 of the Code with respect to, such Capital Improvements under clause (y) of Section 6.1(b) of the HLV Lease, and (z) Tenant shall be treated as owner of, and eligible to claim depreciation deductions under Sections 167 and 168 of the Code with respect to, any Leased Improvements related to any capital improvement projects ongoing as of the Commencement Date for which fifty percent (50%) or less of the costs of such projects have been paid or accrued as of the Commencement Date (the completion of such capital improvement projects being an obligation of Tenant at no cost or expense to Landlord). For the avoidance of doubt, (1) Landlord shall be treated as having received from the Debtors on the Commencement Date, as a capital contribution together with the transfer of the Leased Property (CPLV) to Landlord pursuant to the Bankruptcy Plan, an obligation of Tenant (at no cost or expense to Landlord) to complete any Leased Improvements related to any capital improvement projects ongoing as of the Commencement Date for which more than fifty percent (50%) of the costs of such projects have been paid or accrued as of the Commencement Date, (2) all Tenant Capital Improvements (as defined in the HLV Lease) made to the Leased Property (HLV) by HLV Tenant prior to the Second Amendment Date in accordance with the HLV Lease (including Tenant Capital Improvements related to any capital improvement projects ongoing at the Leased Property (HLV) as of the Second Amendment Date) shall be considered Tenant Capital Improvements under this Lease and (3) all Tenant Material Capital Improvements (as defined in the HLV Lease) made to the Leased Property (HLV) by HLV Tenant prior to the Second Amendment Date in accordance with the HLV Lease (including Tenant Material Capital Improvements related to any capital improvement projects ongoing at the Leased Property (HLV) as of the Second Amendment Date) shall be considered Tenant Material Capital Improvements under this Lease.

(c) If, notwithstanding (i) the form and substance of this Lease, (ii) the intent of the Parties, and (iii) the language contained herein providing that this Lease shall at all times be construed, interpreted and applied to create an indivisible lease of all of the Leased Property (subject to Article XL), any court of competent jurisdiction finds that this Lease is a financing arrangement, then this Lease shall be considered a secured financing agreement and Landlord’s title to the Leased Property shall constitute a perfected first priority lien in Landlord’s favor on the Leased Property to secure the payment and performance of all the obligations of Tenant hereunder (and to that end, Tenant hereby grants, assigns and transfers to Landlord a security interest in all right, title and interest in or to any and all of the Leased Property, as security for the prompt and complete payment and performance when due of Tenant’s obligations hereunder). In such event, Tenant (and each Permitted Leasehold Mortgagee) authorizes Landlord, at the expense of Tenant, to make any filings or take other actions as Landlord reasonably determines are necessary or advisable in order to effect fully this Lease or to more fully perfect or renew the rights of Landlord, and to subordinate to Landlord the lien of any Permitted Leasehold Mortgagee, with respect to the Leased Property (it being understood that nothing in this Section 6.1(c) shall affect the rights of a Permitted Leasehold Mortgagee under Article XVII hereof). At any time and from time to time upon the request of Landlord, and at the expense of Tenant, Tenant shall promptly execute, acknowledge and deliver such further documents and do such other acts as Landlord may reasonably request in order to effect fully this Section 6.1(c) or to more fully perfect or renew the rights of Landlord with respect to the Leased Property as described in this Section 6.1(c). If Tenant should reasonably conclude that, as a result of a change in law or GAAP accounting standards, or a change in agency interpretation thereof, GAAP or the SEC require treatment different from that set forth in Section 6.1(b) for applicable non-tax purposes, then (x) Tenant shall promptly give prior Notice to Landlord, accompanied by a written statement that references the applicable pronouncement that controls such treatment and contains a brief description and/or analysis that sets forth in reasonable detail the basis upon which Tenant reached such conclusion, and (y) notwithstanding Section 6.1(b) and this Section 6.1(c), Tenant may comply with such requirements.

(d) Notwithstanding the foregoing, the Parties acknowledge that, as of the Commencement Date, for GAAP purposes this Lease is not expected to be treated as a “true lease” and that the Parties will prepare Financial Statements consistent with GAAP (and for purposes of any SEC or other similar governmental filing purposes), as applicable.

(e) Landlord and Tenant acknowledge and agree that the Rent is the fair market rent for the use of the Leased Property and was agreed to by Landlord and Tenant on that basis, and the execution and delivery of, and the performance by Tenant of its obligations under, this Lease does not constitute a transfer of all or any part of the Leased Property, but rather the creation of the Leasehold Estate subject to the terms and conditions of this Lease.

(f) Tenant waives any claim or defense based upon the characterization of this Lease as anything other than a true lease of the Leased Property. Tenant stipulates and agrees (1) not to challenge the validity, enforceability or characterization of this Lease of the Leased Property as a true lease, and (2) not to assert or take or omit to take any action inconsistent with the agreements and understandings set forth in Section 1.2, Section 3.5 or this Section 6.1. The expressions of intent, the waivers, the representations and warranties, the covenants, the agreements and the stipulations set forth in this Section 6.1 are a material inducement to Landlord entering into this Lease.

6.2 Ownership of Tenant’s Property. Tenant shall, during the entire Term, (a) own (or lease) and maintain (or cause its Subsidiaries, if any, to own (or lease) and maintain) on the Leased Property adequate and sufficient Tenant’s Property, (b) maintain (or cause its Subsidiaries, if any, to maintain) all of such Tenant’s Property in good order, condition and repair, in all cases as shall be necessary and appropriate in order to operate the Leased Property for the Primary Intended Use in material compliance with all applicable licensure and certification requirements and in material compliance with all applicable Legal Requirements, Insurance Requirements and Gaming Regulations, and (c) abide by (or cause its Subsidiaries, if any, to abide by) the terms and conditions of, and not in any way cause a termination of, the CPLV Trademark License. If any of Tenant’s Property requires replacement in order to comply with the foregoing, Tenant shall replace (or cause a Subsidiary to replace) it with similar property of the same or better quality at Tenant’s (or such Subsidiary’s) sole cost and expense. Subject to the foregoing and the other express terms and conditions of this Lease, Tenant and its Subsidiaries, if any, may sell, transfer, convey or otherwise dispose of Tenant’s Property in their discretion in the ordinary course of their business and Landlord shall thereafter have no rights to such sold, transferred, conveyed or otherwise disposed of Tenant’s Property. In the case of any such Tenant’s Property that is leased (rather than owned) by Tenant (or its Subsidiaries, if any), Tenant shall use commercially reasonable efforts to ensure that any agreements entered into after the Commencement Date (or, with respect to the HLV Facility, the Second Amendment Date) pursuant to which Tenant (or its Subsidiaries, if any) leases such Tenant’s Property are assignable to third parties in connection with any transfer by Tenant (or its Subsidiaries, if any) to a replacement lessee or operator at the end of the Term. To the extent not transferred to a Successor Tenant pursuant to Article XXXVI hereof (and subject to the rights of any Permitted Leasehold Mortgagee under Article XVII), Tenant shall remove all of Tenant’s Property from the Leased Property at the end of the Term. Any Tenant’s Property left on the Leased Property at the end of the Term whose ownership was not transferred to a Permitted Leasehold Mortgagee or its designee or assignee that entered into or succeeded to a New Lease pursuant to the terms hereof or to a Successor Tenant pursuant to Article XXXVI hereof shall be deemed abandoned by Tenant and shall become the property of Landlord. Notwithstanding anything to the contrary contained herein, but without limitation of Tenant’s express rights to effect replacements, make dispositions or grant liens with respect to Tenant’s Property under this Section 6.2, Tenant shall own, hold and/or lease, as applicable, all of the material Tenant’s Property relating to the Leased Property.

ARTICLE VII

PRESENT CONDITION & PERMITTED USE

7.1 Condition of the Leased Property. Tenant acknowledges receipt and delivery of possession of the Leased Property and confirms that Tenant has examined and otherwise has knowledge of the condition of the Leased Property prior to and as of the execution and delivery of this Lease and has found the same to be satisfactory for its purposes hereunder, it being understood and acknowledged by Tenant that, immediately prior to Landlord’s acquisition of the Leased Property and contemporaneous entry into the Original CPLV Lease (with respect to the Leased Property (CPLV)) and the HLV Lease (with respect to the Leased Property (HLV)), Tenant (or its Affiliates) was the owner of all of Landlord’s interest in and to the respective Leased Property and, accordingly, Tenant is charged with, and deemed to have, full and complete knowledge of all aspects of the condition and state of the Leased Property (CPLV) as of the Commencement Date and the Leased Property (HLV) as of the HLV Lease Commencement Date. Without limitation of the foregoing and regardless of any examination or inspection made by Tenant, and whether or not any patent or latent defect or condition was revealed or discovered thereby, Tenant is leasing the Leased Property “as is” in its present condition. Without limitation of the foregoing, Tenant waives any claim or action against Landlord in respect of the condition of the Leased Property including any defects or adverse conditions not discovered or otherwise known by Tenant as of (i) the Commencement Date with respect to the Leased Property (CPLV) and (ii) the HLV Lease Commencement Date with respect to the Leased Property (HLV). LANDLORD MAKES NO WARRANTY OR REPRESENTATION OF ANY KIND, EXPRESS OR IMPLIED, IN RESPECT OF THE LEASED PROPERTY OR ANY PART THEREOF, INCLUDING AS TO ITS FITNESS FOR USE, DESIGN OR CONDITION FOR ANY PARTICULAR USE OR PURPOSE OR OTHERWISE, OR AS TO THE NATURE OR QUALITY OF THE MATERIAL OR WORKMANSHIP THEREIN, OR THE STATUS OF TITLE TO THE LEASED PROPERTY OR THE PHYSICAL CONDITION OR STATE OF REPAIR THEREOF, OR THE ZONING OR

OTHER LAWS, ORDINANCES, BUILDING CODES, REGULATIONS, RULES AND ORDERS APPLICABLE THERETO OR TO ANY CAPITAL IMPROVEMENTS WHICH MAY BE NOW OR HEREAFTER CONTEMPLATED, THE IMPOSITIONS LEVIED IN RESPECT OF THE LEASED PROPERTY OR ANY PART THEREOF, OR THE USE THAT MAY BE MADE OF THE LEASED PROPERTY OR ANY PART THEREOF, THE INCOME TO BE DERIVED FROM THE FACILITY OR THE EXPENSE OF OPERATING THE SAME, OR THE EXISTENCE OF ANY HAZARDOUS SUBSTANCE, IT BEING AGREED THAT ALL SUCH RISKS, LATENT OR PATENT, ARE TO BE BORNE SOLELY BY TENANT INCLUDING ALL RESPONSIBILITY AND LIABILITY FOR ANY ENVIRONMENTAL REMEDIATION AND COMPLIANCE WITH ALL ENVIRONMENTAL LAWS. This Section 7.1 shall not be construed to limit Landlord’s express indemnities made hereunder.

7.2 Use of the Leased Property.

(a) Tenant shall not use (or cause or permit to be used) any Facility, including the Leased Property, or any portion thereof, including any Capital Improvement, for any use other than the Primary Intended Use without the prior written consent of Landlord, which consent Landlord may withhold in its sole discretion. Landlord acknowledges that operation of the Leased Property for its Primary Intended Use generally may require a Gaming License under applicable Gaming Regulations and that without such a license, if applicable, neither Landlord nor Landlord REIT may operate, control or participate in the conduct of the gaming operations at a Facility. Tenant acknowledges that operation of a Facility for its Primary Intended Use generally may require a Gaming License under applicable Gaming Regulations and that without such a license, if applicable, Tenant may not operate, control or participate in the conduct of the gaming operations at such Facility.

(b) Tenant shall not commit or suffer to be committed any waste with respect to a Facility, including on or to the Leased Property (and, without limitation, to the Capital Improvements) or cause or permit any nuisance thereon or, except as required by law, knowingly take or suffer any action or condition that will diminish in any material respect, the ability of the Leased Property to be used as a Gaming Facility (or otherwise for the Primary Intended Use) after the Expiration Date.

(c) Tenant shall not, without the prior written consent of Landlord, which shall not be unreasonably withheld, conditioned or delayed, (i) initiate or support any limiting change in the permitted uses of the Leased Property (or to the extent applicable, limiting zoning reclassification of the Leased Property); (ii) seek any variance under existing land use restrictions, laws, rules or regulations (or, to the extent applicable, zoning ordinances) applicable to the Leased Property or the use of the Leased Property in any manner that adversely affects (other than to a de minimis extent) the value or utility of the Leased Property for the Primary Intended Use; (iii) execute or file any subdivision plat or condominium declaration affecting the Leased Property or any portion thereof, or institute, or permit the institution of, proceedings to alter any tax lot comprising the Leased Property or any portion thereof; or (iv) knowingly permit or suffer the Leased Property or any portion thereof to be used by the public or any Person in such manner as might make possible a claim of adverse usage or possession or of any implied dedication or easement (provided that the proscription in this clause (iv) is not intended to and shall not restrict Tenant in any way from complying with any obligation it may have under applicable Legal Requirements, including, without limitation, Gaming Regulations, to afford to the public access to the Leased Property or any portion thereof). Without limiting the foregoing, (1) Tenant will not impose or permit the imposition of any restrictive covenants, easements or other encumbrances upon the Leased Property (including, subject to the last paragraph of Section 16.1, any restrictive covenant, easement or other encumbrance which Tenant may otherwise impose or permit to be imposed pursuant to the provisions of any Permitted Exception Document) without Landlord’s consent, which shall not be unreasonably withheld, conditioned or delayed, provided, that, Landlord is given reasonable opportunity to participate in the process leading to such restrictive covenant, easement or other encumbrance, and (2) other than any liens or other encumbrances granted to a Fee Mortgagee, Landlord will not enter into, amend or otherwise modify agreements that encumber the Leased Property (including any Property Document) without Tenant’s consent, which shall not be unreasonably withheld, conditioned or delayed, provided, that, Tenant is given reasonable opportunity to participate in the process leading to such agreement, amendment or other modification. Landlord agrees it will not withhold consent to utility easements and other similar encumbrances made in the ordinary course of Tenant’s business conducted on the Leased Property in accordance with the Primary Intended Use, provided the same does not adversely affect in any material respect the use or utility of the Leased Property for the Primary Intended Use. Nothing in the foregoing is intended to vitiate or supersede Tenant’s right to enter into Permitted Leasehold Mortgages or Landlord’s right to enter into Fee Mortgages in each case as and to the extent provided herein.

(d) Except to the extent resulting from a Permitted Operation Interruption, Tenant shall cause each Facility to be Continuously Operated during the Term.

(e) Subject to Article XII regarding permitted contests, Tenant, at its sole cost and expense, shall promptly (i) comply in all material respects with all Legal Requirements and Insurance Requirements affecting each Facility and the business conducted thereat, including those regarding the use, operation, maintenance, repair and restoration of the Leased Property or any portion thereof (including all Capital Improvements) and Tenant’s Property whether or not compliance therewith may require structural changes in any of the Leased Improvements or interfere with the use and enjoyment of the Leased Property or any portion thereof, and (ii) procure, maintain and comply in all material respects with all Gaming Regulations and Gaming Licenses, and other authorizations required for the use of the Leased Property (including all Capital Improvements) and Tenant’s Property for the applicable Primary Intended Use and any other use of the Leased Property (and Capital Improvements then being made) and Tenant’s Property, and for the proper erection, installation, operation and maintenance of the Leased Property and Tenant’s Property. In an emergency involving an imminent threat to human health and safety or damage to property, or in the event of a breach by Tenant of its obligations under this Section 7.2 which is not cured within any applicable cure period set forth herein, Landlord or its representatives (and any Fee Mortgagee) may, but shall not be obligated to, enter upon the Leased Property (and, without limitation, all Capital Improvements) (upon reasonable prior written notice to Tenant, except in the case of emergency, and Tenant shall be permitted to have Landlord or its representatives accompanied by a representative of Tenant) and take such reasonable actions and incur such reasonable costs and expenses to effect such compliance as it deems advisable to protect its interest in the Leased Property, and Tenant shall reimburse Landlord for all such reasonable out-of-pocket costs and expenses actually incurred by Landlord in connection with such actions.

(f) Tenant shall not, without the prior written consent of Landlord, cease to operate or permit the CPLV Facility to cease to be operated under the “Caesars Palace” Brand.

(g) Without limitation of any of the other provisions of this Lease, Tenant shall comply with all Property Documents (i) that are listed on the title policies described on Exhibit K attached hereto, or (ii) (x) with respect to the Leased Property (CPLV), made after the Commencement Date in accordance with the terms of this Lease or (y) with respect to the Leased Property (HLV), made between the HLV Lease Commencement Date and the Second Amendment Date in accordance with the terms of the HLV Lease or made after the Second Amendment Date in accordance with the terms of this Lease, or (z), as may otherwise be entered into or agreed to in writing by Tenant.

(h) Tenant shall have the right, subject to Tenant’s receipt of all required approvals from any governmental authority, body or agency, to change the Brand under which the HLV Facility is operated to any other brand, with the costs of such rebranding borne by Tenant, provided that (i) Tenant shall give Landlord prior notice of any change to the top-level Brand of the HLV Facility and (ii) such Facility shall in all events continue to be operated under all other System-wide IP. If any Brand is replaced by another brand pursuant to the preceding sentence, Landlord and Tenant shall cooperate with one another to make such changes to this Lease as are necessary to give effect to such new brand.

7.3 Ground Leases.

(a) This Lease, to the extent affecting and solely with respect to the Ground Leased Property, is and shall be subject and subordinate to all of the terms and conditions of the Ground Leases and to all liens, rights and encumbrances to which the Ground Leases are subject or subordinate. Tenant hereby agrees that (x) subject to Section 7.3(g) and Section 7.3(h), Tenant shall comply with all provisions, terms and conditions of any new Ground Leases, except to the extent such provisions, terms and conditions (1) apply solely to Landlord and (2) are not susceptible of being performed (or if breached, are not capable of being cured) by Tenant (provisions, terms and conditions satisfying clauses (1) and (2), “Landlord Specific Ground Lease Requirements”), and (y) Tenant shall not do, or (except with respect to Landlord Specific Ground Lease Requirements) fail to do, anything that would cause any violation of the Ground Leases. Without limiting the foregoing, (i) Tenant acknowledges that it shall be obligated to (and shall) pay, as part of Tenant’s obligations under this Lease, all monetary obligations imposed upon Landlord as the lessee under any and all of the Ground Leases in accordance with Section 4.1, including, without limitation, any rent and additional rent payable thereunder and shall, upon request, provide satisfactory proof evidencing such payments to Landlord, (ii) to the extent Landlord is required to obtain the written consent of the lessor under any applicable Ground Lease (in each case, the “Ground Lessor”) to alterations of or the subleasing of all or any portion of the Ground Leased Property pursuant to any Ground Lease, Tenant shall likewise obtain the applicable Ground Lessor’s written consent to alterations of or the sub-subleasing of all or any portion of the Ground Leased Property (in each case, to the extent the same is permitted hereunder), and (iii) (without limitation of the Insurance Requirements hereunder) Tenant shall carry and maintain general liability, automobile liability, property and casualty, worker’s compensation, employer’s liability insurance and such other insurance, if any, in amounts and with policy provisions, coverages and certificates as required of Landlord as tenant under any applicable Ground Lease. The foregoing is not intended to vitiate or supersede Landlord’s rights as lessee under any Ground

Lease, and, without limitation of the preceding portion of this sentence or of any other rights or remedies of Landlord hereunder, in the event Tenant fails to comply with its obligations with respect to Ground Leases as described herein (without giving effect to any notice or cure periods thereunder), Landlord shall have the right (but without any obligation to Tenant or any liability for failure to exercise such right), following written notice to Tenant and the passage of a reasonable period of time (except to the extent the failure is of a nature such that it is not practicable for Landlord to provide such prior written notice, in which event Landlord shall provide written notice as soon as practicable) to cure such failure, in which event Tenant shall reimburse Landlord for Landlord’s reasonable costs and expenses incurred in connection with curing such failure. The parties acknowledge that the Ground Leases on the one hand, and this Lease on the other hand, constitute separate contractual arrangements among separate parties and nothing in this Lease shall vitiate or otherwise affect the obligations of the parties to the Ground Leases, and nothing in the Ground Leases shall vitiate or otherwise affect the obligations of the parties hereto pursuant to this Lease (except as specifically set forth in this Section 7.3).

(b) Subject to Section 7.3(c) below, in the event of cancellation or termination of any Ground Lease for any reason whatsoever whether voluntary or involuntary (by operation of law or otherwise) prior to the expiration date of this Lease, including extensions and renewals granted hereunder (other than the cancellation or termination of a Ground Lease entered into in connection with a sale-leaseback transaction by Landlord (other than if such cancellation or termination resulted from Tenant’s default under this Lease), which cancellation or termination results in the Leased Property leased under such Ground Lease no longer being subject to this Lease), then, this Lease and Tenant’s obligation to pay the Rent and Additional Charges hereunder and all other obligations of Tenant hereunder (other than such obligations of Tenant hereunder that concern solely the applicable Ground Leased Property demised under the affected Ground Lease) shall continue unabated; provided that if Landlord (or any Fee Mortgagee) enters into a replacement lease with respect to the applicable Ground Leased Property on substantially similar terms to those of such cancelled or terminated Ground Lease, then such replacement lease shall automatically become a Ground Lease hereunder and such Ground Leased Property shall remain part of the Leased Property hereunder. Nothing contained in this Lease shall create, or be construed as creating, any privity of contract or privity of estate between Ground Lessor and Tenant.

(c) With respect to any Ground Leased Property, the Ground Lease for which has an expiration date taking into account any renewal options exercised thereunder or hereafter exercised prior to the expiration of the Term (taking into account any exercised renewal options hereunder), this Lease shall expire solely with respect to such Ground Leased Property concurrently with such Ground Lease expiration date (taking into account the terms of the following sentences of this Section 7.3(c)). There shall be no reduction in Rent nor Required Capital Expenditures by reason of such expiration with respect to, and the corresponding removal from this Lease of, any such Ground Leased Property. Landlord (as ground lessee) shall exercise all renewal options contained in each Ground Lease so as to extend the term thereof (provided, that Tenant shall furnish to Landlord written notice of the outside date by which any such renewal option must be exercised in order to validly extend the term of any such Ground Lease; such notice shall be delivered no earlier than one hundred twenty (120) days prior to the earliest date any such option may be validly exercised and no later than forty-five (45) days prior to the outside date by which such option must be validly exercised, which notice shall be followed by a second notice from Tenant to Landlord of such outside date, such notice to be furnished to Landlord no later than fifteen (15) days prior to the outside date), and Landlord shall provide Tenant with a copy of Landlord’s exercise of such renewal option. With respect to any Ground Lease that otherwise would expire during the Term, Tenant, on Landlord’s behalf, shall have the right to negotiate for a renewal or replacement of such Ground Lease with the third-party ground lessor, on terms satisfactory to Tenant (subject, (i) to Landlord’s reasonable consent with respect to the provisions, terms and conditions thereof which would reasonably be expected to materially and adversely affect Landlord, and (ii) in the case of any such renewal or replacement that would extend the term of such Ground Lease beyond the Term, to Landlord’s sole right to approve any such provisions, terms and conditions that would be applicable beyond the Term).

(d) Nothing contained in this Lease amends, or shall be construed to amend, any provision of the Ground Leases.

(e) Tenant shall indemnify, defend and hold harmless the Landlord Indemnified Parties, the Ground Lessor, any master lessor to Ground Lessor and any other party entitled to be indemnified by Landlord pursuant to the terms of any Ground Lease from and against any and all claims arising from or in connection with the applicable Facility and/or this Lease with respect to which such party is entitled to indemnification by Landlord pursuant to the terms of any Ground Lease, and from and against all costs, attorneys’ fees, expenses and liabilities incurred in the defense of any such claim or any action or proceeding brought thereon to the extent provided in the applicable Ground Lease; and in case any such action or proceeding be brought against any of the Landlord Indemnified Parties, any Ground Lessor or any master lessor to Ground Lessor or any such party by reason of any such claim, Tenant, upon notice from Landlord or any of its Affiliates or such other Landlord Indemnified Party, such Ground Lessor or such master lessor to Ground Lessor or any such party, shall defend the same at Tenant’s expense by counsel reasonably satisfactory to the party or parties indemnified pursuant to this paragraph or the Ground Lease. Notwithstanding the foregoing, in no event shall Tenant be required to indemnify, defend or hold harmless the Landlord Indemnified Parties, the Ground Lessor, any master lessor to Ground Lessor or any other party from or against any claims to the extent resulting from (i) the gross negligence or willful misconduct of Landlord, or (ii) the actions of Landlord except if such actions are the result of Tenant’s failure, in violation of this Lease, to act.

(f) To the extent required under the applicable Ground Lease, Tenant hereby waives any and all rights of recovery (including subrogation rights of its insurers) from the applicable Ground Lessor, its agents, principals, employees and representatives for any loss or damage, including consequential loss or damage, covered by any insurance policy maintained by Tenant, whether or not such policy is required under the terms of the Ground Lease.

(g) Landlord shall not enter into any new ground leases with respect to the Leased Property or any portion thereof (except as provided by Section 7.3(h)), or amend, modify or terminate any existing Ground Leases (except as provided by Section 7.3(b) or Section 7.3(c)), in each case without Tenant’s prior written consent in its reasonable discretion, provided, that, Landlord may amend or modify Ground Leases in a manner that will not adversely affect Tenant (e.g., an amendment relating to a period following the end of the Term), and Landlord may acquire the fee interest in the property leased pursuant to any Ground Lease, so long as Tenant’s rights and obligations hereunder are not adversely affected thereby.

(h) Landlord may enter into new Ground Leases with respect to the Leased Property or any portion thereof (including pursuant to a sale-leaseback transaction) or amend or modify any such Ground Leases, provided that, notwithstanding anything herein to the contrary (other than replacement Ground Lease(s) made pursuant to Section 7.3(b) or Ground Lease(s) made pursuant to the final sentence of Section 7.3(c)), Tenant shall not be obligated to comply with any additional or more onerous obligations under such new ground lease or amendment or modification thereof with which Tenant is not otherwise obligated to comply under this Lease (and, without limiting the generality of the foregoing, Tenant shall not be required to incur any additional monetary obligations (whether for payment of rents under such new Ground Lease or otherwise) in connection with such new Ground Lease) (except to a de minimis extent), unless Tenant approves such additional obligations in its sole and absolute discretion.

7.4 Third-Party Reports. Upon Landlord’s reasonable request from time to time, Tenant shall provide Landlord with copies of any third-party reports obtained by Tenant with respect to the Leased Property, including, without limitation, copies of surveys, environmental reports and property condition reports.

7.5 Operating Standard. Tenant shall, throughout the Term, cause each Facility to be operated, managed, used, maintained and repaired in all material respects in accordance with the Applicable Standards, as applicable to such Facility, in each case except to the extent the failure to do so does not result in, and would not reasonably be expected to have, a material adverse effect on the applicable Landlord with respect to such Facility or the applicable Facility.

ARTICLE VIII

REPRESENTATIONS AND WARRANTIES

Each Party represents and warrants to the other that as of the Commencement Date, as of the First Amendment Date and as of the Second Amendment Date: (i) this Lease (as in effect on such date) and all other documents executed, or to be executed, by it in connection herewith (as each such document is in effect on such date) have been duly authorized and shall be binding upon it; (ii) it is duly organized, validly existing and in good standing under the laws of the state of its formation and, as applicable, is duly authorized and qualified to perform this Lease within the State of Nevada; and (iii) neither this Lease nor any other document executed or to be executed in connection herewith violates the terms of any other agreement of such Party.

ARTICLE IX

MAINTENANCE AND REPAIR

9.1 Tenant Obligations. Subject to the provisions of Sections 10.1, 10.2 and 10.3 relating to Landlord’s approval of certain Alterations, Capital Improvements and Material Capital Improvements, Tenant, at its expense and without the prior consent of Landlord, shall maintain the Leased Property, and every portion thereof, including all of the Leased Improvements and the structural elements and the plumbing, heating, ventilating, air conditioning, electrical, lighting, sprinkler and other utility systems thereof, all fixtures and all appurtenances to the Leased Property including any and all private roadways, sidewalks and curbs appurtenant to the Leased Property, and Tenant’s Property, in each case in good order and repair whether or not the need for such repairs occurs as a result of Tenant’s use, any prior use, the elements or the age of the Leased Property, and, with reasonable promptness, make all reasonably necessary and appropriate repairs thereto of every kind and nature, including those necessary to ensure continuing compliance with all Legal Requirements (including, without limitation, all Gaming Regulations and Environmental Laws) (to the extent required hereunder), Insurance Requirements, the Ground Leases and the Property Documents whether now or hereafter in effect (other than any Ground Leases or Property Documents (or modifications to Ground Leases or Property Documents) entered into after (i) the Commencement Date with respect to the Leased Property (CPLV), and (ii) the HLV Lease Commencement Date with respect to the Leased Property (HLV), as applicable, that impose obligations on Tenant (other than de minimis obligations) to the extent (x) in the case of Property Documents, such Property Documents are entered into by Landlord without Tenant’s consent (A) pursuant to Section 7.2(c) or (B) with respect to the Leased Property (HLV), prior to the Second Amendment Date, pursuant to Section 7.2(c) of the HLV Lease, as applicable, or (y) in the case of Ground Leases, Tenant is not required to comply therewith (A) pursuant to Section 7.3(b), Section 7.3(g) or Section 7.3(h) hereof or (B) with respect to the Leased Property (HLV), prior to the Second Amendment Date, pursuant to Section 7.3 of the HLV Lease, as applicable), and, with respect to any Fee Mortgages, the applicable provisions of such Fee Mortgage Documents as and to the extent Tenant is required to comply therewith pursuant to Article XXXI hereof, in each case except to the extent otherwise provided in Article XIV or Article XV of this Lease, whether interior or exterior, structural or non-structural, ordinary or extraordinary, foreseen or unforeseen or arising by reason of a condition existing prior to or first arising after (a) the Commencement Date (with respect to the Leased Property (CPLV)) or (b) the HLV Lease Commencement Date (with respect to the Leased Property (HLV)), as applicable.

9.2 No Landlord Obligations. Landlord shall not under any circumstances be required to (i) build or rebuild any improvements on the Leased Property; (ii) make any repairs, replacements, alterations, restorations or renewals of any nature to the Leased Property, whether ordinary or extraordinary, structural or non-structural, foreseen or unforeseen, or to make any expenditure whatsoever with respect thereto; or (iii) maintain the Leased Property in any way. Tenant hereby waives, to the extent permitted by law, the right to make repairs at the expense of Landlord pursuant to any law in effect at the time of the execution of this Lease or hereafter enacted. This Section 9.2 shall not be construed to limit Landlord’s express indemnities, if any, made hereunder.

9.3 Landlord’s Estate. Nothing contained in this Lease and no action or inaction by Landlord shall be construed as (i) constituting the consent or request of Landlord, expressed or implied, to any contractor, subcontractor, laborer, materialman or vendor to or for the performance of any labor or services or the furnishing of any materials or other property for the construction, alteration, addition, repair or demolition of or to the Leased Property, or any part thereof, or any Capital Improvement; or (ii) giving Tenant any right, power or permission to contract for or permit the performance of any labor or services or the furnishing of any materials or other property in such fashion as would permit the making of any claim against Landlord in respect thereof or to make any agreement that may create, or in any way be the basis for, any right, title, interest, lien, claim or other encumbrance upon the estate of Landlord in the Leased Property, or any portion thereof or upon the estate of Landlord in any Capital Improvement.

9.4 End of Term. Subject to Sections 17.1(f) and 36.1, Tenant shall, upon the expiration or earlier termination of the Term, vacate and surrender and relinquish in favor of Landlord all rights to the Leased Property (together with all Capital Improvements, including all Tenant Capital Improvements, except to the extent provided in Section 10.4 in respect of Tenant Material Capital Improvements), in each case, in the condition in which such Leased Property was originally received from Landlord and, in the case of Capital Improvements (other than Tenant Material Capital Improvements to the extent provided in Section 10.4), when such Capital Improvements were originally introduced to the applicable Facility, except as repaired, rebuilt, restored, altered or added to as permitted or required by the provisions of this Lease and except for ordinary wear and tear and subject to any Casualty Event or Condemnation as provided in Articles XIV and XV.

ARTICLE X

ALTERATIONS

10.1 Alterations, Capital Improvements and Material Capital Improvements.

(a) Tenant shall not be required to obtain Landlord’s consent or approval to make any Alterations or Capital Improvements (including any Material Capital Improvement) to the Leased Property; provided, however, that all such Alterations and Capital Improvements (i) shall be of equal quality to or better quality than the applicable portions of the existing Facility, as applicable, except to the extent Alterations or Capital Improvements of lesser quality would not, in the reasonable opinion of Tenant, result in any diminution of value of the Leased Property (or applicable portion thereof), (ii) shall not have an adverse effect on the structural integrity of any portion of the Leased Property, and (iii) shall not otherwise result in a diminution of value to the Leased Property (except to a de minimis extent). If any Alteration or Capital Improvement would not or does not meet the standards of the preceding sentence, then such Alteration or Capital Improvement shall be subject to Landlord’s written approval, which written approval shall not be unreasonably withheld, conditioned or delayed. Further, except as set forth in Section 10.1(b), if any Alteration or Capital Improvement (or the aggregate amount of all related Alterations or Capital Improvements) has a total budgeted cost (as reasonably evidenced to Landlord) in excess of Seventy-Five Million and No/100 Dollars ($75,000,000.00) (the “Alteration Threshold”), then such Alteration or Capital Improvement (or series of related Alterations or Capital Improvements) shall be subject to the approval of Landlord and, if applicable, subject to Section 31.3, any Fee Mortgagee, in each case which written approval shall not be unreasonably withheld, conditioned or delayed. Landlord shall have the right (in addition to any construction consultant engaged by Tenant, at Tenant’s sole cost and expense, to satisfy any applicable Additional Fee Mortgagee Requirement) to also select and engage, at Landlord’s cost and expense, construction consultants to conduct inspections of the Leased Property during the construction of any Material Capital Improvements, provided that (x) such inspections shall be conducted in a manner as to not unreasonably interfere with such construction or the operation of the Facility, (y) prior to entering the Leased Property, such consultants shall deliver to Tenant evidence of insurance reasonably satisfactory to Tenant and (z) (irrespective of whether the consultant was engaged by Landlord, Tenant or otherwise) Landlord and Tenant shall be entitled to receive copies of such consultants’ work product and shall have direct access to and communication with such consultants.

(b) Notwithstanding the foregoing or anything herein to the contrary, Tenant shall not be required to obtain the consent of Landlord or any Fee Mortgagee in connection with the construction of the New Tower, provided that (i) Tenant satisfies the applicable conditions, and complies with the applicable requirements, for construction of the New Tower as set forth in Exhibit F-1 attached hereto, and (ii) Tenant otherwise complies with the terms and conditions of this Lease with respect to the construction of the New Tower (including, without limitation, the right-of-first-offer procedures set forth in Section 10.4). Without limitation of the preceding sentence, upon commencement of any construction work on the New Tower, Tenant will proceed with construction, and complete the same, in compliance with all applicable provisions, terms and conditions of this Lease (including Exhibit F-1 attached hereto).

10.2 Landlord Approval of Certain Alterations and Capital Improvements. If Tenant desires to make any Alteration or Capital Improvement for which Landlord’s approval is required pursuant to Section 10.1 above, Tenant shall submit to Landlord in reasonable detail a general description of the proposal, the projected cost of the applicable Work and such plans and specifications, permits, licenses, contracts and other information concerning the proposal as Landlord may reasonably request. Such description shall indicate the use or uses to which such Alteration or Capital Improvement will be put and the impact, if any, on current and forecasted gross revenues and operating income attributable thereto. Landlord may condition any approval of any Alteration or Capital Improvement (including any Material Capital Improvement), to the extent required pursuant to Section 10.1 above, upon any or all of the following terms and conditions, to the extent reasonable under the circumstances:

(a) the Work shall be effected pursuant to detailed plans and specifications approved by Landlord, which approval shall not be unreasonably withheld, conditioned or delayed;

(b) the Work shall be conducted under the supervision of a licensed architect or engineer selected by Tenant (the “Architect”) and, for purposes of this Section 10.2 only, approved by Landlord, which approval shall not be unreasonably withheld, conditioned or delayed;

(c) Landlord’s receipt from the general contractor and, if reasonably requested by Landlord, any major subcontractor(s) of a performance and payment bond for the full value of such Work, which such bond shall name Landlord as an additional obligee and otherwise be in form and substance and issued by a Person reasonably satisfactory to Landlord;

(d) Landlord’s receipt of reasonable evidence of Tenant’s financial ability to complete the Work without materially and adversely affecting its cash flow position or financial viability; and

(e) such Alteration or Capital Improvement will not result in the Leased Property becoming a “limited use” within the meaning of Revenue Procedure 2001-28 property for purposes of United States federal income taxes.

10.3 Construction Requirements for Alterations and Capital Improvements. For any Alteration or Capital Improvement (excluding room renovations with respect to the HLV Facility in connection with the Initial Minimum Cap Ex Requirement (HLV)) having a budgeted cost in excess of Fifteen Million and No/100 Dollars ($15,000,000.00) (and as otherwise expressly required under subsection (g) below), Tenant shall satisfy the following:

(a) If and to the extent plans and specifications typically would be (or, in accordance with applicable Legal Requirements, are required to be) obtained in connection with a project of similar scope and nature to such Alteration or Capital Improvement, Tenant shall, prior to commencing any Work in respect of the same, provide Landlord copies of such plans and specifications. Tenant shall also supply Landlord with related documentation, information and materials relating to the Property or such Work in Tenant’s possession or control, including, without limitation, surveys, property condition reports and environmental reports, as Landlord may reasonably request from time to time;

(b) No Work shall be commenced until Tenant shall have procured and paid for all municipal and other governmental permits and authorizations required to be obtained prior to such commencement (if any), including those permits and authorizations required pursuant to any Gaming Regulations (if any), and, upon Tenant’s request, Landlord shall join in the application for such permits or authorizations whenever such action is necessary; provided, however, that (i) any such joinder shall be at no cost or expense to Landlord; and (ii) any plans required to be filed in connection with any such application which require the approval of Landlord as hereinabove provided shall have been so approved by Landlord;

(c) Such Work shall not, and, if an Architect has been engaged for such Work, the Architect shall certify to Landlord that such Architect is of the opinion that construction will not, impair the structural strength of any component of the applicable Facility or overburden the electrical, water, plumbing, HVAC or other building systems of any such component or otherwise violate applicable building codes or prudent industry practices;

(d) If an Architect has been engaged for such Work and if plans and specifications have been obtained in connection with such Work, the Architect shall certify to Landlord that such Architect is of the opinion that the plans and specifications conform to, and comply with, in all material respects, all applicable building, subdivision and zoning codes, laws, ordinances and regulations imposed by all governmental authorities having jurisdiction over the applicable Leased Property;

(e) During and following completion of such Work, the parking and other amenities which are located on or at the Leased Property shall remain adequate for the operation of the applicable Facility for its Primary Intended Use and not be less than that which is required by law (including any variances with respect thereto) and any applicable Property Documents; provided, however, with Landlord’s prior consent, which consent shall not be unreasonably withheld, conditioned or delayed, and at no additional expense to Landlord, (i) to the extent sufficient additional parking is not already a part of an Alteration or Capital Improvement, Tenant may construct additional parking on or at the Leased Property; or (ii) Tenant may acquire off-site parking to serve the Leased Property as long as such parking shall be reasonably proximate to, and dedicated to, or otherwise made available to serve, the Leased Property;

(f) All Work done in connection with such construction shall be done promptly and using materials and resulting in Work that is at least as good product and condition as the remaining areas of the applicable Leased Property and in conformity with all Legal Requirements, including, without limitation, any applicable minority or women owned business requirement; and

(g) If applicable in accordance with customary and prudent industry standards, promptly following the completion of such Work, Tenant shall deliver to Landlord “as built” plans and specifications with respect thereto, certified as accurate by the licensed architect or engineer selected by Tenant to supervise such Work, and copies of any new or revised certificates of occupancy or other licenses, permits and authorizations required in connection therewith. In addition, with respect to any Alteration or Capital Improvement having a budgeted cost equal to or less than Fifteen Million and No/100 Dollars ($15,000,000.00), Tenant shall endeavor in good faith to (and upon Landlord’s request will) deliver to Landlord any “as-built” plans and specifications actually obtained by Tenant in connection with such Alteration or Capital Improvement.

Notwithstanding anything to the contrary contained herein, at any time during the Term that Tenant is not a Controlled Subsidiary of ERI, this Section 10.3 shall be deemed modified by replacing all references therein to “Fifteen Million and No/100 Dollars ($15,000,000.00)” to “Five Million and No/100 Dollars ($5,000,000.00)”.

10.4 Landlord’s Right of First Offer to Fund Material Capital Improvements.

(a) Landlord’s Right to Submit Landlord’s MCI Financing Proposal. In advance of commencing any Work in connection with any Material Capital Improvement (provided, for purposes of clarification, that preliminary planning, designing, budgeting, evaluating (including environmental and integrity testing and the like) (collectively, “Preliminary Studies”), permitting and demolishing in preparation for such Material Capital Improvement shall not be considered “commencing” for purposes hereof), Tenant shall provide written notice (“Tenant’s MCI Intent Notice”) of Tenant’s intent to do so. Upon Landlord’s request, such notice shall be followed by (i) a reasonably detailed description of the proposed Material Capital Improvement, (ii) the then-projected cost of construction of the proposed Material Capital Improvement, (iii) copies of the plans and specifications, permits, licenses, contracts and Preliminary Studies concerning the proposed Material Capital Improvement, to the extent then-available, (iv) reasonable evidence that such proposed Material Capital Improvement will, upon completion, comply with all applicable Legal Requirements, and (v) reasonably detailed information regarding the terms upon which Tenant is considering seeking financing therefor, if any. To the extent in Tenant’s possession or control, Tenant shall provide to Landlord any additional information about such proposed Material Capital Improvements which Landlord may reasonably request. Landlord (or, with respect to financing structured as a loan rather than as ownership of the real property by Landlord with a lease back to Tenant, Landlord’s Affiliate) may, but shall be under no obligation to, provide all (but not less than all) of the financing necessary to fund the applicable Material Capital Improvement (along with related fees and expenses, such as title fees, costs of permits, legal fees and other similar transaction costs) by complying with the option exercise requirements set forth below. Within thirty (30) days of receipt of Tenant’s MCI Intent Notice, Landlord shall notify Tenant in writing as to whether Landlord (or, if applicable, its Affiliate) is willing to provide financing for such proposed Material Capital Improvement and, if so, the terms and conditions upon which Landlord (or, if applicable, its Affiliate) is willing to do so in reasonable detail, in the form of a proposed term sheet (such terms and conditions, “Landlord’s MCI Financing Proposal”). Upon receipt, Tenant shall have ten (10) days to accept, reject or commence negotiating Landlord’s MCI Financing Proposal.

(b) If Tenant Accepts Landlord’s MCI Financing Proposal. If Tenant accepts Landlord’s MCI Financing Proposal (either initially or, after negotiation, a modified version thereof) (an “Accepted MCI Financing Proposal”) and such financing is actually consummated between Tenant and Landlord (or, if applicable, its Affiliate) as more particularly provided in Section 10.4(f) below (a “Landlord MCI Financing”), then, with respect to the applicable Material Capital Improvements, as and when constructed, such Material Capital Improvement shall be deemed part of the Leased Property for all purposes except as specifically provided in Section 6.1(b) hereof (and, without limitation, such Material Capital Improvements shall be surrendered to (and all rights therein shall be relinquished in favor of) Landlord upon the Expiration Date).

(c) If Landlord Declines to Make Landlord’s MCI Financing Proposal. If Landlord declines or fails to timely submit Landlord’s MCI Financing Proposal, Tenant shall be permitted to either (1) use then-existing available financing or, subject to Article XVII, enter into financing arrangements with any lender, preferred equity holder and/or other third-party financing source (a “Third-Party MCI Financing”) for such Material Capital Improvement or (2) use Cash to pay for such Material Capital Improvement, provided, that if Tenant has not used then-existing, or entered into a new, Third-Party MCI Financing (or commenced such Material Capital Improvement utilizing Cash) by the date that is nine (9) months following delivery of Tenant’s MCI Intent Notice, then, prior to entering into any such Third-Party MCI Financing and/or commencing such Material Capital Improvement, Tenant shall again be required to send Tenant’s MCI Intent Notice seeking financing from Landlord (on the terms contemplated by this Section 10.4).

(d) If Tenant Declines Landlord’s MCI Financing Proposal. If Landlord timely submits Landlord’s MCI Financing Proposal and Tenant rejects or fails to accept or commence negotiating Landlord’s MCI Financing Proposal within the applicable ten (10) day period (or, following commencing negotiating said proposal, Tenant notifies Landlord of Tenant’s decision to cease such discussions), then, subject to the remaining terms of this paragraph, Tenant shall be permitted to either (1) use then-existing, or, subject to Article XVII, enter into a new, Third-Party MCI Financing for such Material Capital Improvement (subject to the following proviso) or (2) use Cash to pay for such Material Capital Improvement, provided, that Tenant may not use then-existing, or enter into a new, Third-Party MCI Financing, except in each case on terms that are, taken as a whole, economically more advantageous to Tenant than those offered under Landlord’s MCI Financing Proposal. In determining if financing is economically more advantageous, consideration may be given to, among other items, (x) pricing, amortization, length of term and duration of commitment period of such financing; (y) the cost, availability and terms of any financing sufficient to fund such Material Capital Improvement and other expenditures which are material in relation to the cost of such Material Capital Improvement (if any) which are intended to be funded in connection with the construction of such Material Capital Improvement and which are related to the use and operation of such Material Capital Improvement and (z) other customary considerations. Tenant shall provide Landlord with reasonable evidence of the terms of any such financing. If Tenant has not used then-existing, or entered into a new, Third-Party MCI Financing (or commenced such Material Capital Improvement utilizing Cash) by the date that is nine (9) months following receipt of Landlord’s MCI Financing Proposal, then, prior to entering into any such Third-Party MCI Financing and/or commencing such Material Capital Improvement after such nine (9) month period, Tenant shall again be required to send Tenant’s MCI Intent Notice seeking financing from Landlord (on the terms contemplated by this Section 10.4). For purposes of clarification, Tenant may use Cash to finance any applicable Material Capital Improvement (subject to the express terms and conditions hereof, including, without limitation, Tenant’s obligation to provide Tenant’s MCI Intent Notice).

(e) Ownership of Material Capital Improvements Not Financed by Landlord. If Tenant constructs a Material Capital Improvement utilizing Third-Party MCI Financing or Cash in accordance with Sections 10.4(c) or (d) (such Material Capital Improvement being sometimes referred to in this Lease as a “Tenant Material Capital Improvement”), then, (A) as and when constructed, such Tenant Material Capital Improvement shall be owned by Landlord and deemed part of the Leased Property for all purposes except as specifically provided in this Section and Section 6.1(b), (B) upon any termination of this Lease prior to the Stated Expiration Date as a result of a Tenant Event of Default (except in the event a Permitted Leasehold Mortgagee has exercised its right to obtain a New Lease and complies in all respects with Section 17.1(f) and any other applicable provisions of this Lease), such Tenant Material Capital Improvements shall be owned by Landlord without any reimbursement by Landlord to Tenant, (C) if a foreclosure occurs with respect to any Fee Mortgage (including any mezzanine financing obtained by Affiliates of Landlord that is secured by the direct or indirect equity interests in Landlord) that results in the Fee Mortgagee thereunder (or its assignee or designee) becoming Landlord hereunder or obtaining ownership of all of the direct or indirect equity interests in Landlord, then, upon the Stated Expiration Date, such Material Capital Improvements shall be surrendered to (and all rights therein shall be relinquished in favor of) Landlord without any obligation to reimburse Tenant as set forth in this Section 10.4(e), and, (D) except in the circumstances described in the foregoing clause (C), upon the Stated Expiration Date, such Tenant Material Capital Improvements shall be transferred to Tenant; provided, however, upon written notice to Tenant at least one hundred eighty (180) days prior to the Stated Expiration Date, Landlord shall have the option to reimburse Tenant for such Tenant Material Capital Improvements in an amount equal to the Fair Market Ownership Value thereof, and, if Landlord elects to reimburse Tenant for such Tenant Material Capital Improvements, any amount due to Tenant for such reimbursement shall be credited against any amounts owed by Tenant to Landlord under this Lease as of the Stated Expiration Date and any remaining portion of such amount shall be paid by Landlord to Tenant on the Stated Expiration Date. If Landlord fails to deliver such written notice electing to reimburse Tenant for such Tenant Material Capital Improvements at least one hundred eighty (180) days prior to the Stated Expiration Date, or otherwise does not consummate such reimbursement at least sixty (60) days prior to the Stated Expiration Date (other than as a result of Tenant’s acts or omissions in violation of this Lease), then Landlord shall be deemed to have elected not to reimburse Tenant for such Tenant Material Capital Improvements. If Landlord elects or is deemed to have elected not to reimburse Tenant for such Tenant Material Capital Improvements in accordance with the foregoing sentence, Tenant shall have the option to either (1) prior to the Stated Expiration Date, remove such Tenant Material Capital Improvements and restore the affected Leased Property to the same or better condition existing prior to such Tenant Material Capital Improvement being constructed, at Tenant’s sole cost and expense, in which event such removed Tenant Material Capital Improvements shall be owned by Tenant (except, however, if a foreclosure occurs with respect to any Fee Mortgage (including any mezzanine financing obtained by Affiliates of Landlord that is secured by the direct or indirect equity interests in Landlord) that results in the Fee Mortgagee thereunder (or its assignee or designee) becoming Landlord hereunder or obtaining ownership of all of the direct or indirect equity interests in Landlord, then Tenant shall have no such right to remove the Tenant Material Capital Improvements, and the following clause (2) shall apply), or (2) leave the applicable Tenant Material Capital Improvements at the Leased Property on the Stated Expiration Date, at no cost to Landlord, in which event such Tenant Material Capital Improvements shall be owned by Landlord. For the avoidance of doubt, Tenant Material Capital Improvements not funded by Landlord pursuant to Section 10.4 and not removed by Tenant in accordance herewith shall be included in the “Leased Property” under any lease entered into with a Successor Tenant pursuant to Article XXXVI and shall be taken into account in determining Successor Tenant Rent.

(f) Landlord MCI Financing. In the event of an Accepted MCI Financing Proposal, Tenant shall provide Landlord with the following prior to any advance of funds under such Landlord MCI Financing:

(i) any information, certificates, licenses, permits or documents reasonably requested by Landlord which are necessary and obtainable to confirm that Tenant will be able to use the applicable Material Capital Improvements upon completion thereof in accordance with the Primary Intended Use, including all required federal, state or local government licenses and approvals;

(ii) an officer’s certificate and, if requested, a certificate from Tenant’s Architect providing appropriate backup information, setting forth in reasonable detail the projected or actual costs related to such Material Capital Improvements;

(iii) except to the extent covered by the amendment referenced in clause (iv) below, a construction loan and/or funding agreement (and such other related instruments and agreements), in a form reasonably agreed to by Landlord and Tenant, reflecting the terms of the Landlord MCI Financing, setting forth the terms of the Accepted MCI Financing Proposal, and without additional requirements on Tenant (including, without limitation, additional bonding or guaranty requirements) except those which are reasonable and customary and consistent in all respects with this Section 10.4 and the terms of the Accepted MCI Financing Proposal;

(iv) except to the extent covered by the construction loan and/or funding agreement referenced in clause (iii) above, an amendment to this Lease, in a form reasonably agreed to by Landlord and Tenant, which may include, among other things, an increase in the Rent (in amounts as agreed upon by the Parties pursuant to the Accepted MCI Financing Proposal), and other provisions as may be necessary or appropriate;

(v) a deed conveying title to Landlord to any additional Land acquired for the purpose of constructing the applicable Material Capital Improvement, free and clear of any liens or encumbrances except those approved by Landlord, and accompanied by (x) an owner’s policy of title insurance insuring the Fair Market Ownership Value of fee simple or leasehold (as applicable) title to such Land and any improvements thereon, free of any exceptions other than liens and encumbrances that do not materially interfere with the intended use of the Leased Property or are otherwise approved by Landlord, which approval shall not be unreasonably withheld, conditioned or delayed, and (y) an ALTA survey thereof;

(vi) if Landlord obtains a lender’s policy of title insurance in connection with such Landlord MCI Financing, for each advance, endorsements to any such policy of title insurance reasonably satisfactory in form and substance to Landlord (i) updating the same without any additional exception except those that do not materially affect the value of such land and do not interfere with the intended use of the Leased Property, or as may otherwise be permitted under this Lease, or as may be approved by Landlord, which approval shall not be unreasonably withheld, conditioned or delayed, and (ii) increasing the coverage thereof by an amount equal to the then-advanced cost of the applicable Material Capital Improvement; and

(vii) such other billing statements, invoices, certificates, endorsements, opinions, site assessments, surveys, resolutions, ratifications, lien releases and waivers and other instruments and information which are reasonable and customary and consistent in all respects with this Section 10.4 and the terms of the Accepted MCI Financing Proposal.

In the event that (1) Tenant is unable, for reasons beyond Tenant’s reasonable control, to satisfy any of the requirements set forth in this Section 10.4(f) (and Landlord is unable or unwilling to waive the same), (2) Landlord and Tenant are unable (despite good faith efforts continuing for at least sixty (60) days after agreement on the Accepted MCI Financing Proposal) to agree on any of the requirements of, or the form of any document required under, this Section 10.4(f), or (3) Landlord fails or refuses to consummate the Landlord MCI Financing and/or advance funds thereunder, then, notwithstanding anything to the contrary in this Section 10.4, Tenant shall be entitled to use then-existing, or, subject to Article XVII, enter into a new, Third-Party MCI Financing for such Material Capital Improvement or use Cash to pay for such Material Capital Improvement, without any requirement to send a further Tenant’s MCI Intent Notice to Landlord, provided such Material Capital Improvement shall be treated hereunder as a Tenant Material Capital Improvement, unless the circumstances described in clause (1) shall have occurred.

10.5 Minimum Capital Expenditures.

(a) Minimum Capital Expenditures.

(i) Initial Minimum Cap Ex Requirement (HLV). During the Initial Minimum Cap Ex Period (HLV), Tenant shall expend Capital Expenditures with respect to the Leased Property (HLV) in an aggregate amount equal to no less than the Initial Minimum Cap Ex Amount (HLV) (the “Initial Minimum Cap Ex Requirement (HLV)”), which Capital Expenditures (A) shall include, without limitation, such expenditures necessary to complete the renovation and refurbishment of at least four hundred twenty-nine (429) hotel rooms and four hundred eighty-nine (489) hotel rooms at the Mardi Gras North and Mardi Gras South towers located at the Leased Property (HLV), respectively, at a standard of quality similar to the renovation and refurbishment performed by Tenant with respect to the rooms located at the Carnaval Tower and (B) may include expenditures in respect of furniture, fixtures and equipment (including gaming equipment) to be installed or located at the Leased Property (HLV). As of the Second Amendment Date, HLV Tenant has incurred Capital Expenditures with respect to the Leased Property (HLV) in an aggregate amount that exceeds the Initial Minimum Cap Ex Amount (HLV), and therefore, Tenant has fully satisfied the Initial Minimum Cap Ex Requirement (HLV).

(ii) Annual Minimum B&I Cap Ex Requirement (HLV). During each full Fiscal Year during the Term, commencing with the Fiscal Year that commences on January 1, 2022, measured as of the last day of each such Fiscal Year, Tenant shall expend Capital Expenditures with respect to the Leased Property (HLV) in an aggregate amount equal to at least one percent (1%) of the sum of the Net Revenue from the HLV Facility for the prior Fiscal Year on Capital Expenditures that constitute installation, restoration, repair, maintenance or replacement of any physical improvements or other physical items with respect to, or for, the Leased Property (HLV) under this Lease (the “Annual Minimum B&I Cap Ex Requirement (HLV)”). Expenditures in respect of furniture, fixtures and equipment (including gaming equipment) to be installed or located at the Leased Property (HLV) shall not count towards the Annual Minimum B&I Cap Ex Requirement (HLV).

(iii) Annual Minimum B&I Cap Ex Requirement (CPLV). During each full Fiscal Year during the Term, commencing upon the first (1st) full Fiscal Year during the Term, measured as of the last day of each such Fiscal Year, Tenant shall expend Capital Expenditures with respect to the Leased Property (CPLV) in an aggregate amount equal to at least one percent (1%) of the Net Revenue from the CPLV Facility for the prior Fiscal Year on Capital Expenditures that constitute installation or restoration and repair or other improvements of items with respect to the Leased Property (CPLV) under this Lease (the “Annual Minimum B&I Cap Ex Requirement (CPLV)”). In the event of expiration, cancellation or termination of any Ground Lease with respect to the Leased Property (CPLV) for any reason whatsoever whether voluntary or involuntary (by operation of law or otherwise), except for a cancellation or termination due to Landlord’s failure to extend the term thereof where Landlord was required to do so hereunder, prior to the expiration date of this Lease, including extensions and renewals granted thereunder, then, for purposes of calculating the amount of Net Revenue from the CPLV Facility for determining the Annual Minimum B&I Cap Ex Requirement (CPLV), the Net Revenue attributable to the portion of the Leased Property (CPLV) subject to such Ground Lease for the Lease Year immediately prior to such expiration, cancellation or termination of such Ground Lease thereafter shall continue to be included in the calculation of Net Revenue (except to the extent such Ground Lease is replaced by a replacement Ground Lease for all or substantially all of such portion of the Leased Property (CPLV)).

(iv) Triennial Minimum Cap Ex Requirement B (CPLV). During each full Triennial Period during the Term, commencing upon the first (1st) full Triennial Period during the Term, measured as of the last day of each such Triennial Period, Tenant shall expend Capital Expenditures in respect of the Leased Property (CPLV) in an aggregate amount equal to no less than the greater of (a) the amount which, when added to the amount of Other Capital Expenditures expended by Other Tenants toward the Triennial Minimum Cap Ex Requirement B (as defined in the Other Leases) during the same time period, equals the Triennial Minimum Cap Ex Amount B, but in no event more than the Triennial Allocated Minimum Cap Ex Amount B Ceiling, and (b) the Triennial Allocated Minimum Cap Ex Amount B Floor (the “Triennial Minimum Cap Ex Requirement B”); provided, however, with respect to the Triennial Periods ending December 31, 2020, December 31, 2021 and December 31, 2022, respectively (each, an “Applicable Triennial Cap Ex Period”) (it being understood that the duration of the Applicable Triennial Cap Ex Period ending December 31, 2020 shall be adjusted pursuant to Section 10.5(a)(v)), the Triennial Minimum Cap Ex Amount B shall be equal to (x) the Triennial Minimum Cap Ex Amount B for such Applicable Triennial Cap Ex Period determined without giving effect to this proviso, minus

(y) the product of (I) Seventy-Seven Million Seven Hundred Thousand and No/100 Dollars ($77,700,000.00) (which amount set forth in this clause (I), for purposes of determining the Triennial Minimum Cap Ex Amount B for the Applicable Triennial Cap Ex Period ending December 31, 2020, shall be increased by the same percentage as the Triennial Minimum Cap Ex Amount B was increased pursuant to Section 10.5(a)(v)) and (II) a fraction, expressed as a percentage, the numerator of which is the number of days occurring from and including the first day of the Applicable Triennial Cap Ex Period until and excluding the Second Amendment Date, and the denominator of which is the number of days in the Applicable Triennial Cap Ex Period.

(v) Partial Periods. Subject to further adjustment as set forth in the proviso in Section 10.5(a)(iv) with respect to the applicable Minimum Cap Ex Requirements for the Triennial Period ending December 31, 2020, if the initial or final portion of the Term of this Lease is a partial calendar year (i.e., the Commencement Date of this Lease is other than January 1 or the Expiration Date is other than December 31, as applicable; any such partial calendar year, a “Stub Period”), then the Triennial Minimum Cap Ex Amount B shall be adjusted as follows: (a) the initial (or final, as applicable) Triennial Period under this Lease shall be expanded so that it covers both the Stub Period and the first (1st) (or final, as applicable) full period of three calendar years during the Term, (b) the Triennial Minimum Cap Ex Amount B for such expanded initial (or final, as applicable) Triennial Cap Ex Calculation Period shall be equal to (x) Four Hundred Twenty-Seven Million Seven Hundred Thousand and No/100 Dollars ($427,700,000.00), plus (y) the product of the Stub Period Multiplier multiplied by One Hundred Forty-Two Million Five Hundred Sixty-Six Thousand Six Hundred Sixty-Six and 67/100 Dollars ($142,566,666.67), and (c) the Triennial Allocated Minimum Cap Ex Amount B Floor for such expanded initial (or final, as applicable) Triennial Period shall remain unchanged from the amounts then in effect. Notwithstanding the foregoing, in the event that the Triennial Minimum Cap Ex Amount B is reduced in accordance with the definition thereof, then (1) the Four Hundred Twenty-Seven Million Seven Hundred Thousand and No/100 Dollars ($427,700,000.00) in the foregoing clause (b)(x) shall be modified to reflect the Triennial Minimum Cap Ex Amount B then in effect at the time of determination and (2) the One Hundred Forty-Two Million Five Hundred Sixty-Six Thousand Six Hundred Sixty-Six and 67/100 Dollars ($142,566,666.67) in the foregoing clause (b)(y) shall be modified to reflect the Triennial Minimum Cap Ex Amount B then in effect divided by three (3). The term “Stub Period Multiplier” means a fraction, expressed as a percentage, the numerator of which is the number of days occurring in a Stub Period, and the denominator of which is three hundred sixty-five (365). For the avoidance of doubt, if the Expiration Date of this Lease is other than the last day of a Fiscal Year, then Tenant’s compliance with each of the Minimum Cap Ex Requirements during the applicable periods preceding such Expiration Date that would otherwise end after such Expiration Date shall be measured as of such Expiration Date and be subject to the prorations set forth above.

(vi) Acquisitions of Material Property. If any real property having a value greater than Fifty Million and No/100 Dollars ($50,000,000.00) (other than the Leased Property (Octavius), the Leased Property (HLV), the Chester Property or the Fifth Amendment Additional Property (as defined in the Regional Lease)) is acquired by Landlord or its Affiliate and included in this Lease or an Other Lease as part of the Leased Property or Other Leased Property (as applicable) after the Second Amendment Date, then the applicable Minimum Cap Ex Requirements shall be adjusted as may be agreed upon by Landlord and Tenant in connection with such acquisition and the inclusion of such property as Leased Property or Other Leased Property hereunder or thereunder.

(vii) Dispositions of Material Property. In the event of a partial or total termination of this Lease with respect to the Leased Property (CPLV) or partial or total termination of an Other Lease or the disposition of any Material Leased Property or Material London Property, in each case for which the Minimum Cap Ex Amount is to be decreased in accordance herewith, and such termination or disposition occurs on any day other than the first (1st) day of a Fiscal Year, then, for purposes of determining Required Capital Expenditures and adjusting the Minimum Cap Ex Requirements, as applicable, such termination or disposition and the associated reduction in the Minimum Cap Ex Requirements each shall be deemed to have occurred on the first (1st) day of the then-current Fiscal Year, such that Capital Expenditures with respect to the applicable terminated or disposed property shall not be counted toward the calculation of Required Capital Expenditures for such entire Fiscal Year, and the Minimum Cap Ex Requirements shall be adjusted (as applicable) to reflect such termination or disposition as applicable and the associated reduction in the Minimum Cap Ex Requirements for such entire Fiscal Year.

(viii) Application of Capital Expenditures. For the avoidance of doubt: (A) Required Capital Expenditures counted toward satisfying one of the Minimum Cap Ex Requirements also shall count (to the extent applicable) toward satisfying the other Minimum Cap Ex Requirements except to the extent otherwise provided herein; (B) expenditures with respect to any property that is not included as Leased Property or Other Leased Property under this Lease or an Other Lease (as applicable) shall not constitute “Capital Expenditures” nor count toward the Minimum Cap Ex Requirements (HLV) or toward the Minimum Cap Ex Requirements (CPLV); (C) expenditures with respect to any property that is not included as Leased Property (CPLV) or Other Leased Property under this Lease or an Other Lease (as applicable) shall not count toward the Minimum Cap Ex Requirements (CPLV); (D) expenditures with respect to any property that is not included as Leased Property (HLV) under this Lease shall not count toward the Minimum Cap Ex Requirements (HLV); (E) expenditures with respect to any property acquired by CEOC or its subsidiaries after the Commencement Date which is not included as Leased Property or Other Leased Property under this Lease or an Other Lease (as applicable) shall not constitute “Capital Expenditures” nor count toward the Minimum Cap Ex Requirements (CPLV) or toward the Minimum Cap Ex Requirements (HLV); (F) expenditures with respect to any property which is not included as Leased Property or Other Leased Property under this Lease or an Other Lease (as applicable) shall not constitute “Capital Expenditures”; and (G) (x) expenditures with respect to the Leased Property (HLV) shall not count towards any of the Minimum Cap Ex Requirements (CPLV) and (y) expenditures with respect to the Leased Property (CPLV) shall not count towards any of the Minimum Cap Ex Requirements (HLV).

(ix) Unavoidable Delays. In the event an Unavoidable Delay occurs during any full Fiscal Year or full Triennial Period during the Term that delays Tenant’s ability to perform Capital Expenditures prior to the expiration of such period, the applicable period for satisfying the Minimum Cap Ex Requirements applicable to such Fiscal Year or Triennial Period (as applicable) during which such Unavoidable Delay occurred shall be extended, on a day-for-day basis, for the same amount of time that such Unavoidable Delay affects Tenant’s ability to perform the Capital Expenditures, up to a maximum extension in each instance of one (1) Fiscal

Year (for the Annual Minimum B&I Cap Ex Requirement (CPLV)), eighteen (18) months (for the Initial Minimum Cap Ex Requirement (HLV) and/or Annual Minimum B&I Cap Ex Requirement (HLV), as applicable) or one (1) Triennial Period (for the Triennial Minimum Cap Ex Requirement B). For the avoidance of doubt, Tenant’s obligation to satisfy the Minimum Cap Ex Requirements during any period during which an Unavoidable Delay did not occur shall not be extended as a result of the occurrence of an Unavoidable Delay during a prior period.

(x) Certain Remedies. The Parties acknowledge that Tenant’s agreement to satisfy the Minimum Cap Ex Requirements as required in this Lease is a material inducement to Landlord’s agreement to enter into this Lease and, accordingly, if Tenant fails to expend Capital Expenditures (or deposit funds into the Cap Ex Reserve) as and when required by this Lease and then, further, fails to cure such failure within sixty (60) days of receipt of written notice of such failure from Landlord, then the same shall be a Tenant Event of Default hereunder, and without limitation of any of Landlord’s other rights and remedies, Landlord shall have the right to seek the remedy of specific performance to require Tenant to expend the Required Capital Expenditures (or deposit funds into the Cap Ex Reserve). Furthermore, for the avoidance of doubt, and without limitation of Guarantor’s obligations under the Guaranty (and as more particularly provided therein), Tenant acknowledges and agrees that the obligation of Tenant to expend the Required Capital Expenditures (or deposit funds into the Cap Ex Reserve) as provided in this Lease in each case constitutes a part of the monetary obligations of Tenant that are guaranteed by Guarantor under the Guaranty and, with respect to Required Capital Expenditures required to be spent during the Term, shall survive termination of this Lease.

(b) Cap Ex Reserve.

(i) Deposits in Lieu of Expenditures. Notwithstanding anything to the contrary set forth in this Lease, if (x) Tenant and Other Tenants do not expend Capital Expenditures and Other Capital Expenditures sufficient to satisfy the Minimum Cap Ex Requirements (CPLV), as applicable, or (y) Tenant does not expend Capital Expenditures sufficient to satisfy the Minimum Cap Ex Requirements (HLV), then, so long as, as of the last date when such Minimum Cap Ex Requirements may be satisfied hereunder, with respect to clause (x), there are Cap Ex Reserve Funds (as defined below) and Cap Ex Reserve Funds (as defined in each Other Lease) on deposit in the Cap Ex Reserve (as defined below) or in the Cap Ex Reserve (as defined in each Other Lease) in an aggregate amount at least equal to such deficiency and with respect to clause (y), there are Cap Ex Reserve Funds on deposit in the Cap Ex Reserve in an aggregate amount at least equal to such deficiency, as applicable, then Tenant shall not be deemed to be in breach or default of its obligations hereunder to satisfy the Minimum Cap Ex Requirements, provided that Tenant (or Other Tenants, as applicable), shall spend such amounts so deposited in the Cap Ex Reserve (as defined herein or in an Other Lease, as applicable) within six (6) months after the last date when the Minimum Cap Ex Requirements to which such amounts relate may be satisfied hereunder (subject to extension in the event of an Unavoidable Delay during such six (6) month period, on a day-for-day basis, for the same amount of time that such Unavoidable Delay affects Tenant’s ability to perform the Capital Expenditures). For the avoidance of doubt, any funds disbursed from the Cap Ex Reserve and spent on Capital Expenditures as described in this Section shall be applied to the Minimum Cap Ex Requirements for the period for which such funds were deposited (and shall be deemed to be the funds that have been in the Cap Ex Reserve for the longest period of time) and shall not be applied to the Minimum Cap Ex Requirements for the subsequent period in which they are actually spent.

(ii) Deposits into Cap Ex Reserve. Tenant may, at its election, at any time, deposit funds (the “Cap Ex Reserve Funds”) into an Eligible Account held by Tenant (the “Cap Ex Reserve”). If required by Fee Mortgagee or Landlord, Tenant shall cause the Cap Ex Reserve Funds deposited with respect to the Minimum Cap Ex Requirements (CPLV) and the Minimum Cap Ex Requirements (HLV) to be maintained in a separate Cap Ex Reserve in each case. Further, if required by Fee Mortgagee or Landlord, Landlord and Tenant shall enter into a customary and reasonable control agreement for the benefit of Fee Mortgagee and Landlord with respect to the applicable Cap Ex Reserve. Tenant shall not commingle Cap Ex Reserve Funds with other monies held by Tenant or any other party. All interest on Cap Ex Reserve Funds shall be for the benefit of Tenant and added to and become a part of the Cap Ex Reserve and shall be disbursed in the same manner as other monies deposited in the Cap Ex Reserve. Tenant shall be responsible for payment of any federal, state or local income or other tax applicable to the interest earned on the Cap Ex Reserve Funds credited or paid to Tenant.

(iii) Disbursements from Cap Ex Reserve. Tenant shall be entitled to use Cap Ex Reserve Funds solely for the purpose of paying for (or reimbursing Tenant for) the cost of Capital Expenditures. Subject to compliance by Tenant with the provisions of the Fee Mortgage Documents to the extent Tenant is required to comply therewith pursuant to Article XXXI hereof, Landlord shall permit disbursements to Tenant of Cap Ex Reserve Funds from the Cap Ex Reserve to pay for Capital Expenditures or to reimburse Tenant for Capital Expenditures (in each case, in respect of the Facility for which such Cap Ex Reserve Funds were deposited), within ten (10) days following written request from Tenant, which request shall specify the amount of the requested disbursement and a general description of the type of Capital Expenditures to be paid or reimbursed using such Cap Ex Reserve Funds. Tenant shall not make a request for disbursement from the Cap Ex Reserve (x) more frequently than once in any calendar month nor (y) in amounts less than Fifty Thousand and No/100 Dollars ($50,000.00). Any Cap Ex Reserve Funds remaining in the Cap Ex Reserve on satisfaction of the Minimum Cap Ex Requirements for which such Cap Ex Reserve Funds were deposited or on the Expiration Date shall be returned by Landlord to Tenant, provided that Landlord shall have the right to apply Cap Ex Reserve Funds remaining on the Expiration Date against any amounts owed by Tenant to Landlord as of the Expiration Date and/or the sum of any remaining Required Capital Expenditures required to have been incurred prior to the Expiration Date.

(iv) Security Interest in Cap Ex Reserve Funds. Tenant grants to Landlord a first-priority security interest in the Cap Ex Reserve and all Cap Ex Reserve Funds, as additional security for performance of Tenant’s obligations under this Lease. Landlord shall have the right to collaterally assign the security interest granted to Landlord in the Cap Ex Reserve and Cap Ex Reserve Funds to any Fee Mortgagee. Notwithstanding the foregoing or anything herein to the contrary, (i) Landlord may not foreclose upon the lien on the Cap Ex Reserve and Cap Ex Reserve Funds, and Fee Mortgagee may not apply the Cap Ex Reserve Funds against the Fee Mortgage, in each case prior to the occurrence of both (x) the Landlord’s Enforcement Condition and (y) the termination of this Lease by Landlord pursuant to Section 16.2(x) hereof, (ii) any time during which a Tenant Event of Default is continuing, Fee Mortgagee may apply Cap Ex Reserve Funds toward the payment of Capital Expenditures incurred by Tenant and (iii) Landlord shall have the right to use Cap Ex Reserve Funds as provided in Section 10.5(e) (in which event, such expenditures of Cap Ex Reserve Funds shall be deemed Capital Expenditures of Tenant for purposes of the Required Capital Expenditures). Landlord acknowledges that a Permitted Leasehold Mortgagee may have a Lien on the Cap Ex Reserve; provided no such Lien in favor of a Permitted Leasehold Mortgagee shall be granted unless such Lien is subject and subordinate to the first priority lien thereon in favor of Landlord on terms substantially similar to the Intercreditor Agreement.

(c) Capital Expenditures Report. Within thirty (30) days after the end of each calendar month during the Term, Tenant shall submit to Landlord a report, substantially in the form attached hereto as Exhibit C setting forth, with respect to such month, on an unaudited, Facility-by-Facility basis, (A) revenues for the Leased Property and the Other Leased Property, (B) Capital Expenditures with respect to the Leased Property and (C) Other Capital Expenditures with respect to the Other Leased Property. Landlord shall keep each such report confidential in accordance with Section 41.22 of this Lease.

(d) Annual Capital Budget. Tenant shall furnish to Landlord, for informational purposes only, a copy of the annual capital budget for each Facility for each Fiscal Year, in each case (x) contemporaneously with Other Tenant’s delivery to the applicable landlord of the applicable annual capital budget for such Fiscal Year pursuant to the Other Lease, and (y) not later than fifty-five (55) days following the commencement of the Fiscal Year to which such annual capital budget relates. For the avoidance of doubt, without limitation of Tenant’s Capital Expenditure requirements pursuant to Section 10.5(a), Tenant shall not be required to comply with such annual capital budget and it shall not be a breach or default by Tenant hereunder in the event Tenant deviates from such annual capital budget.

(e) Self Help. In order to facilitate Landlord’s completion of any work, repairs or restoration of any nature that are required to be performed by Tenant in accordance with any provisions hereof, upon the occurrence of the earlier of (i) a Tenant Event of Default hereunder and (ii) any default by Tenant in the performance of such work under this Lease or as required by any applicable Additional Fee Mortgagee Requirement, then, so long as (x) Landlord has provided Tenant thirty (30) days’ prior written notice thereof and Tenant has not cured such default within such thirty day period) and (y) an “Event of Default” has occurred under the Fee Mortgage Documents, Landlord shall have the right, from and after the occurrence of a default beyond applicable notice and cure periods under any applicable Fee Mortgage Documents, to enter onto the Leased Property and perform any and all such work and labor necessary as reasonably determined by Landlord to complete any work required by Tenant hereunder or expend any sums therefor and/or employ watchmen to protect the Leased Property from damage (collectively, the “Landlord Work”). In connection with the foregoing, Landlord shall have the right: (i) to use any funds in the Cap Ex Reserve for the applicable Facility for the purpose of making or completing such Landlord Work; (ii) to employ such contractors, subcontractors, agents, architects and inspectors as shall be required for such purposes; (iii) to pay, settle or compromise all existing bills and claims which are or may become Liens against the Leased Property, or as may be necessary or desirable for the completion of such Landlord Work, or for clearance of title; (iv) to execute all applications and certificates in the name of Tenant which may be required by any of the contract documents; (v) to prosecute and defend all actions or proceedings in connection with the Leased Property or the rehabilitation and repair of the Leased Property; and (vi) to do any and every act which Tenant might do on its own behalf to complete the Landlord Work. Nothing in this Lease shall: (1) make Landlord responsible for making or completing any Landlord Work; (2) require Landlord to expend funds in addition to the Cap Ex Reserve to make or complete any Landlord Work; (3) obligate Landlord to proceed with any Landlord Work; or (4) obligate Landlord to demand from Tenant additional sums to make or complete any Landlord Work.

ARTICLE XI

LIENS

Subject to the provisions of Article XII relating to permitted contests, Tenant will not directly or indirectly create or allow to remain and will promptly discharge at its expense any lien, encumbrance, attachment, title retention agreement or claim upon the Leased Property or any portion thereof or any attachment, levy, claim or encumbrance in respect of the Rent, excluding, however, (i) this Lease; (ii) the matters that existed as of the Commencement Date with respect to the Leased Property (CPLV) or any portion thereof and the matters that existed as of the HLV Lease Commencement Date with respect to the Leased Property (HLV) or any portion thereof (it being understood that nothing in this clause (ii) shall be deemed to vitiate or supersede Tenant’s obligations under Sections 4.2, 7.2(g), 9.1 and 10.3(e) with respect to the Property Documents to the extent provided therein); (iii) restrictions, liens and other encumbrances which are consented to in writing by Landlord (such consent not to be unreasonably withheld, conditioned or delayed); (iv) liens for Impositions which Tenant is not required to pay hereunder (if any); (v) Subleases permitted by Article XXII and any other lien or encumbrance expressly permitted under the provisions of this Lease; (vi) liens for Impositions not yet delinquent or being contested in accordance with Article XII, provided that Tenant has provided appropriate reserves to the extent required under GAAP and any foreclosure or similar remedies with respect to such Impositions have not been instituted and no notice as to the institution or commencement thereof has been issued except to the extent such institution or commencement is stayed no later than twenty (20) days after such notice is issued; (vii) liens of mechanics, laborers, materialmen, suppliers or vendors for sums either disputed or not yet due, provided that (1) the payment of such sums shall not be postponed under any related contract for more than sixty (60) days after the completion of the action giving rise to such lien unless being contested in accordance with Article XII and such reserve or other appropriate provisions as shall be required by law or GAAP shall have been made therefor and no foreclosure or similar remedies with respect to such liens has been instituted and no notice as to the institution or commencement thereof have been issued except to the extent such institution or commencement is stayed no later than twenty (20) days after such notice is issued; (2) any such liens are in the process of being contested as permitted by Article XII; or (3) in the event any foreclosure action is commenced under any such lien, Tenant shall immediately remove, discharge or bond over such lien; (viii) any liens created by Landlord; (ix) liens related to equipment leases or equipment financing for Tenant’s Property which are used or useful in Tenant’s business on the Leased Property or any portion thereof, provided that the payment of any sums due under such equipment leases or equipment financing shall either (1) be paid as and when due in accordance with the terms thereof, or (2) be in the process of being contested as permitted by Article XII (and provided that a lienholder’s removal of any such Tenant’s Property from the Leased Property shall be subject to all applicable provisions of this Lease, and, without limitation, Tenant or such lienholder shall restore the Leased Property from any damage effected by such removal); (x) (1) liens granted as security for the obligations of Tenant and its Affiliates under a

Permitted Leasehold Mortgage (and the documents relating thereto) or (2) liens granted as security for the obligations of Subtenant under a financing arrangement that would be a Permitted Leasehold Mortgage (disregarding for this purpose, however, the requirement that the liens created by a Permitted Leasehold Mortgage encumber the entirety of Tenant’s Leasehold Estate, so long as the applicable subleasehold mortgage covers all of the applicable Subtenant’s subleasehold estate (other than items that are not capable of being mortgaged and that, in the aggregate, are de minimis)) if entered into by Tenant (and the documents relating thereto); provided, however, in no event shall the foregoing be deemed or construed to permit Tenant to encumber the Leasehold Estate (or a Subtenant to encumber its subleasehold interest) in the Leased Property or any portion thereof (other than, in the case of Tenant, to a Permitted Leasehold Mortgagee, or in the case of Subtenant, to a lender or other provider of financing under a financing arrangement that would be a Permitted Leasehold Mortgage (disregarding for this purpose, however, the requirement that the liens created by a Permitted Leasehold Mortgage encumber the entirety of Tenant’s Leasehold Estate, so long as the applicable subleasehold mortgage covers all of the applicable Subtenant’s subleasehold estate (other than items that are not capable of being mortgaged and that, in the aggregate, are de minimis)) if entered into by Tenant (provided that no such lien granted by a Subtenant to a lender or other provider of financing shall encumber Landlord’s fee interest in the Leased Property, including by operation of law or otherwise), or otherwise to the extent expressly permitted hereunder), without the prior written consent of Landlord, which consent may be granted or withheld in Landlord’s sole discretion; and provided further that upon request Tenant shall be required to provide Landlord with fully executed copies of any and all Permitted Leasehold Mortgages; and (xi) except as otherwise expressly provided in this Lease, easements, rights-of-way, restrictions (including zoning restrictions), covenants, encroachments, protrusions and other similar charges or encumbrances, and minor title deficiencies on or with respect to the Leased Property or any portion thereof, in each case whether now or hereafter in existence, not individually or in the aggregate materially interfering with the conduct of the business on the Leased Property for the Primary Intended Use, taken as a whole. For the avoidance of doubt, the Parties acknowledge and agree that Tenant has not granted any liens in favor of Landlord as security for its obligations hereunder except as otherwise expressly provided under this Lease, and nothing contained herein shall be deemed or construed to prohibit the issuance of a lien on the Equity Interests in Tenant (it being agreed that any foreclosure by a lien holder on such interests in Tenant shall be subject to the restrictions on transfers of interests in Tenant and Change of Control set forth in Article XXII) or to prohibit Tenant from pledging (A) its Accounts and other Tenant’s Property as collateral (1) in connection with financings of equipment and other purchase money indebtedness or (2) to secure Permitted Leasehold Mortgages, or (B) its Accounts and other property of Tenant (other than Tenant’s Property); provided that, Tenant shall in no event pledge to any Person that is not granted a Permitted Leasehold Mortgage hereunder any of Tenant’s Property to the extent that such Tenant’s Property cannot be removed from the Leased Property without (I) damaging or impairing the Leased Property (other than in a de minimis manner), (II) impairing in any material respect the operation of any Facility for its Primary Intended Use, or (III) impairing in any material respect Landlord’s or any Successor Tenant’s ability to acquire the Gaming Assets at the expiration or termination of the Term in accordance with Section 36.1 (after giving effect to the repayment of any indebtedness encumbering the Gaming Assets and release of any liens thereon as required by such Section 36.1).

ARTICLE XII

PERMITTED CONTESTS

Tenant, upon prior written notice to Landlord (except that no such notice shall be required to be given by Tenant to Landlord pursuant to this Article XII with respect to matters not exceeding Five Million and No/100 Dollars ($5,000,000.00)), on its own or in Landlord’s name, at Tenant’s expense, may contest, by appropriate legal proceedings conducted in good faith and with due diligence, the amount, validity or application, in whole or in part, of any licensure or certification decision (including pursuant to any Gaming Regulation), imposition of any disciplinary action, including both monetary and nonmonetary, pursuant to any Gaming Regulation, Imposition, Legal Requirement, Insurance Requirement, lien, attachment, levy, encumbrance, charge or claim; provided, that (i) in the case of an unpaid Imposition, lien, attachment, levy, encumbrance, charge or claim, the commencement and continuation of such proceedings shall suspend the collection thereof from Landlord and from the Leased Property; (ii) neither the Leased Property or any portion thereof, the Rent therefrom nor any part or interest in either thereof would be in any danger of being sold, forfeited, attached or lost pending the outcome of such proceedings; (iii) in the case of a Legal Requirement, neither Landlord nor Tenant would be in any imminent danger of criminal or material civil liability for failure to comply therewith pending the outcome of such proceedings; (iv) in the case of a Legal Requirement, Imposition, lien, encumbrance or charge, Tenant shall deliver to Landlord security in the form of cash, cash equivalents or a Letter of Credit, if and as may be reasonably required by Landlord to insure ultimate payment of the same and to prevent any sale or forfeiture of the Leased Property or any portion thereof or the Rent by reason of such non-payment or noncompliance; (v) in the case of an Insurance Requirement, the coverage required by Article XIII shall be maintained; (vi) upon Landlord’s request, Tenant shall keep Landlord reasonably informed as to the status of the proceedings; and (vii) if such contest be finally resolved against Landlord or Tenant, Tenant shall promptly pay the amount required to be paid, together with all interest and penalties accrued thereon, or comply with the applicable Legal Requirement or Insurance Requirement. Landlord, at Tenant’s expense, shall execute and deliver to Tenant such authorizations and other documents as may reasonably be required in any such contest, and, if reasonably requested by Tenant or if Landlord so desires, Landlord shall join as a party therein. The provisions of this Article XII shall not be construed to permit Tenant to contest the payment of Rent or any other amount (other than Impositions or Additional Charges contested in accordance herewith) payable by Tenant to Landlord hereunder. Tenant shall indemnify, defend, protect and save Landlord harmless from and against any liability, cost or expense of any kind that may be imposed upon Landlord in connection with any such contest and any loss resulting therefrom, except to the extent resulting from actions independently taken by Landlord (other than actions taken by Landlord at Tenant’s direction or with Tenant’s consent).

ARTICLE XIII

INSURANCE

13.1 General Insurance Requirements. During the Term, Tenant shall, at its own cost and expense, maintain the minimum kinds and amounts of insurance described below. Such insurance shall apply to the ownership, maintenance, use and operations related to the Leased Property and all property located in or on the Leased Property (including Capital Improvements and Tenant’s Property). Except for policies insured by Tenant’s captive insurers, all policies shall be written with insurers authorized to do business in all states where Tenant operates and shall maintain A.M. Best ratings of not less than “A-” “VII” or better in the most recent version of Best’s Key Rating Guide. In the event that any of the insurance companies’ ratings fall below the requirements set forth above, Tenant shall have one hundred eighty (180) days within which to replace such insurance company with an insurance company that qualifies under the requirements set forth above. It is understood that Tenant may utilize so called Surplus lines companies and will adhere to the standard above.

(a) Property Insurance.

(i) Property insurance shall be maintained on the Leased Property, Capital Improvements and Tenant’s Property against loss or damage under a policy with coverage not less than that found on Insurance Services Office (ISO) “Causes of Loss – Special Form” and ISO “Building and Personal Property Form” or their equivalent forms (e.g., an “all risk” policy), in a manner consistent with the commercially reasonable practices of similarly situated companies engaged in the same or similar businesses operating in the same or similar locations. Such property insurance shall be in an amount not less than the then current Maximum Foreseeable Loss (as defined below); provided, that Tenant shall have the right (i) to limit maximum insurance coverage for loss or damage by earthquake (including earth movement) to a minimum amount of the projected ground up loss with a 500-year return period (as determined annually by an independent firm using RMS, AIR or equivalent catastrophe modeling software, and taking into account all locations insured under Tenant’s property insurance, including other locations owned, leased or managed by Tenant), less the applicable deductible, (ii) to limit maximum insurance coverage for loss or damage by named windstorms per occurrence to a minimum amount of the projected ground up loss (including storm surge) with a 500-year return period (as determined annually by an independent firm using RMS, AIR or equivalent catastrophe modeling software, and taking into account all locations insured under Tenant’s property insurance, including other locations owned, leased or managed by Tenant), less the applicable deductible, and (iii) to limit maximum insurance coverage for loss or damage by flood to a minimum amount of Two Hundred Fifty Million and No/100 Dollars ($250,000,000.00), to the extent commercially available; provided, further, that in the event the premium cost of any earthquake, flood, named windstorm or terrorism peril (as required by Section 13.1(b)) coverages are available only for a premium that is more than two and one-half (2.5) times the premium paid by Tenant for the third (3rd) year preceding the date of determination for the insurance policy contemplated by this Section 13.1(a), then Tenant shall be entitled and required to purchase the maximum amount of insurance coverage it reasonably deems most efficient and prudent to purchase for such peril and Tenant shall not be required to spend additional funds to purchase additional coverages insuring against such risks; and provided, further, that certain property coverages other than earthquake, flood and named windstorm may be sub-limited as long as each sub-limit is commercially reasonable and prudent as determined by Tenant and to the extent that the amount of such sub-limit is less than the amount of such sub-limit in effect as of the Second Amendment Date, such sub-limit is approved by Landlord, such approval not to be unreasonably withheld.

The term “Maximum Foreseeable Loss” shall mean the largest monetary loss within one area that may be expected to result from a single fire with protection impaired, the control of the fire mainly dependent on physical barriers or separations and a delayed manual firefighting by public and/or private fire brigades, as determined by a written report from an independent firm engaged by Tenant. If Landlord reasonably believes that the Maximum Foreseeable Loss has increased at any time during the Term, it shall have the right (unless Tenant and Landlord agree otherwise) to have such Maximum Foreseeable Loss re-determined by an impartial national insurance company reasonably acceptable to both parties (the “Impartial Appraiser”), or, if the parties cannot agree on an Impartial Appraiser, then by an Expert appointed in accordance with Section 34.2 hereof. The determination of the Impartial Appraiser (or the Expert, as the case may be) shall be final and binding on the parties hereto, and Tenant shall forthwith adjust the amount of the insurance carried pursuant to this Section 13.1(a) to the amount so determined by the Impartial Appraiser (or the Expert, as the case may be), subject to the approval of the Fee Mortgagee, as applicable. Each party shall pay one-half (1⁄2) of the fee, if any, of the Impartial Appraiser. If Landlord pays the Impartial Appraiser, fifty percent (50%) of such costs shall be Additional Charges hereunder and if Tenant pays such Impartial Appraiser, fifty percent (50%) of such costs shall be a credit against the next Rent payment hereunder. If Tenant has undertaken any structural alterations or additions to the Leased Property having a cost or value in excess of Twenty-Five Million and No/100 Dollars ($25,000,000.00), Landlord may at Tenant’s expense have the Maximum Foreseeable Loss re-determined at any time after such improvements are made, regardless of when the Maximum Foreseeable Loss was last determined.

(ii) Such property insurance policy shall include, subject to Section 13.1(a)(i) above: (i) agreed amount coverage and/or a waiver of any co-insurance; (ii) building ordinance coverage (ordinance or law) including loss of the undamaged portions, the cost of demolishing undamaged portions, and the increased cost of rebuilding; and also including, but not limited to, any non-conforming structures or uses; (iii) equipment breakdown coverage (boiler and machinery coverage); (iv) debris removal; and (v) business interruption coverage in an amount not less than two (2) years of Rent and containing an Extended Period of Indemnity endorsement for an additional minimum six months period. Subject to Section 13.1(a)(i), the property policy shall cover: wind/windstorm, earthquake/earth movement and flood and any sub-limits applicable to wind (e.g. named storms), earthquake and flood are subject to the approval of Landlord and Fee Mortgagee. Except as otherwise set forth herein, any property insurance loss adjustment settlement associated with the Leased Property shall require the written consent of Landlord, Tenant, and each Fee Mortgagee (to the extent required under the applicable Fee Mortgage Documents) unless the amount of the loss net of the applicable deductible is less than Fifty Million and No/100 Dollars ($50,000,000.00) in which event no consent shall be required.

(b) Property Terrorism Insurance. Property Insurance shall be maintained for acts of terrorism certified by the Terrorism Risk Insurance Program Reauthorization Act of 2015 (“TRIPRA”) and acts of terrorism and sabotage not certified by TRIPRA, with limits no less than (i) Two Billion Five Hundred Million and No/100 Dollars ($2,500,000,000.00) per occurrence for acts of terrorism certified by TRIPRA and (ii) Two Hundred Twenty-Five Million and No/100 Dollars ($225,000,000.00) for acts of terrorism and sabotage not certified by TRIPRA. Both coverages shall apply to property damage and business interruption. For the avoidance of doubt, Tenant may maintain an insurance policy with a single limit of coverage for both acts of terrorism certified by TRIPRA and acts of terrorism and sabotage not certified by TRIPRA and, if Tenant maintains such an insurance policy, the full amount of the single limit thereunder shall be applied toward each of the limits required under clauses (i) and (ii) of this Section 13.1(b). If Tenant uses one or more of its captive insurers to provide this insurance coverage, the captive(s) must secure and maintain reinsurance from one or more reinsurers for those amounts which are not insured by the Federal Government, and which are in excess of a commercially reasonable policy deductible. Such reinsurers are subject to the same minimum financial ratings set forth in Section 13.1. In the event TRIPRA is not extended or renewed, Landlord and Tenant shall mutually agree (in accordance with the procedures set forth in Section 13.6) upon replacement insurance requirements applicable to terrorism related risks.

(c) Flood Insurance. With respect to any portion of the Leased Property that is security under a Fee Mortgage, if at any time the area in which such Leased Property is located is designated a “Special Flood Hazard Area” as designated by the Federal Emergency Management Agency (or any successor agency), Tenant shall obtain separate flood insurance through the National Flood Insurance Program to the extent such insurance is required by the terms of the applicable Fee Mortgage Documents. Such flood insurance may be provided as part of Section 13.1(a) Property Insurance above.

(d) Workers Compensation and Employers Liability Insurance. Workers compensation insurance as required by applicable state statutes and Employers Liability.

(e) Commercial General Liability Insurance. For bodily injury, personal injury, advertising injury and property damage on an occurrence form with coverage no less than ISO Form CG 0001 or equivalent. This policy shall include the following coverages: (i) Liquor Liability; (ii) Named Peril/Time Element Pollution, to the extent commercially available to operators of properties similar to the subject Leased Property; (iii) Terrorism Liability; and (iv) a Separation of Insureds clause.

(f) Business Auto Liability Insurance. For bodily injury and property damage arising from the ownership, maintenance or use of owned, hired and non-owned vehicles (ISO Form CA 00 01 or equivalent).

(g) Employment Practices Liability. Employment Practices Liability insurance in an amount not less than Ten Million and No/100 Dollars ($10,000,000.00).

(h) Crime. Crime insurance coverage in an amount not less than Eight Million and No/100 Dollars ($8,000,000.00).

(i) Excess Liability Insurance. Excess Liability coverage shall be maintained over the required Employers Liability, Commercial General Liability, and Business Auto Liability policies in an amount not less than Three Hundred Fifty Million and No/100 Dollars ($350,000,000.00) per occurrence and in the aggregate annually (where applicable). The annual aggregate limit applicable to Commercial General Liability shall apply per location. Tenant will use commercially reasonable efforts to obtain coverage as broad as the underlying insurance, including Terrorism Liability coverage, so long as such coverage is available at a commercially reasonable price.

(j) Pollution Liability Insurance. For claims arising from the discharge, dispersal, release or escape of any irritant or contaminant into or upon land, any structure, the atmosphere, watercourse or body of water, including groundwater. This shall include on and off-site clean up and emergency response costs and claims arising from above ground and below ground storage tanks. If this policy is provided on a “claims made” basis (i) the retroactive date shall remain as June 26, 1998 for legal liability; and (ii) coverage shall be maintained for two (2) years after the Term.

13.2 Name of Insureds. Except for the insurance required pursuant to Section 13.1(d), Section 13.1(g) and Section 13.1(h), all insurance provided by Tenant as required by this Article XIII shall include Landlord (including specified Landlord related entities as directed by Landlord) and, to the extent required by the applicable Fee Mortgage Documents, each applicable Fee Mortgagee (i) with respect to the insurance required pursuant to Section 13.1(a), Section 13.1(b) and Section 13.1(c), as a loss payee and as additional named insured or additional insured without restrictions beyond the restrictions that apply to Tenant and (ii) with respect to the other insurance maintained by Tenant, as an additional named insured or additional insured without restrictions beyond the restrictions that apply to Tenant; provided, however, the insurance required pursuant to Section 13.1(j) shall be permitted to include Landlord (including specified Landlord related entities as directed by Landlord) and, to the extent required by the applicable Fee Mortgage Documents, each applicable Fee Mortgagee as an additional insured without the requirement that such policy expressly include language that such coverage is without restrictions beyond the restrictions that apply to Tenant. In addition, the insurance required pursuant to Section 13.1(a) and Section 13.1(b) shall include a New York standard mortgagee clause (or its equivalent) in favor of each applicable Fee Mortgagee. All insurance provided by Tenant as required by this Article XIII may include any Permitted Leasehold Mortgagee as an additional insured, and may include a New York standard mortgagee clause (or its equivalent) in favor of any Permitted Leasehold Mortgagee. The coverage provided to the additional insureds by Tenant’s insurance policies must be at least as broad as that provided to the first named insured on each respective policy. For the avoidance of doubt, Landlord looks exclusively to Tenant’s insurance policies to protect itself from claims arising from the Leased Property and Capital Improvements. The required insurance policies shall protect Landlord against Landlord’s acts with respect to the Leased Property in the same manner that they protect Tenant against its acts with respect to the Leased Property. Except for the insurance required pursuant to Section 13.1(d), Section 13.1(g) and Section 13.1(h), the required insurance policies shall include others as additional insureds consistent with clause (ii) of this Section 13.2, as required by Landlord and/or the Fee Mortgage Documents. The insurance protection afforded to all insureds (whether named insureds or additional insureds) shall be primary and shall not contribute with any insurance or self-insurance programs maintained by such insureds (including deductibles and self-insured retentions).

13.3 Deductibles or Self-Insured Retentions. Tenant may self-insure such risks that are customarily self-insured by companies of established reputation engaged in the same general line of business in the same general area. All increases in deductibles and self-insured retentions (collectively referred to as “Deductibles” in this Article XIII) that apply to the insurance policies required by this Article XIII are subject to approval by Landlord, with such approval not to be unreasonably withheld, conditioned or delayed. Tenant is solely responsible for all Deductibles related to its insurance policies. The Deductibles Tenant has in effect as of the Second Amendment Date satisfy the requirements of this Section as of the Second Amendment Date.

13.4 Waivers of Subrogation. Landlord shall not be liable for any loss or damage insured by the insurance policies required to be maintained under this Article XIII and policies issued by Tenant’s captive insurers (including related Deductibles), it being understood that (i) Tenant shall look solely to its insurance for the recovery of such loss or damage; and (ii) such insurers shall have no rights of subrogation against Landlord. Each insurance policy shall contain a clause or endorsement which waives all rights of subrogation against Landlord, Fee Mortgagees and other entities or individuals as reasonably requested by Landlord.

13.5 Limits of Liability and Blanket Policies. The insured limits of liability maintained by Tenant shall be selected by Tenant in a manner consistent with the commercially reasonable practices of similarly situated tenants engaged in the same or similar businesses operating in the same or similar location as the Leased Property. The limits of liability Tenant has in effect as of the Second Amendment Date satisfy the requirements of this Section as of the Second Amendment Date. The insurance required by this Article XIII may be effected by a policy or policies of blanket insurance and/or by a combination of primary and excess insurance policies (all of which may insure additional properties owned, operated or managed by Tenant or its Affiliates), provided each policy shall be satisfactory to Landlord, acting reasonably, including, the form of the policy, provided such policies comply with the provisions of this Article XIII.

13.6 Future Changes in Insurance Requirements.

(a) In the event one or more additional locations become Leased Property or Capital Improvements during the Term, whether through acquisition, lease, new construction or other means, Landlord may reasonably amend the insurance requirements set forth in this Article XIII to properly address new risks or exposures to loss, in accordance with the procedures set forth in this Section 13.6(a). For example, for construction projects, different forms of insurance may be required, such as builders risk, and Landlord and Tenant shall mutually agree upon insurance requirements applicable to the construction contractors. Tenant and Landlord shall work together in good faith to exchange information (including proposed construction agreements) and ascertain appropriate insurance requirements prior to Tenant being required to amend its insurance under this Section 13.6(a); provided, however, that any revision to insurance shall only be required if the revised insurance would be customarily maintained by similarly situated tenants engaged in the same or similar businesses operating in the same or similar location as the Leased Property. If Tenant and Landlord are unable to reach a resolution within thirty (30) days of the original notice of requested revision, the arbitration provisions set forth in Section 34.2 shall control.

(b) In the event that (1) the operations of Tenant change in the future, and Tenant believes adjustments in Deductibles, insured limits or coverages are warranted, (2) Tenant desires to increase one or more Deductibles, reduce limits of liability below those in place as of the Second Amendment Date or materially reduce coverage, or (3) not more than once during any twelve (12) month period (or more frequently in connection with a financing or refinancing of a Fee Mortgage), Landlord reasonably determines that the insurance carried by Tenant is not, for any reason (whether by reason of the type, coverage, deductibles, insured limits, the reasonable requirements of Fee Mortgagees, or otherwise) commensurate with insurance customarily maintained by similarly situated tenants engaged in the same or similar businesses operating in the same or similar location, the party seeking the change will advise the other party in writing of the requested insurance revision. Tenant and Landlord shall work together in good faith to determine whether the requested insurance revision shall be made; provided, however, that any revision to insurance shall only be made if the revised insurance would be customarily maintained by similarly situated tenants engaged in the same or similar businesses operating in the same or similar location as the Leased Property. If Tenant and Landlord are unable to reach a resolution within thirty (30) days of the original notice of requested revision, the arbitration provisions set forth in Section 34.2 shall control. Solely with respect to the insurance required by Section 13.1(i) above, in no event shall the outcome of an insurance revision pursuant to this Section 13.6 require Tenant to carry insurance in an amount which exceeds the sum of (i) the amounts set forth in Section 13.1(i) hereof plus (ii) the product of (x) the amounts set forth in Section 13.1(i) hereof, and (y) the CPI Increase.

13.7 Notice of Cancellation or Non-Renewal. Each required insurance policy shall contain an endorsement requiring thirty (30) days prior written notice to Landlord, Fee Mortgagees and Leasehold Mortgagees of any cancellation or non-renewal. Ten (10) days’ prior written notice shall be required for cancellation for non-payment of premium. Tenant shall secure replacement coverage to comply with the stated insurance requirements and provide new certificates of insurance to Landlord and others as directed by Landlord.

13.8 Copies of Documents. Tenant shall provide (i) binders evidencing renewal coverages no later than the applicable renewal date of each insurance policy required by this Article XIII; and (ii) copies of all insurance policies required by this Article XIII (including policies issued by Tenant’s captive insurers which are in any way related to the required policies, including policies insuring Deductibles), within one hundred and twenty days (120) after inception date of each, and if additionally required, within ten (10) days of written request by Landlord. In addition, Tenant will supply documents that are related to the required insurance policies on January 1 of each calendar year during the Term and three (3) years afterwards, and as otherwise requested in writing by Landlord. Such documents shall be in formats reasonably acceptable to Landlord and include, but are not limited to, (a) statements of property value by location, (b) risk modeling reports (e.g., named storms and earthquake), (c) actuarial reports, (d) loss/claims reports and (e) detailed summaries of Tenant’s insurance policies and, as respects Tenant’s captive insurers, the most recent audited financial statements (including notes therein) and reinsurance agreements. Landlord shall hold the contents of the documents provided by Tenant as confidential; provided that Landlord shall be entitled to disclose the contents of such documents (I) to its insurance consultants, attorneys, accountants and other agents in connection with the administration and/or enforcement of this Lease, (II) to any Fee Mortgagees, Permitted Leasehold Mortgagees and potential lenders and their respective representatives, and (III) as may be required by applicable laws. Landlord shall utilize commercially reasonable efforts to cause each such person or entity to enter into a written agreement to maintain the confidentiality thereof for the benefit of Landlord and Tenant.

13.9 Certificates of Insurance. Certificates of insurance, evidencing the required insurance, shall be delivered to Landlord on the Commencement Date, annually thereafter, and upon written request by Landlord. If required by any Fee Mortgagee, Tenant shall provide endorsements and written confirmations that all premiums have been paid in full.

13.10 Other Requirements. Tenant shall comply with the following additional provisions:

(a) In the event of a catastrophic loss or multiple losses (excluding losses covered by the terrorism insurance required hereunder) at multiple properties owned or leased directly or indirectly by ERI and that are insured by ERI, then in the case (x) that at least one such property affected by the catastrophic loss(es) or multiple losses is a Facility or an Other Facility (in either case, a “Subject Facility”) and (y) at least one other such property affected by the catastrophic loss(es) or multiple losses is not a Subject Facility, (A) if such catastrophic loss or multiple losses exhaust any per occurrence or aggregate insurance limits under the property insurance policies required by this Article XIII and any such property that is not a Subject Facility is (w) directly or indirectly managed but not directly or indirectly owned by ERI, (x) not wholly owned, directly or indirectly, by ERI, (y) subject to a ground lease with a landlord party that is neither Landlord nor its affiliates, or (z) is financed on a stand-alone basis, then the insurance proceeds received in connection with such catastrophic loss or multiple losses shall be allocated pro-rata based on the insured values of the impacted properties, with no property receiving an allocation exceeding the loss suffered by such property, and (B) if such catastrophic loss or multiple losses exhaust any per occurrence or aggregate insurance limits under the property insurance policies required by this Article XIII and no property that is not a Subject Facility is a property described in clauses (w) through (z) above, the property(ies) that is a Subject Facility shall have first priority to insurance proceeds from the property policy in connection with such catastrophic loss or multiple losses up to the reasonably anticipated amount of loss with respect to the Subject Facility. Any property proceeds allocable to a Subject Facility pursuant to clause (B) above shall be paid to Landlord (or the landlord under the Other Lease, as applicable) and applied in accordance with the terms of this Lease (or the Other Lease, as applicable).

(b) Tenant shall have the right to cause the terrorism policy or policies required hereunder to be effectuated through a blanket insurance and/or by a combination of primary and excess insurance policies (all of which may insure additional properties owned, operated or managed by Tenant or its Affiliates), but only if Tenant delivers an endorsement to the direct blanket insurance policy (and any reinsurance agreements with respect to a captive insurance company shall follow form in this regard) in form and substance acceptable to Landlord, guaranteeing priority payout privilege over any and all other locations that are (a) within a 1,000 foot radius of the Leased Property and (b) insured under the same policy.

(c) In the event Tenant shall at any time fail, neglect or refuse to insure the Leased Property and Capital Improvements, or is not in full compliance with its obligations under this Article XIII, Landlord may, at its election, procure replacement insurance. In such event, Landlord shall disclose to Tenant the terms of the replacement insurance. Tenant shall reimburse Landlord for the cost of such replacement insurance within thirty (30) days after Landlord pays for the replacement insurance. The cost of such replacement insurance shall be reasonable considering the then-current market.

ARTICLE XIV

CASUALTY

14.1 Property Insurance Proceeds. All proceeds (except business interruption not allocated to rent expenses, if any) payable by reason of any property loss or damage to the Leased Property, or any portion thereof, under any property policy of insurance required to be carried hereunder shall be paid to Fee Mortgagee or to an escrow account held by a third party depositary reasonably acceptable to Landlord, Tenant and, if applicable, the Fee Mortgagee (in each case pursuant to an escrow agreement reasonably acceptable to the Parties and the Fee Mortgagee and intended to implement the terms hereof) and made available to Tenant upon request for the reasonable costs of preservation, stabilization, restoration, reconstruction and repair, as the case may be, of any damage to or destruction of the Leased Property, or any portion thereof; provided, however, that the portion of any such proceeds that are attributable to Tenant’s obligation to pay Rent shall be applied against Rent due by Tenant hereunder; and provided, further, that if the total amount of proceeds payable net of the applicable deductibles is Forty Million and No/100 Dollars ($40,000,000.00) or less per Facility, and, if no Tenant Event of Default has occurred and is continuing, the proceeds shall be paid to Tenant and, subject to the limitations set forth in this Article XIV used for the repair of any damage to or restoration or reconstruction of the Leased Property in accordance with Section 14.2. For the avoidance of doubt, any insurance proceeds payable by reason of (i) loss or damage to Tenant’s Property and/or Tenant Material Capital Improvements, or (ii) business interruption shall be paid directly to and belong to Tenant. Any excess proceeds of insurance remaining after the completion of the restoration or reconstruction of the Leased Property in accordance herewith shall be provided to Tenant. So long as no Tenant Event of Default is continuing, Tenant shall have the right to prosecute and settle insurance claims, provided that, in connection with insurance claims exceeding Forty Million and No/100 Dollars ($40,000,000.00) per Facility, Tenant shall consult with and involve Landlord in the process of adjusting any insurance claims under this Article XIV and any final settlement with the insurance company for claims exceeding Forty Million and No/100 Dollars ($40,000,000.00) per Facility shall be subject to Landlord’s consent, such consent not to be unreasonably withheld, conditioned or delayed.

14.2 Tenant’s Obligations Following Casualty

(a) In the event of a Casualty Event with respect to the Leased Property or any portion thereof (to the extent the proceeds of insurance in respect thereof are made available to Tenant as and to the extent required under the applicable escrow agreement), (i) Tenant shall restore such Leased Property (or any applicable portion thereof, excluding, at Tenant’s election, any Tenant Material Capital Improvement, unless such Tenant Material Capital Improvement is integrated into the Facility such that the Facility could not practically or safely be operated without restoring such Tenant Material Capital Improvement, provided that with respect to such Tenant Material Capital Improvement that Tenant is not required to rebuild or restore, Tenant shall repair and thereafter maintain the portions of the Leased Property affected by the loss or damage of such Tenant Material Capital Improvement in a condition commensurate with the quality, appearance and use of the balance of the Facility and satisfying the Facility’s parking requirements) to substantially the same condition as existed immediately before such damage or otherwise in a manner reasonably satisfactory to Landlord, and (ii) the damage caused by the applicable Casualty Event shall not terminate this Lease; provided, however, that if the applicable Casualty Event shall occur not more than two (2) years prior to the then-Stated Expiration Date and the cost to restore the Leased Property (excluding, for the avoidance of doubt, any affected Tenant Material Capital Improvements that Tenant is not required to restore) to the condition immediately preceding the Casualty Event, as determined by a mutually approved contractor or architect, would equal or exceed twenty-five percent (25%) of the Fair Market Ownership Value of such Facility immediately prior to the time of such damage or destruction, then each of Landlord and Tenant shall have the option, exercisable in such Party’s sole and absolute discretion, to terminate this Lease solely with respect to the applicable Facility, upon written notice to the other Party hereto delivered to such other Party within thirty (30) days of the determination of the amount of damage and the Fair Market Ownership Value of the applicable Facility and, if such option is exercised by either Landlord or Tenant, this Lease shall terminate solely with respect to the applicable Facility (and, commencing upon the date of such termination, Rent hereunder shall be reduced by the Rent Reduction Amount), Tenant shall not be required to restore the applicable Facility and any insurance proceeds payable as a result of the damage or destruction shall be payable in accordance with Section 14.2(c). Notwithstanding anything to the contrary contained herein, if a Casualty Event occurs (and/or if the determination of the amount of damage and/or the thirty (30) day period referred to in the preceding sentence is continuing) at a time when Tenant could send a Renewal Notice (provided, for this purpose, Tenant shall be permitted to send a Renewal Notice under Section 1.4 not more than twenty-four (24) months (rather than not more than eighteen (18) months) prior to the then current Stated Expiration Date), if Tenant has elected or elects to exercise the same at any time following Tenant’s receipt of such notice of termination from Landlord, neither Landlord nor Tenant may terminate this Lease under this Section 14.2(a).

(b) If the cost to restore the affected Leased Property exceeds the amount of proceeds received from the insurance required to be carried hereunder, then (i) Tenant’s restoration obligations, to the extent required hereunder, shall continue unimpaired, and (ii) Tenant shall provide Landlord with evidence reasonably acceptable to Landlord that Tenant has (or is reasonably expected to have) available to it any excess amounts needed to restore the Leased Property to the condition required hereunder. Such excess amounts shall be paid by Tenant.

(c) In the event neither Landlord nor Tenant is required or elects to repair and restore the Leased Property, all insurance proceeds (except business interruption), other than proceeds reasonably attributed to any Tenant Material Capital Improvements (or other property owned by Tenant), which proceeds shall be and remain the property of Tenant, shall be paid to and retained by Landlord (after reimbursement to Tenant for any reasonably-incurred expenses in connection with the subject Casualty Event) free and clear of any claim by or through Tenant except as otherwise specifically provided below in this Article XIV.

(d) If Tenant fails to complete the restoration of the Facility and gaming operations do not recommence substantially in the same manner as prior to the applicable Casualty Event by the date that is the fourth (4th) anniversary of the date of any Casualty Event (subject to extension in the event of an Unavoidable Delay during such four (4) year period, on a day-for-day basis, for the same amount of time that such Unavoidable Delay delays Tenant’s ability to perform such restoration in accordance with this Section 14.2), then, without limiting any of Landlord’s rights and remedies otherwise, all remaining insurance proceeds shall be paid to and retained by Landlord free and clear of any claim by or through Tenant, provided, that, so long as no Tenant Event of Default has occurred and is continuing, Landlord agrees to use such remaining proceeds for repair and restoration with respect to such Casualty Event.

(e) If, and solely to the extent that, the damage resulting from any applicable Casualty Event is not an insured event under the insurance policies required to be maintained by Tenant under this Lease, then Tenant shall not be obligated to restore the Leased Property in respect of the damage from such Casualty Event.

14.3 No Abatement of Rent. Except as expressly provided in this Article XIV, this Lease shall remain in full force and effect and Tenant’s obligation to pay Rent and all Additional Charges required by this Lease shall remain unabated during any period following a Casualty Event.

14.4 Waiver. Tenant waives any statutory rights of termination which may arise by reason of any damage or destruction of the Leased Property but such waiver shall not affect any contractual rights granted to Tenant under this Lease.

14.5 Insurance Proceeds and Fee Mortgagee. Notwithstanding anything herein (including, without limitation, Article XXXI hereof) or in any Fee Mortgage Documents to the contrary, in the event that any Fee Mortgagee is entitled to any insurance proceeds, or any portion thereof, under the terms of any Fee Mortgage or the related Fee Mortgage Documents, such proceeds shall be applied, held and/or disbursed in accordance with the terms of the Fee Mortgage or the related Fee Mortgage Documents. In the event that the Fee Mortgagee elects, or is required under the related Fee Mortgage Documents, to apply the insurance proceeds to the indebtedness secured by the Fee Mortgage, then Tenant shall not be obligated to repair or restore the affected Facility and Landlord shall either (i) refinance with a replacement Fee Mortgage (or otherwise fund) the amount of insurance proceeds applied to Fee Mortgage indebtedness within the earlier of (A) twelve (12) months after such application (in which event Tenant shall be obligated to restore the affected Facility in accordance with the terms and provisions of this Lease upon receipt of such proceeds), or (B) if, pursuant to Section 6.4(b)(i)(D) of the loan agreement with respect to the Original Fee Mortgage (or any similar provision comprising Additional Fee Mortgagee Requirements as contained in any future Fee Mortgage Documents), Tenant shall be obligated to commence restoration in respect of such Casualty Event prior to the expiration of such twelve (12) month period, the later of (x) nine (9) months after the applicable Casualty Event, and (y) if Landlord provides Tenant with funds in an amount and within a time sufficient for Tenant to perform such repair or restoration of the affected Facility solely to the extent necessary to avoid breaching such Additional Fee Mortgagee Requirement, twelve (12) months after Fee Mortgagee’s application of such insurance proceeds to such indebtedness (and in the case of clause (B)(y), Section 14.2(b)(ii) shall not apply) (in which event described in clauses (B)(x) and (B)(y), Tenant shall be obligated to restore the Facility in accordance with the terms and provisions of this Lease upon receipt of such proceeds), or (ii) within the timeframes set forth in clause (i) above (as applicable), sell to Tenant the Leased Property with respect to the affected Facility (and Tenant shall be entitled to retain any remaining insurance proceeds) in exchange for a payment equal to the greater of (1) the difference between (a) the Fair Market Ownership Value of the Leased Property with respect to the affected Facility immediately prior to such casualty, and (b) the amount of insurance proceeds retained by the Fee Mortgagee or Landlord (subject to a credit in favor of Landlord to the extent of any sums provided to Tenant under clause (B)(y) above), and (2) the Fair Market Ownership Value (calculated without giving effect to clause (B) in the definition of “Fair Market Rental Value”) of the Leased Property with respect to the affected Facility after such casualty based on the average fair market value of similar real estate in the areas surrounding the affected Facility (subject to a credit in favor of Landlord to the extent of any sums provided to Tenant under clause (B)(y) above). In the event of a sale under clause (ii) of this Section 14.5, upon consummation of such sale, the Rent hereunder shall be reduced by the Rent Reduction Amount with respect to the affected Facility.

ARTICLE XV

EMINENT DOMAIN

15.1 Condemnation. Tenant shall promptly give Landlord written notice of the actual or threatened Condemnation or any Condemnation proceeding affecting the Leased Property of which Tenant has knowledge and shall deliver to Landlord copies of any and all papers served in connection with the same.

(a) Total Taking. If all of the Leased Property with respect to a Facility is subject to a total and permanent Taking, this Lease shall automatically terminate with respect to such Facility as of the day before the date of such Taking or Condemnation. In such event, commencing upon the date of such termination, Rent hereunder shall be reduced by the Rent Reduction Amount.

(b) Partial Taking. If a portion (but not all) of the Leased Property with respect to a Facility (and, without limitation, any Capital Improvements with respect thereto) is subject to a permanent Taking (“Partial Taking”), this Lease shall remain in effect so long as the applicable Facility is not thereby rendered Unsuitable for its Primary Intended Use, and Rent shall be adjusted in accordance with the Rent Reduction Amount with respect to the subject portion of the applicable Facility; provided, however, that if the remaining portion of the applicable Facility is rendered Unsuitable for Its Primary Intended Use, this Lease shall terminate with respect to the entirety of such Facility as of the day before the date of such Taking or Condemnation and, in such event, commencing upon the date of such termination, Rent hereunder shall be reduced by the Rent Reduction Amount with respect to the entirety of the subject Facility.

(c) Restoration. If there is a Partial Taking and this Lease remains in full force and effect, Landlord shall make available to Tenant the Award to be applied first to the restoration of the Leased Property with respect to the affected Facility in accordance with this Lease and, to the extent required hereby, any affected Tenant Material Capital Improvements, and thereafter as provided in Section 15.2. In such event, subject to receiving such Award, Tenant shall accomplish all necessary restoration in accordance with the following sentence (whether or not the amount of the Award received by Tenant is sufficient) and the Rent shall be adjusted in accordance with the Rent Reduction Amount. Tenant shall restore the Leased Property (excluding any Tenant Material Capital Improvement, unless such Tenant Material Capital Improvement is integrated into such Facility such that such Facility could not practically or safely be operated without restoring such Tenant Material Capital Improvement) as nearly as reasonably possible under the circumstances to a complete architectural unit of the same general character and condition as the Leased Property existing immediately prior to such Taking.

15.2 Award Distribution. Except as set forth below and in Section 15.1(c) hereof, the Award resulting from the Taking shall be paid as follows: (i) first, to Landlord to the extent of the Fair Market Ownership Value of Landlord’s interest in the Leased Property subject to the Taking (excluding any Tenant Material Capital Improvements), (ii) second, to Tenant to the extent of the Fair Market Property Value of Tenant’s Property and any Tenant Material Capital Improvements subject to the Taking (but, for the avoidance of doubt, not including any amount for any unexpired portion of the Term), and (iii) third, any remaining balance shall be paid to Landlord. Notwithstanding the foregoing, Tenant shall be entitled to pursue its own claim with respect to the Taking for Tenant’s lost profits value and moving expenses and, the portion of the Award, if any, allocated to any Tenant Material Capital Improvements and Tenant’s Property, shall be and remain the property of Tenant free of any claim thereto by Landlord.

15.3 Temporary Taking. The taking of the Leased Property, or any part thereof, shall constitute a Taking by Condemnation only when the use and occupancy by the taking authority has continued for longer than one hundred eighty (180) consecutive days. During any shorter period, which shall be a temporary taking, all the provisions of this Lease shall remain in full force and effect (except that Rent with respect to such Facility shall be adjusted in accordance with the Rent Reduction Amount in proportion to such temporary taking) and the Award allocable to the Term shall be paid to Tenant.

15.4 Condemnation Awards and Fee Mortgagee. Notwithstanding anything herein (including, without limitation, Article XXXI hereof) or in any Fee Mortgage Documents to the contrary, in the event that any Fee Mortgagee is entitled to any Award, or any portion thereof, under the terms of any Fee Mortgage or the related Fee Mortgage Documents, such Award shall be applied, held and/or disbursed in accordance with the terms of the Fee Mortgage or the related Fee Mortgage Documents. In the event that the Fee Mortgagee elects, or is required under the related Fee Mortgage Documents, to apply the Award to the indebtedness secured by the Fee Mortgage in the case of a Taking or Condemnation as to which the restoration provisions apply, then Tenant shall not be obligated to restore the affected Facility and Landlord shall either (i) within six (6) months of the applicable Taking or Condemnation, make available to Tenant for restoration of the applicable Leased Property with respect to the affected Facility funds (either through refinance or otherwise) equal to the amount applied to Fee Mortgage indebtedness (in which case Tenant shall be obligated to restore the Leased Property with respect to the affected Facility in accordance with this Lease upon receipt of such funds), or (ii) sell to Tenant the portion of the applicable Leased Property with respect to the affected Facility that is not subject to the Taking or Condemnation (and Tenant shall be entitled to retain the remaining amounts of the Award (if any) to which Tenant is entitled after giving effect to the provisions concerning distribution of the Award under Section 15.2) in exchange for a payment equal to the greater of (1) the difference between (a) the Fair Market Ownership Value of the Leased Property immediately prior to such Taking or Condemnation, and (b) the amount of the Award retained by the Fee Mortgagee or Landlord, and (2) the Fair Market Ownership Value (calculated without giving effect to clause (B) in the definition of “Fair Market Rental Value”, to the extent applicable) of the remaining portion of the Leased Property with respect to the affected Facility after such Taking or Condemnation, based on the average fair market value of similar real estate in the areas surrounding the Facility. In the event of a sale under clause (ii) of this Section 15.4, upon consummation of such sale, the Rent hereunder shall be reduced by the Rent Reduction Amount with respect to the affected Facility.

ARTICLE XVI

DEFAULTS & REMEDIES

16.1 Tenant Events of Default. Any one or more of the following shall constitute a “Tenant Event of Default”:

(a) Tenant shall fail to pay any installment of Rent when due and such failure is not cured within six (6) days after written notice from Landlord (which notice for purposes of this provision may be in the form of an email and shall be deemed effective as of transmittal (without requirement that receipt thereof be acknowledged), provided that (without vitiating the effectiveness of such email notice) a separate notice is separately delivered on the same day or, if such day is not a Business Day, on the following Business Day, which separate notice shall be delivered in accordance with Article XXXV (it being understood that the delivery of such separate notice shall not vitiate the effectiveness of such email notice)) of Tenant’s failure to pay such installment of Rent when due (and such notice of failure from Landlord may be given any time after such installment of Rent is one (1) day late);

(b) Tenant shall fail to pay any Additional Charge (excluding, for the avoidance of doubt the Minimum Cap Ex Amount) within seven (7) days after written notice from Landlord of Tenant’s failure to pay such Additional Charge when due (and such notice of failure from Landlord may be given any time after such payment of any Additional Charge is one (1) day late);

(c) Tenant or Guarantor shall:

(i) file a petition in bankruptcy or a petition to take advantage of any insolvency law or statute under Federal law, specifically including Title 11, United States Code, §§ 101-1532, or analogous state law;

(ii) make an assignment for the benefit of its creditors; or

(iii) consent to the appointment of a receiver of itself or of the whole or substantially all of its property;

(d) (i) Tenant shall be adjudicated as bankrupt or a court of competent jurisdiction shall enter an order or decree appointing, without the consent of Tenant, a receiver of Tenant or of all or substantially all of Tenant’s property, or approving a petition filed against Tenant seeking reorganization or arrangement of Tenant under Federal law, specifically including Title 11, United States Code, §§ 101-1532, or analogous state law, and such judgment, order or decree shall not be vacated or set aside or stayed within sixty (60) days from the date of the entry thereof; or

(ii) Guarantor shall be adjudicated as bankrupt or a court of competent jurisdiction shall enter an order or decree appointing, without the consent of Guarantor, a receiver of Guarantor or of all or substantially all of Guarantor’s property, or approving a petition filed against Guarantor seeking reorganization or arrangement of Guarantor under Federal law, specifically including Title 11, United States Code, §§ 101-1532, or analogous state law, and such judgment, order or decree shall not be vacated or set aside or stayed within sixty (60) days from the date of the entry thereof;

(e) entry of an order or decree liquidating or dissolving Tenant or Guarantor, provided that the same shall not constitute a Tenant Event of Default if such order or decree shall be vacated, set aside or stayed within ninety (90) days from the date of the entry thereof;

(f) Tenant shall fail to comply with Section 7.5, which failure is not cured within thirty (30) days following notice thereof from Landlord to Tenant; provided that, if: (i) such failure is not susceptible of cure within such thirty (30) day period; and (ii) such failure would not expose Landlord to an imminent and material risk of criminal liability or of material damage to its business reputation, such thirty (30) day cure period shall be extended for such time as is necessary (but in no event longer than ninety (90) days) to cure such failure so long as Tenant commences to cure such failure or other breach within such thirty (30) day period and thereafter proceeds with reasonable diligence to complete such cure);

(g) the estate or interest of Tenant in the Leased Property or any part thereof shall be levied upon or attached in any proceeding relating to more than Twenty-Five Million and No/100 Dollars ($25,000,000.00), and the same shall not be vacated, discharged or stayed pending appeal (or paid or bonded or otherwise similarly secured payment) within the later of ninety (90) days after commencement thereof or thirty (30) days after receipt by Tenant of notice thereof from Landlord; provided, however, that such notice shall be in lieu of and not in addition to any notice required under applicable law;

(h) if Tenant or Guarantor shall fail to pay, bond, escrow or otherwise similarly secure payment of one or more final judgments aggregating in excess of the amount of Seventy-Five Million and No/100 Dollars ($75,000,000.00), which judgments are not discharged or effectively waived or stayed for a period of forty-five (45) consecutive days;

(i) Guarantor (A) shall fail to satisfy any of the Obligations (as defined in the Guaranty) of a monetary nature or (B) shall otherwise fail to satisfy any other Obligations or shall otherwise fail to perform or comply with any other term, covenant or condition under the Guaranty, and, in any case under this clause (B), such failure is not cured within ten (10) days following notice of such failure from Landlord to Guarantor;

(j) except as a result of a Permitted Operation Interruption, Tenant fails to cause any Facility to be Continuously Operated during the Term;

(k) any applicable Gaming License or other license material to any Facility’s operation for its Primary Intended Use is at any time terminated or revoked or suspended or placed under a trusteeship (and in each case such termination, revocation, suspension or trusteeship causes cessation of Gaming activity at such Facility) for more than thirty (30) days and such termination, revocation, suspension or trusteeship is not stayed pending appeal and would reasonably be expected to have a material adverse effect on the applicable Tenant or on such Facility;

(l) if a Licensing Event with respect to Tenant under clause (a) of the definition of Licensing Event shall occur and is not resolved in accordance with Section 41.13 within the later of (i) thirty (30) days or (ii) such additional time period as may be permitted by the applicable Gaming Authorities;

(m) Tenant fails to comply with any Additional Fee Mortgagee Requirements, which default is not cured within the shortest applicable cure period set forth in the Fee Mortgage Documents (i.e., such default is not cured prior to the same constituting an “Event of Default” under any Fee Mortgage Document), if the effect of such default is to cause, or to permit the holder or holders of the applicable Fee Mortgage (or a trustee or agent on behalf of such holder or holders) to cause, such Fee Mortgage to become or be declared due and payable (or redeemable) prior to its stated maturity (without regard to any standstill or forbearance period that might be provided to Landlord with respect to the same); provided, however, that, if any such standstill or forbearance period shall be provided to Landlord with respect to the same, so long as Tenant is reasonably cooperating with Landlord in connection with a potential refinancing of the defaulted Fee Mortgage(s) by providing information with respect to the Leased Property, Tenant or its Affiliates (excluding (i) any material non-public information, unless the same shall only be provided to potential financing sources in accordance with and subject to Section 41.22 hereof, and (ii) any information subject to bona fide confidentiality restrictions) requested by Landlord in order to satisfy the market standards to which such potential refinancing lenders customarily adhere or which may be reasonably required by prospective investors and/or rating agencies, such default shall not constitute a Tenant Event of Default hereunder for the first half of the shortest applicable standstill or forbearance period so provided to Landlord, as determined by Landlord in its sole but good faith discretion;

(n) a transfer of Tenant’s interest in this Lease (including pursuant to a Change of Control) shall have occurred without the consent of Landlord to the extent such consent is required under Article XXII or Tenant is otherwise in default of the provisions set forth in Section 22.1 below;

(o) if Tenant shall fail to observe or perform any other term, covenant or condition of this Lease and such failure is not cured within thirty (30) days after written notice thereof from Landlord, provided, however, if such failure cannot reasonably be cured within such thirty (30) day period and Tenant shall have commenced to cure such failure within such thirty (30) day period and thereafter diligently proceeds to cure the same, such thirty (30) day period shall be extended for such time as is reasonably necessary for Tenant in the exercise of due diligence to cure such failure, provided that, with respect to any failure to perform (i) that is still continuing on or after the first day of the sixth (6th) Lease Year such cure period shall not extend beyond the later of such first day of the sixth (6th) Lease Year or one hundred and eighty (180) days in the aggregate, and (ii) that is first arising on or after the first day of the sixth (6th) Lease Year, such cure period shall not exceed one hundred and eighty (180) days in the aggregate, provided, further however, that no Tenant Event of Default under this clause (o) or under clause (p) below shall be deemed to exist under this Lease during any time the curing thereof is prevented by an Unavoidable Delay, provided that upon the cessation of the Unavoidable Delay, Tenant remedies the default within the time periods otherwise required hereunder;

(p) the occurrence of a Tenant Event of Default pursuant to Section 10.5(a)(x); and

(q) if Guarantor shall, in any judicial or quasi-judicial case, action or proceeding, contest (or collude with or otherwise affirmatively assist any other Person, or solicit or cause to be solicited any other Person to contest) the validity or enforceability of Guarantor’s obligations under the Guaranty (or any Qualified Replacement Guarantor’s obligations under a Replacement Guaranty).

Notwithstanding anything contained herein to the contrary, (x) Landlord shall deliver all notices required pursuant to Section 16.1 concurrently to Tenant and Guarantor and (y) a default by Tenant under any Permitted Leasehold Mortgage shall not in and of itself be a Tenant Event of Default hereunder (it being understood that if the circumstances that cause such default independently comprise a default hereunder that continues beyond all applicable notice and cure periods hereunder then such circumstances would cause a Tenant Event of Default hereunder).

Notwithstanding the foregoing, (i) Tenant shall not be in breach of this Lease solely as a result of the exercise by the party (other than Tenant, ERI, CEOC or any of their respective Affiliates) to any of the Permitted Exception Documents of such party’s rights thereunder so long as Tenant undertakes commercially reasonable efforts to cause such party to comply or otherwise minimize such breach, and (ii) in the event that Tenant is required, under the express terms of any Permitted Exception Document(s), to take or refrain from taking any action, and taking or refraining from taking such action would result in a default under this Lease, then Tenant shall advise Landlord of the same, and Tenant and Landlord shall reasonably cooperate in order to address the same in a mutually acceptable manner, and so as to minimize any harm or liability to Landlord and to Tenant. For the avoidance of doubt, in no event shall a Permitted Exception Document excuse Tenant from its obligation to pay Rent or Additional Charges.

16.2 Landlord Remedies. Upon the occurrence and during the continuance of a Tenant Event of Default but subject to the provisions of Article XVII, Landlord may, subject to the terms of Section 16.3 below, do any one or more of the following: (x) terminate this Lease by giving Tenant no less than ten (10) days’ notice of such termination and the Term shall terminate and all rights and obligations of Tenant under this Lease shall cease, subject to any provisions that expressly survive the Expiration Date, (y) seek damages as provided in Section 16.3 hereof or (z) except to the extent expressly otherwise provided under this Lease, exercise any other right or remedy hereunder, at law or in equity available to Landlord as a result of any Tenant Event of Default. Tenant shall pay as Additional Charges all costs and expenses incurred by or on behalf of Landlord, including reasonable and documented attorneys’ fees and expenses, as a result of any Tenant Event of Default hereunder. Subject to Article XIX, Article XXXVI and Section 17.1(f) hereof, at any time upon or following the Expiration Date, Tenant shall, if required by Landlord to do so, immediately surrender to Landlord possession of the Leased Property and quit the same and Landlord may enter upon and repossess such Leased Property by reasonable force, summary proceedings, ejectment or otherwise, and may remove Tenant and all other Persons and any of Tenant’s Property therefrom.

(a) None of (i) the termination of this Lease, (ii) the repossession of the Leased Property, (iii) the failure of Landlord to relet the Leased Property or any portions thereof, (iv) the reletting of all or any portion of the Leased Property, or (v) the inability of Landlord to collect or receive any rentals due upon any such reletting, shall relieve Tenant of its liabilities and obligations hereunder, all of which shall survive any such termination, repossession or reletting. Landlord and Tenant agree that Landlord shall have no obligation to mitigate Landlord’s damages under this Lease.

(b) If this Lease shall terminate pursuant to Section 16.2(x) or if Landlord shall obtain a court order permitting reentry following the occurrence of a Tenant Event of Default that is continuing, then, in any such event, Landlord or Landlord’s agents and employees may immediately or at any time thereafter reenter the Leased Property to the extent permitted by law (including applicable Gaming Regulations), either by summary dispossess proceedings or by any suitable action or proceeding at law, without being liable to indictment, prosecution or damages therefor, and may repossess the same, and may remove any Person therefrom, to the end that Landlord may have, hold and enjoy the Leased Property. The words “enter,” “reenter,” “entry” and “reentry,” as used herein, are not restricted to their technical legal meanings.

16.3 Damages.

(a) If Landlord elects to terminate this Lease in writing upon a Tenant Event of Default during the Term, Tenant shall forthwith (x) pay to Landlord all Rent due and payable under this Lease to and including the date of such termination (together with interest thereon at the Overdue Rate from the date the applicable amount was due), and (y) pay on demand all damages to which Landlord shall be entitled at law or in equity, provided, however, Landlord’s damages with regard to unpaid Rent from and after the date of termination shall equal, as liquidated and agreed current damages in respect thereof, the sum of: (A) the worth at the time of award of the amount by which the unpaid Rent that (if the Lease had not been terminated) would have been payable hereunder after termination until the time of award exceeds the amount of such Rent loss that Tenant proves could have been reasonably avoided; plus (B) (x) the Rent which (if the Lease had not been terminated) would have been payable hereunder from the time of award until the then Stated Expiration Date, discounted to present value by applying a discount rate equal to the discount rate of the Federal Reserve Bank of New York at the time of award, plus one percent (1%), less (y) the Rent loss from the time of the award until the then Stated Expiration Date that Tenant proves could be reasonably avoided, discounted to present value by applying a discount rate equal to the discount rate of the Federal Reserve Bank of New York at the time of award, plus one percent (1%). As used in clause (A), the “worth at the time of award” shall be computed by allowing interest at the Overdue Rate from the date the applicable amount was due. As used in clauses (A) and (B), Variable Rent that would have been payable after termination for the remainder of the Term shall be determined based on: (1) if the date of termination occurs during a Variable Rent Payment Period, the Variable Rent amount payable during such Variable Rent Payment Period (if the Lease had not been terminated), and (2) if the date of termination occurs prior to the commencement of any Variable Rent Payment Period, the Variable Rent that (if the Lease had not been terminated) would be payable after termination for the remainder of the Term, assuming Net Revenue for the balance of the Term equals Net Revenue for the Fiscal Period ending immediately prior to the date of termination (it being understood the foregoing calculation of damages for unpaid Rent applies only to the amount of unpaid Rent damages owed to Landlord pursuant to Tenant’s obligation to pay Rent hereunder and does not prohibit or otherwise shall not limit Landlord from seeking damages for any indemnification or any other obligations of Tenant hereunder, with all such rights of Landlord reserved).

(b) Notwithstanding anything otherwise set forth herein, if Landlord chooses not to terminate Tenant’s right to possession of the Leased Property (whether or not Landlord terminates this Lease) and has not been paid damages in accordance with Section 16.3(a), then each installment of Rent and all other sums payable by Tenant to or for the benefit of Landlord under this Lease shall be payable as the same otherwise becomes due and payable, together with, if any such amount is not paid when due, interest at the Overdue Rate from the date when due until paid, and Landlord may enforce, by action or otherwise, any other term or covenant of this Lease (and Landlord may at any time thereafter terminate Tenant’s right to possession of the Leased Property and seek damages under Section 16.3(a), to the extent not already paid for by Tenant under Section 16.3(a) or this Section 16.3(b)).

(c) If, as of the date of any termination of this Lease pursuant to Section 16.2(x), the Leased Property shall not be in the condition in which Tenant has agreed to surrender the same to Landlord at the expiration or earlier termination of this Lease, then Tenant, shall pay, as damages therefor, the cost (as estimated by an independent contractor reasonably selected by Landlord) of placing the Leased Property in the condition in which Tenant is required to surrender the same hereunder.

16.4 Receiver. Subject to the rights of Permitted Leasehold Mortgagees hereunder, upon the occurrence and continuance of a Tenant Event of Default, and upon commencement of proceedings to enforce the rights of Landlord hereunder, but subject to any limitations of applicable law (including Gaming Regulations), Landlord shall be entitled, as a matter of right, to the appointment of a receiver or receivers acceptable to Landlord of the Leased Property and of the revenues, earnings, income, products and profits thereof, pending the outcome of such proceedings, with such powers as the court making such appointment shall confer.

16.5 Waiver. If Landlord initiates judicial proceedings or if this Lease is terminated by Landlord pursuant to this Article XVI, Tenant waives, to the extent permitted by applicable law, (i) any right of redemption, re-entry or repossession or similar laws for the benefit of Tenant; and (ii) the benefit of any laws now or hereafter in force exempting property from liability for rent or for debt.

16.6 Application of Funds. Any payments received by Landlord under any of the provisions of this Lease during the existence or continuance of any Tenant Event of Default which are made to Landlord rather than Tenant due to the existence of a Tenant Event of Default shall be applied to Tenant’s obligations in the order which Landlord may reasonably determine or as may be prescribed by applicable Legal Requirements.

16.7 Landlord’s Right to Cure Tenant’s Default. If Tenant shall fail to make any payment or to perform any act required to be made or performed hereunder when due, including, without limitation, if Tenant fails to expend any Required Capital Expenditures as required hereunder or fails to complete any work or restoration or replacement of any nature as required hereunder, or if Tenant shall take any action prohibited hereunder, or if Tenant fails to comply with any Additional Fee Mortgagee Requirements, in all cases, after the expiration of any cure period provided for herein, Landlord, without waiving or releasing any obligation or default, may, but shall be under no obligation to, make such payment or perform such act (or reimburse any Fee Mortgagee for making such payment or performing such act) for the account and at the expense of Tenant, and may, to the extent permitted by law, enter upon the Leased Property for such purpose and take all such action thereon as, in Landlord’s reasonable opinion, may be necessary or appropriate therefor. All sums so paid (or reimbursed) by Landlord and all costs and expenses, including reasonable attorneys’ fees and expenses, so incurred, together with interest thereon at the Overdue Rate from the date on which such sums or expenses are paid or incurred by Landlord, shall be paid by Tenant to Landlord on demand as an Additional Charge.

16.8 Miscellaneous.

(a) Suit or suits for the recovery of damages, or for any other sums payable by Tenant to Landlord pursuant to this Lease, may be brought by Landlord from time to time at Landlord’s election, and nothing herein contained shall be deemed to require Landlord to await the date whereon this Lease and the Term would have expired by limitation had there been no Tenant Event of Default, reentry or termination.

(b) No failure by either Party to insist upon the strict performance of any agreement, term, covenant or condition of this Lease or to exercise any right or remedy consequent upon a breach thereof, and no acceptance by Landlord of full or partial Rent during the continuance of any such breach, shall constitute a waiver of any such breach or of such agreement, term, covenant or condition. No agreement, term, covenant or condition of this Lease to be performed or complied with by either Party, and no breach thereof, shall be or be deemed to be waived, altered or modified except by a written instrument executed by the Parties. No waiver of any breach shall affect or alter this Lease, but each and every agreement, term, covenant and condition of this Lease shall continue in full force and effect with respect to any other then existing or subsequent breach thereof. In the event Landlord claims in good faith that Tenant has breached any of the agreements, terms, covenants or conditions contained in this Lease, Landlord shall be entitled to seek to enjoin such breach or threatened breach and shall have the right to invoke any rights and remedies allowed at law or in equity or by statute or otherwise as though reentry, summary proceedings or other remedies were not provided for in this Lease.

(c) Except to the extent otherwise expressly provided in this Lease, each right and remedy of a Party provided for in this Lease shall be cumulative and shall be in addition to every other right or remedy provided for in this Lease.

(d) Nothing contained in this Article XVI or otherwise shall vitiate or limit Tenant’s obligation to pay Landlord’s attorneys’ fees as and to the extent provided in Article XXXVII hereof, or any indemnification obligations under any express indemnity made by Tenant of Landlord or of any Landlord Indemnified Parties as contained in this Lease.

ARTICLE XVII

TENANT FINANCING

17.1 Permitted Leasehold Mortgagees.

(a) Tenant May Mortgage the Leasehold Estate. On one or more occasions, without Landlord’s consent, Tenant may mortgage or otherwise encumber Tenant’s estate in and to the Leased Property (the “Leasehold Estate”) (or encumber the direct or indirect Equity Interests in Tenant) to one or more Permitted Leasehold Mortgagees under one or more Permitted Leasehold Mortgages and pledge its right, title and interest under this Lease as security for such Permitted Leasehold Mortgages or any related agreement secured thereby, provided, however, that, (i) in order for a Permitted Leasehold Mortgagee to be entitled to the rights and benefits pertaining to Permitted Leasehold Mortgagees pursuant to this Article XVII, such Permitted Leasehold Mortgagee must hold or benefit from a Permitted Leasehold Mortgage encumbering all of Tenant’s Leasehold Estate granted to Tenant under this Lease (subject to exclusions with respect to items that are not capable of being mortgaged and that, in the aggregate, are de minimis) or one hundred percent (100%) of the direct or indirect Equity Interests in Tenant at any tier of ownership, and (ii) no Person shall be deemed to be a Permitted Leasehold Mortgagee hereunder unless and until (a)

such Person delivers a written agreement to Landlord providing that in the event of a termination of this Lease by Landlord pursuant to Section 16.2(x) hereof, such Permitted Leasehold Mortgagee and any Persons for whom it acts as representative, agent or trustee, will not use or dispose of any Gaming License for use at a location other than at the Facility to which such Gaming License relates as of the date of the closing of a Lease Foreclosure Transaction (or, in the case of any additional facility added to this Lease after such date, as of the date that such additional facility is added to the Lease), (b) the applicable Permitted Leasehold Mortgage shall include an express acknowledgement that any exercise of remedies thereunder that would affect the Leasehold Estate shall be subject and subordinate to the terms of this Lease and (c) in the case of any subleasehold mortgage granted by a Subtenant after the First Amendment Date with respect to the Leased Property (CPLV), or after the Second Amendment Date with respect to the Leased Property (HLV), that is to be treated as a Permitted Leasehold Mortgage hereunder, such subleasehold mortgage shall include an express acknowledgement that any exercise of remedies thereunder that would affect the Leasehold Estate shall be subject and subordinate to Landlord’s interest and estate in the applicable Leased Property, as well as the interest of any Fee Mortgagee whose Fee Mortgage is senior to this Lease, whether now or hereafter existing, in the applicable Leased Property. Furthermore, as a condition to being deemed a Permitted Leasehold Mortgagee hereunder, each Permitted Leasehold Mortgagee is deemed to acknowledge and agree (and hereby does acknowledge and agree) that any foreclosure or realization by any Permitted Leasehold Mortgagee pursuant to a Permitted Leasehold Mortgage or upon Tenant’s interest under this Lease or that would result in a transfer of all or any portion of Tenant’s interest in the Leased Property or this Lease shall in any case be subject to the applicable provisions, terms and conditions of Article XXII hereof.

(b) Notice to Landlord.

(i) If Tenant shall, on one or more occasions, mortgage Tenant’s Leasehold Estate pursuant to a Permitted Leasehold Mortgage and if the holder of such Permitted Leasehold Mortgage shall provide Landlord with written notice of such Permitted Leasehold Mortgage (which notice with respect to any Permitted Leasehold Mortgage not evidenced by a recorded security instrument, in order to be effective, shall also state (or be accompanied by a notice of Tenant stating) the relative priority of all then-effective Permitted Leasehold Mortgages noticed to Landlord under this Section and shall be consented to in writing by all then-existing Permitted Leasehold Mortgagees) together with a true copy of such Permitted Leasehold Mortgage and the name and address of the Permitted Leasehold Mortgagee, Landlord and Tenant agree that, following receipt of such written notice by Landlord (which notice shall be accompanied by any items required pursuant to Section 17.1(a) above), the provisions of this Section 17.1 shall apply to each such Permitted Leasehold Mortgage. In the event of any assignment of a Permitted Leasehold Mortgage or in the event of a change of address of a Permitted Leasehold Mortgagee or of an assignee of such Permitted Leasehold Mortgage, written notice of such assignment or change of address and of the new name and address shall be provided to Landlord, and the provisions of this Section 17.1 shall continue to apply, provided such assignee is a Permitted Leasehold Mortgagee.

(ii) Landlord shall reasonably promptly following receipt of a communication purporting to constitute the notice provided for by subsection (b)(i) above (and such additional items requested by Landlord pursuant to the first sentence of Section 17.1(b)(iii)) acknowledge by written notice receipt of such communication as constituting the notice provided for by subsection (b)(i) above and confirming the status of the Permitted Leasehold Mortgagee as such or, in the alternative, notify Tenant and the Permitted Leasehold Mortgagee of the rejection of such communication and any such items as not conforming with the provisions of this Section 17.1 and specify the specific basis of such rejection.

(iii) After Landlord has received the notice provided for by subsection (b)(i) above, Tenant, upon being requested to do so by Landlord, shall with reasonable promptness provide Landlord with copies of the note or other obligations secured by such Permitted Leasehold Mortgage and any other documents pertinent to the applicable Permitted Leasehold Mortgage reasonably requested by Landlord. With respect to any Permitted Leasehold Mortgage documents not publicly filed or upon Landlord’s request, Tenant shall, with reasonable promptness, provide Landlord from time to time with a copy of each material amendment or other modification or supplement to such documents. All recorded documents shall be accompanied by the appropriate recording stamp or other certification of the custodian of the relevant recording office as to their authenticity as true and correct copies of official records and all nonrecorded documents shall be accompanied by a certification by Tenant that such documents are true and correct copies of the originals. From time to time upon being requested to do so by Landlord, Tenant shall also notify Landlord of the date and place of recording and other pertinent recording data with respect to such instruments as have been recorded.

(iv) Notwithstanding the requirements of this Section 17.1(b), it is agreed and acknowledged that Tenant’s Initial Financing (and the mortgages, security agreements and/or other loan documents in connection therewith) as of the Commencement Date, as of the First Amendment Date and as of the Second Amendment Date shall be deemed a Permitted Leasehold Mortgage (with respect to which notice has been properly provided to Landlord pursuant to Section 17.1(b)(i)) without the requirement that Tenant or Landlord comply with the initial requirements set forth in clauses (i) through (iii) above, (but, for the avoidance of doubt, Tenant’s Initial Financing is not relieved of the requirement that it satisfy the requirements of Section 17.1(a) or the last sentence of Section 17.1(b)(i)). In addition, for the avoidance of doubt, the Parties confirm that Tenant shall not be relieved of the requirement to comply with Section 17.1(b)(iii) with respect to Tenant’s Initial Financing or any other financing with a Permitted Leasehold Mortgagee. The Parties further confirm that, as of the Second Amendment Date, the name and address of the Permitted Leasehold Mortgagee with respect to Tenant’s Initial Financing is: Credit Suisse AG, Cayman Islands Branch, as Collateral Agent, Eleven Madison Avenue, 9th Floor, New York, NY 10010, Attention: Loan Operations – Agency Manager.

(c) Default Notice to Permitted Leasehold Mortgagee. Landlord, upon providing Tenant any notice of default under this Lease, shall at the same time provide a copy of such notice to every Permitted Leasehold Mortgagee for which notice has been properly provided to Landlord pursuant to Section 17.1(b)(i) hereof. No such notice by Landlord to Tenant shall be deemed to have been duly given unless and until a copy thereof has been sent, in the manner prescribed in Article XXXV of this Lease, to every such Permitted Leasehold Mortgagee for which notice has been properly provided to Landlord pursuant to Section 17.1(b)(i) hereof. From and after the date such notice has been sent to a Permitted Leasehold Mortgagee, such Permitted Leasehold Mortgagee shall have the same period, with respect to its remedying any default or acts or omissions which are the subject matter of such notice or causing the same to be remedied, as is given Tenant after the giving of such notice to Tenant, plus in each instance, the additional periods of time specified in subsections (d) and (e) of this Section 17.1 to remedy or cause to be remedied the defaults or acts or omissions which are the subject matter of such notice specified in any such notice. Landlord shall accept such performance by or at the instigation of such Permitted Leasehold Mortgagee as if the same had been done by Tenant. Tenant authorizes each such Permitted Leasehold Mortgagee (to the extent such action is authorized under the applicable loan documents to which it acts as a lender, noteholder, investor, agent, trustee or representative) to take any such action at such Permitted Leasehold Mortgagee’s option and does hereby authorize entry upon the Leased Property by the Permitted Leasehold Mortgagee for such purpose.

(d) Right to Terminate Notice to Permitted Leasehold Mortgagee. Anything contained in this Lease to the contrary notwithstanding, if any Tenant Event of Default shall occur which entitles Landlord to terminate this Lease, Landlord shall have no right to terminate this Lease on account of such Tenant Event of Default unless Landlord shall notify every Permitted Leasehold Mortgagee for which notice has been properly provided to Landlord pursuant to Section 17.1(b) hereof that the period of time given Tenant to cure such default or act or omission has lapsed and, accordingly, Landlord has the right to terminate this Lease (“Right to Terminate Notice”). The provisions of subsection (e) below of this Section 17.1 shall apply if, during (x) the thirty (30) day period following Landlord’s delivery of the Right to Terminate Notice if such Tenant Event of Default is capable of being cured by the payment of money, or (y) the ninety (90) day period following Landlord’s delivery of the Right to Terminate Notice, if such Tenant Event of Default is not capable of being cured by the payment of money, any Permitted Leasehold Mortgagee shall:

(i) notify Landlord of such Permitted Leasehold Mortgagee’s desire to nullify such Right to Terminate Notice;

(ii) pay or cause to be paid all Rent, Additional Charges, and other payments (A) then due and in arrears as specified in the Right to Terminate Notice to such Permitted Leasehold Mortgagee, and (B) which may become due during such thirty (30) or ninety (90) day (as the case may be) period (as and when the same may become due);

(iii) comply with or in good faith, with reasonable diligence and continuity, commence to comply with all nonmonetary requirements of this Lease then in default and reasonably susceptible of being complied with by such Permitted Leasehold Mortgagee (e.g., defaults that are not personal to Tenant hereunder); provided, however, that such Permitted Leasehold Mortgagee shall not be required during such ninety (90) day period to cure or commence to cure any default consisting of Tenant’s failure to satisfy and discharge any lien, charge or encumbrance against Tenant’s interest in this Lease or the Leased Property or any of Tenant’s other assets that is/are (x) junior in priority to the lien of the mortgage or other security documents held by such Permitted Leasehold Mortgagee and (y) would be extinguished by the foreclosure of the Permitted Leasehold Mortgage that is held by such Permitted Leasehold Mortgagee; and

(iv) during such thirty (30) or ninety (90) day period, the Permitted Leasehold Mortgagee shall respond, with reasonable diligence, to requests for information from Landlord as to the Permitted Leasehold Mortgagee’s (and related lender’s) intent to pay such Rent and other charges and comply with this Lease.

If the applicable default shall be cured pursuant to the terms and within the time periods allowed in this Section 17.1(d), this Lease shall continue in full force and effect as if Tenant had not defaulted under the Lease. If a Permitted Leasehold Mortgagee shall fail to take all of the actions described in this Section 17.1(d) with respect to a specific Tenant Event of Default for which the Permitted Leasehold Mortgagee was provided notice prior to the deadlines set forth herein, such Permitted Leasehold Mortgagee shall have no further rights under this Section 17.1(d) or Section 17.1(e) with respect to such Tenant Event of Default.

(e) Procedure on Default.

(i) If Landlord shall elect to terminate this Lease by reason of any Tenant Event of Default that has occurred and is continuing and a Permitted Leasehold Mortgagee shall have proceeded in the manner provided for by subsection (d) of this Section 17.1, the applicable cure periods available pursuant to Section 17.1(d) above shall continue to be extended so long as during such continuance:

(1) such Permitted Leasehold Mortgagee shall pay or cause to be paid the Rent, Additional Charges and other monetary obligations of Tenant under this Lease as the same become due, and continue its good faith efforts to perform or cause to be performed all of Tenant’s other obligations under this Lease, excepting (A) obligations of Tenant to satisfy or otherwise discharge any lien, charge or encumbrance against Tenant’s interest in this Lease or the Leased Property or any of Tenant’s other assets that is/are (x) junior in priority to the lien of the mortgage or other security documents held by such Permitted Leasehold Mortgagee and (y) would be extinguished by the foreclosure of the Permitted Leasehold Mortgage that is held by such Permitted Leasehold Mortgagee and (B) past non-monetary obligations then in default and not reasonably susceptible of being cured by such Permitted Leasehold Mortgagee; and

(2) subject to and in accordance with Section 22.2(i), if not enjoined or stayed pursuant to a bankruptcy or insolvency proceeding or other judicial order, such Permitted Leasehold Mortgagee shall diligently continue to pursue acquiring or selling Tenant’s interest in this Lease and the Leased Property (or, to the extent applicable, the direct or indirect interests in Tenant) by foreclosure of the Permitted Leasehold Mortgage or other appropriate means and diligently prosecute the same to completion.

(ii) Without limitation of Tenant’s right to deliver a Renewal Notice, it is agreed that a Permitted Leasehold Mortgagee also shall have the right to deliver a Renewal Notice on behalf of Tenant during any period in which such Permitted Leasehold Mortgagee is complying with Section 17.1(d) or 17.1(e).

(iii) If a Permitted Leasehold Mortgagee is complying with subsection (e)(i) of this Section 17.1, upon the acquisition of Tenant’s Leasehold Estate (or, to the extent applicable, the direct or indirect interests in Tenant) herein by such Permitted Leasehold Mortgagee, a Permitted Leasehold Mortgagee Designee or an assignee thereof permitted by Section 22.2(i) hereof, this Lease shall continue in full force and effect as if Tenant had not defaulted under this Lease provided that such successor cures all outstanding defaults that can be cured through the payment of money and all other defaults that are reasonably susceptible of being cured as provided in said subsection (e)(i).

(iv) No Permitted Leasehold Mortgagee shall be deemed to be an assignee or transferee of this Lease or of the Leasehold Estate hereby created by virtue of the Permitted Leasehold Mortgage so as to require such Permitted Leasehold Mortgagee, as such, to assume the performance of any of the terms, covenants or conditions on the part of Tenant to be performed hereunder; but the purchaser at any sale of this Lease (or, to the extent applicable, the purchaser of the direct or indirect interests in Tenant) (including a Permitted Leasehold Mortgagee if it is the purchaser at foreclosure) and of the Leasehold Estate hereby created in any proceedings for the foreclosure of any Permitted Leasehold Mortgage, or the assignee or transferee of this Lease and of the Leasehold Estate hereby created (or, to the extent applicable, the assignee or transferee of the direct or indirect interests in Tenant) under any instrument of assignment or transfer in lieu of the foreclosure of any Permitted Leasehold Mortgage, shall be subject to all of the provisions, terms and conditions of this Lease including, without limitation, Section 22.2(i) hereof.

(v) Notwithstanding any other provisions of this Lease, any Permitted Leasehold Mortgagee, Permitted Leasehold Mortgagee Designee or other acquirer of the Leasehold Estate of Tenant (or, to the extent applicable, the direct or indirect interests in Tenant) in accordance with the requirements of Section 22.2(i) of this Lease pursuant to foreclosure, assignment in lieu of foreclosure or other similar proceedings of this Lease may, upon acquiring Tenant’s Leasehold Estate (or, to the extent applicable, the direct or indirect interests in Tenant), without further consent of Landlord, (x) sell and assign interests in the Leasehold Estate (or, to the extent applicable, the direct or indirect interests in Tenant) as and to the extent provided in this Lease, and (y) enter into Permitted Leasehold Mortgages in the same manner as the original Tenant, as and to the extent provided in this Lease, in each case under clause (x) or (y), subject to the terms of this Lease, including Article XVII and Section 22.2(i) hereof.

(vi) Notwithstanding any other provisions of this Lease, any sale of this Lease and of the Leasehold Estate hereby created (or, to the extent applicable, the direct or indirect interests in Tenant) in any proceedings for the foreclosure of any Permitted Leasehold Mortgage, or the assignment or transfer of this Lease and of the Leasehold Estate hereby created (or, to the extent applicable, the direct or indirect interests in Tenant) in lieu of the foreclosure of any Permitted Leasehold Mortgage, shall, solely if and to the extent such sale, assignment or transfer complies with the requirements of Section 22.2(i) hereof, be deemed to be a permitted sale, transfer or assignment of this Lease; provided, that the foreclosing Permitted Leasehold Mortgagee or purchaser at foreclosure sale or successor purchaser must satisfy the requirements set forth in Section 22.2(i)(1) through (4).

(f) New Lease. In the event that this Lease is rejected in any bankruptcy, insolvency or dissolution proceeding or is terminated by Landlord following a Tenant Event of Default other than due to a default that is subject to cure by a Permitted Leasehold Mortgagee under Section 17.1(d) and Section 17.1(e) above, Landlord shall provide each Permitted Leasehold Mortgagee with written notice that this Lease has been rejected or terminated (“Notice of Termination”), and, for the avoidance of doubt, upon delivery of such Notice of Termination, no Permitted Leasehold Mortgagee shall have the rights as described in Section 17.1(d) and Section 17.1(e) above, but rather such Permitted Leasehold Mortgagee instead shall have the rights described in this Section

17.1(f)). Following any such rejection or termination, Landlord agrees to enter into a new lease (“New Lease”) of the Leased Property with such Permitted Leasehold Mortgagee or its Permitted Leasehold Mortgagee Designee for the remainder of the term of this Lease, effective as of the date of termination, at the rent and additional rent, and upon the terms, covenants and conditions (including all then-remaining options to renew but excluding requirements which have already been fulfilled) of this Lease, provided:

(i) such Permitted Leasehold Mortgagee or its Permitted Leasehold Mortgagee Designee shall comply with the applicable terms of Section 22.2;

(ii) such Permitted Leasehold Mortgagee or its Permitted Leasehold Mortgagee Designee shall make a binding, written, irrevocable commitment to Landlord for such New Lease within thirty (30) days after the date such Permitted Leasehold Mortgagee receives Landlord’s Notice of Termination of this Lease given pursuant to this Section 17.1(f);

(iii) such Permitted Leasehold Mortgagee or its Permitted Leasehold Mortgagee Designee shall pay or cause to be paid to Landlord at the time of the execution and delivery of such New Lease, any and all sums which would at the time of execution and delivery thereof be due pursuant to this Lease but for such rejection or termination (including, for the avoidance of doubt, any amounts that become due prior to and remain unpaid as of the date of the Notice of Termination) and, in addition thereto, all reasonable expenses, including reasonable documented attorney’s fees, which Landlord shall have incurred by reason of such rejection or such termination and the execution and delivery of the New Lease and which have not otherwise been received by Landlord from Tenant or other party in interest under Tenant; and

(iv) such Permitted Leasehold Mortgagee or its Permitted Leasehold Mortgagee Designee shall agree to remedy any of Tenant’s defaults of which said Permitted Leasehold Mortgagee was notified by Landlord’s Notice of Termination (or in any other written notice of Landlord) and which can be cured through the payment of money or, if such defaults cannot be cured through the payment of money, are reasonably susceptible of being cured by Permitted Leasehold Mortgagee or its Permitted Leasehold Mortgagee Designee.

(g) New Lease Priorities. If more than one Permitted Leasehold Mortgagee shall request a New Lease pursuant to subsection (f)(i) of this Section 17.1, Landlord shall enter into such New Lease with the Permitted Leasehold Mortgagee whose mortgage is senior in lien, or with its Permitted Leasehold Mortgagee Designee acting for the benefit of such Permitted Leasehold Mortgagee prior in lien foreclosing on Tenant’s interest in this Lease. Landlord, without liability to Tenant or any Permitted Leasehold Mortgagee with an adverse claim, may rely upon (i) with respect to any Permitted Leasehold Mortgage evidenced by a recorded security instrument, a title insurance policy (or, if elected by Landlord in its sole discretion, a title insurance commitment, certificate of title or other similar instrument) issued by a reputable title insurance company as the basis for determining the appropriate Permitted Leasehold Mortgagee who is entitled to such New Lease or (ii) with respect to any Permitted Leasehold Mortgage not evidenced by a recorded security instrument, the statement with respect to relative priority of Permitted Leasehold Mortgages contained in the applicable notice delivered pursuant to Section 17.1(b)(i), provided that any such statement that provides that any such Permitted Leasehold Mortgage described in this clause (ii) is senior or prior to any Permitted Leasehold Mortgage evidenced by a recorded security instrument shall only be effective to the extent it is consented to in writing by the Permitted Leasehold Mortgagee in respect of such Permitted Leasehold Mortgage evidenced by a recorded security instrument.

(h) Permitted Leasehold Mortgagee Need Not Cure Specified Defaults. Nothing herein contained shall require any Permitted Leasehold Mortgagee to cure any Incurable Default in order to comply with the provisions of Sections 17.1(d) and 17.1(e), or as a condition of entering into the New Lease provided for by Section 17.1(f). For the avoidance of doubt, upon such foreclosure and/or the effectuation of such a New Lease in accordance with the provisions, terms and conditions hereof, any such defaults are automatically deemed waived through the effective date of such foreclosure or New Lease as to any such Permitted Leasehold Mortgagee or its Permitted Leasehold Mortgagee Designee, as the new tenant hereunder or under the New Lease, as applicable (it being understood that the provisions of this sentence shall not be deemed to relieve such new tenant of its obligations to comply with this Lease or such New Lease from and after the effective date of such foreclosure or New Lease).

(i) Casualty Loss. A standard mortgagee clause naming each Permitted Leasehold Mortgagee for which notice has been properly provided to Landlord pursuant to Section 17.1(b) hereof may be added to any and all insurance policies required to be carried by Tenant hereunder on condition that (and, in all events, Tenant agrees that) the insurance proceeds are to be applied in the manner specified in this Lease and the Permitted Leasehold Mortgage shall so provide; except that the Permitted Leasehold Mortgage may provide a manner for the disposition of such proceeds, if any, otherwise payable directly to Tenant (but not such proceeds, if any, payable jointly to Landlord and Tenant or to Landlord, to the Fee Mortgagee or to a third-party escrowee) pursuant to the provisions of this Lease.

(j) Arbitration; Legal Proceedings. Landlord shall give prompt notice to each Permitted Leasehold Mortgagee (for which notice has been properly provided to Landlord pursuant to Section 17.1(b) hereof) of any arbitration (including a determination of Fair Market Ownership Value or Fair Market Base Rental Value) or legal proceedings between Landlord and Tenant involving obligations under this Lease.

(k) Notices. Notices from Landlord to the Permitted Leasehold Mortgagee for which notice has been properly provided to Landlord pursuant to Section 17.1(b) hereof shall be provided in the method provided in Article XXXV hereof to the address furnished Landlord pursuant to subsection (b) of this Section 17.1, and those from the Permitted Leasehold Mortgagee to Landlord shall be mailed to the address designated pursuant to the provisions of Article XXXV hereof. Such notices, demands and requests shall be given in the manner described in this Section 17.1 and in Article XXXV and shall in all respects be governed by the provisions of those sections.

(l) Limitation of Liability. Notwithstanding any other provision hereof to the contrary, (i) Landlord agrees that any Permitted Leasehold Mortgagee’s liability to Landlord in its capacity as Permitted Leasehold Mortgagee hereunder howsoever arising shall be limited to and enforceable only against such Permitted Leasehold Mortgagee’s interest in the Leasehold Estate and the other collateral granted to such Permitted Leasehold Mortgagee to secure the obligations under the loan secured by the applicable Permitted Leasehold Mortgage, and (ii) each Permitted Leasehold Mortgagee agrees that Landlord’s liability to such Permitted Leasehold Mortgagee hereunder howsoever arising shall be limited to and enforceable only against Landlord’s interest in the Leased Property, and no recourse against Landlord shall be had against any other assets of Landlord whatsoever.

(m) Sale Procedure. If this Lease has been terminated, the Permitted Leasehold Mortgagee for which notice has been properly provided to Landlord pursuant to Section 17.1(b) hereof with the most senior lien on the Leasehold Estate shall have the right to make the determinations and agreements on behalf of Tenant under Article XXXVI, in each case, in accordance with and subject to the terms and provisions of Article XXXVI.

(n) Third Party Beneficiary. Each Permitted Leasehold Mortgagee (for so long as such Permitted Leasehold Mortgagee holds a Permitted Leasehold Mortgage) is an intended third-party beneficiary of this Article XVII entitled to enforce the same as if a party to this Lease.

(o) The fee title to the Leased Property and the Leasehold Estate of Tenant therein created by this Lease shall not merge but shall remain separate and distinct, notwithstanding the acquisition of said fee title and said Leasehold Estate by Landlord or by Tenant or by a third party, by purchase or otherwise.

17.2 Landlord Cooperation with Permitted Leasehold Mortgage. If, in connection with granting any Permitted Leasehold Mortgage or entering into an agreement relating thereto, Tenant shall request in writing (i) reasonable cooperation from Landlord or (ii) reasonable amendments or modifications to this Lease, in each case required to comply with any reasonable request made by Permitted Leasehold Mortgagee, Landlord shall reasonably cooperate with such request, so long as (a) no Tenant Event of Default is continuing, (b) all reasonable documented out-of-pocket costs and expenses incurred by Landlord, including, but not limited to, its reasonable documented attorneys’ fees, shall be paid by Tenant, and (c) any requested action, including any amendments or modification of this Lease, shall not (i) increase Landlord’s monetary obligations under this Lease by more than a de minimis extent, or increase Landlord’s non-monetary obligations under this Lease in any material respect or decrease Tenant’s obligations in any material respect, (ii) diminish Landlord’s rights under this Lease in any material respect, (iii) adversely impact the value of the Leased Property by more than a de minimis extent or otherwise have a more than de minimis adverse effect on the Leased Property, Tenant or Landlord, (iv) adversely impact Landlord’s (or any Affiliate of Landlord’s) tax treatment or position, (v) result in this Lease not constituting a “true lease”, or (vi) result in a default under the Fee Mortgage Documents.

ARTICLE XVIII

TRANSFERS BY LANDLORD

18.1 Transfers Generally. Landlord may sell, assign, transfer or convey, without Tenant’s consent, the entire Leased Property with respect to all of the Facilities hereunder or the entire Leased Property with respect to any individual Facility, in each case, in whole (subject to exclusions for assets that may not be transferred and that, in the aggregate, are de minimis) but not in part (unless in part due to a transaction in which multiple Affiliates of a single Person (collectively, “Affiliated Persons”) will own the applicable Leased Property as tenants in common, but only if all such Affiliated Persons execute a joinder to either this Lease or the applicable Severance Lease, as applicable, as “Landlord”, on a joint and several basis, the form and substance of which joinder shall be reasonably satisfactory to Tenant and Landlord) to a single transferee (or multiple Affiliated Persons, as applicable) (such transferee, such tenants in common or any other permitted transferee of this Lease, in each case, an “Acquirer”) and, in connection with such transaction, (a) if the subject transaction involves a sale, assignment, transfer or conveyance of the entire Leased Property, this Lease shall be assigned to the applicable Acquirer such that the Acquirer shall become successor Landlord as if an original party to this Lease, and (b) if the subject transaction involves a sale, assignment, transfer or conveyance of the Leased Property with respect to an individual Facility (or, if at any time additional Facilities (other than the CPLV Facility and the HLV Facility) shall be included in this Lease, with respect to several Facilities but not all Facilities), (except as provided in the third (3rd) sentence of this Section 18.1) (A) this Lease shall remain in full force and effect with respect to the Facility(ies) not transferred to the Acquirer, and (B) a Severance Lease (and a Severance Guaranty), with the applicable Acquirer, shall be entered into with respect to the transferred Facility(ies) as described in Section 18.2 below. If Landlord (including any permitted successor Landlord) shall convey the entire Leased Property or the entire Leased Property with respect to an individual Facility (or Facilities, as applicable) (subject, in each case, to exclusions for assets that may not be transferred and that, in the aggregate, are de minimis) in accordance with the terms of this Lease, other than as security for a debt, and the applicable Acquirer expressly assumes all obligations of Landlord arising after the date of the conveyance, Landlord shall thereupon be released from all future liabilities and obligations of Landlord under this Lease with respect to the transferred portion of the Leased Property arising or accruing from and after the date of such conveyance or other transfer and all such future liabilities and obligations relating to such transferred Leased Property shall thereupon be binding upon such applicable Acquirer. Without limitation of the preceding provisions of this Section 18.1, any or all of the following shall be freely permitted to occur (and, for the avoidance of doubt, except in the case of subclause (b) of the following clause (i), neither a Severance Lease nor a Severance Guaranty shall be required to be entered into with respect thereto): (i) any transfer of (a) the entire Leased Property or (b) the entire Leased Property with respect to an individual Facility to a Fee Mortgagee (in each case, subject to exclusions for assets that may not be transferred and that, in the aggregate, are de minimis) in accordance with the terms of this Lease (including any transfer of the direct or indirect equity interests in Landlord), which transfer may include, without limitation, a transfer by foreclosure brought by the Fee Mortgagee or a transfer by a deed in lieu of foreclosure, assignment in lieu of foreclosure or other transaction in lieu of foreclosure; (ii) a merger transaction or other similar disposition affecting Landlord REIT or a sale by Landlord REIT directly or indirectly involving the Leased Property (so long as (x) upon consummation of such transaction, all of the Leased Property (subject to exclusions for assets that may not be transferred and that, in the aggregate, are de minimis) is owned by a single Person (or multiple Affiliated Persons as tenants in common) and (y) such surviving Person(s) execute(s) an assumption of this Lease and all Lease Related Agreements to which Landlord is a party, assuming all obligations of Landlord hereunder and thereunder (if any) (in the case of multiple Affiliated Persons, on a joint and several basis), the form and substance of which assumption shall be reasonably satisfactory to Tenant and Landlord); (iii) a sale/leaseback transaction by Landlord with respect to all of the Leased Property pertaining to any Facility or Facilities (subject to exclusions for assets that may not be transferred and that, in the aggregate, are de minimis) (provided (x) the overlandlord under the resulting overlease agrees that, in the event of a termination of such overlease, this Lease shall continue in effect as a direct lease between such overlandlord and Tenant and (y) the overlease shall not impose any new, additional or more onerous obligations on Tenant without Tenant’s prior written consent in Tenant’s sole discretion (and without limiting the generality of the foregoing, the overlease shall not impose any additional monetary obligations (whether for payment of rents under such overlease or otherwise) on Tenant), subject to and in accordance with all of the provisions, terms and conditions of this Lease; (iv) any sale of any indirect interest in the Leased Property in respect of any Facility or Facilities that does not change the identity of Landlord hereunder, including without limitation a participating interest in Landlord’s interest (or the interest of any of the fee owning entities comprising Landlord) under this Lease or a sale of Landlord’s (or any such fee owning entity’s or entities’) reversionary interest in the Leased Property (or the applicable Leased Property pertaining to any individual Facility) so long as Landlord remains the only party with authority to bind Landlord under this Lease, or (v) a sale or transfer to an Affiliate of Landlord or a joint venture entity in which any Affiliate of Landlord is the managing member or partner, so long as (x) upon consummation of such transaction, all of the Leased Property (in the case of a sale or transfer of the Leased Property with respect to all of the Facilities), or all of the Leased Property pertaining to an individual Facility (in the case of a sale or transfer of the Leased Property with respect to an individual Facility) (subject, in each case, to exclusions for assets that may not be transferred and that, in the aggregate, are de minimis) is owned by a single Person or multiple Affiliated Persons as tenants in common and (y) such Person(s) execute(s) an assumption of this Lease and all Lease Related Agreements to which Landlord is a party, assuming all obligations of Landlord hereunder and thereunder (if any) (in the case of multiple Affiliated Persons, on a joint and several basis), the form and substance of which assumption shall be reasonably satisfactory to Tenant and Landlord. Notwithstanding anything to the contrary herein, Landlord shall not sell, assign, transfer or convey any Leased Property, or assign this Lease, to (I) a Tenant Prohibited Person or (II) any Person that is associated with a Person who has been found “unsuitable”, denied a Gaming License or otherwise precluded from participation in the Gaming Industry by any Gaming Authority where such association would reasonably be expected to adversely affect, any of Tenant’s or its Affiliates’ Gaming Licenses or Tenant’s or its Affiliates’ then-current standing with any Gaming Authority. Any transfer by Landlord under this Article XVIII shall be subject to all applicable Legal Requirements, including any Gaming Regulations, and no such transfer shall be effective until any applicable approvals with respect to Gaming Regulations, if applicable, are obtained. Tenant shall attorn to and recognize any successor Landlord in connection with any transfer(s) permitted under this Article XVIII as Tenant’s “landlord” with respect to the applicable Facility(ies).

18.2 Severance Leases. In the event Landlord (or the applicable fee owning Landlord entity with respect to any individual Facility) desires to sell or otherwise transfer the Leased Property with respect to a Facility (in whole, but not in part, and subject to exclusions for assets not capable of being transferred which in the aggregate are de minimis) to a third party (other than in connection with HLV Landlord’s sale of the Leased Property (HLV) to Affiliates of Tenant as a result of such Affiliates’ exercise of their repurchase right in accordance with the terms and conditions of Section 4 of the Convention Center Put-Call Agreement) or to an Affiliate(s) of Landlord (or in connection with a sale, assignment, transfer or conveyance of the Leased Property with respect to an individual Facility as described in Section 18.1(i)(b) above), the applicable operating Tenant entity(ies) with respect to such Facility and the new owner of such Facility shall (subject to Section 18.1) enter into a Severance Lease with respect to such Facility, in accordance with the following provisions:

(a) Landlord shall give Tenant not less than fifteen (15) days’ advance written notice of a Severance Lease, and the applicable Tenant entity(ies) with respect to the applicable Leased Property (as set forth on Exhibit A) shall thereafter, within said fifteen (15)-day period (or such longer period of time as Landlord may require; it being understood that Landlord may delay or cancel the entry into the Severance Lease in the event that the underlying sale or transfer of a Facility is delayed or cancelled for any reason), execute, acknowledge and deliver a Severance Lease to the new owner of the applicable Facility for the remaining Term and on substantially the same terms and conditions as this Lease (except for appropriate adjustments (including to Exhibits and Schedules), including such adjustments as are described in this Article XVIII), and in any case no less favorable to Tenant than the terms and conditions of this Lease.

(b) Rent payable under the Severance Lease at the time of the commencement of such Severance Lease shall be equal to the amount of the component(s) of Rent pertaining to the applicable Leased Property to be subject to such Severance Lease. Correspondingly, Rent payable hereunder shall be reduced by such amount.

(c) Upon the execution and delivery by such fee owning landlord entity and such operating Tenant entity of a Severance Lease in accordance with this Section 18.2, (i) if, after giving effect to clause (iii) below, such operating Tenant entity is no longer an operating Tenant entity with respect to (and is no longer the “Tenant” identified in Exhibit A attached hereto with respect to any Facility leased hereunder) any Leased Property hereunder, then such operating Tenant entity shall be released from any and all liability and obligations with respect to this Lease accruing from and after such execution of such Severance Lease, (ii) if, after giving effect to clause (iii) below, the applicable fee owning Landlord entity hereunder no longer leases (as landlord) any Leased Property hereunder, then such fee owning Landlord entity shall be released from any and all liability and obligations with respect to this Lease accruing from and after execution of such Severance Lease, and (iii) this Lease shall be terminated with respect to the applicable Leased Property, such Leased Property shall cease to constitute Leased Property hereunder, and neither Landlord nor Tenant shall have any further obligations from and after the effective date of the applicable Severance Lease in respect of the applicable Facility and applicable Leased Property.

(d) With respect to a Severance Lease of the Leased Property (CPLV), such Severance Lease shall contain minimum Capital Expenditure requirements consistent with the Minimum Cap Ex Requirements (CPLV) of this Lease with respect to the Leased Property (CPLV), modified to reflect that such minimum Capital Expenditure requirements will apply to such Severance Lease on a stand-alone basis, and as further set forth in this Section 18.2(d); provided that the minimum Capital Expenditure requirements regarding the CPLV Facility contained in such Severance Lease shall, in the aggregate (taken together with the applicable Minimum Cap Ex Requirements (CPLV) under this Lease and the applicable Minimum Cap Ex Requirements under (and as defined in) the Other Leases, after taking into consideration applicable reductions of the Minimum Cap Ex Requirements under this Lease in the amount of the Minimum Cap Ex Reduction Amount), be no greater than the Minimum Cap Ex Requirements (CPLV) under this Lease and the applicable Minimum Cap Ex Requirements under (and as defined in) the Other Leases immediately prior to the execution of such Severance Lease. Each Minimum Cap Ex Requirement (CPLV) and the Triennial Allocated Minimum Cap Ex Amount B Floor under the Severance Lease at the time of the commencement of such Severance Lease shall be equal to the amount of the applicable Minimum Cap Ex Reduction Amount with respect thereto and, from and after the effective date of the applicable Severance Lease, the Minimum Cap Ex Requirements (CPLV) shall cease to apply under this Lease.

(e) With respect to a Severance Lease of the Leased Property (HLV), the Severance Lease shall contain minimum Capital Expenditure requirements consistent with the Minimum Cap Ex Requirements (HLV) and, from and after the effective date of the applicable Severance Lease, the Minimum Cap Ex Requirements (HLV) shall cease to apply under this Lease.

(f) Tenant shall take such actions and execute and deliver such documents, including, without limitation, amended Memorandum(s) of Lease and, if requested by Landlord, an amendment to this Lease, as are reasonably necessary and appropriate to effectuate fully the provisions and intent of this Article XVIII, and as Landlord may reasonably request to evidence such removal of a Facility (or Facilities).

(g) Upon the execution of a Severance Lease, (i) the applicable parties shall execute and deliver the corresponding Severance Guaranty, (ii) upon Landlord’s receipt of the Severance Guaranty (which shall have become effective in accordance with its terms), the Guaranty shall automatically, and without further action by any party, cease to apply with respect to any Obligations (as defined in the Guaranty) with respect to such Facility (and the Leased Property relating thereto) to the extent arising from and after the effective date of such Severance Guaranty (it being understood that any such Obligations arising prior to such effective date shall not be terminated, limited or affected by or upon entry into any such Severance Lease and Severance Guaranty) and (iii) Landlord shall execute such documentation reasonably requested by Tenant to confirm such cessation.

(h) All reasonable, documented out-of-pocket costs and expenses relating to a Severance Lease (including reasonable attorneys’ fees and other reasonable, documented out-of-pocket costs incurred by Tenant or Guarantor for outside counsel, if any) shall be borne by Landlord and not Tenant.

(i) Landlord and Tenant shall cooperate with all applicable gaming authorities in all reasonable respects to facilitate all necessary regulatory reviews, approvals and/or authorizations with respect to the Severance Lease, in accordance with applicable Gaming Regulations. The execution and implementation of any Severance Lease shall be subject to obtaining all applicable approvals from the applicable Gaming Authorities.

18.3 Certain Provisions in connection with Convention Center Put-Call Agreement. Neither a Severance Lease nor a Severance Guaranty shall be entered into with respect to a transfer of the HLV Facility in connection with HLV Landlord’s sale of the Leased Property (HLV) to Affiliates of Tenant as a result of Tenant’s or such Affiliates’ exercise of their repurchase right in accordance with the terms and conditions of the Convention Center Put-Call Agreement. Upon such a sale of the Leased Property (HLV) pursuant to Section 4 of the Convention Center Put-Call Agreement: (1) Rent payable hereunder shall be reduced by the Rent Reduction Amount; (2) the Minimum Cap Ex Requirements (HLV) shall cease to apply under this Lease; (3) (x) if, after giving effect to clause (z) below, HLV Tenant is no longer an operating Tenant entity with respect to (and no longer leases, or subleases, as applicable) any Leased Property hereunder, then HLV Tenant shall be released from any and all liability and obligations with respect to this Lease accruing from and after such sale, (y) if, after giving effect to clause (z) below, HLV Landlord no longer leases (as landlord) any Leased Property hereunder, then HLV Landlord shall be released from any and all liability and obligations with respect to this Lease accruing from and after such sale, and (z) this Lease shall be terminated with respect to the Leased Property (HLV), the Leased Property (HLV) shall cease to constitute Leased Property hereunder, and neither Landlord nor Tenant shall have any further obligations from and after such sale in respect of the HLV Facility and the Leased Property (HLV); and (4) Tenant and Landlord shall take such actions and execute and deliver such documents (including, without limitation, amended Memorandum(s) of Lease and, if requested by either Party, an amendment to this Lease) as are reasonably necessary and appropriate to effectuate fully the provisions and intent of this sentence and to evidence the removal of the HLV Facility and the Leased Property (HLV).

18.4 Transfers to Tenant Competitors. In the event that, and so long as, Landlord is a Tenant Competitor, then, notwithstanding anything herein to the contrary, the following shall apply:

(a) Without limitation of Section 23.1(c) of this Lease, Tenant shall not be required (1) to deliver the information required to be delivered to Landlord pursuant to Section 23.1(b) hereof to the extent the same would give Landlord a “competitive” advantage with respect to markets in which Landlord and Tenant or ERI might be competing at any time (it being understood that such Landlord shall retain audit rights with respect to such information to the extent required to confirm Tenant’s compliance with the terms of this Lease (and such Landlord shall be permitted to comply with Securities Exchange Commission, Internal Revenue Service and other legal and regulatory requirements with regard to such information) and provided that appropriate measures are in place to ensure that only such Landlord’s auditors (which for this purpose shall be a “big four” firm designated by such Landlord) and attorneys (as reasonably approved by Tenant) (and not Landlord or any Affiliates of Landlord or any direct or indirect parent company of Landlord or any Affiliate of Landlord) are provided access to such information) or (2) to provide information that is subject to the quality assurance immunity or is subject to attorney-client privilege or the attorney work product doctrine.

(b) Certain of Landlord’s consent or approval rights set forth in this Lease shall be eliminated or modified, as follows:

(i) Clause (vii) of the definition of Primary Intended Use shall be deleted, and clause (v) of the definition of Primary Intended Use shall be modified to read as follows: “(v) such other ancillary uses, but in all events consistent with the current use of the Leased Property or any portion thereof as of the Commencement Date (or with respect to the HLV Facility, the HLV Lease Commencement Date) or with then-prevailing or innovative or state-of-the-art hotel, resort and gaming industry use, and/or”.

(ii) Without limitation of the other provisions of Section 10.1(a), the approval of Landlord shall not be required under (1) Section 10.1(a) for Alterations and Capital Improvements in excess of Seventy-Five Million and No/100 Dollars ($75,000,000.00), and (2) Section 10.2(b) for approval of the Architect thereunder.

(c) With respect to all consent, approval and decision-making rights granted to Landlord under the Lease relating to competitively sensitive matters pertaining to the use and operation of the Leased Property and Tenant’s business conducted thereat (other than any right of Landlord to grant waivers and amend or modify any of the terms of this Lease), Landlord shall establish an independent committee to evaluate, negotiate and approve such matters, independent from and without interference from Landlord’s management or Board of Directors. Any dispute over whether a particular decision should be determined by such independent committee shall be submitted for resolution by an Expert pursuant to Section 34.2 hereof.

Tenant acknowledges and agrees that (x) as of the Commencement Date, Joliet Partner is a minority interest holder in the landlord under the Joliet Lease and does not Control such landlord; and (y) for so long as the circumstances in clause (x) continue and the Joliet Partner continues to own no more than twenty percent (20%) of the interest in such landlord, neither Landlord nor any of its Affiliates shall be deemed to be a Tenant Competitor solely as a result of the circumstances in clause (x).

ARTICLE XIX

HOLDING OVER

If Tenant shall for any reason remain in possession of all or any portion of the Leased Property after the Expiration Date without the consent, or other than at the request, of Landlord, such possession shall be as a month-to-month tenant during which time Tenant shall pay as Rent each month an amount equal to (a) the sum of (x) two hundred percent (200%) of the monthly installment of Rent allocable to the individual Leased Property in which Tenant remains in possession as of the Expiration Date, plus (y) one hundred twenty-five percent (125%) of the monthly installment of Rent allocable to the balance of the Leased Property (in which Tenant does not remain in possession) applicable as of the Expiration Date, and (b) all Additional Charges and all other sums payable by Tenant pursuant to this Lease. During such period of month-to-month tenancy, Tenant shall be obligated to perform and observe all of the terms, covenants and conditions of this Lease, but shall have no rights hereunder other than the right, to the extent given by law to month-to-month tenancies, to continue its occupancy and use of such portion of the Leased Property associated therewith. Nothing contained herein shall constitute the consent, express or implied, of Landlord to the holding over of Tenant after the Expiration Date. This Article XIX is subject to Tenant’s rights and obligations under Article XXXVI below, and it is understood and agreed that any possession of the Leased Property after the Expiration Date pursuant to such Article XXXVI shall not constitute a hold over subject to this Article XIX.

ARTICLE XX

RISK OF LOSS

The risk of loss or of decrease in the enjoyment and beneficial use of the Leased Property or any part thereof as a consequence of the damage or destruction thereof by fire, the elements, casualties, thefts, riots, wars or otherwise, or in consequence of foreclosures, attachments, levies or executions (other than by Landlord and Persons claiming from, through or under Landlord) during the Term is assumed by Tenant, and except as otherwise expressly provided herein no such event shall entitle Tenant to any abatement of Rent.

ARTICLE XXI

INDEMNIFICATION

21.1 General Indemnification.

(i) In addition to the other indemnities contained herein, and notwithstanding the existence of any insurance carried by or for the benefit of Landlord or Tenant, and without regard to the policy limits of any such insurance, Tenant shall protect, indemnify, save harmless and defend Landlord and its principals, partners, officers, members, directors, shareholders, employees, managers, agents and servants (collectively, the “Landlord Indemnified Parties”; each individually, a “Landlord Indemnified Party”), from and against all liabilities, obligations, claims, damages, penalties, causes of action, costs and expenses, including reasonable documented attorneys’, consultants’ and experts’ fees and expenses, imposed upon or incurred by or asserted against the Landlord Indemnified Parties (excluding any indirect, special, punitive or consequential damages as provided in Section 41.3) by reason of any of the following (in each case, other than to the extent resulting from Landlord’s gross negligence or willful misconduct or default hereunder or the violation by Landlord of any Legal Requirement imposed against Landlord (including any Gaming Regulations, but excluding any Legal Requirement which Tenant is required to satisfy pursuant to the terms hereof or otherwise)): (i) any accident, injury to or death of Persons or loss of or damage to property occurring on or about any Facility (or any part thereof) or adjoining sidewalks under the control of Tenant or any Subtenant; (ii) any use, misuse, non-use, condition, maintenance or repair by Tenant of any Facility (or any part thereof); (iii) any failure on the part of Tenant to perform or comply with any of the terms of this Lease; (iv) any claim for malpractice, negligence or misconduct committed by Tenant or any Person on or from any Facility (or any part thereof); (v) the violation by Tenant of any Legal Requirement (including any Gaming Regulations) or Insurance Requirements; (vi) the non-performance of any contractual obligation, express or implied, assumed or undertaken by Tenant with respect to any Facility (or any part thereof) or any business or other activity carried on in relation to any Facility (or any part thereof) by Tenant; (vii) any lien or claim that may be asserted against any Facility (or any part thereof) arising from any failure by Tenant to perform its obligations hereunder or under any instrument or agreement affecting any Facility (or any part thereof); (viii) any third party claim asserted against Landlord as a result of Landlord having been a party to the MLSA (as defined in the Amended Original CPLV Lease), so long as such claim does not result from Landlord’s actions; (ix) all amounts actually payable by a Landlord Indemnified Party to any Fee Mortgagee Securitization Indemnitee under any Original Fee Mortgage Document as in effect as of the Commencement Date in the nature of indemnification as a result of any Tenant Securitization Certification (as defined in the Amended Original CPLV Lease) being inaccurate; and (x) any matter arising out of Tenant’s (or any Subtenant’s) management, operation, use or possession of any Facility (or any part thereof) or any business or other activity carried on, at, from or in relation to any Facility (or any part thereof) (including any litigation, suit, proceeding or claim asserted against Landlord). Any amounts which become payable by Tenant under this Article XXI shall be paid within ten (10) days after liability therefor is determined by a final non appealable judgment or settlement or other agreement of the Parties, and if not timely paid shall bear interest at the Overdue Rate from the date of such determination to the date of payment. Tenant, with its counsel and at its sole cost and expense, shall contest, resist and defend any such claim, action or proceeding asserted or instituted against the Landlord Indemnified Parties. For purposes of this Article XXI, any acts or omissions of Tenant or any Subtenant or any Subsidiary, as applicable, or by employees, agents, assignees, contractors, subcontractors or others acting for or on behalf of Tenant or any Subtenant or any Subsidiary, as applicable (whether or not they are negligent, intentional, willful or unlawful), shall be strictly attributable to Tenant.

(ii) Notwithstanding the existence of any insurance carried by or for the benefit of Landlord or Tenant, and without regard to the policy limits of any such insurance, Landlord shall protect, indemnify, save harmless and defend Tenant and its principals, partners, officers, members, directors, shareholders, employees, managers, agents and servants (collectively, the “Tenant Indemnified Parties”; each individually, a “Tenant Indemnified Party”) from and against all liabilities, obligations, claims, damages, penalties, causes of action, costs and expenses, including reasonable documented attorneys’, consultants’ and experts’ fees and expenses, imposed upon or incurred by or asserted against the Tenant Indemnified Parties (excluding any indirect, special, punitive or consequential damages as provided in Section 41.3) by reason of (A) Landlord’s gross negligence or willful misconduct hereunder, other than to the extent resulting from Tenant’s gross negligence or willful misconduct or default hereunder, and (B) the violation by Landlord of any Legal Requirement imposed against Landlord (including any Gaming Regulations, but excluding any Legal Requirement which Tenant is required to satisfy pursuant to the terms hereof or otherwise). Any amounts which become payable by Landlord under this Article XXI shall be paid within ten (10) days after liability therefor is determined by a final non appealable judgment or settlement or other agreement of the Parties, or, with respect to amounts payable by Tenant under clause (ix) of Section 21.1(i), when such amounts become payable under the applicable Fee Mortgage Documents) and if not timely paid shall bear interest at the Overdue Rate from the date of such determination to the date of payment. Landlord, with its counsel and at its sole cost and expense, shall contest, resist and defend any such claim, action or proceeding asserted or instituted against the Tenant Indemnified Parties. For purposes of this Article XXI, any acts or omissions of Landlord, or by employees, agents, contractors, subcontractors or others acting for or on behalf of Landlord (whether or not they are negligent, intentional, willful or unlawful), shall be strictly attributable to Landlord.

21.2 Encroachments, Restrictions, Mineral Leases, etc. For purposes of this Section 21.2, the term “Commencement Date” as used in this Section 21.2 shall be deemed to mean in relation to the Leased Property (CPLV), the Commencement Date hereunder, and in relation to the Leased Property (HLV), the HLV Lease Commencement Date. If any of the Leased Improvements shall encroach upon any property, street or right-of-way, or shall violate any restrictive covenant or other similar agreement affecting the Leased Property, or any part thereof, or shall impair the rights of others under any easement or right-of-way to which the Leased Property is subject, or the use of the Leased Property or any portion thereof is impaired, limited or interfered with by reason of the exercise of the right of surface entry or any other provision of a lease or reservation of any oil, gas, water or other minerals, then, promptly upon the request of Landlord or any Person affected by any such encroachment, violation or impairment (collectively, a “Title Violation”), Tenant, subject to its right to contest the existence of any such encroachment, violation or impairment to the extent provided in this Lease, and without limitation of any of Tenant’s obligations otherwise set forth in this Lease (to the extent applicable), shall (i) in the case of any third party claims (excluding for the avoidance of doubt those made by Affiliates of Landlord) based on or resulting from such Title Violation, protect, indemnify, save harmless and defend the Landlord Indemnified Parties from and against, with respect to matters first arising from and after the Commencement Date, one hundred percent (100%) of, and with respect to matters existing as of the Commencement Date, fifty percent (50%) of, any and all losses, liabilities, obligations, claims, damages, penalties, causes of action, costs and expenses (including reasonable documented attorneys’, consultants’ and experts’ fees and expenses) based on or arising by reason of any such third party claim based on or resulting from such Title Violation; provided, however, that Tenant shall be required to so protect, indemnify, save harmless and defend the Landlord Indemnified Parties only to the extent that the proceeds from Landlord’s title insurance policies are not sufficient to cover such losses, liabilities, obligations, claims, damages, penalties, causes of action, costs and expenses (it being understood that if Tenant pays any such amounts that are contemplated hereunder to be covered by Landlord’s title insurance policies, then Tenant shall be subrogated to all or fifty percent (50%) of (as applicable) the rights of Landlord against its title insurance carriers and shall be entitled to, with respect to matters first arising from and after the Commencement Date, one hundred percent (100%) of, and with respect to matters existing as of the Commencement Date, fifty percent (50%) of, the proceeds (net of Landlord’s out-of-pocket costs incurred in obtaining such proceeds) from such title insurance policy related to such Title Violation; except, however, Tenant shall not be entitled to receive proceeds from any such title insurance policies in excess of amounts actually paid by Tenant in connection therewith) and (ii) to the extent that no third party makes a claim with respect to such Title Violation, Landlord shall not require Tenant to cure any of the foregoing matters unless it would have a material adverse effect on the Leased Property following expiration or termination of this Lease, and in the event Tenant so cures any such matters, (A) Tenant shall bear with respect to matters first arising from and after the Commencement Date, one hundred percent (100%) of, and with respect to matters existing as of the Commencement Date, fifty percent (50%) of, the cost of such cure (after giving effect to such title insurance proceeds), and (B) Tenant shall be subrogated to all or fifty percent (50%) of (as applicable) the rights of Landlord against its title insurance carriers and shall be entitled to, with respect to matters first arising from and after the Commencement Date, one hundred percent (100%) of, and with respect to matters existing as of the Commencement Date, fifty percent (50%) of, the proceeds (net of Landlord’s out-of-pocket costs incurred in obtaining such proceeds) from such title insurance policy related to such Title Violation; except, however, Tenant shall not be entitled to receive proceeds from any such title insurance policies in excess of amounts actually paid by Tenant in connection therewith. In the event of an adverse final determination with respect to any such encroachment, violation or impairment, (a) either of Tenant or Landlord shall obtain valid and effective waivers or settlements of all claims, liabilities and damages resulting from each such encroachment, violation or impairment, or (b) Tenant shall make such changes in the Leased Improvements, and take such other actions, in each case reasonably acceptable to Landlord, as Tenant in the good faith exercise of its judgment deems reasonably practicable, to remove such encroachment or to end such violation or impairment, including, if necessary, the alteration of any of the Leased Improvements, and in any event take all such actions as may be necessary in order to be able to continue the operation of the applicable portion of the Leased Property for the Primary Intended Use substantially in the manner and to the extent the applicable portion of the Leased Property was operated prior to the assertion of such encroachment, violation or impairment; provided that, (i) unless required under an adverse final determination of a claim brought by a third-party other than Landlord or any Affiliate of Landlord, Tenant shall not be required to obtain any such waivers or settlements, make any such changes or take any such other actions unless such encroachment, violation or impairment otherwise would have a material adverse effect on the Leased Property following expiration or termination of this Lease, and (ii) Tenant shall bear with respect to matters first arising from and after the Commencement Date, one hundred percent (100%) of, and with respect to matters existing as of the Commencement Date, fifty percent (50%) of, the cost of obtaining such waivers or settlements, making any such changes or taking any such other actions. Tenant’s obligations under this Section 21.2 shall be in addition to and shall in no way discharge or diminish any obligation of any insurer under any policy of title or other insurance and, to the extent of any recovery under any title insurance policy, Tenant shall be entitled to, with respect to matters first arising from and after the Commencement Date, one hundred percent (100%) of, and with respect to matters existing as of the Commencement Date, fifty percent (50%) of any sums recovered by Landlord under any such policy of title or other insurance (net of Landlord’s out-of-pocket costs incurred in seeking such recovery) up to the maximum amount paid by Tenant in accordance with this Section 21.2 and Landlord, upon request by Tenant, shall pay over to Tenant the applicable portion of such sum paid to Landlord in recovery on such claim. Landlord agrees to use reasonable efforts to seek recovery under any policy of title or other insurance under which Landlord is an insured party for all losses, liabilities, obligations, claims, damages, penalties, causes of action, costs and expenses (including reasonable documented attorneys’, consultants’ and experts’ fees and expenses) based on or arising by reason of any such encroachment, violation or impairment as set forth in this Section 21.2; provided, however, that in no event shall Landlord be obligated to institute any litigation, arbitration or other legal proceedings in connection therewith unless Landlord is reasonably satisfied that Tenant has the financial resources needed to fund all or fifty percent (50%) (as applicable) of the expenses of such litigation and Tenant and Landlord have agreed upon the terms and conditions on which such funding will be made available by Tenant, including, but not limited to, the mutual approval of a litigation budget.

ARTICLE XXII

TRANSFERS BY TENANT

22.1 Subletting and Assignment. Other than as expressly provided herein (including in respect of Permitted Leasehold Mortgages under Article XVII, and the permitted Subleases and assignments described in this Article XXII), Tenant shall not, without Landlord’s prior written consent (which, except as specifically set forth herein, may be withheld in Landlord’s sole and absolute discretion), (x) voluntarily, by operation of law or otherwise assign (which term includes any transfer, sale, encumbering, pledge or other transfer or hypothecation), in whole or in part, this Lease or Tenant’s Leasehold Estate, (y) let or sublet (or sub-sublet, as applicable) all or any part of any Facility, or (z) engage the services of any Person (other than a wholly owned Subsidiary of ERI) for the management of any Facility, nor shall Tenant cause, suffer or permit any of the foregoing to occur. Tenant acknowledges that Landlord is relying upon the expertise of Tenant in the operation of the Facilities hereunder and that Landlord entered into this Lease with the expectation that Tenant would remain in and operate the Facilities during the entire Term. Any Change of Control (including any Change of Control of Guarantor) (or, subject to Section 22.2 below, any transfer of direct or indirect interests in Tenant that results in a Change of Control, including any Change of Control of Guarantor) shall constitute an assignment of Tenant’s interest in this Lease within the meaning of this Article XXII and the provisions requiring consent contained herein shall apply thereto. Notwithstanding anything set forth herein, except as expressly provided in Section 22.2(i) or Section 14 of the Guaranty, no assignment or direct or indirect transfer (nor any Change of Control) of any nature (whether or not permitted hereunder) shall result in the termination, release, reduction or limitation of any of Guarantor’s obligations or liabilities under the Guaranty, it being understood that, except as expressly provided in Section 14 of the Guaranty, all of Guarantor’s obligations and liabilities in respect of the Guaranty shall continue unabated and in full force and effect in accordance with the terms of the Guaranty, notwithstanding any such transfer, and shall not terminate or be released or reduced in any respect.

22.2 Permitted Assignments and Transfers. Subject to compliance with the provisions of Section 22.4, as applicable, and Article XL, Tenant (or a third-party as applicable to the extent expressly referenced below), without the consent of Landlord, may:

(i) (a) subject to and in accordance with Section 17.1, assign this Lease (and/or permit the assignment of direct or indirect interests in Tenant), in whole, but not in part, to a Permitted Leasehold Mortgagee for collateral purposes pursuant to a Permitted Leasehold Mortgage, (b) assign this Lease (and/or permit the assignment of direct or indirect interests in Tenant) to such Permitted Leasehold Mortgagee, its Permitted Leasehold Mortgagee Designee or any other purchaser following any foreclosure or transaction in lieu of foreclosure of the Permitted Leasehold Mortgage, and (c) assign this Lease (and/or direct or indirect interests in Tenant) to any subsequent purchaser thereafter (provided such subsequent purchaser is not ERI, any Affiliate of ERI or any other Prohibited Leasehold Agent), in each case, solely in connection with or following a foreclosure of, or transaction in lieu of foreclosure of, a Permitted Leasehold Mortgage; provided, however, that immediately upon giving effect to any Lease Foreclosure Transaction, (1) subject to the last sentence of this Section 22.2, the following conditions (x), (y) and (z) shall be satisfied (the “Tenant Transferee Requirement”): (x) a Qualified Transferee will be the replacement Tenant hereunder or will Control, and own not less than fifty-one percent (51%) of all of the direct and indirect economic and beneficial interests in, Tenant or such replacement Tenant, (y) a replacement lease guarantor that is a Qualified Replacement Guarantor will have provided a Replacement Guaranty of the Lease, and (z) the Leased Property shall be managed pursuant to a Replacement Management Agreement by a Qualified Replacement Manager or a manager that is expressly approved in writing by Landlord; (2) the transferee and any of its applicable Affiliates shall have obtained all necessary Gaming Licenses as required under applicable Legal Requirements (including Gaming Regulations) and all other licenses, approvals, and permits required for such transferee to be Tenant under this Lease; (3) a single Person or multiple Affiliated Persons as tenants in common (each of which satisfy the Tenant Transferee Requirement) (provided such Affiliated Persons have executed a joinder to this Lease as the “Tenant” on a joint and several basis, the form and substance of which joinder shall be reasonably satisfactory to Landlord) shall own, directly, all of Tenant’s Leasehold Estate and be Tenant under this Lease; and (4) the Foreclosure Successor Tenant shall (i) provide written notice to Landlord (x) at least thirty (30) days prior to the closing of the applicable Lease Foreclosure Transaction, specifying in reasonable detail the nature of such Lease Foreclosure Transaction and such additional information as Landlord may reasonably request in order to determine that the requirements of this Section 22.2(i) are satisfied, which notice shall be accompanied by proposed forms of the Lease Assumption Agreement, the amendment to this Lease contemplated by the third (3rd) paragraph prior to the end of this Section 22.2, and the forms of proposed Replacement Guaranty and Replacement Management Agreement, (y) at the time of execution of any definitive agreement with respect to such Lease Foreclosure Transaction, and (z) at the time of consummation of such Lease Foreclosure Transaction, (ii) assume (or, in the case of a foreclosure on or transfer of direct or indirect interests in Tenant, cause Tenant to reaffirm) in writing (in a form reasonably acceptable to Landlord) the obligations of Tenant under this Lease (a “Lease Assumption Agreement”), (iii) provide Landlord with a copy of any such Lease Assumption Agreement and all other documents required under this Section 22.2(i), as executed at such closing promptly following such closing, and (iv) provide Landlord with a customary opinion of counsel reasonably satisfactory to Landlord with respect to the execution, authorization, and enforceability and other customary matters;

(ii) Subject to providing Landlord (i) written notice at least thirty (30) days prior to the closing of the applicable assignment, specifying in reasonable detail the nature of such transaction and such additional information as Landlord may reasonably request in order to determine that the requirements of this Section 22.2(ii) are satisfied in connection with such assignment, which notice shall be accompanied by the proposed form of the assumption agreement whereby such assignee assumes the obligations of Tenant under this Lease (the form and substance of which is to be reasonably approved by Landlord prior to the effectuation thereof), (ii) written notice at the time of execution of any definitive agreement with respect to such assignment, and (iii) with a copy of such assumption agreement and all other documents effecting such assignment, as executed at such closing within two (2) days following the closing of such assignment, assign this Lease in its entirety to an Affiliate of Tenant, to ERI or to an Affiliate of ERI, provided, that such assignee, following the effectuation of such assignment, shall directly or indirectly own or have at least the same rights to all Tenant’s Property and other assets and properties (including, without limitation, rights under licenses and with respect to Intellectual Property) required to lease and operate the Facilities as held by Tenant immediately prior to such assignment (other than Tenant’s Property and other assets and properties which in the aggregate are de minimis) (it being understood, for the avoidance of doubt, that none of the foregoing shall result in Tenant being released from this Lease or any of the other Lease Related Agreements);

(iii) transfer direct or indirect interests in Tenant or its direct or indirect parent(s) on a nationally-recognized exchange; provided, however, that, in the event of a Change of Control of ERI, then the qualifications, quality and experience of the management of Tenant, and the quality of the management and operation of each Facility must in each case be generally consistent with or superior to that which existed prior to such Change of Control (it being agreed that Tenant shall give written notice to Landlord (x) no less than thirty (30) days’ prior to any transaction or series of related transactions which would result in a Change of Control of ERI and Tenant shall furnish Landlord with such information and materials relating to the proposed transaction as Landlord may reasonably request in connection with making its determination under this clause (iii) (to the extent in Tenant’s possession or reasonable control, and subject to customary and reasonable confidentiality restrictions in connection therewith), and if Landlord determines that the quality of the management and operation of each Facility will not meet such requirement, then such determination shall be resolved pursuant to Section 34.2 (except, however, for this purpose, the fifteen (15) day good faith negotiating period contemplated by Section 34.2 shall not apply) and (y) at the time of execution of any definitive agreement with respect to such Change of Control);

(iv) transfer any direct or indirect interests in Tenant so long as a Change of Control does not result, provided Landlord shall be given prior written notice of any transfer of ten percent (10%) or more (in the aggregate) direct or indirect ownership interest in Tenant of which transfer Tenant or ERI has actual knowledge other than any such transfer on a nationally recognized exchange;

(v) transfer direct or indirect interests in ERI or cause, suffer or permit a Change of Control with respect to ERI; provided, however, that in the event of a Change of Control of ERI, the qualifications, quality and experience of the management of Tenant and Guarantor, and the quality of the management and operation of each Facility must in each case be generally consistent with or superior to that which existed prior to such Change of Control (it being agreed that Tenant shall (x) give no less than thirty (30) days’ prior notice to Landlord of any transaction or series of related transactions which would result in a Change of Control of ERI and Tenant shall furnish Landlord with such information and materials relating to the proposed transaction as Landlord may reasonably request in connection with making its determination under this clause (v) (to the extent in Tenant’s possession or reasonable control, subject to customary and reasonable confidentiality restrictions in connection therewith), and if Landlord determines that the quality of the management and operation of the Facility will not meet such requirement, then such determination shall be resolved pursuant to Section 34.2 (except, however, for this purpose, the fifteen (15) day good faith negotiating period contemplated by Section 34.2 shall not apply) and for the avoidance of doubt, (1) in the case of a Change of Control of ERI, ERI shall remain Guarantor, and (2) in all events, all of Guarantor’s obligations and liabilities in respect of the Guaranty shall continue unabated and in full force and effect in accordance with the terms thereof and shall not terminate or be released or reduced in any respect, except solely as and to the extent provided in Section 14 of the Guaranty, and (y) give notice to Landlord of the applicable transaction or series of transactions at the time of execution of any definitive agreement with respect to such Change of Control); or

(vi) transfer direct or indirect interests in Tenant or its direct or indirect parent(s) in connection with a transfer of all of the assets (other than assets which in the aggregate are de minimis) of ERI; provided, however, that ERI shall not be released from its obligations under the Guaranty and the applicable transferee shall assume, jointly and severally with ERI (in a form reasonably satisfactory to Landlord), all of ERI’s obligations under the Guaranty; and provided, further, that all of the following requirements shall have been complied with in all respects:

(A) the Board of Directors of Guarantor shall have determined that the qualifications, quality and experience of the management of Guarantor and the quality of the management and operation of each Facility will, in each case, be generally consistent with or superior to that which existed prior to the applicable transaction(s) giving rise to such transfer (it being agreed that Guarantor shall give notice to Landlord of such proposed transfer in accordance with clause (C) below, and if Landlord determines that requirements in this clause (A) will not be satisfied, then such determination shall be resolved pursuant to Section 34.2 hereof; provided that, for purposes of this clause (A), the fifteen (15) day good faith negotiating period contemplated by Section 34.2 hereof shall not apply);

(B) the Board of Directors of Guarantor shall have determined that, following the occurrence of such transfer, the successor Guarantor shall be sufficiently creditworthy, and shall have sufficient wherewithal and ability, so as to be able to assume and satisfy all obligations of Guarantor in respect of the Guaranty;

(C) Guarantor shall provide written notice to Landlord at least thirty (30) days prior to the proposed transfer, specifying in reasonable detail the nature of such transfer; and

(D) (i) the assignee or transferee shall be the owner, directly or indirectly, of all of the direct and indirect assets of ERI (other than assets that are, in the aggregate, de minimis) and (ii) the assignee or transferee shall assume the obligations of Guarantor under the Guaranty and shall agree in an agreement in form reasonably acceptable to Landlord to be bound by the Guaranty from and after the date of the transfer (which agreement shall be furnished to Landlord for review and approval no less than thirty (30) days prior to the proposed effectuation thereof), and Guarantor shall provide Landlord with a copy of such agreement, together with copies of all other documents effecting such assignment or transfer, within ten (10) days following the date of such assignment or transfer.

In connection with any transaction permitted pursuant to Section 22.2(i), the applicable Foreclosure Successor Tenant and Landlord shall make such amendments and other modifications to this Lease as are reasonably requested by either such party as needed to give effect to such transaction and such technical amendments as may be reasonably necessary or appropriate in connection with such transaction including technical changes in the provisions of this Lease regarding delivery of Financial Statements from Tenant and ERI to reflect the changed circumstances of Tenant, any interest holders in Tenant or Guarantor (provided, that, in all events, any such amendments or modifications shall not increase any Party’s monetary obligations under this Lease by more than a de minimis extent or any Party’s non-monetary obligations under this Lease in any material respect or diminish any Party’s rights under this Lease in any material respect; provided, further, it is understood that delivery by any applicable Qualified Replacement Guarantor or parent of a replacement Tenant of Financial Statements and other reporting consistent with the requirements of Article XXIII hereof shall not be deemed to increase Tenant’s obligations or decrease Tenant’s rights under this Lease). After giving effect to any such transaction, unless the context otherwise requires, references to Tenant shall be deemed to refer to the Foreclosure Successor Tenant permitted under this Section 22.2.

Notwithstanding anything otherwise contained in this Lease and without limitation of the rights of Other Tenants to transfer Other Leased Property in accordance with the Other Leases, Landlord and Tenant acknowledge that Landlord entered into this Lease with the expectation that (x) the Leased Property and the Other Leased Property would be operated by Affiliates for so long as the Leased Property is subject to the Lease and the Other Leased Property is subject to an Other Lease and (y) the Leased Property (CPLV) would be operated under the CPLV Trademark and the other Licensed Trademarks (each as defined in the CPLV Trademark License) and, subject to Section 7.2(h) of the Regional Lease, the Other Leased Property would be operated under the Brands (as defined in the Other Leases). Accordingly, absent Landlord’s express written consent, no assignment or other transfer shall be permitted under Section 22.2(i) with respect to the Leased Property (CPLV) unless, upon giving effect to such assignment or other transfer, (i) the Leased Property (CPLV) continues to be operated under the “Caesars Palace” Brand (including pursuant to the CPLV Trademark License) and all other Property Specific IP and (ii) so long as the Leased Property (CPLV) is operated by an Affiliate of ERI, the Leased Property continues to be granted access to the System-wide IP and Property Related IP at least consistent with the access granted to the Leased Property prior to any such assignment or other transfer.

Notwithstanding anything to the contrary herein, any transfer of Tenant’s interest in this Lease or the Leasehold Estate shall be subject to compliance with all Gaming Regulations, including receipt of all applicable Gaming Licenses by Tenant and/or the Qualified Transferee (and their applicable Affiliates) and shall not result in the loss or violation of any Gaming License for the Leased Property.

22.3 Permitted Sublease Agreements. Notwithstanding the provisions of Section 22.1, but subject to compliance with the provisions of this Section 22.3 and of Section 22.4 and Article XL, provided that no Tenant Event of Default shall have occurred and be continuing, Tenant may enter into any Sublease (including sub-subleases, license agreements and other occupancy arrangements) without the consent of Landlord, provided, that, (i) Tenant is not released from any of its obligations under this Lease, (ii) such Sublease is made for bona fide business purposes consistent with the Primary Intended Use, and is not designed with the intent to avoid payment of Variable Rent or otherwise avoid any of the requirements or provisions of this Lease, (iii) such transaction is not designed with the intent to frustrate Landlord’s ability to enter into a new Lease of the Leased Property with a third-party following the Expiration Date, (iv) such transaction shall not result in a violation of any Legal Requirements (including Gaming Regulations) relating to the operation of any Facility, including any Gaming Facilities, (v) any Sublease of all or substantially all of the Leased Property in respect of any individual Facility shall be subject to the consent of Landlord and the applicable Fee Mortgagee, and (vi) the Subtenant and any of its applicable Affiliates shall have obtained all necessary Gaming Licenses as required under applicable Legal Requirements (including Gaming Regulations) in connection with such Sublease; provided, further, that, notwithstanding anything otherwise set forth herein, the following are expressly permitted without such consent: (A) the Specified Subleases and any renewals or extensions in accordance with their terms, respectively, or non-material modifications thereto and (B) any Subleases to Affiliates of Tenant that are necessary or appropriate for the operation of the applicable Facility, including any Gaming Facilities, in connection with licensing requirements (e.g., gaming, liquor, etc.) (provided the same are expressly subject and subordinate to this Lease); provided, further, however, that, notwithstanding anything otherwise set forth herein, the portion(s) of the Leased Property subject to any Subleases (other than the Specified Subleases, Subleases to Affiliates of ERI and any Permitted Sportsbook Sublease) shall not be used for Gaming purposes or other core functions or spaces at any Facility (e.g., hotel room areas) (and any such Subleases to persons that are not Affiliates of ERI in respect of Leased Property used or to be used in whole or in part for Gaming purposes or other core functions or spaces (e.g., hotel room areas), other than Permitted Sportsbook Subleases, shall be subject to Landlord’s prior written consent not to be unreasonably withheld). If reasonably requested by Tenant in respect of a Subtenant (including any sub-sublessee, as applicable) permitted hereunder that is neither a Subsidiary nor an Affiliate of Tenant or Guarantor, with respect to a Material Sublease, Landlord and any such Subtenant (or sub-sublessee, as applicable) shall enter into a subordination, non-disturbance and attornment agreement with respect to such Material Sublease in a form reasonably satisfactory to Landlord, Tenant and the applicable Subtenant (or sub-sublessee, as applicable), which subordination, non-disturbance and attornment agreement shall, upon the request of Tenant, provide that, following a termination of the Lease, any lender or provider of financing to such Subtenant (or sub-sublessee, as applicable) that would be a Permitted Leasehold Mortgagee (disregarding for this purpose, however, the requirement that the liens created by a Permitted Leasehold Mortgage encumber the entirety of Tenant’s Leasehold Estate, so long as the applicable subleasehold mortgage covers all of the applicable Subtenant’s subleasehold estate (other than items that are not capable of being mortgaged and that, in the aggregate, are de minimis)) if such financing was incurred by Tenant shall be entitled to substantially similar rights and benefits (and be subject to substantially similar obligations) with respect to such Material Sublease as a Permitted Leasehold Mortgagee (disregarding for this purpose, however, the requirement that the liens created by a Permitted Leasehold Mortgage encumber the entirety of Tenant’s Leasehold Estate, so long as the applicable subleasehold mortgage covers all of the applicable Subtenant’s subleasehold estate (other than items that are not capable of being mortgaged and that, in the aggregate, are de minimis)) is entitled (and subject) with respect to this Lease under Article XVII (and if a Fee Mortgage is then in effect, Landlord shall use reasonable efforts to seek to cause the Fee Mortgagee to enter into a subordination, non-disturbance and attornment agreement substantially in the form customarily entered into by such Fee Mortgagee at the time of request with similar subtenants (subject to adjustments and modifications arising out of the specific nature and terms of this Lease and/or the applicable Sublease, including the provisions described above relating to any lender or provider of financing to such Subtenant (or sub-sublessee, as applicable))). After a Tenant Event of Default has occurred and while it is continuing, Landlord may collect rents from any Subtenant and apply the net amount collected to the Rent, but no such collection shall be deemed (A) a waiver by Landlord of any of the provisions of this Lease, (B) the acceptance by Landlord of such Subtenant as a tenant or (C) a release of Tenant from the future performance of its obligations hereunder. Notwithstanding anything otherwise set forth herein, Landlord shall have no obligation to enter into a subordination, non-disturbance and attornment agreement (or seek to cause a Fee Mortgagee to enter into a subordination, non-disturbance and attornment agreement) with any Subtenant with respect to a Sublease, (1) the term of which extends beyond the then Stated Expiration Date of this Lease, unless the applicable Sublease is on commercially reasonable terms at the time in question taking into consideration, among other things, the identity of the Subtenant, the extent of the Subtenant’s investment into the subleased space, the term of such Sublease and Landlord’s interest in such space (including the resulting impact on Landlord’s ability to lease any Facility on commercially reasonable terms after the Term of this Lease), (2) that constitutes a management agreement or similar arrangement to operate but not occupy as a tenant any particular space or (3) that constitutes a Permitted Sportsbook Sublease. Tenant shall furnish Landlord with a copy of each Material Sublease that Tenant enters into promptly following the making thereof (irrespective of whether Landlord’s prior approval was required therefor). In addition, promptly following Landlord’s request therefor, Tenant shall furnish to Landlord (to the extent in Tenant’s possession or under Tenant’s reasonable control) copies of all other Subleases with respect to any Facility specified by Landlord. Tenant hereby represents and warrants to Landlord that (X) with respect to the Leased Property (CPLV), as of the Commencement Date, there exists no Sublease other than the Specified Subleases with respect to the Leased Property (CPLV), (Y) with respect to the Leased Property (HLV), as of the HLV Lease Commencement Date, there exists no Sublease other than the Specified Subleases with respect to the Leased Property (HLV) and (Z) with respect to the Leased Property, as of the Second Amendment Date, there are no Subtenants that are Subsidiaries or Affiliates of Tenant.

Tenant shall give Landlord at least six (6) Business Days prior written notice before entering into, amending or supplementing any Permitted Sportsbook Sublease, which notice shall be accompanied by the proposed form of such Permitted Sportsbook Sublease or amendment or supplement to any Permitted Sportsbook Sublease, as applicable. In addition, Tenant shall furnish Landlord reasonably promptly with such other materials as Landlord may reasonably request in order to determine that the requirements of this Lease with respect to such Permitted Sportsbook Sublease are satisfied. Reasonably promptly following entry into any such Permitted Sportsbook Sublease, Tenant shall provide Landlord with a copy of the executed Permitted Sportsbook Sublease. Additionally, Tenant shall furnish Landlord with copies of any amendments of, or supplements to, any Permitted Sportsbook Sublease with reasonable promptness after the execution thereof (it being understood that no such amendment or supplement shall be permitted unless, after giving effect thereto, the applicable Permitted Sportsbook Sublease continues to comply with all applicable provisions, terms and conditions of this Lease).

22.4 Required Subletting and Assignment Provisions. Any Sublease permitted hereunder and entered into (a) after the Commencement Date with respect to the Leased Property (CPLV) or any portion thereof or (b) on or after the Second Amendment Date with respect to Leased Property (HLV) or any portion thereof, must provide that:

(i) the use of the Leased Property (or portion thereof) thereunder shall not conflict with any Legal Requirement or any other provision of this Lease;

(ii) in the event of cancellation or termination of this Lease for any reason whatsoever or of the surrender of this Lease (whether voluntary, involuntary or by operation of law) prior to the expiration date of such Sublease, including extensions and renewals granted thereunder without replacement of this Lease by a New Lease pursuant to Section 17.1(f), then, subject to Article XXXVI and without affecting the provisions of any subordination, non-disturbance and attornment agreement entered into between Landlord and such Subtenant, (a) upon the request of Landlord (in Landlord’s discretion), the Subtenant shall make full and complete attornment to Landlord for the balance of the term of the Sublease, which attornment shall be evidenced by an agreement in form and substance reasonably satisfactory to Landlord and which the Subtenant shall execute and deliver within five (5) days after request by Landlord and the Subtenant shall waive the provisions of any law now or hereafter in effect which may give the Subtenant any right of election to terminate the Sublease or to surrender possession in the event any proceeding is brought by Landlord to terminate this Lease and (b) to the extent such Subtenant (and each subsequent subtenant separately permitted hereunder) is required to attorn to Landlord pursuant to subclause (a) above, the aforementioned attornment agreement shall recognize the right of the subtenant (and such subsequent subtenant) under the applicable Sublease and contain commercially reasonable, customary non-disturbance provisions for the benefit of such subtenant, so long as such Subtenant is not in default thereunder;

(iii) in the event the Subtenant receives a written notice from Landlord stating that this Lease has been cancelled, surrendered or terminated and not replaced by a New Lease pursuant to Section 17.1(f) or by a replacement lease pursuant to Article XXXVI, then the Subtenant shall thereafter be obligated to pay all rentals accruing under said Sublease directly to Landlord (or as Landlord shall so direct); all rentals received from the Subtenant by Landlord shall be credited against the amounts owing by Tenant under this Lease;

(iv) such Sublease (other than the Specified Subleases) shall be subject and subordinate to all of the terms and conditions of this Lease (subject to the terms of any applicable subordination, non-disturbance agreement made pursuant to Section 22.3);

(v) no Subtenant shall be permitted to further sublet all or any part of the applicable Leased Property or assign its Sublease except insofar as the same would be permitted if it were a Sublease by Tenant under this Lease (it being understood that any Subtenant under Section 22.3 may pledge and mortgage its subleasehold estate (or allow the pledge of its equity interests) to its lenders or noteholders); and

(vi) the Subtenant thereunder will, upon request, furnish to Landlord and each Fee Mortgagee an estoppel certificate of the same type and kind as is required of Tenant pursuant to Section 23.1(a) hereof (as if such Sublease was this Lease).

Any assignment of the Leased Property permitted hereunder and entered into after the Commencement Date with respect to the Leased Property (CPLV) or after the Second Amendment Date with respect to the Leased Property (HLV) (it being understood that a Sublease shall not constitute an assignment) must provide that all of Tenant’s rights in, to and under Property Specific IP and Property Specific Guest Data and, in the case of any assignment where the Leased Property continues to be operated by any other Affiliate of ERI, System-wide IP shall also be assigned to the applicable assignee, in each case, to the fullest extent applicable.

Any assignment, transfer or Sublease under this Article XXII shall be subject to all applicable Legal Requirements, including any Gaming Regulations, and no such assignment, transfer or Sublease shall be effective until any applicable approvals with respect to Gaming Regulations, if applicable, are obtained.

22.5 Costs. Tenant shall reimburse Landlord for Landlord’s reasonable out-of-pocket costs and expenses actually incurred in conjunction with the processing and documentation of any assignment, subletting or management arrangement (including in connection with any request for a subordination, non-disturbance and attornment agreement), including reasonable documented attorneys’, architects’, engineers’ or other consultants’ fees whether or not such Sublease, assignment or management agreement is actually consummated.

22.6 No Release of Tenant’s Obligations; Exception. No assignment, subletting or management agreement shall relieve Tenant of its obligation to pay the Rent and to perform all of the other obligations to be performed by Tenant hereunder. The liability of Tenant and any immediate and remote successor in interest of Tenant (by assignment or otherwise), and the due performance of the obligations of this Lease on Tenant’s part to be performed or observed, shall not in any way be discharged, released or impaired by any (i) stipulation which extends the time within which an obligation under this Lease is to be performed, (ii) waiver of the performance of an obligation required under this Lease that is not entered into by Landlord in a writing executed by Landlord and expressly stated to be for the benefit of Tenant or such successor, or (iii) failure to enforce any of the obligations set forth in this Lease provided that Tenant shall not be responsible for any additional obligations or liability arising as the result of any modification or amendment of this Lease by Landlord and any assignee of Tenant that is not an Affiliate of Tenant.

22.7 Bookings. Tenant may enter into any Bookings that do not cover periods after the expiration of the term of this Lease without the consent of Landlord. Tenant may enter into any Bookings that cover periods after the expiration of the term of this Lease without the consent of Landlord, provided, that, (i) such transaction is in each case made for bona fide business purposes in the normal course of the Primary Intended Use; (ii) such transaction shall not result in a violation of any Legal Requirements (including Gaming Regulations) relating to the operation of any Facility, including any Gaming Facilities, (iii) such Bookings are on commercially reasonable terms at the time entered into; and (iv) such transaction is not designed with the intent to frustrate Landlord’s ability to enter into a new lease of the Leased Property or any portion thereof with a third-party following the Expiration Date; provided, further, that, notwithstanding anything otherwise set forth herein, any such Bookings in effect as of the Commencement Date with respect to the Leased Property (CPLV) or as of the Second Amendment Date with respect to the Leased Property (HLV) are expressly permitted without such consent. Landlord hereby agrees that in the event of a termination or expiration of this Lease, Landlord hereby recognizes and shall keep in effect such Booking on the terms agreed to by Tenant with such Person and shall not disturb such Person’s rights to occupy such portion of the Leased Property in accordance with the terms of such Booking.

22.8 Merger of CEOC. The Parties acknowledge that, immediately following the execution of this Lease on the Commencement Date, Caesars Entertainment Operating Company, Inc., a Delaware corporation, merged into CEOC, LLC. Notwithstanding anything herein to the contrary, Landlord consents to such merger.

22.9 Merger of CEC. The Parties acknowledge that: (i) on or before the Second Amendment Date, CEC caused (a) in a series of steps, CEOC to be transferred from CEC to CRC, a wholly owned indirect subsidiary of ERI, and (b) the Las Vegas Restructuring to be completed; and (ii) contemporaneously with the Second Amendment Date, (a) Colt Merger Sub, Inc., a Delaware corporation and a wholly owned subsidiary of ERI, merged with and into CEC, with CEC surviving the merger as a wholly owned subsidiary of ERI, (b) ERI was renamed Caesars Entertainment, Inc. and converted to a Delaware corporation and (c) CEC was renamed Caesars Holdings, Inc. Notwithstanding anything herein to the contrary, Landlord consents to, and waives all notice requirements with respect to, such transfer, restructuring, renaming, conversion and merger.

ARTICLE XXIII

REPORTING

23.1 Estoppel Certificates and Financial Statements.

(a) Estoppel Certificate. Each of Landlord and Tenant shall, at any time and from time to time upon receipt of not less than ten (10) Business Days’ prior written request from the other Party, furnish a certificate (an “Estoppel Certificate”) certifying (i) that this Lease is unmodified and in full force and effect, or that this Lease is in full force and effect and, if applicable, setting forth any modifications; (ii) the Rent and Additional Charges payable hereunder and the dates to which the Rent and Additional Charges payable have been paid; (iii) that the address for notices to be sent to the Party furnishing such Estoppel Certificate is as set forth in this Lease (or, if such address for notices has changed, the correct address for notices to such party); (iv) whether or not, to its actual knowledge, such Party or the other Party is in default in the performance of any covenant, agreement or condition contained in this Lease (together with back-up calculation and information reasonably necessary to support such determination) and, if so, specifying each such default of which such Party may have knowledge; (v) that Tenant is in possession of the Leased Property; (vi) such matters as may be reasonably and customarily requested by a reputable title insurer in connection with insuring fee title to the Leased Property or any existing or prospective Fee Mortgagee; and (vii) such other responses to questions of fact or such other statements of fact as such other Party may reasonably request. Any such Estoppel Certificate may be relied upon by the receiving Party and any current or prospective Fee Mortgagee (and their successors and assigns), Permitted Leasehold Mortgagee, or purchaser of the Leased Property, as applicable.

(b) Statements. Tenant shall furnish or cause to be furnished the following to Landlord:

(i) As to each SPE Tenant: (a) within ninety (90) days after the end of each Fiscal Year (commencing with the Fiscal Year ending December 31, 2017), but if Guarantor is not a reporting company under the Exchange Act, in no event later than five (5) Business Days before Landlord REIT’s applicable Form 10-K filing deadline, annual financial statements audited by an Accountant in accordance with GAAP covering such Fiscal Year and containing a statement of profit and loss, a balance sheet, and a statement of cash flows for such SPE Tenant; and (b) within sixty (60) days after the end of each of the first three (3) Fiscal Quarters of each Fiscal Year (commencing with the Fiscal Quarter ending March 31, 2018), but if Guarantor is not a reporting company under the Exchange Act, in no event later than five (5) Business Days before Landlord REIT’s applicable Form 10-Q filing deadline, such SPE Tenant’s quarterly unaudited financial statements, consisting of a statement of profit and loss, a balance sheet, and a statement of cash flows, in each case, with respect to such financial statements, to the extent required as an Additional Fee Mortgagee Requirement, together with a certificate, executed by the chief financial officer or treasurer of such SPE Tenant, certifying that such financial statements fairly present, in all material respects, the financial position and results of operations of such SPE Tenant and its Subsidiaries on a consolidated basis in accordance with GAAP (subject, in the case of quarterly financial statements, to normal year-end audit adjustments and the absence of footnotes);

(ii) As to CEOC:

(A) annual financial statements audited by CEOC’s Accountant in accordance with GAAP covering such Fiscal Year and containing statement of profit and loss, a balance sheet, and statement of cash flows for CEOC, together with (1) a report thereon by such Accountant which report shall be unqualified as to scope of audit of CEOC and its Subsidiaries and shall provide in substance that (A) such Financial Statements present fairly the consolidated financial position of CEOC and its Subsidiaries as at the dates indicated and the results of their operations and cash flow for the periods indicated in conformity with GAAP and (B) that the audit by such Accountant in connection with such Financial Statements has been made in accordance with GAAP and (2) a certificate, executed by the chief financial officer or treasurer of CEOC certifying that no Tenant Event of Default has occurred or, if a Tenant Event of Default has occurred, specifying the nature and extent thereof and any corrective action taken or proposed to be taken with respect thereto, all of which shall be provided within ninety (90) days after the end of each Fiscal Year (commencing with the Fiscal Year ending December 31, 2017) but if Guarantor is not a reporting company under the Exchange Act, in no event later than five (5) Business Days before Landlord REIT’s applicable Form 10-K filing deadline;

(B) quarterly unaudited financial statements, consisting of a statement of profit and loss, a balance sheet, and statement of cash flows for CEOC, together with a certificate, executed by the chief financial officer or treasurer of CEOC (A) certifying that no Tenant Event of Default has occurred or, if a Tenant Event of Default has occurred, specifying the nature and extent thereof and any corrective action taken or proposed to be taken with respect thereto, and (B) certifying that such Financial Statements fairly present, in all material respects, the financial position and results of operations of CEOC and its Subsidiaries on a consolidated basis in accordance with GAAP (subject to normal year-end audit adjustments and the absence of footnotes), all of which shall be provided (x) within sixty (60) days after the end of each of the first three (3) Fiscal Quarters of each Fiscal Year (commencing with the Fiscal Quarter ending March 31, 2018) but if Guarantor is not a reporting company under the Exchange Act, in no event later than five (5) Business Days before Landlord REIT’s applicable Form 10-Q filing deadline; and

(C) such additional information and unaudited quarterly financial information concerning the Leased Property and Tenant, which information shall be limited to balance sheets, income statements, and statements of cash flow, as Landlord, PropCo 1, PropCo or Landlord REIT may require for any ongoing filings with or reports to (i) the SEC under both the Securities Act and the Exchange Act, including, but not limited to 10-Q Quarterly Reports, 10-K Annual Reports and registration statements to be filed by Landlord, PropCo 1, PropCo or Landlord REIT during the Term of this Lease, (ii) the Internal Revenue Service (including in respect of Landlord REIT’s qualification as a REIT) and (iii) any other federal, state or local regulatory agency with jurisdiction over Landlord, PropCo 1, PropCo or Landlord REIT, in each case of clause (i), (ii) and (iii), subject to Section 23.1(c) below;

(iii) As to ERI:

(A) annual financial statements audited by ERI’s Accountant in accordance with GAAP covering such Fiscal Year and containing statement of profit and loss, a balance sheet, and statement of cash flows for ERI, including the report thereon by such Accountant which shall be unqualified as to scope of audit of ERI and its Subsidiaries and shall provide in substance that (a) such consolidated financial statements present fairly the consolidated financial position of ERI and its Subsidiaries as at the dates indicated and the results of their operations and cash flow for the periods indicated in conformity with GAAP and (b) that the audit by ERI’s Accountant in connection with such Financial Statements has been made in accordance with GAAP, which shall be provided within ninety (90) days after the end of each Fiscal Year (commencing with the Fiscal Year ending December 31, 2017) but if Guarantor is not a reporting company under the Exchange Act, in no event later than five (5) Business Days before Landlord REIT’s applicable Form 10-K filing deadline;

(B) quarterly unaudited financial statements, consisting of a statement of profit and loss, a balance sheet, and statement of cash flows for ERI, together with a certificate, executed by the chief financial officer or treasurer of ERI certifying that such Financial Statements fairly present, in all material respects, the financial position and results of operations of ERI and its Subsidiaries on a consolidated basis in accordance with GAAP (subject to normal year-end audit adjustments and the absence of footnotes) which shall be provided within sixty (60) days after the end of each of the first three (3) Fiscal Quarters of each Fiscal Year (commencing with the Fiscal Quarter ending September 30, 2017) but if Guarantor is not a reporting company under the Exchange Act, in no event later than five (5) Business Days before Landlord REIT’s applicable Form 10-Q filing deadline; and

(C) such additional information and unaudited quarterly financial information concerning the Leased Property and Tenant, which information shall be limited to balance sheets, income statements, and statements of cash flow, as Landlord, PropCo 1, PropCo or Landlord REIT may require for any ongoing filings with or reports to (i) the SEC under both the Securities Act and the Exchange Act, including, but not limited to 10-Q Quarterly Reports, 10-K Annual Reports and registration statements to be filed by Landlord, PropCo 1, PropCo or Landlord REIT during the Term of this Lease, (ii) the Internal Revenue Service (including in respect of Landlord REIT’s qualification as a REIT) and (iii) any other federal, state or local regulatory agency with jurisdiction over Landlord, PropCo 1, PropCo or Landlord REIT subject to Section 23.1(c) below;

(iv) As soon as it is prepared and in no event later than sixty (60) days after the end of each Fiscal Year, a statement of Net Revenue with respect to each Facility with respect to such Fiscal Year (subject to the additional requirements as provided in Section 3.2 hereof in respect of the periodic determination of the Variable Rent hereunder);

(v) Prompt Notice to Landlord of any action, proposal or investigation by any agency or entity, or complaint to such agency or entity (any of which is called a “Proceeding”), known to Tenant, the result of which Proceeding would reasonably be expected to be to revoke or suspend or terminate or modify in a way adverse to Tenant, or fail to renew or fully continue in effect, (x) any Gaming License, or (y) any other license or certificate or operating authority pursuant to which Tenant carries on any part of the Primary Intended Use of all or any portion of the Leased Property which, in any case under this clause (y) (individually or collectively), would be reasonably expected to cause a material adverse effect on Tenant or in respect of any Facility (and, without limitation, Tenant shall (A) keep Landlord apprised of (1) the status of any annual or other periodic Gaming License renewals, and (2) the status of non-routine matters before any applicable gaming authorities, and (B) promptly deliver to Landlord copies of any and all non-routine notices received (or sent) by Tenant from (or to) any Gaming Authorities);

(vi) Within ten (10) Business Days after the end of each calendar month, a schedule containing any additions to or retirements of any fixed assets constituting Leased Property, describing such assets in summary form, their location, historical cost, the amount of depreciation and any improvements thereto, substantially in the form attached hereto as Exhibit D, and such additional customary and reasonable financial information with respect to such fixed assets constituting Leased Property as is reasonably requested by Landlord, it being understood that Tenant may classify any asset additions in accordance with the fixed asset methodology for propco-opco separation used as of the Commencement Date;

(vii) Within three (3) Business Days of obtaining actual knowledge of the occurrence of a Tenant Event of Default (or of the occurrence of any facts or circumstances which, with the giving of notice or the passage of time would ripen into a Tenant Event of Default and that (individually or collectively would be reasonably expected to result in a material adverse effect on Tenant or in respect of any Facility), a written notice to Landlord regarding the same, which notice shall include a detailed description of the Tenant Event of Default (or such facts or circumstances) and the actions Tenant has taken or shall take, if any, to remedy such Tenant Event of Default (or such facts or circumstances);

(viii) Such additional customary and reasonable financial information related to any Facility, Tenant, CEOC, ERI and their Affiliates which shall be limited to balance sheets and income statements (and, without limitation, all information concerning Tenant, CEOC, ERI and any of their Affiliates, respectively, or any Facility or the business of Tenant conducted thereat required pursuant to the Fee Mortgage Documents, within the applicable timeframes required thereunder), in each case as may be required by any Fee Mortgagee as an Additional Fee Mortgagee Requirement hereunder to the extent required by Section 31.3. Without limitation of the foregoing, Tenant will furnish, or cause to be furnished, to Landlord on or before twenty-five (25) days after the end of each calendar month the following items as they pertain to each SPE Tenant: (A) a rent roll for the subject month, an occupancy report for the subject month, including an average daily rate and revenue per available room for the subject month; (B) monthly and year-to-date operating statements prepared for each calendar month, noting gross revenue, net revenue, operating expenses and operating income, and other information reasonably necessary and sufficient to fairly represent the financial position and results of operations of each SPE Tenant during such calendar month, and containing a comparison of budgeted income and expenses and the actual income and expenses; and (C) PACE reports, in the form attached hereto as Exhibit I;

(ix) The compliance certificates, as and when required pursuant to Section 4.3;

(x) The Annual Capital Budget as and when required in Section 10.5(d);

(xi) The monthly revenue and Capital Expenditure reporting required pursuant to Section 10.5(c);

(xii) Together with the monthly reporting required pursuant to the preceding clause (xi), an updated rent roll and a summary of all leasing activity then taking place at each Facility;

(xiii) Operating budget for each SPE Tenant for each Fiscal Year, which shall be delivered to Landlord no later than fifty-five (55) days following the commencement of the Fiscal Year to which such operating budget relates;

(xiv) Within five (5) Business Days after request (or as soon thereafter as may be reasonably possible), such further detailed information reasonably available to Tenant with respect to each SPE Tenant as may be reasonably requested by Landlord;

(xv) The quarterly reporting in respect of Bookings required pursuant to Section 22.7 of this Lease;

(xvi) The reporting/copies of Subleases made by Tenant in accordance with Section 22.3;

(xvii) Any notices or reporting required pursuant to Article XXXII hereof or otherwise pursuant to any other provision of this Lease;

(xviii) The monthly reporting required pursuant to Section 4.1 hereof;

(xix) Semi-annual property-level betting & gaming revenue information received pursuant to Section 10.2 of the MTSA by Tenant, ERI or any direct or indirect subsidiary of ERI to the extent relevant to the calculation of Net Revenues hereunder, in each case within fifteen (15) days of the receipt thereof;

(xx) On an annual basis, a detailed reconciliation of the financial information being provided to Landlord pursuant to clause (xix) above (the “WH Net Revenue”) and the Net Revenue statements that Tenant is providing to Landlord pursuant to clause (iv) above, which reconciliation shows how the Net Revenue contained in the WH Net Revenue is being reflected in the Net Revenue statements delivered pursuant to clause (iv) above; and

(xxi) In connection with any Fee Mortgagee Securitization, Tenant shall, upon the written request of Landlord:

(A) at the sole cost and expense of Landlord, reasonably cooperate with Landlord in providing information with respect to the Leased Property or any portion thereof, Tenant or its Affiliates (excluding (i) any material non-public information, (ii) any Competitively Sensitive Information, and (iii) any information subject to bona fide confidentiality restrictions; provided, however, that the information described on Exhibit M shall not be so excluded even if such information qualifies within clauses (i), (ii) or (iii) of this parenthetical), to the extent reasonably requested by such Fee Mortgagee in order to satisfy the market standards to which such Fee Mortgagee customarily adheres or which may be reasonably required by prospective investors and/or rating agencies; and

(B) review, re-review and, to the extent accurate, approve (and to the extent inaccurate, identify the same with particularity) portions of any Disclosure Document (or any other similar material required to be reviewed by Landlord under a Fee Mortgage) identified by Landlord to be reviewed by Tenant, which portions shall be limited to any portions relating solely to Tenant Information; provided that, such Disclosure Document shall not contain any Tenant Information (other than Tenant Information described on Exhibit M hereto) that includes any material non-public information, Competitively Sensitive Information or any information subject to bona fide confidentiality restrictions

The Financial Statements provided pursuant to Section 23.1(b)(iii) shall be prepared in compliance with applicable federal securities laws, including Regulation S-X (and for any prior periods required thereunder), if and to the extent such compliance with federal securities laws, including Regulation S-X (and for any prior periods required thereunder), is required to enable Landlord, PropCo 1, PropCo or Landlord REIT to (x) file such Financial Statements with the SEC if and to the extent that Landlord, PropCo 1, PropCo or Landlord REIT is required to file such Financial Statements with the SEC pursuant to Legal Requirements or (y) include such Financial Statements in an offering document if and to the extent that Landlord, PropCo 1, PropCo or Landlord REIT is reasonably requested or required to include such Financial Statements in any offering document in connection with a financing contemplated by and to the extent required by Section 23.2(b).

(c) Notwithstanding the foregoing, Tenant shall not be obligated (1) to provide information or assistance that would give Landlord or its Affiliates a “competitive” advantage with respect to markets in which Landlord REIT and Tenant or ERI might be competing at any time (it being understood that Landlord shall retain audit rights with respect to such information to the extent required to confirm Tenant’s compliance with the terms of this Lease (and Landlord, PropCo 1, PropCo or Landlord REIT shall be permitted to comply with Securities Exchange Commission, Internal Revenue Service and other legal and regulatory requirements with regard to such information) and provided that appropriate measures are in place to ensure that only Landlord’s auditors and attorneys (and not Landlord or Landlord REIT or any other direct or indirect parent company of Landlord) are provided access to such information) or (2) to provide information that is subject to the quality assurance immunity or is subject to attorney-client privilege or the attorney work product doctrine.

(d) For purposes of this Section 23.1, the terms “ERI”, “CEOC”, “PropCo 1”, “PropCo” and “Landlord REIT” shall mean, in each instance, each of such parties and their respective successors and permitted assigns.

(e) Notwithstanding the foregoing, except as otherwise permitted pursuant to Section 23.2(a), Landlord shall not furnish any information it receives under this Section 23.1 to any actual or prospective placement agents, arrangers, underwriters, initial purchasers, investors or lenders, except that Landlord may furnish such information in accordance with and subject to Section 41.22 unless (1) the same constitutes any of the following and is so identified by Tenant: (i) material non-public information or (ii) information subject to bona fide confidentiality restrictions (provided, however, that the information described on Exhibit M shall not be so excluded even if such information qualifies within clauses (i) or (ii) of this clause (1)); or (2) the same constitutes Competitively Sensitive Information and is so identified by Tenant (provided, however, that the information described on Exhibit M shall not be so excluded even if such information is identified as Competitively Sensitive Information so long as such recipients do not furnish (and are not permitted to furnish) such information to any Tenant Competitor).

(f) Tenant shall, or shall cause ERI or any direct or indirect subsidiary of ERI to, exercise its inspection and audit rights under and pursuant to Section 10.2 of the MTSA upon Landlord’s request. In connection therewith, an independent auditor shall promptly deliver to Tenant and Landlord its detailed calculation of property-level betting & gaming revenues for each applicable property under this Lease. Landlord shall be responsible for all expenses associated with any such exercise of audit rights and preparation of any such calculations. Tenant agrees on behalf of itself and ERI not to permit the MTSA to be amended or modified in a way that adversely affects Landlord’s rights under this clause (f) and clauses (b)(xix) and (b)(xx) above in any material respect as determined in good faith by Landlord.

23.2 SEC Filings; Offering Information.

(a) Tenant specifically agrees that Landlord, PropCo 1, PropCo or Landlord REIT may file with the SEC or incorporate by reference the Financial Statements referred to in Section 23.1(b)(ii) and (iii) (and Financial Statements referred to in Section 23.1(b)(ii) and (iii) for any prior annual or quarterly periods as required by any Legal Requirements) in Landlord’s, PropCo 1’s PropCo’s or Landlord REIT’s filings made under the Securities Act or the Exchange Act to the extent it is required to do so pursuant to Legal Requirements. In addition, Landlord, PropCo 1, PropCo or Landlord REIT may include, cross-reference or incorporate by reference the Financial Statements (and for any prior annual or quarterly periods as required by any Legal Requirements) and other financial information and such information concerning the operation of the Leased Property (1) which is publicly available or (2) the inclusion of which is approved by Tenant in writing, which approval may not be unreasonably withheld, conditioned or delayed, in offering memoranda or prospectuses or confidential information memoranda, or similar publications or marketing materials, rating agency presentations, investor presentations or disclosure documents in connection with syndications, private placements or public offerings of Landlord’s, PropCo 1’s, PropCo’s or Landlord REIT’s securities or loans. Unless otherwise agreed by Tenant, neither Landlord, PropCo 1, PropCo nor Landlord REIT shall revise or change the wording of information previously publicly disclosed by Tenant and furnished to Landlord, PropCo 1, PropCo or Landlord REIT pursuant to Section 23 or this Section 23.2, and Landlord’s, PropCo 1’s PropCo’s or Landlord REIT’s Form 10-Q or Form 10-K (or amendment or supplemental report filed in connection therewith) shall not disclose the operational results of the Leased Property prior to ERI’s, Tenant’s or its Affiliate’s public disclosure thereof so long as ERI, Tenant or such Affiliate reports such information in a timely manner in compliance with the reporting requirements of the Exchange Act, in any event, no later than ninety (90) days after the end of each Fiscal Year. Landlord agrees to use commercially reasonable efforts to provide a copy of the portion of any public disclosure containing the Financial Statements, or any cross-reference thereto or incorporation by reference thereof (other than cross-references to or incorporation by reference of Financial Statements that were previously publicly filed), or any other financial information or other information concerning the operation of the Leased Property received by Landlord under this Lease, at least two (2) Business Days in advance of any such public disclosure. Without vitiating any other provision of this Lease, the preceding sentence is not intended to restrict Landlord from disclosing such information to any Fee Mortgagee pursuant to the express terms of the Fee Mortgage Documents or in connection with other ordinary course reporting under the Fee Mortgage Documents.

(b) Tenant understands that, from time to time, Landlord, PropCo 1, PropCo or Landlord REIT may conduct one or more financings (including for the avoidance of doubt, any securitization in connection with any such financing), which financings may involve the participation of placement agents, underwriters, initial purchasers or other persons deemed underwriters under applicable securities law. In connection with any such financings, Tenant shall, upon the request of Landlord, use commercially reasonable efforts to furnish to Landlord, to the extent reasonably requested or required in connection with any such financings, the information referred to in Section 23.1(b), as applicable (subject to Section 23.1(c) and Section 23.1(e) as and to the extent applicable) (it being understood that the disclosure of any such information to any such Persons by Landlord shall be subject to Section 41.22 hereof as if such Persons were Representatives hereunder) and in each case including for any prior annual or quarterly periods as required by any Legal Requirements, as promptly as reasonably practicable after the request therefor (taking into account, among other things, the timing of any such request and any Legal Requirements applicable to Tenant, CEOC or ERI at such time). In addition, Tenant shall, upon the request of Landlord, use commercially reasonable efforts to provide Landlord and its

Representatives with such management representation letters, comfort letters and consents of applicable certified independent auditors to the inclusion of their reports in applicable financing disclosure documents as may be reasonably requested or required in connection with the sale or registration of securities by Landlord, PropCo 1, PropCo or Landlord REIT. Landlord shall reimburse Tenant, CEOC and ERI, their respective Subsidiaries and their respective Representatives as promptly as reasonably practicable after the request therefor, for any reasonable and actual, documented expenses incurred in connection with any cooperation provided pursuant to this Section 23.2(b) (and, unless any non-compliance with this Lease to more than a de minimis extent is revealed, any exercise by Landlord of audit rights pursuant to Section 23.1(c)) (including, without limitation, reasonable and documented fees and expenses of accountants and attorneys, but excluding, for the avoidance of doubt, any such fees and expenses incurred in the preparation of the Financial Statements). In addition, Landlord shall indemnify and hold harmless Tenant, CEOC and ERI, their respective Subsidiaries and their respective Representatives from and against any and all liabilities, losses, damages, claims, costs, expenses, interest, awards, judgments and penalties suffered or incurred by them (collectively, “Losses”) in connection with any cooperation provided pursuant to this Section 23.2(b) or Section 23.1(b)(xix) (including in connection with any Fee Mortgagee Securitization), except to the extent (i) such Losses were suffered or incurred as a result of the bad faith, gross negligence or willful misconduct of any such indemnified person, (ii) such Losses were caused by any untrue statement or alleged untrue statement of a material fact contained in any Financial Statements delivered by Tenant to Landlord hereunder, or caused by any omission or alleged omission to state therein a material fact necessary to make the statements therein in the light of the circumstances under which they were made not misleading or (iii) such Losses relate to a Fee Mortgagee Securitization in connection with the Original Fee Mortgage.

This Section 23.2 (except the last sentence hereof) shall not be applicable to a Fee Mortgage Securitization.

23.3 Landlord Obligations.

(a) Landlord agrees that, upon request of Tenant, it shall from time to time provide such information as may be reasonably requested by Tenant with respect to Landlord’s, PropCo 1’s, PropCo’s and Landlord REIT’s capital structure and/or any financing secured by this Lease or the Leased Property in connection with Tenant’s review of the treatment of this Lease under GAAP.

(b) Landlord further understands and agrees that, from time to time, Tenant, CEOC, ERI or their respective Affiliates may conduct one or more financings (including, for the avoidance of doubt, any securitization in connection with any such financing), which financings may involve the participation of placement agents, underwriters, initial purchasers or other persons deemed underwriters under applicable securities law. In connection with any such financings, Landlord shall, upon the request of Tenant, use commercially reasonable efforts to furnish to Tenant, to the extent reasonably requested or required in connection with any such financings, the Financial Statements (and for any prior annual or quarterly periods as required by any Legal Requirements), other financial information and cooperation as promptly as reasonably practicable after the request therefor (taking into account, among other things, the timing of any such request and any Legal Requirements applicable to Landlord, PropCo 1, PropCo or Landlord REIT at such time) (it being understood that the disclosure of any such information to any such Persons by Tenant shall be subject to Section 41.22 hereof as if such Persons were Representatives of Tenant hereunder). In addition, Landlord shall, upon the request of Tenant, use commercially reasonable efforts to provide Tenant and its Representatives with such management representation letters, comfort letters and consents of applicable certified independent auditors to the inclusion of their reports in applicable financing disclosure documents as may be reasonably requested or required in connection with the sale or registration of securities by Tenant, CEOC, ERI or any of their respective Affiliates. Tenant shall reimburse Landlord, PropCo 1, PropCo, Landlord REIT, their respective Subsidiaries and their respective Representatives as promptly as reasonably practicable after the request therefor, for any reasonable and actual, documented expenses incurred in connection with any cooperation provided pursuant to this Section 23.3(b) (including, in each case, without limitation, reasonable and documented fees and expenses of accountants and attorneys and allocated costs of internal employees but excluding, for the avoidance of doubt, any such fees, expenses and allocated costs incurred in the preparation of the Financial Statements). In addition, Tenant shall indemnify and hold harmless Landlord, PropCo 1, PropCo, Landlord REIT, their respective Subsidiaries and their respective Representatives from and against any and all Losses in connection with any cooperation provided pursuant to this Section 23.3(b) (including in connection with any securitization), except to the extent (i) such Losses were suffered or incurred as a result of the bad faith, gross negligence or willful misconduct of any such indemnified person or (ii) such Losses were caused by any untrue statement or alleged untrue statement of a material fact contained in any Financial Statements delivered by Landlord to Tenant hereunder, or caused by any omission or alleged omission to state therein a material fact necessary to make the statements therein in the light of the circumstances under which they were made not misleading.

(c) The Financial Statements provided pursuant to Section 23.3(b) shall be prepared in compliance with applicable federal securities laws, including Regulation S-X (and for any prior periods required thereunder), if and to the extent such compliance with federal securities laws, including Regulation S-X (and for any prior periods required thereunder), is required to enable Tenant, CEOC or ERI or their respective Affiliates to (x) file such Financial Statements with the SEC if and to the extent that Tenant, CEOC or ERI is required to file such Financial Statements with the SEC pursuant to Legal Requirements or (y) include such Financial Statements in an offering document if and to the extent that Tenant, CEOC or ERI or their respective affiliates is reasonably requested or required to include such Financial Statements in any offering document in connection with a financing contemplated by and to the extent required by Section 23.3(b).

ARTICLE XXIV

LANDLORD’S RIGHT TO INSPECT

Upon reasonable advance written notice to Tenant, Tenant shall permit Landlord and its authorized representatives (including any Fee Mortgagee and its representatives) to inspect the Leased Property or any portion thereof during reasonable times (or at such time and with such notice as shall be reasonable in the case of an emergency) (and Tenant shall be permitted to have any such representatives of Landlord accompanied by a representative of Tenant). Landlord shall take reasonable care to minimize disturbance of the operations on the applicable portion of the Leased Property.

ARTICLE XXV

NO WAIVER

No delay, omission or failure by Landlord to insist upon the strict performance of any term hereof or to exercise any right, power or remedy hereunder and no acceptance of full or partial payment of Rent during the continuance of any default or Tenant Event of Default shall impair any such right or constitute a waiver of any such breach or of any such term. No waiver of any breach shall affect or alter this Lease, which shall continue in full force and effect with respect to any other then existing or subsequent breach.

ARTICLE XXVI

REMEDIES CUMULATIVE

To the extent permitted by law, each legal, equitable or contractual right, power and remedy of Landlord now or hereafter provided either in this Lease or by statute or otherwise shall be cumulative and concurrent and shall be in addition to every other right, power and remedy and the exercise or beginning of the exercise by Landlord of any one or more of such rights, powers and remedies shall not preclude the simultaneous or subsequent exercise by Landlord of any or all of such other rights, powers and remedies.

ARTICLE XXVII

ACCEPTANCE OF SURRENDER

No surrender to Landlord of this Lease or of the Leased Property or any part thereof, or of any interest therein, shall be valid or effective unless agreed to and accepted in writing by Landlord, and no act by Landlord or any representative or agent of Landlord, other than such a written acceptance by Landlord, shall constitute an acceptance of any such surrender.

ARTICLE XXVIII

NO MERGER

There shall be no merger of this Lease or of the Leasehold Estate created hereby by reason of the fact that the same Person may acquire, own or hold, directly or indirectly, (i) this Lease or the Leasehold Estate created hereby or any interest in this Lease or such Leasehold Estate and (ii) the fee estate in the Leased Property or any portion thereof. If Landlord or any Affiliate of Landlord shall purchase any fee or other interest in the Leased Property or any portion thereof that is superior to the interest of Landlord, then the estate of Landlord and such superior interest shall not merge.

ARTICLE XXIX

INTENTIONALLY OMITTED

ARTICLE XXX

QUIET ENJOYMENT

So long as no Tenant Event of Default shall have occurred and be continuing, Tenant shall peaceably and quietly have, hold and enjoy the Leased Property for the Term, free of any claim or other action by Landlord or anyone claiming by, through or under Landlord, but subject (i) to the provisions, terms and conditions of this Lease, and (ii) to all liens and encumbrances existing as of the Commencement Date with respect to the Leased Property (CPLV) or as of the HLV Lease Commencement Date with respect to the Leased Property (HLV), or thereafter as provided for in this Lease or consented to by Tenant. No failure by Landlord to comply with the foregoing covenant shall give Tenant any right to cancel or terminate this Lease or abate, reduce or make a deduction from or offset against the Rent or any other sum payable under this Lease, or to fail to perform any other obligation of Tenant hereunder. Notwithstanding the foregoing, Tenant shall have the right, by separate and independent action to pursue any claim it may have against Landlord as a result of a breach by Landlord of the covenant of quiet enjoyment contained in this Article XXX.

ARTICLE XXXI

LANDLORD FINANCING

31.1 Landlord’s Financing.

(a) Without the consent of Tenant (but subject to the remainder of this Section 31.1), Landlord may from time to time, directly or indirectly, create or otherwise cause to exist any Fee Mortgage upon (i) all of the Leased Property (other than de minimis portions thereof that are not capable of being assigned or transferred) or (ii) all of the Leased Property in respect of any individual Facility (or Facilities) (other than de minimis portions thereof that are not capable of being assigned or transferred) (or upon interests in Landlord (or the applicable fee owning Landlord entity with respect to an individual Facility) which are pledged pursuant to a mezzanine loan or similar financing arrangement). This Lease is and at all times shall be subordinate to any Existing Fee Mortgage and any other Fee Mortgage which may hereafter affect the Leased Property or any portion thereof or interest therein and in each case to all renewals, modifications, consolidations, replacements, restatements and extensions thereof or any parts or portions thereof; provided, however, that the subordination of this Lease and Tenant’s leasehold interest hereunder to any new Fee Mortgage made after the Commencement Date, shall be conditioned upon the execution and delivery to Tenant by the respective Fee Mortgagee of a commercially reasonable subordination, nondisturbance and attornment agreement, which will bind Tenant and such Fee Mortgagee and its successors and assigns as well as any Person who acquires any portion of the Leased Property in a foreclosure or similar proceeding or in a transfer in lieu of any such foreclosure or a successor owner of the Leased Property (each, a “Foreclosure Purchaser”) and which shall provide, among other things, that so long as there is no outstanding and continuing Tenant Event of Default under this Lease (or, if there is a continuing Tenant Event of Default, subject to the rights granted to a Permitted Leasehold Mortgagee as expressly set forth in this Lease), the holder of such Fee Mortgage, and any Foreclosure Purchaser shall not disturb Tenant’s leasehold interest or possession of the Leased Property, subject to and in accordance with the terms hereof, and shall give effect to this Lease, including, but not limited to, the provisions of Article XVII which benefit any Permitted Leasehold Mortgagee (as if such Fee Mortgagee or Foreclosure Purchaser were the landlord under this Lease (it being understood that if a Tenant Event of Default has occurred and is continuing at such time, such parties shall be subject to the terms and provisions hereof concerning the exercise of rights and remedies upon such Tenant Event of Default including the provisions of Articles XVI, XVII and XXVI)). In connection with the foregoing and at the request of Landlord, Tenant shall promptly execute a subordination, nondisturbance and attornment agreement that contains commercially reasonable provisions, terms and conditions, in all events complying with this Section 31.1 (it being understood that a subordination, non-disturbance and attornment agreement substantially in the form executed by CPLV Tenant, CPLV Landlord and the Fee Mortgagee under the Existing Fee Mortgage with respect to the Leased Property (CPLV) as of March 30, 2020, as amended by that certain Ratification and Amendment to Subordination, Nondisturbance and Attornment Agreement executed by CPLV Tenant, CPLV Landlord and the Fee Mortgagee as of the Second Amendment Date (a copy of which is attached hereto as Exhibit O), shall be deemed to satisfy this Section).

(b) If, in connection with obtaining any Fee Mortgage or entering into any agreement relating thereto, Landlord shall request in writing (i) reasonable cooperation from Tenant or (ii) reasonable amendments or modifications to this Lease, in each case required to comply with any reasonable request made by Fee Mortgagee, Tenant shall reasonably cooperate with such request, so long as (I) no default in any material respect by Landlord beyond applicable cure periods is continuing, (II) all reasonable documented out-of-pocket costs and expenses incurred by Tenant in connection with such cooperation, including, but not limited to, its reasonable documented attorneys’ fees, shall be paid by Landlord and (III) any requested action, including any amendments or modification of this Lease, shall not (a) increase Tenant’s monetary obligations under this Lease by more than a de minimis extent, or increase Tenant’s non-monetary obligations under this Lease in any material respect or decrease Landlord’s obligations in any material respect, (b) diminish Tenant’s rights under this Lease in any material respect, (c) adversely impact the value of the Leased Property by more than a de minimis extent or otherwise have a more than de minimis adverse effect on the Leased Property, Tenant or Landlord, (d) result in this Lease not constituting a “true lease”, or (e) result in a default under any Permitted Leasehold Mortgage. The foregoing is not intended to vitiate or supersede the provisions, terms and conditions of Section 31.1 hereof.

(c) To secure Landlord’s obligations under any Fee Mortgage, including the Existing Fee Mortgage, Landlord shall have the right to collaterally assign to Fee Mortgagee, all rights, title and interest of Landlord in and under this Lease.

(d) For the avoidance of doubt, Tenant acknowledges and agrees that Landlord may, in its sole and absolute discretion, from time to time finance the Leased Property in respect of one or more individual Facilities separately and independently from the Leased Property in respect of any other Facility, in which event this Article XXXI shall apply with respect to each separate financing and each separate Facility (or Facilities, as applicable) and Tenant shall be obligated to perform or otherwise satisfy all applicable Additional Fee Mortgagee Requirements under the Fee Mortgage Documents relating to each separate financing and each separate Facility as and to the extent provided in this Article XXXI and the other applicable provisions of this Lease; provided that, notwithstanding the foregoing or any other provisions of this Article XXXI to the contrary, Tenant shall not be obligated to perform or otherwise satisfy any Additional Fee Mortgagee Requirement under a Fee Mortgage Document in the event that such performance or satisfaction results in Tenant being in breach of an Additional Fee Mortgagee Requirement under a Fee Mortgage Document relating to a separate financing or separate Facility.

31.2 Attornment. If either (a) Landlord’s interest in the Leased Property or any portion thereof or interest therein is sold, conveyed or terminated upon the exercise of any remedy provided for in any Fee Mortgage Documents (or in lieu of such exercise) or (b) equity interests in Landlord are sold or conveyed upon the exercise of any remedy provided for in any Fee Mortgage Documents (or in lieu of such exercise), or otherwise by operation of law, then, at the request and option of the new owner or superior lessor, as the case may be, Tenant shall attorn to and recognize the new owner or superior lessor as Tenant’s “landlord” under, and on the terms and conditions set forth in, this Lease.

31.3 Compliance with Fee Mortgage Documents.

(a) Tenant acknowledges that any Fee Mortgage Documents executed by Landlord or any Affiliate of Landlord may impose certain obligations on the “borrower” or other counterparty thereunder to comply with, or cause the operator and/or lessee of the applicable Leased Property to comply with, certain reasonable covenants contained therein, including, without limitation, covenants relating to (i) the alteration, maintenance, repair and restoration of the applicable Leased Property; (ii) maintenance and submission of financial records and accounts of the operation of the applicable Leased Property and financial and other information regarding the operator and/or lessee of the applicable Leased Property and the applicable Leased Property itself; (iii) the procurement of insurance policies with respect to the applicable Leased Property; (iv) removal of liens and encumbrances; (v) subleasing, management and related activities; and (vi) without limiting the foregoing, compliance with all applicable Legal Requirements (including Gaming Regulations) relating to the applicable Leased Property and the operation of the business thereon or therein. From and after the date any Fee Mortgage encumbers the applicable Leased Property (or any portion thereof or interest therein) and Landlord has provided Tenant with true and complete copies thereof and, if Landlord elects, of any applicable Fee Mortgage Documents (for informational purposes only, but not for Tenant’s approval), accompanied by a written request for Tenant to comply with the Additional Fee Mortgagee Requirements (hereinafter defined) (which request shall expressly reference this Section 31.3 and expressly identify the Fee Mortgage Documents and sections thereof containing the Additional Fee Mortgagee Requirements), and continuing until the first to occur of (1) such Fee Mortgage Documents ceasing to remain in full force and effect by reason of satisfaction in full of the indebtedness thereunder or foreclosure or similar exercise of remedies or otherwise, (2) the Expiration Date, (3) such time as Tenant’s compliance with the Additional Fee Mortgagee Requirements would constitute or give rise to a breach or violation of (x) this Lease, not waived by Landlord, (y) Legal Requirements (including Gaming Regulations and Liquor Laws), or (z) any Permitted Leasehold Mortgage (not waived by the applicable Permitted Leasehold Mortgagee), provided, however, with respect to this clause (z), (I) Tenant shall not be relieved of its obligation to comply with (A) the terms of the Additional Fee Mortgagee Requirements in effect as of the Commencement Date (whether embodied in the Existing Fee Mortgage or related Fee Mortgage Documents or in any future Fee Mortgage or related Fee Mortgage Documents containing the applicable corresponding terms), nor (B) unless the applicable terms of the Permitted Leasehold Mortgage were customary at the time entered into, any Additional Fee Mortgagee Requirements (other than any Additional Fee Mortgagee Requirements covered under the preceding clause (A)) in effect as of the time when the Permitted Leasehold Mortgage was obtained, and (II) such Permitted Leasehold Mortgage shall have been entered into by Tenant without any intent to vitiate or supersede the terms of any applicable Additional Fee Mortgagee Requirements, and (4) Tenant receives written direction from Landlord, any Fee Mortgagee or any governmental authority requesting or instructing Tenant to cease complying with the applicable Additional Fee Mortgagee Requirements, (provided, prior to ceasing compliance with any Additional Fee Mortgagee Requirements under the preceding clauses (3) and (4), Tenant shall first provide Landlord with prior written notice together with, (x) if acting pursuant to clause (3), reasonably detailed materials evidencing that such compliance constitutes such a breach, and (y) if acting pursuant to clause (4), a copy of the applicable communication(s) from such Fee Mortgagee or governmental authority, as applicable, and Tenant shall in such event only cease compliance with the specific Additional Fee Mortgagee Requirements in question under clause (3) or that are covered by the written direction under clause (4), as applicable), Tenant covenants and agrees, at its sole cost and expense and for the express benefit of Landlord (and not, for the avoidance of doubt, any Fee Mortgagee, which shall not be construed to be a third-party beneficiary of this Lease, provided, however, this parenthetical provision is not intended to vitiate Tenant’s obligation to perform any or all of the Additional Fee Mortgagee Requirements directly for the benefit of any Fee Mortgagee as and to the extent agreed to by Tenant in an agreement entered into directly between Tenant and such Fee Mortgagee), to operate the applicable Leased Property (or cause the applicable Leased Property to be operated) in compliance with the Additional Fee Mortgagee Requirements of which it has received written notice. For the avoidance of doubt, notwithstanding anything to the contrary herein, Tenant shall not be required to comply with and shall not have any other obligations with respect to any terms or conditions of, or amendments or modifications to, any Fee Mortgage or other Fee Mortgage Documents that do not constitute Additional Fee Mortgagee Requirements; provided, however, that the foregoing shall not be deemed to release Tenant from its obligations under this Lease that do not derive from the Fee Mortgage Documents, whether or not such obligations are duplicative of those set forth in the Fee Mortgage Documents.

(b) As used herein, “Additional Fee Mortgagee Requirements” means those customary covenants, agreements and requirements as to the operation of the applicable Leased Property and the business thereon or therein which the Fee Mortgage Documents impose (x) directly upon, or require Landlord (or Landlord’s Affiliate borrower thereunder) to impose upon, the tenant(s) and/or operator(s) of the applicable Leased Property or (y) directly upon Landlord, but which, by reason of the nature of the obligation(s) imposed and the nature of Tenant’s occupancy and operation of the applicable Leased Property and the business conducted thereupon, are not reasonably susceptible of being performed by Landlord and are reasonably susceptible of being performed by Tenant (excluding, for the avoidance of doubt, payment of any indebtedness or other obligations evidenced or secured thereby) and, except with respect to the Existing Fee Mortgage (of which Tenant is deemed to have received written notice (without giving effect to any amendments, modifications or supplements after the Second Amendment Date)) of which Tenant has received written notice; provided, however, that, notwithstanding the foregoing, Additional Fee Mortgagee Requirements shall not include or impose on Tenant (and Tenant will not be subject to) obligations which (i) are not customary for the type of financing provided under the applicable Fee Mortgage Documents, (ii) increase Tenant’s monetary obligations under this Lease to more than a de minimis extent (it being agreed that making payments otherwise payable to Landlord into a “lockbox” account designated by a Fee Mortgagee shall not be deemed to increase Tenant’s monetary obligations under the Lease), (iii) increase Tenant’s non-monetary obligations under this Lease in any material respect (it being agreed that making payments otherwise payable to Landlord into a “lockbox” account designated by a Fee Mortgagee shall not be deemed to increase Tenant’s non-monetary obligations under the Lease) or (iv) diminish Tenant’s rights under this Lease in any material respect (it being agreed that none of the provisions, terms and conditions of the Existing Fee Mortgage Documents or of the Original Fee Mortgage Documents, as applicable, that would otherwise constitute Additional Fee Mortgagee Requirements pursuant to clause (x) and clause (y) above (other than any such provisions, terms and conditions of the Original Fee Mortgage Documents that require Tenant to fund or maintain impound, escrow or other reserve or similar accounts as security for or otherwise relating to fixture, furniture and equipment expense, taxes or insurance premiums, in each case, that are in addition to the reserves required to be maintained pursuant to this Lease (independent of this Article XXXI), to the extent in violation of the preceding clauses (i) through (iv)) violate any of the preceding clauses (i) through (iv)). Notwithstanding the foregoing, the Parties agree that (A) with respect to any provision of any Fee Mortgage or related Fee Mortgage Documents entered into after the Commencement Date that is not intended to be included, in whole or in part, in a public or private securitization of rated single-or multi-class securities secured by or evidencing ownership interests in all or any portion of the loan secured by a Fee Mortgage or a pool of assets that includes such loan, which provision corresponds to Section 5.2.10(e)(i) of the loan agreement entered into in connection with the Original Fee Mortgage, such provision shall not require ERI or the applicable controlling entity or surviving entity to remain a “Public Vehicle” (as defined in such loan agreement (or any corresponding term in such Fee Mortgage or Fee Mortgage Documents)) or satisfy the requirements to be a “Qualified CPLV Replacement Guarantor” (as defined in such loan agreement (or any corresponding term in such Fee Mortgage or Fee Mortgage Documents)) as a condition to consummating the transactions described therein and (B) the Additional Fee Mortgagee Requirements, to the extent arising out of any Fee Mortgage and the related Fee Mortgage Documents, in each case, entered into after the First Amendment Date, shall not include any requirements or obligations that arise out of the representations or warranties made under such Fee Mortgage or Fee Mortgage Documents (but, for the avoidance of doubt, this clause (B) is not intended to (i) exclude from the Additional Fee Mortgage Requirements hereunder subsequent to the First Amendment Date any such requirements or obligations to the extent arising out of any provisions, terms or conditions of such Fee Mortgage or such Fee Mortgage Documents other than such representations and warranties, or (ii) vitiate or supersede Tenant’s obligation to cooperate with Landlord in connection with Landlord obtaining any Fee Mortgage or entering into any arrangement relating thereto as provided in Section 31.1(b) hereof).

(c) Any proposed implementation of any additional financial covenants (i.e., a requirement that Tenant must meet certain specified performance tests of a financial nature, e.g., meeting a threshold EBITDAR, Net Revenue, financial ratio or similar test) that are imposed on Tenant shall not constitute Additional Fee Mortgagee Requirements (it being understood that Landlord may agree to such financial covenants being imposed in any Fee Mortgage Documents so long as such financial covenants will not impose additional obligations on Tenant to comply therewith). For the avoidance of doubt, Additional Fee Mortgagee Requirements may include (to the extent consistent with the foregoing definition of Additional Fee Mortgagee Requirements) requirements of Tenant to:

(i) make Rent payments into “lockbox accounts” maintained for the benefit of Fee Mortgagee; and/or

(ii) subject to this Section 31.3, perform other actions consistent with the obligations described in the first sentence of this Section 31.3.

(d) In the event Tenant breaches its obligations to comply with Additional Fee Mortgagee Requirements as described herein (without regard to any notice or cure period under the Fee Mortgage Documents and without regard to whether a default or event of default has occurred as a result thereof under the Fee Mortgage Documents), Landlord shall have the right, following the failure of Tenant to cure such breach within twenty (20) days from receipt of written notice to Tenant from Landlord of such breach (except to the extent the breach is of a nature such that it is not practicable for Landlord to provide such prior written notice, in which event Landlord shall provide written notice as soon as practicable), to cure such breach, in which event Tenant shall reimburse Landlord for Landlord’s reasonable costs and expenses incurred in connection with curing such breach.

(e)

(i) Landlord and Tenant acknowledge that, (i) in connection with the implementation of the Bankruptcy Plan, CEC and Affiliates of Tenant were involved in the negotiations concerning the origination of the loan secured by the Original Fee Mortgage and the Fee Mortgage Documents with respect thereto and reviewed the provisions, terms and conditions of such Fee Mortgage Documents, and (ii) CEC and Tenant reviewed the amendments to such Fee Mortgage Documents effectuated as of the First Amendment Date and, accordingly, Tenant consented and agreed to all provisions, terms and conditions of such Fee Mortgage Documents (a) as in effect as of the Commencement Date, and (b) as amended and as in effect on the First Amendment Date that in each case comprise Additional Fee Mortgagee Requirements.

(ii) If Landlord or its Affiliate anticipates entering into new or modified Fee Mortgage Documents that would modify the then applicable Additional Fee Mortgage Requirements or impose new Additional Fee Mortgagee Requirements, Landlord shall (x) provide copies of the same to Tenant with reasonably sufficient time prior to the execution and delivery thereof by Landlord or any Affiliate of Landlord to enable Tenant to timely comply with any such changes to the, or new, Additional Fee Mortgagee Requirements and (y) promptly upon the execution and delivery thereof by Landlord or any Affiliate of Landlord, deliver to Tenant an updated description thereof in accordance with the second sentence of this Section 31.3.

(f) To the extent of any conflict between the terms and provisions of any agreement to which Landlord, Tenant and Fee Mortgagee are parties and the terms and provisions of this Section 31.3, the terms and provisions of such agreement shall govern and control in accordance with its terms.

(g) Notwithstanding anything otherwise set forth in this Lease, Landlord shall have no obligation or liability to Tenant in connection with any approval, consent or other determination which is to be given by Fee Mortgagee in respect of any Additional Fee Mortgagee Requirements, so agreed to by Tenant, except in any case solely as and to the extent expressly provided in this Lease.

ARTICLE XXXII

ENVIRONMENTAL COMPLIANCE

32.1 Hazardous Substances. Tenant shall not allow any Hazardous Substance to be located in, on, under or about the Leased Property or any portion thereof or incorporated into any Facility; provided however that Hazardous Substances may be (i) brought, kept, used or disposed of in, on or about the Leased Property in quantities and for purposes similar to those brought, kept, used or disposed of in, on or about similar facilities used for purposes similar to the Primary Intended Use or in connection with the construction of facilities similar to the Leased Property and (ii) disposed of in strict compliance with Legal Requirements (other than Gaming Regulations). Tenant shall not allow the Leased Property or any portion thereof to be used as a waste disposal site or for the manufacturing, handling, storage, distribution or disposal of any Hazardous Substance other than in the ordinary course of the business conducted at the Leased Property and in compliance with applicable Legal Requirements (other than Gaming Regulations).

32.2 Notices. Tenant or Landlord, as applicable, shall provide to the other party, as soon as reasonably practicable but in no event later than fifteen (15) days after Tenant’s or Landlord’s, as applicable, receipt thereof, a copy of any notice, notification or request for information with respect to, (i) any violation of a Legal Requirement (other than Gaming Regulations) relating to, or Release of, Hazardous Substances located in, on, or under the Leased Property or any portion thereof or any adjacent property; (ii) any enforcement, cleanup, removal, or other governmental or regulatory action instituted, completed or threatened in writing with respect to the Leased Property or any portion thereof; (iii) any material claim made or threatened in writing by any Person against Tenant, Landlord or the Leased Property or any portion thereof relating to damage, contribution, cost recovery, compensation, loss, or injury resulting from or claimed to result from any Hazardous Substance; and (iv) any reports made to any federal, state or local environmental agency arising out of or in connection with any Hazardous Substance in, on, under or removed from the Leased Property or any portion thereof, including any written complaints, notices, warnings or assertions of violations in connection therewith.

32.3 Remediation. If either Landlord or Tenant becomes aware of a violation of any Legal Requirement (other than Gaming Regulations) relating to any Hazardous Substance in, on, under or about the Leased Property or any portion thereof or any adjacent property, or if Tenant, Landlord or the Leased Property or any portion thereof becomes subject to any order of any federal, state or local agency to repair, close, detoxify, decontaminate or otherwise remediate the Leased Property, Landlord or Tenant, as applicable, shall promptly notify the other party of such event and, at Tenant’s sole cost and expense, Tenant shall cure such violation or effect such repair, closure, detoxification, decontamination or other remediation. If Tenant fails to diligently pursue, implement and complete any such cure, repair, closure, detoxification, decontamination or other remediation, which failure continues after notice and expiration of applicable cure periods, Landlord shall have the right, but not the obligation, to carry out such action and to recover from Tenant all of Landlord’s costs and expenses incurred in connection therewith.

32.4 Indemnity. Each of the Persons comprising Tenant shall jointly and severally indemnify, defend, protect, save, hold harmless, and reimburse Landlord or any Affiliate of Landlord for, from and against any and all actual out-of-pocket costs, losses (including, losses of use or economic benefit or diminution in value), liabilities, damages, assessments, lawsuits, deficiencies, demands, claims and expenses (collectively, “Environmental Costs”) (whether or not arising out of third-party claims and regardless of whether liability without fault is imposed, or sought to be imposed, on Landlord) incurred in connection with, arising out of, resulting from or incident to, directly or indirectly, in each case before or during (but not if first occurring after) the Term (i) the production, use, generation, storage, treatment, transporting, disposal, discharge, Release or other handling or disposition of any Hazardous Substances from, in, on or under the Leased Property or any portion thereof (collectively, “Handling”), including the effects of such Handling of any Hazardous Substances on any Person or property within or outside the boundaries of the Leased Property, (ii) the presence of any Hazardous Substances in, on or under the Leased Property and (iii) the violation of any Environmental Law. “Environmental Costs” include interest, costs of response, removal, remedial action, containment, cleanup, investigation, design, engineering and construction, damages (including actual and consequential damages) for personal injuries and for injury to, destruction of or loss of property or natural resources, relocation or replacement costs, penalties, fines, charges or expenses, reasonable attorney’s fees, reasonable expert fees, reasonable consultation fees, and court costs, and all amounts actually paid in investigating, defending or settling any of the foregoing, as applicable, including, without duplication, any amounts paid by Landlord or its Affiliates pursuant to that certain Environmental Indemnity Agreement, that certain Mezzanine A Environmental Indemnity Agreement, that certain Mezzanine B Environmental Indemnity Agreement or that certain Mezzanine C Environmental Indemnity Agreement, each as defined in and entered into in connection with the Original Fee Mortgage as in effect on the Commencement Date. Tenant’s indemnity hereunder shall survive the termination of this Lease, but in no event shall Tenant’s indemnity apply to Environmental Costs incurred in connection with, arising out of, resulting from or incident to matters first occurring after the later of (x) the end of the Term and (y) the date upon which Tenant shall have vacated the Leased Property and surrendered the same to Landlord, in each case to the extent such matters are not or were not caused by the acts or omissions of Tenant in breach of this Lease. Tenant’s indemnity set forth in this Section 32.4 shall remain in effect for the benefit of the entity constituting Landlord following divestment of such entity’s interest in the Leased Property as a result of the foreclosure of a Fee Mortgage by a Fee Mortgagee; provided, however, Tenant’s liability under this sentence shall be (A) limited to an amount equal to any Environmental Costs required to be paid to Fee Mortgagee by such entity (or any environmental indemnitor of such entity with respect to such Fee Mortgage), and (B) shall be without duplication of any amounts required to be paid by Tenant to such foreclosing Fee Mortgagee (or its designee) as the new Landlord under this Lease attributable to the same Environmental Costs

Without limiting the scope or generality of the foregoing, Tenant expressly agrees that, in the event of a breach by Tenant in its obligations under Sections 32.1 through 32.3 that is not cured within any applicable cure period, Tenant shall reimburse Landlord for any and all reasonable costs and expenses incurred by Landlord in connection with, arising out of, resulting from or incident to (directly or indirectly, before or during (but not if first occurring after) the Term) the following:

(a) investigating any and all matters relating to the Handling of any Hazardous Substances, in, on, from or under the Leased Property or any portion thereof;

(b) bringing the Leased Property into compliance with all Legal Requirements, and

(c) removing, treating, storing, transporting, cleaning-up and/or disposing of any Hazardous Substances used, stored, generated, released or disposed of in, on, from, under or about the Leased Property or off-site other than in the ordinary course of the business conducted at the Leased Property and in compliance with applicable Legal Requirements.

If any claim is made by Landlord for reimbursement for Environmental Costs incurred by it hereunder, Tenant agrees to pay such claim promptly, and in any event to pay such claim within sixty (60) calendar days after receipt by Tenant of written notice thereof and any amount not so paid within such sixty (60) calendar day period shall bear interest at the Overdue Rate from the date due to the date paid in full.

32.5 Environmental Inspections. In the event Landlord has a reasonable basis to believe that Tenant is in breach of its obligations under Sections 32.1 through 32.4, Landlord shall have the right, from time to time, during normal business hours and upon not less than five (5) Business Days written notice to Tenant (except in the case of an emergency that constitutes an imminent threat to human health or safety or damage to property, in which event Landlord shall undertake reasonable efforts to notify a representative of Tenant as soon as practicable under the circumstances), to conduct an inspection of the Leased Property or any portion thereof (and Tenant shall be permitted to have Landlord or its representatives accompanied by a representative of Tenant) to determine the existence or presence of Hazardous Substances on or about the Leased Property or any portion thereof. In the event Landlord has a reasonable basis to believe that Tenant is in breach of its obligations under Sections 32.1 through 32.4, Landlord shall have the right to enter and inspect the Leased Property or any portion thereof, conduct any testing, sampling and analyses it reasonably deems necessary and shall have the right to inspect materials brought into the Leased Property or any portion thereof. Landlord may, in its discretion, retain experts to conduct the inspection, perform the tests referred to herein, and to prepare a written report in connection therewith if Landlord has a reasonable basis to believe that Tenant is in breach of its obligations under Sections 32.1 through 32.4. All costs and expenses incurred by Landlord under this Section 32.6 shall be the responsibility of Landlord, except solely to the extent Tenant has breached its obligations under Sections 32.1 through 32.5, in which event such reasonable costs and expenses shall be paid by Tenant to Landlord as provided in Section 32.4. Failure to conduct an environmental inspection or to detect unfavorable conditions if such inspection is conducted shall in no fashion constitute a release of any liability for environmental conditions subsequently determined to be associated with or to have occurred during Tenant’s tenancy. Tenant shall remain liable for any environmental condition related to or having occurred during its tenancy regardless of when such conditions are discovered and regardless of whether or not Landlord conducts an environmental inspection at the termination of this Lease. The obligations set forth in this Article XXXII shall survive the expiration or earlier termination of this Lease but in no event shall Article XXXII apply to matters first occurring after the later of (x) the end of the Term and (y) the date upon which Tenant shall have vacated the Leased Property and surrendered the same to Landlord, in each case to the extent such matters are not or were not caused by the acts or omissions of Tenant in breach of this Lease.

ARTICLE XXXIII

MEMORANDUM OF LEASE

Landlord and Tenant shall, promptly upon the request of either Party, enter into one or more short form memoranda of this Lease, in form suitable for recording in each county or other applicable location in which the Leased Property is located. Each Party shall bear its own costs in negotiating and finalizing such memoranda, but Tenant shall pay all costs and expenses of recording any such memorandum and shall fully cooperate with Landlord in removing from record any such memorandum upon the Expiration Date.

ARTICLE XXXIV

DISPUTE RESOLUTION

34.1 Expert Valuation Process. Whenever a determination of Fair Market Ownership Value, Fair Market Base Rental Value, Fair Market Rental Value or Fair Market Property Value is required pursuant to any provision of this Lease, and where Landlord and Tenant have not been able to reach agreement on such Fair Market Ownership Value, Fair Market Base Rental Value, Fair Market Rental Value or Fair Market Property Value either (i) with respect to Fair Market Base Rental Value applicable to a Renewal Term, within three hundred seventy (370) days prior to the commencement date of a Renewal Term or (ii) for all other purposes, after at least fifteen (15) days of good faith negotiations, then either Party shall each have the right to seek, upon written notice to the other Party (the “Expert Valuation Notice”), which notice clearly identifies that such Party seeks, to have such Fair Market Ownership Value, Fair Market Base Rental Value, Fair Market Rental Value or Fair Market Property Value determined in accordance with the following Expert Valuation Process:

(a) Within twenty (20) days of the receiving Party’s receipt of the Expert Valuation Notice, Landlord and Tenant shall provide notice to the other Party of the name, address and other pertinent contact information, and qualifications of its selected appraiser (which appraiser must be an independent qualified MAI appraiser (i.e., a Member of the Appraisal Institute)).

(b) As soon as practicable following such notice, and in any event within twenty (20) days following their selection, each appraiser shall prepare a written appraisal of Fair Market Ownership Value, Fair Market Base Rental Value, Fair Market Rental Value or Fair Market Property Value (as the case may be) as of the relevant date of valuation, and deliver the same to its respective client. Representatives of the Parties shall then meet and simultaneously exchange copies of such appraisals. Following such exchange, the appraisers shall promptly meet and endeavor to agree upon Fair Market Ownership Value, Fair Market Base Rental Value, Fair Market Rental Value or Fair Market Property Value (as the case may be) based on a written appraisal made by each of them (and given to Landlord by Tenant). If such two (2) appraisers shall agree upon a Fair Market Ownership Value or Fair Market Base Rental Value or Fair Market Property Value, as applicable, such agreed amount shall be binding and conclusive upon Landlord and Tenant.

(c) If such two (2) appraisers are unable to agree upon a Fair Market Ownership Value, Fair Market Base Rental Value, Fair Market Rental Value or Fair Market Property Value (as the case may be) within five (5) Business Days after the exchange of appraisals as aforesaid, then such appraisers shall advise Landlord and Tenant of the same and, within twenty (20) days of the exchange of appraisals, select a third (3rd) appraiser (which third (3rd) appraiser, however selected, must be an independent qualified MAI appraiser) to make the determination of Fair Market Ownership Value, Fair Market Base Rental Value, Fair Market Rental Value or Fair Market Property Value. The selection of the third (3rd) appraiser shall be binding and conclusive upon Landlord and Tenant.

(d) If such two (2) appraisers shall be unable to agree upon the designation of a third (3rd) appraiser within the twenty (20) day period referred to in clause (c) above, or if such third (3rd) appraiser does not make a determination of Fair Market Ownership Value, Fair Market Base Rental Value, Fair Market Rental Value or Fair Market Property Value (as the case may be) within thirty (30) days after his or her selection, then such third (3rd) appraiser (or a substituted third appraiser, as applicable) shall, at the request of either Party, be appointed by the Appointing Authority and such appointment shall be final and binding on Landlord and Tenant. The determination of Fair Market Ownership Value, Fair Market Base Rental Value, Fair Market Rental Value or Fair Market Property Value (as the case may be) made by the third (3rd) appraiser appointed pursuant hereto shall be made within twenty (20) days after such appointment.

(e) If a third (3rd) appraiser is selected, Fair Market Ownership Value, Fair Market Base Rental Value, Fair Market Rental Value or Fair Market Property Value (as the case may be) shall be the average of (x) the determination of Fair Market Ownership Value, Fair Market Base Rental Value, Fair Market Rental Value or Fair Market Property Value (as the case may be) made by the third (3rd) appraiser and (y) the determination of Fair Market Ownership Value, Fair Market Base Rental Value, Fair Market Rental Value or Fair Market Property Value (as the case may be) made by the appraiser (selected pursuant to Section 34.1(b)) whose determination of Fair Market Ownership Value, Fair Market Base Rental Value, Fair Market Rental Value or Fair Market Property Value (as the case may be) is nearest to that of the third (3rd) appraiser. Such average shall be binding and conclusive upon Landlord and Tenant as being the Fair Market Ownership Value, Fair Market Base Rental Value, Fair Market Rental Value or Fair Market Property Value (as the case may be).

(f) In determining Fair Market Ownership Value of the Leased Property as a whole or any Facility, the appraisers shall (in addition to taking into account the criteria set forth in the definition of Fair Market Ownership Value), add (i) the present value of the Rent for the remaining Term, assuming the Term has been extended for all Renewal Terms provided herein (with assumed increases in the CPI to be determined by the appraisers) using a discount rate (which may be determined by an investment banker retained by each appraiser) based on the credit worthiness of Tenant and any guarantor of Tenant’s obligations hereunder and (ii) the present value of the Leased Property or Facility as of the end of such Term (assuming the Term has been extended for all Renewal Terms provided herein). The appraisers shall further assume that no default then exists under the Lease, that Tenant has complied (and will comply) with all provisions of the Lease, and that no default exists under any guaranty of Tenant’s obligations hereunder.

(g) In determining Fair Market Base Rental Value, the appraisers shall (in addition to the criteria set forth in the definition thereof and of Fair Market Rental Value) take into account: (i) the age, quality and condition (as required by the Lease) of the Improvements; (ii) that the Leased Property or Facility will be leased as a whole or substantially as a whole to a single user; (iii) when determining the Fair Market Base Rental Value for any Renewal Term, a lease term of five (5) years together with such options to renew as then remains hereunder; (iv) an absolute triple net lease; and (v) such other items that professional real estate appraisers customarily consider.

(h) [Reserved].

(i) If, by virtue of any delay, Fair Market Base Rental Value is not determined by the first (1st) day of the applicable Renewal Term, then until Fair Market Base Rental Value is determined, Tenant shall continue to pay Rent during the succeeding Renewal Term in the same amount which Tenant was obligated to pay prior to the commencement of the Renewal Term. Upon determination of Fair Market Base Rental Value, Rent shall be calculated retroactive to the commencement of the Renewal Term and Tenant shall either receive a refund from Landlord (in the case of an overpayment) or shall pay any deficiency to Landlord (in the case of an underpayment) within thirty (30) days of the date on which the determination of Fair Market Base Rental Value becomes binding.

(j) The cost of the procedure described in this Section 34.1 shall be borne equally by the Parties and the Parties will reasonably coordinate payment; provided, that if Landlord pays such costs, fifty percent (50%) of such costs shall be Additional Charges hereunder and if Tenant pays such costs, fifty percent (50%) of such costs shall be a credit against the next Rent payment hereunder.

34.2 Arbitration. In the event of a dispute with respect to this Lease pursuant to an Arbitration Provision, or in any case when this Lease expressly provides for the settlement or determination of a dispute or question by an Expert pursuant to this Section 34.2 (in any such case, a “Section 34.2 Dispute”) such dispute shall be determined in accordance with an arbitration proceeding as set forth in this Section 34.2.

(a) Any Section 34.2 Dispute shall be determined by an arbitration panel comprised of three members, each of whom shall be an Expert (the “Arbitration Panel”). No more than one panel member may be with the same firm and no panel member may have an economic interest in the outcome of the arbitration.

The Arbitration Panel shall be selected as set forth in this Section 34.2(b). If a Section 34.2 Dispute arises and if Landlord and Tenant are not able to resolve such dispute after at least fifteen (15) days of good faith negotiations, then either Party shall each have the right to submit the dispute to the Arbitration Panel, upon written notice to the other Party (the “Arbitration Notice”). The Arbitration Notice shall identify one member of the Arbitration Panel who meets the criteria of the above paragraph. Within five (5) Business Days after the receipt of the Arbitration Notice, the Party receiving such Arbitration Notice shall respond in writing identifying one member of the Arbitration Panel who meets the criteria of the above paragraph. Such notices shall include the name, address and other pertinent contact information, and qualifications of its member of the Arbitration Panel. If a Party fails to timely select its respective panel member, the other Party may notify such Party in writing of such failure, and if such Party fails to select its respective panel member within three (3) Business Days after receipt of such notice, then such other Party may select and identify to such Party such panel member on such Party’s behalf. The third member of the Arbitration Panel will be selected by the two (2) members of the Arbitration Panel who were selected by Landlord and Tenant; provided, that if, within five (5) Business Days after they are identified, they fail to select a third member, or if they are unable to agree on such selection, Landlord and Tenant shall cause the third member of the Arbitration Panel to be appointed by the managing officer of the American Arbitration Association.

(b) Within ten (10) Business Days after the selection of the Arbitration Panel, Landlord and Tenant each shall submit to the Arbitration Panel a written statement identifying its summary of the issues. Landlord and Tenant may also request an evidentiary hearing on the merits in addition to the submission of written statements. The Arbitration Panel shall make its decision within twenty (20) days after the later of (i) the submission of such written statements, and (ii) the conclusion of any evidentiary hearing on the merits. The Arbitration Panel shall reach its decision by majority vote and shall communicate its decision by written notice to Landlord and Tenant.

(c) The decision by the Arbitration Panel shall be final, binding and conclusive and shall be non-appealable and enforceable in any court having jurisdiction. All hearings and proceedings held by the Arbitration Panel shall take place in New York, New York unless otherwise mutually agreed by the Parties and the Arbitration Panel.

(d) The resolution procedure described herein shall be governed by the Commercial Rules of the American Arbitration Association and the Procedures for Large, Complex, Commercial Disputes in effect as of the Commencement Date.

(e) Landlord and Tenant shall bear equally the fees, costs and expenses of the Arbitration Panel in conducting any arbitration described in this Section 34.2.

ARTICLE XXXV

NOTICES

Any notice, request, demand, consent, approval or other communication required or permitted to be given by either Party hereunder to the other Party shall be in writing and shall be sent by registered or certified mail, postage prepaid and return receipt requested, by hand delivery or express courier service, by email transmission or by an overnight express service to the following address:

To Tenant: c/o Caesars Entertainment, Inc. 100 West Liberty Street, Suite 1150 Reno, NV 89501 Attention: General Counsel Email: equatmann@eldoradoresorts.com	To Landlord: c/o VICI Properties Inc. 535 Madison Avenue, 20th Floor New York, NY 10022 Attention: General Counsel Email: corplaw@viciproperties.com or to such other address as either Party may hereafter designate. Notice shall be deemed to have been given on the date of delivery if such delivery is made on a Business Day, or if not, on the first Business Day after delivery. If delivery is refused, Notice shall be deemed to have been given on the date delivery was first attempted. Notice sent by email shall be deemed given only upon an independent, non-automated confirmation from the recipient acknowledging receipt.

ARTICLE XXXVI

END OF TERM GAMING ASSETS TRANSFER

36.1 Transfer of Tenant’s Gaming Assets and Operational Control of the Leased Property. Upon the written request (an “End of Term Gaming Assets Transfer Notice”) of Landlord either immediately prior to or in connection with the expiration or earlier termination of the Term, or of Tenant in connection with the expiration or earlier termination of this Lease that occurs (i) either on the last date of the Initial Term or the last date of any Renewal Term, or (ii) in the event Landlord exercises its right to terminate this Lease or repossess the Leased Property in accordance with the terms of this Lease and, provided in each of the foregoing clauses (i) or (ii) that Tenant complies with the provisions of Section 36.4, Tenant shall transfer (or cause to be transferred) upon the expiration or termination of the Term, or as soon thereafter as Landlord shall request, the business operations (including, for the avoidance of doubt, all Tenant’s Property relating to each of the Facilities) (such assets, collectively with respect to each Facility, the “Gaming Assets”) to a successor lessee or operator (or lessees or operators) of each Facility (collectively, the “Successor Tenant”) designated by Landlord or, if applicable, pursuant to Section 36.3, for consideration to be received by Tenant from each Successor Tenant in an amount negotiated and agreed to by Tenant and such Successor Tenant or, if applicable, determined pursuant to Section 36.3 (the “Gaming Assets FMV”); provided, however, that in the event an End of Term Gaming Assets Transfer Notice is delivered hereunder, then notwithstanding the expiration or earlier termination of the Term, until such time that Tenant transfers the Gaming Assets to the applicable Successor Tenant, Tenant shall (or shall cause its Subsidiaries to) continue to (and Landlord shall permit Tenant to maintain possession of the applicable Leased Property to the extent necessary to) possess and operate the Facilities in accordance with the applicable terms of this Lease and the course and manner in which Tenant (or its Subsidiaries) has operated such Facility prior to the end of the Term (including, but not limited to, the payment of Rent applicable to such Facility hereunder, which shall be calculated as provided in this Lease, except, that for any period following the last day of the calendar month in which the thirty-fifth (35th) anniversary of the Second Amendment Date occurs, the Rent shall be a per annum amount equal to the sum of (A) the amount of the Base Rent hereunder during the Lease Year in which the Expiration Date occurs, multiplied by the Escalator, and increased on each anniversary of the Expiration Date to be equal to the Base Rent payable for the immediately preceding year, multiplied by the Escalator, plus (B) the amount of the Supplemental Rent during the Lease Year in which the Expiration Date occurs, multiplied by the Escalator, and increased on each anniversary of the Expiration Date to be equal to the Supplemental Rent payable for the immediately preceding year, multiplied by the Escalator plus (C) the amount of the Variable Rent hereunder during the Lease Year in which the Expiration Date occurs, in each case, applicable to such Facility). If Tenant, Landlord and/or a Successor Tenant designated by Landlord cannot agree on the Gaming Assets FMV within a reasonable time not to exceed thirty (30) days after receipt of an End of Term Gaming Assets Transfer Notice hereunder, then such Gaming Assets FMV shall be determined, and Tenant’s transfer of the Gaming Assets to a Successor Tenant in consideration for a payment in such amount shall be determined and transferred, in accordance with the provisions of Section 36.3.

36.2 Transfer of Intellectual Property. The Gaming Assets shall include the Property Specific IP for such Facility, CPLV Trademark License (with respect to the Leased Property (CPLV)), and a two (2) year transition license for the Property Related IP used, or held for use, at or in connection with such Facility. Without limiting the foregoing, Tenant shall, within thirty (30) days after the delivery of an End of Term Gaming Assets Transfer Notice, deliver to Landlord a copy of all CPLV/HLV Guest Data, if applicable, and all Property Specific Guest Data; provided, however, that (a) Tenant shall have the right to retain and use copies of such data as required by Legal Requirements, including applicable Gaming Regulations, and (b) with respect to any CPLV/HLV Guest Data, if applicable, from and after the transfer of the Gaming Assets pursuant to this Article XXXVI, (i) Tenant will have no further right, title, or interest to such CPLV/HLV Guest Data, (ii) Tenant will not be permitted to access such data for marketing, research or other activities by Tenant and (iii) unless such data cannot be expunged without destruction of any data that may be retained by the Tenant, Tenant must expunge such data, except that in each case Tenant may retain and deliver to any governmental authority, copies of any such data to the extent required to comply with Legal Requirements, including applicable Gaming Regulations.

36.3 Determination of Gaming Assets FMV. If not effected pursuant to Section 36.1, then the determination of the Gaming Assets FMV and the transfer of the Gaming Assets to a Successor Tenant for the applicable Facility in consideration for the Gaming Assets FMV shall be effected by (i) first, determining in accordance with Section 36.3(a) the rent that Landlord would be entitled to receive from Successor Tenant for the applicable Facility assuming a lease term of the greater of (I) the remaining term of this Lease (assuming that this Lease will not have terminated prior to its natural expiration at the end of the final Renewal Term) and (II) the lesser of (x) ten (10) years and (y) eighty percent (80%) of the then remaining useful life of the applicable Leased Property for the highest and best use of such Leased Property (the “Successor Tenant Rent”) pursuant to a lease agreement containing substantially the same terms and conditions of this Lease (other than, in the case of a new lease at the end of the final Renewal Term, the terms of this Article XXXVI, which will not be included in such new lease), (ii) second, identifying and designating in accordance with the terms of Section 36.3(b), a pool of qualified potential Successor Tenants (each, a “Qualified Successor Tenant”) prepared to lease the applicable Facility at the Successor Tenant Rent and to bid for the Gaming Assets, and (iii) third, in accordance with the terms of Section 36.3(c), determining the highest price a Qualified Successor Tenant would agree to pay for the applicable Gaming Assets, and setting such highest price as the Gaming Assets FMV in exchange for which Tenant shall be required to transfer such Gaming Assets and Landlord will enter into a lease for the applicable Facility with such Qualified Successor Tenant on substantially the same terms and conditions of this Lease (other than, in the case of a new lease at the end of the final Renewal Term, the terms of this Article XXXVI, which will not be included in such new lease) through (I) the remaining term of this Lease (assuming that this Lease will not have terminated prior to its natural expiration at the end of the final Renewal Term) or (II) the lesser of (x) ten (10) years and (y) eighty percent (80%) of the then remaining useful life of the applicable Leased Property, whichever of (I) or (II) is greater, for a rent calculated pursuant to Section 36.3(a) hereof. Notwithstanding anything in the contrary in this Article XXXVI, the transfer of the Gaming Assets will be conditioned upon the approval of the applicable regulatory agencies of the transfer of the Gaming Licenses and any other gaming assets to the Successor Tenant and/or the issuance of new gaming licenses as required by applicable Gaming Regulations and the relevant regulatory agencies both with respect to operating and suitability criterion, as the case may be.

(a) Determining Successor Tenant Rent. Landlord and Tenant shall first attempt to agree on the amount of Successor Tenant Rent that it will be assumed Landlord will be entitled to receive for the applicable Facility for a term of the greater of (I) the remaining term of this Lease (assuming that this Lease will not have terminated prior to its natural expiration at the end of the final Renewal Term) and (II) the lesser of (x) ten (10) years and (y) eighty percent (80%) of the then remaining useful life of the applicable Leased Property, and pursuant to a lease containing substantially the same terms and conditions of this Lease (other than, in the case of a new lease at the end of the final Renewal Term, the terms of this Article XXXVI, which will not be included in such new lease). If Landlord and Tenant cannot agree on the Successor Tenant Rent amount within a reasonable time not to exceed sixty (60) days after receipt of an End of Term Gaming Assets Transfer Notice hereunder, then the Successor Tenant Rent shall be set as follows:

(i) for the period preceding the last day of the calendar month in which the thirty-fifth (35th) anniversary of the Second Amendment Date occurs, then the annual Successor Tenant Rent shall be an amount equal to the annual Rent for such Facility that would have accrued under the terms of this Lease for such period (assuming the Lease will have not been terminated prior to its natural expiration); and

(ii) for the period following the last day of the calendar month in which the thirty-fifth (35th) anniversary of the Second Amendment Date occurs, then the Successor Tenant Rent shall be calculated in the same manner as Rent with respect to such Facility is calculated under this Lease, provided that, in connection with the Leased Property (CPLV), the Supplemental Rent component of Successor Tenant Rent shall be multiplied on the first day of such period by the Escalator, and shall be increased on each anniversary of the beginning of such period to be equal to the Supplemental Rent payable for the immediately preceding year, multiplied by the Escalator, and provided further that if Tenant or an Affiliate of Tenant shall be the Successor Tenant, then the Rent shall not be less than the Fair Market Rental Value.

(b) Designating Potential Successor Tenants. For each Facility, Landlord will select one and Tenant will select three (3) (for a total of up to four (4)) potential Qualified Successor Tenants prepared to lease the applicable Facility for the Successor Tenant Rent, each of whom must meet the criteria established for a Qualified Transferee (and none of whom may be Tenant or an Affiliate of Tenant (it being understood and agreed that there shall be no restriction on Landlord or any Affiliate of Landlord from being a potential Qualified Successor Tenant), except in the case of expiration of the Lease on the last day of the calendar month in which the thirty-fifth (35th) anniversary of the Second Amendment Date occurs). Landlord and Tenant must designate their proposed Qualified Successor Tenants within ninety (90) days after receipt of an End of Term Gaming Assets Transfer Notice hereunder. In the event that Landlord or Tenant fails to designate such party’s allotted number of potential Qualified Successor Tenants, the other party may designate additional potential Qualified Successor Tenants such that the total number of potential Qualified Successor Tenants does not exceed four; provided that, in the event the total number of potential Qualified Successor Tenants is less than four, the transfer process will still proceed as set forth in Section 36.3(c) below.

(c) Determining Gaming Assets FMV. Tenant will have a three (3) month period to negotiate an acceptable sales price for the Gaming Assets for each Facility with one of the Qualified Successor Tenants, which three (3) month period will commence immediately upon the conclusion of the steps set forth above in Section 36.3(b). If Tenant does not reach an agreement prior to the end of such three (3) month period, Landlord shall conduct an auction for the Gaming Assets among the four potential successor lessees, and Tenant will be required to transfer the Gaming Assets to the highest bidder.

36.4 Operation Transfer. With respect to each Facility, upon designation of a Successor Tenant by Landlord (pursuant to this Article XXXVI), Tenant shall reasonably cooperate and take all actions reasonably necessary (including providing all reasonable assistance to Successor Tenant) to effectuate the transfer of the applicable Gaming Assets and operational control of such Facility to Successor Tenant in an orderly manner so as to minimize to the maximum extent feasible any disruption to the continued orderly operation of such Facility for its Primary Intended Use. Concurrently with the transfer of such Gaming Assets to Successor Tenant, (i) Tenant shall assign to Successor Tenant (and Successor Tenant shall assume) any then-effective Subleases or other agreements (to the extent such other agreements are assignable) relating to the applicable Leased Property (provided, that, Tenant shall not assign, and neither Landlord nor any Successor Tenant shall have any obligation to assume, any Permitted Sportsbook Sublease unless it elects, in its sole and absolute discretion, to permit Tenant to assign any Permitted Sportsbook Sublease to it), and (ii) Tenant shall vacate and surrender such Leased Property to Landlord and/or Successor Tenant in the condition required under this Lease. Notwithstanding the expiration or earlier termination of the Term and anything to the contrary herein, to the extent that this Article XXXVI applies, unless Landlord consents to the contrary, until such time that Tenant transfers the applicable Gaming Assets and operational control of the applicable Facility to a Successor Tenant in accordance with the provisions of this Article XXXVI, Tenant shall (or shall cause its Subsidiaries to) continue to (and Landlord shall permit Tenant to maintain possession of such Leased Property to the extent necessary to) operate such Facility in accordance with the applicable terms of this Lease and the course and manner in which Tenant (or its Subsidiaries) has operated such Facility prior to the end of the Term (including, but not limited to, the payment of Rent hereunder at the rate provided in Section 36.1 (and not subject to Article XIX)); provided, however, that Tenant shall have no obligation (unless specifically agreed to by Tenant) to operate such Facility (or pay any such Rent with respect to such Facility) under such arrangement for more than two (2) years after the Expiration Date. The period of time following the Expiration Date during which Tenant continues to operate any such Facility as described in the preceding sentence is referred to in the Guaranty as a “Transition Period.”

ARTICLE XXXVII

ATTORNEYS’ FEES

If Landlord or Tenant brings an action or other proceeding against the other to enforce or interpret any of the terms, covenants or conditions hereof or any instrument executed pursuant to this Lease, or by reason of any breach or default hereunder or thereunder, the Party substantially prevailing in any such action or proceeding and any appeal thereupon shall be paid all of its costs and reasonable documented outside attorneys’ fees incurred therein. In addition to the foregoing and other provisions of this Lease that specifically require Tenant to reimburse, pay or indemnify against Landlord’s attorneys’ fees, Tenant shall pay, as Additional Charges, all of Landlord’s reasonable documented outside attorneys’ fees incurred in connection with the enforcement of this Lease (except to the extent provided above), including reasonable documented attorneys’ fees incurred in connection with the review, negotiation or documentation of any subletting, assignment, or management arrangement or any consent requested in connection with such enforcement, and the collection of past due Rent.

ARTICLE XXXVIII

BROKERS

Tenant warrants that it has not had any contact or dealings with any Person or real estate broker which would give rise to the payment of any fee or brokerage commission in connection with this Lease, and Tenant shall indemnify, protect, hold harmless and defend Landlord from and against any liability with respect to any fee or brokerage commission arising out of any act or omission of Tenant. Landlord warrants that it has not had any contact or dealings with any Person or real estate broker which would give rise to the payment of any fee or brokerage commission in connection with this Lease, and Landlord shall indemnify, protect, hold harmless and defend Tenant from and against any liability with respect to any fee or brokerage commission arising out of any act or omission of Landlord.

ARTICLE XXXIX

ANTI-TERRORISM REPRESENTATIONS

Each Party hereby represents and warrants to the other Party that neither such representing Party nor, to its knowledge, any persons or entities holding any Controlling legal or beneficial interest whatsoever in it are (i) the target of any sanctions program that is established by Executive Order of the President or published by the Office of Foreign Assets Control, U.S. Department of the Treasury (“OFAC”); (ii) designated by the President or OFAC pursuant to the Trading with the Enemy Act, 50 U.S.C. App. § 5, the International Emergency Economic Powers Act, 50 U.S.C. §§ 1701-06, the Patriot Act, Public Law 107-56, Executive Order 13224 (September 23, 2001) or any Executive Order of the President issued pursuant to such statutes; or (iii) named on the following list that is published by OFAC: “List of Specially Designated Nationals and Blocked Persons” (collectively, “Prohibited Persons”). Each Party hereby represents and warrants to the other Party that no funds tendered to such other Party by such tendering Party under the terms of this Lease are or will be directly or indirectly derived from activities that may contravene U.S. federal, state or international laws and regulations, including anti-money laundering laws. Neither Party will during the Term of this Lease knowingly engage in any transactions or dealings, or knowingly be otherwise associated with, any Prohibited Persons in connection with the Leased Property.

ARTICLE XL

LANDLORD REIT PROTECTIONS

(a) The Parties intend that Rent and other amounts paid by Tenant hereunder that constitute Existing Lease Rent will qualify as “rents from real property” within the meaning of Section 856(d) of the Code, or any similar or successor provision thereto and this Lease shall be interpreted consistent with this intent. If any Existing Lease Rent hereunder shall fail to qualify as “rent from real property” within the meaning of Section 856(d) of the Code, the Parties will cooperate in good faith to amend this Lease such that no such Existing Lease Rent fails to so qualify, provided that (i) such amendment shall not (w) increase Tenant’s monetary obligations under this Lease by more than a de minimis extent, (x) increase Tenant’s non-monetary obligations under this Lease in any material respect, (y) decrease Landlord’s obligations under this Lease in any material respect or (z) diminish Tenant’s rights under this Lease in any material respect and (ii) Landlord shall reimburse Tenant for all reasonable and actual documented out-of-pocket costs and expenses (including, without limitation, reasonable and actual documented out-of-pocket legal costs and expenses) incurred by Tenant in connection with such amendment. If there is a determination by the IRS (through IRS audit or otherwise) that some or all of the Rent payable with respect to this Lease that does not constitute Existing Lease Rent is treated as “rents from real property” within the meaning of Section 856(d) of the Code, or any similar or successor provision thereto, then this Lease shall be interpreted consistent with such determination; provided, however, that neither Landlord nor Tenant is under any obligation to seek such determination.

(b) Anything contained in this Lease to the contrary notwithstanding, Tenant shall not without Landlord’s advance written consent (i) sublet, assign or enter into a management arrangement for the Leased Property on any basis such that (A) the rent or other amounts to be paid by the subtenant, assignee or manager thereunder would be based, in whole or in part, on either (x) the income or profits derived by the business activities of the subtenant, assignee or manager or (y) any other formula such that any portion of any amount received by Landlord hereunder that constitutes Existing Lease Rent could reasonably be expected to cause any portion of the Existing Lease Rent to fail to qualify as “rents from real property” within the meaning of Section 856(d) of the Code, or any similar or successor provision thereto or (B) with respect to any portion of this Lease attributable to Rent that does not constitute Existing Lease Rent, if treated by Landlord as payment in respect of one or more “securities” within the meaning of Section 856(c)(4) of the Code, any such security reasonably could be expected to represent more than 10% of the value of any issuer’s outstanding securities for purposes Section 856(c)(4) of the Code; (ii) furnish or render any services to the subtenant, assignee or manager or manage or operate the Leased Property so subleased, assigned or managed; (iii) sublet, assign or enter into a management arrangement for the Leased Property to any Person (other than a “taxable REIT subsidiary” (within the meaning of Section 856(l) of the Code, or any similar or successor provision thereto) of Landlord REIT) in which Landlord or PropCo owns an interest, directly or indirectly (by applying constructive ownership rules set forth in Section 856(d)(5) of the Code, or any similar or successor provision thereto); (iv) sublet, assign or enter into a management arrangement for the Leased Property in any other manner which could reasonably be expected to cause any portion of the amounts received by Landlord pursuant to any Sublease or Existing Lease Rent to fail to qualify as “rents from real property” within the meaning of Section 856(d) of the Code, or any similar or successor provision thereto, or which could reasonably be expected to cause any other income of

Landlord to fail to qualify as income described in Section 856(c)(2) of the Code, or any similar or successor provision thereto; or (v) change the entity classification of Desert Palace LLC, CEOC, LLC, or Harrah’s Las Vegas, LLC in any case, such that it is no longer disregarded as an entity separate from the applicable Regarded Entity for federal income tax purposes; provided that the parties agree that by entering into this Lease, Landlord consents to a Permitted Sportsbook Sublease if and only if (I) both (A) neither WH US Holdco nor any subsidiary of WH US Holdco (including any partnership (within the meaning of the Code) in which any one of the forgoing or Tenant, directly or indirectly, is a partner described in Section 856(d)(5)(B) of the Code) owns (or in the aggregate own) any interest in Landlord REIT’s stock taking into account both actual direct or indirect ownership and constructive ownership determined by applying constructive ownership rules set forth in Section 856(d)(5) of the Code, or any similar or successor provision thereto (other than up to one percent (1%) constructive ownership of Landlord REIT’s common stock), and (B) no amounts paid by Tenant hereunder are excluded from “rents from real property” by reason of Section 856(d)(2)(B), taking into account for purposes of this clause (B) stock ownership solely attributable to the application of the constructive ownership rules set forth in Section 856(d)(5) of the Code, (or any similar or successor provision thereto) and by not taking into account any stock ownership that Landlord REIT or any of its subsidiaries actually owns (without taking into account the constructive ownership rules of Section 856(d)(5) of the Code, or any similar or successor provision thereto) or that Landlord REIT constructively owns (taking into account the application of the constructive ownership rules set forth in Section 856(d)(5) of the Code, or any similar or successor provision thereto) solely as a result of granting after the Second Amendment Date an exemption to its “ownership limits” as contemplated by Article 7 of the Articles of Amendment and Restatement of Landlord REIT dated October 6, 2017 (as may be amended, restated or amended and restated from time to time) (such exemption, an “Excepted Holder Limit”), and (II) if any Permitted Sportsbook Sublease is not identical to the CPLV Sportsbook Operating Agreement, such Permitted Sportsbook Sublease does not violate the requirement of clause (iv) (ignoring for this purpose the consent otherwise granted by this proviso). Landlord REIT and Tenant will cooperate in good faith to permit Landlord REIT to notify each Excepted Holder that has an Excepted Holder Limit on the Second Amendment Date of this transaction and request that such Excepted Holder provide information regarding its ownership, if any, of WH US Holdco or any subsidiary of WH US Holdco, taking into account the constructive ownership rules set forth in Section 856(d)(5) of the Code (or any similar or successor provision thereto). As of the end of each Fiscal Quarter during the Term, Tenant shall deliver to Landlord a certification, in the form attached hereto as Exhibit G, stating that Tenant has reviewed its transactions during such Fiscal Quarter and certifying that Tenant is in compliance with the provisions of this Article XL. The requirements of this Article XL shall likewise apply to any further sublease, assignment or management arrangement by any subtenant, assignee or manager.

(c) Anything contained in this Lease to the contrary notwithstanding, the Parties acknowledge and agree that Landlord, in its sole discretion, may assign this Lease or any interest herein to another Person (including without limitation, a direct or indirect subsidiary of Landlord REIT that, itself, is a REIT or a “taxable REIT subsidiary” (within the meaning of Section 856(l) of the Code, or any similar or successor provision thereto)) in order to maintain Landlord REIT’s status as a REIT; provided, however, that Landlord shall be required to (i) comply with any applicable Legal Requirements related to such transfer and (ii) give Tenant notice of any such assignment; and provided further, that any such assignment shall be subject to all of the rights of Tenant hereunder.

(d) Anything contained in this Lease to the contrary notwithstanding, upon request of Landlord, Tenant, ERI, and any Regarded Entity shall each cooperate with Landlord in good faith and at no cost or expense (other than de minimis cost) to Tenant, ERI or any Regarded Entity, and provide such documentation and/or information as may be in Tenant’s, ERI’s, or any Regarded Entity’s possession or under Tenant’s, ERI’s, or any Regarded Entity’s control and otherwise readily available to Tenant, ERI or any Regarded Entity as shall be reasonably requested by Landlord in connection with verification of Landlord REIT’s REIT compliance requirements, including (i) estimated enterprise values of the applicable Regarded Entity, (ii) information regarding capitalization of the applicable Regarded Entity and its direct and indirect subsidiaries (including, any debt of those subsidiaries issued to any person that is not the Regarded Entity or one of such subsidiaries), (iii) organizational charts showing the ownership of and the entity classification of the applicable Regarded Entity and each of its subsidiaries for U.S. federal income tax purposes (to the extent they have changed from the prior Fiscal Quarter), and (iv) any other information as is reasonably requested in writing by Landlord REIT that is reasonably relevant to Landlord REIT’s compliance with Section 856(c)(4) of the Code. Items i-iv in the immediately preceding sentence shall be provided to Landlord no later than twenty-five (25) days after the end of each Fiscal Quarter of ERI without the need for any further request from Landlord. Anything contained in this Lease to the contrary notwithstanding, Tenant shall take such action as may be requested by Landlord from time to time in order to ensure compliance with the Internal Revenue Service requirement that Rent allocable for purposes of Section 856 of the Code to personal property, if any, at the beginning and end of a calendar year does not exceed fifteen percent (15%) of the total Rent due hereunder as long as such compliance does not (i) increase Tenant’s monetary obligations under this Lease by more than a de minimis extent or (ii) materially increase Tenant’s nonmonetary obligations under this Lease or (iii) materially diminish Tenant’s rights under this Lease.

ARTICLE XLI

MISCELLANEOUS

41.1 Survival. Anything contained in this Lease to the contrary notwithstanding, all claims against, and liabilities, obligations and indemnities of Tenant or Landlord arising or in respect of any period prior to the Expiration Date shall survive the Expiration Date.

41.2 Severability. Subject to Section 1.2, if any term or provision of this Lease or any application thereof shall be held invalid or unenforceable, the remainder of this Lease and any other application of such term or provision shall not be affected thereby.

41.3 Non-Recourse. Tenant specifically agrees to look solely to the Leased Property for recovery of any judgment from Landlord (and Landlord’s liability hereunder shall be limited solely to its interest in the Leased Property, and no recourse under or in respect of this Lease shall be had against any other assets of Landlord whatsoever). The provision contained in the foregoing sentence is not intended to, and shall not, limit any right that Tenant might otherwise have to obtain injunctive relief against Landlord, or any action not involving the personal liability of Landlord. In no event shall either Party ever be liable to the other Party for any indirect, consequential, lost profits, punitive, exemplary, statutory or treble damages suffered from whatever cause (other than, as to all such forms of damages, (i) if Landlord has terminated this Lease, any damages with respect to Rent or Additional Charges as provided under Section 16.3(a) hereof, (ii) if Landlord has not terminated this Lease, any damages with respect to Rent or Additional Charges as provided for herein, (iii) any amount of any Required Capital Expenditures not made pursuant to Section 10.5(a)(x) hereof, (iv) damages as provided under Section 16.3(c) hereof, (v) a claim (including an indemnity claim) for recovery of any such forms of damages that the claiming party is required by a court of competent jurisdiction or the expert to pay to a third-party (other than any damages under or relating to any Fee Mortgage or Fee Mortgage Documents (excluding claims under Section 32.4)) other than to the extent resulting from the claiming party’s gross negligence, willful misconduct or default hereunder, (vi) to the extent expressly provided under Section 32.4, and (vii) Fee Mortgage Damages), and the Parties acknowledge and agree that the rights and remedies in this Lease, and all other rights and remedies at law and in equity, will be adequate in all circumstances for any claims the parties might have with respect to damages. For the avoidance of doubt, (I) any damages of Landlord under or relating to any Fee Mortgage or Fee Mortgage Documents shall be deemed to be consequential damages hereunder, provided, however that, notwithstanding the foregoing clause (I), it is expressly agreed that the following shall constitute direct damages hereunder: (w) amounts payable by Tenant pursuant to Section 16.7 resulting from the breach by Tenant of any Additional Fee Mortgagee Requirements, (x) amounts payable by Tenant pursuant to Section 21.1(i)(iii) in respect of out of pocket costs and expenses (including reasonable legal fees) incurred by a Landlord Indemnified Party (or, to the extent required to be reimbursed by a Landlord Indemnified Party under a Fee Mortgage Document, incurred by or on behalf of any other Person) to defend (but not to settle or pay any judgment resulting from) any investigative, administrative or judicial proceeding commenced or threatened as a result of a breach by Tenant of any Additional Fee Mortgagee Requirement, (y) amounts payable by Tenant pursuant to Section 21.1(i)(iii) in respect of any default interest or late fees actually paid by a Landlord Indemnified Party to a Fee Mortgagee under a Fee Mortgage Document as a result of a payment default by Tenant hereunder (provided that Tenant shall be entitled to a credit against amounts payable under this clause (y) to the extent of any amounts otherwise paid hereunder in respect of the Overdue Rate or the late charge under Section 3.3 in connection with such payment default) and (z) amounts payable by Tenant pursuant to Section 21.1(i)(ix) (clauses (w) through (z), collectively, “Fee Mortgage Damages”); provided that, notwithstanding the foregoing but subject to clause (y) above, in no event shall Tenant be required to pay any amounts to repay (or that are applied to reduce) the principal amount of any loan secured by a Fee Mortgage or any interest or fees on any such loan, and (II) any damages of Tenant under or relating to any Permitted Leasehold Mortgage and any related agreements or instruments shall be deemed to be consequential damages hereunder. It is specifically agreed that no constituent member, partner, owner, director, officer or employee of a Party shall ever be personally liable for any judgment (in respect of obligations under or in connection with this Lease) against, or for the payment of any monetary obligation under or in respect of this Lease, such Party, to the other Party (provided, this sentence shall not limit the obligations of Guarantor expressly set forth in the Guaranty).

41.4 Successors and Assigns. This Lease shall be binding upon Landlord and its permitted successors and assigns and, subject to the provisions of Article XXII, upon Tenant and its successors and assigns.

41.5 Governing Law. (a) THIS LEASE WAS NEGOTIATED IN THE STATE OF NEW YORK, WHICH STATE THE PARTIES AGREE HAS A SUBSTANTIAL RELATIONSHIP TO THE PARTIES AND TO THE UNDERLYING TRANSACTION EMBODIED HEREBY. ACCORDINGLY, IN ALL RESPECTS THIS LEASE (AND ANY AGREEMENT FORMED PURSUANT TO THE TERMS HEREOF) SHALL BE GOVERNED BY, AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF NEW YORK (WITHOUT REGARD TO PRINCIPLES OR CONFLICTS OF LAW) AND ANY APPLICABLE LAWS OF THE UNITED STATES OF AMERICA, EXCEPT THAT ALL PROVISIONS HEREOF RELATING TO THE CREATION OF THE LEASEHOLD ESTATE AND ALL REMEDIES SET FORTH IN ARTICLE XVI RELATING TO RECOVERY OF POSSESSION OF THE LEASED PROPERTY (SUCH AS AN ACTION FOR UNLAWFUL DETAINER, IN REM ACTION OR OTHER SIMILAR ACTION) SHALL BE CONSTRUED AND ENFORCED ACCORDING TO, AND GOVERNED BY, THE LAWS OF THE STATE OF NEVADA.

(b) EXCEPT FOR (x) DISPUTES SPECIFICALLY PROVIDED IN THIS LEASE TO BE REFERRED TO AN EXPERT VALUATION PROCESS PURSUANT TO SECTION 34.1 OR ARBITRATION PURSUANT TO SECTION 34.2 AND (y) PROCEEDINGS PERTAINING TO THE PROVISIONS HEREOF RELATING TO THE CREATION OF THE LEASEHOLD ESTATE AND THE EXERCISE OF REMEDIES SET FORTH IN ARTICLE XVI RELATING TO RECOVERY OF POSSESSION OF THE LEASED PROPERTY (SUCH AS AN ACTION FOR UNLAWFUL DETAINER, IN REM ACTION OR OTHER SIMILAR ACTION), ALL CLAIMS, DEMANDS, CONTROVERSIES, DISPUTES, ACTIONS OR CAUSES OF ACTION OF ANY NATURE OR CHARACTER ARISING OUT OF OR IN CONNECTION WITH, OR RELATED TO, THIS LEASE, WHETHER LEGAL OR EQUITABLE, KNOWN OR UNKNOWN, CONTINGENT OR OTHERWISE SHALL BE RESOLVED IN THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK AND ANY APPELLATE COURTS THERETO, OR IF FEDERAL JURISDICTION IS LACKING, THEN IN NEW YORK STATE SUPREME COURT, NEW YORK COUNTY (COMMERCIAL DIVISION) AND ANY APPELLATE COURTS THERETO. THE PARTIES AGREE THAT SERVICE OF PROCESS FOR PURPOSES OF ANY SUCH LITIGATION OR LEGAL PROCEEDING NEED NOT BE PERSONALLY SERVED OR SERVED WITHIN THE STATE OF NEW YORK, BUT MAY BE SERVED WITH THE SAME EFFECT AS IF THE PARTY IN QUESTION WERE SERVED WITHIN THE STATE OF NEW YORK, BY GIVING NOTICE CONTAINING SUCH SERVICE TO THE INTENDED RECIPIENT (WITH COPIES TO COUNSEL) IN THE MANNER PROVIDED IN ARTICLE XXXV. THIS PROVISION SHALL SURVIVE AND BE BINDING UPON THE PARTIES AFTER THIS LEASE IS NO LONGER IN EFFECT.

41.6 Waiver of Trial by Jury. EACH OF LANDLORD AND TENANT ACKNOWLEDGES THAT IT HAS HAD THE ADVICE OF COUNSEL OF ITS CHOICE WITH RESPECT TO ITS RIGHTS TO TRIAL BY JURY UNDER THE CONSTITUTION OF THE UNITED STATES AND THE STATES OF NEVADA AND NEW YORK. EACH OF LANDLORD AND TENANT HEREBY EXPRESSLY WAIVES ANY RIGHT TO TRIAL BY JURY OF ANY CLAIM, DEMAND, ACTION OR CAUSE OF ACTION (i) ARISING UNDER THIS LEASE (OR ANY AGREEMENT FORMED PURSUANT TO THE TERMS HEREOF) OR (ii) IN ANY MANNER CONNECTED WITH OR RELATED OR INCIDENTAL TO THE DEALINGS OF LANDLORD AND TENANT WITH RESPECT TO THIS LEASE (OR ANY AGREEMENT FORMED PURSUANT TO THE TERMS HEREOF) OR ANY OTHER INSTRUMENT, DOCUMENT OR AGREEMENT EXECUTED OR DELIVERED IN

CONNECTION HEREWITH; OR THE TRANSACTIONS RELATED HERETO OR THERETO, IN EACH CASE WHETHER NOW EXISTING OR HEREINAFTER ARISING, AND WHETHER SOUNDING IN CONTRACT OR TORT OR OTHERWISE; EACH OF LANDLORD AND TENANT HEREBY AGREES AND CONSENTS THAT ANY SUCH CLAIM, DEMAND, ACTION OR CAUSE OF ACTION SHALL BE DECIDED BY A COURT TRIAL WITHOUT A JURY, AND THAT EITHER PARTY MAY FILE A COPY OF THIS SECTION WITH ANY COURT AS CONCLUSIVE EVIDENCE OF THE CONSENT OF EACH SUCH PARTY TO THE WAIVER OF ITS RIGHT TO TRIAL BY JURY.

41.7 Entire Agreement. This Lease (including the Exhibits and Schedules hereto), together with the other Lease Related Agreements, collectively constitute the entire and final agreement of the Parties with respect to the subject matter hereof, and may not be changed or modified except by an agreement in writing signed by the Parties. In addition to the foregoing, it is agreed to by the Parties that no modification to this Lease shall be effective without the written consent of (i) any applicable Fee Mortgagee, to the extent that such a modification would adversely affect such Fee Mortgagee, and (ii) any applicable Permitted Leasehold Mortgagee, to the extent that such a modification would adversely affect such Permitted Leasehold Mortgagee. Landlord and Tenant hereby agree that all prior or contemporaneous oral understandings, agreements or negotiations relative to the leasing of the Leased Property (other than the other Lease Related Agreements) are merged into and revoked by this Lease (together with the Lease Related Agreements referenced above).

41.8 Headings. All captions, titles and headings to sections, subsections, paragraphs, exhibits or other divisions of this Lease, and the table of contents, are only for the convenience of the Parties and shall not be construed to have any effect or meaning with respect to the other contents of such sections, subsections, paragraphs, exhibits or other divisions, such other content being controlling as to the agreement among the Parties.

41.9 Counterparts. This Lease may be executed in any number of counterparts, each of which shall be a valid and binding original, but all of which together shall constitute one and the same instrument. This Lease may be effectuated by the exchange of electronic copies of signatures (e.g., .pdf), with electronic copies of this executed Lease having the same force and effect as original counterpart signatures hereto for all purposes.

41.10 Interpretation. Both Landlord and Tenant have been represented by counsel and this Lease and every provision hereof has been freely and fairly negotiated. Consequently, all provisions of this Lease shall be interpreted according to their fair meaning and shall not be strictly construed against any party.

41.11 Deemed Consent. Each request for consent or approval under Sections 9.1, 10.2, 10.3(e), 13.1(a), 13.5, 14.1, 22.1, 22.2 and 22.3 and Article XI of this Lease shall be made in writing to either Tenant or Landlord, as applicable, and shall include all information necessary for Tenant or Landlord, as applicable, to make an informed decision, and shall include the following in capital, bold and block letters: “FIRST NOTICE – THIS IS A REQUEST FOR CONSENT UNDER THAT CERTAIN LAS VEGAS LEASE. THE FOLLOWING REQUEST REQUIRES A RESPONSE WITHIN FIFTEEN (15) BUSINESS DAYS OF RECEIPT.” If the party to whom such a request is sent does not approve or reject the proposed matter within fifteen (15) Business Days of receipt of such notice and all necessary information, the requesting party may request a consent again by delivery of a notice including the following in capital, bold and block letters: “SECOND NOTICE – THIS IS A SECOND REQUEST FOR CONSENT UNDER THAT CERTAIN LAS VEGAS LEASE. THE FOLLOWING REQUEST REQUIRES A RESPONSE WITHIN FIVE (5) BUSINESS DAYS OF RECEIPT.” If the party to whom such a request is sent does not approve or reject the proposed matter within five (5) Business Days of receipt of such notice and all necessary information, the requesting party may request a consent again by delivery of a notice including the following in capital, bold and block letters: “FINAL NOTICE—THIS IS A THIRD REQUEST FOR CONSENT UNDER THAT CERTAIN LAS VEGAS LEASE. THE FOLLOWING REQUEST REQUIRES A RESPONSE WITHIN FIVE (5) BUSINESS DAYS OF RECEIPT. FAILURE TO RESPOND WITHIN FIVE (5) BUSINESS DAYS HEREOF WILL BE DEEMED AN APPROVAL OF THE REQUEST.” If the party to whom such a request is sent still does not approve or reject the proposed matter within five (5) Business Days of receipt of such final notice, such party shall be deemed to have approved the proposed matter.

41.12 Further Assurances. The Parties agree to promptly sign all documents reasonably requested to give effect to the provisions of this Lease. In addition, Landlord agrees to, at Tenant’s sole cost and expense, reasonably cooperate with all applicable Gaming Authorities and Liquor Authorities in connection with the administration of their regulatory jurisdiction over Tenant, Tenant’s direct and indirect parent(s) and their respective Subsidiaries, if any, including the provision of such documents and other information as may be requested by such Gaming Authorities or Liquor Authorities relating to Tenant, Tenant’s direct and indirect parent(s) or any of their respective Subsidiaries, if any, or to this Lease and which are within Landlord’s reasonable control to obtain and provide.

41.13 Gaming Regulations. Notwithstanding anything to the contrary in this Lease, this Lease and any agreement formed pursuant to the terms hereof are subject to all applicable Gaming Regulations and all applicable laws involving the sale, distribution and possession of alcoholic beverages (the “Liquor Laws”). Without limiting the foregoing, each of Tenant and Landlord acknowledges that (i) it is subject to being called forward by any applicable Gaming Authority or governmental authority enforcing the Liquor Laws (the “Liquor Authority”) with jurisdiction over this Lease or the Facility, in each of their discretion, for licensing or a finding of suitability or to file or provide other information, and (ii) all rights, remedies and powers under this Lease and any agreement formed pursuant to the terms hereof, including with respect to the entry into and ownership and operation of a Gaming Facility, and the possession or control of Gaming equipment, alcoholic beverages or a Gaming License or liquor license, may be exercised only to the extent that the exercise thereof does not violate any applicable provisions of the Gaming Regulations and Liquor Laws and only to the extent that required approvals (including prior approvals) are obtained from the requisite governmental authorities.

Notwithstanding anything to the contrary in this Lease or any agreement formed pursuant to the terms hereof, (subject to Section 41.12) each of Tenant, Landlord, and each of Tenant’s or Landlord’s successors and assigns agree to cooperate with each Gaming Authority and each Liquor Authority in connection with the administration of their regulatory jurisdiction over the Parties, including, without limitation, the provision of such documents or other information as may be requested by any such Gaming Authorities and/or Liquor Authorities relating to Tenant, Landlord, Tenant’s or Landlord’s successors and assigns or to this Lease or any agreement formed pursuant to the terms hereof. If necessary to comply with Gaming Regulations with respect to a specific Facility (or Facilities), the Parties agree to create a Severance Lease with respect to such Facility (or Facilities) which, for the avoidance of doubt, shall be cross-defaulted with this Lease.

If there shall occur a Licensing Event, then the Party with respect to which such Licensing Event occurs shall notify the other Party, as promptly as practicable after becoming aware of such Licensing Event (but in no event later than twenty (20) days after becoming aware of such Licensing Event). In such event, the Party with respect to which such Licensing Event has occurred, shall and shall cause any applicable Affiliates to use commercially reasonable efforts to resolve such Licensing Event within the time period required by the applicable Gaming Authorities by submitting to investigation by the relevant Gaming Authorities and cooperating with any reasonable requests made by such Gaming Authorities (including filing requested forms and delivering information to the Gaming Authorities). If the Party with respect to which such Licensing Event has occurred cannot otherwise resolve the Licensing Event within the time period required by the applicable Gaming Authorities and any aspect of such Licensing Event is attributable to any Person(s) other than such Party, then such Party shall disassociate with the applicable Persons to resolve the Licensing Event. It shall be a material breach of this Lease by Landlord if a Licensing Event with respect to Landlord shall occur and is not resolved in accordance with this Section 41.13 within the later of (i) thirty (30) days or (ii) such additional time period as may be permitted by the applicable Gaming Authorities.

41.14 Certain Provisions of Nevada Law. Landlord shall, pursuant to Section 108.2405(1)(b) of the Nevada Revised Statutes (“NRS”), record a written notice of waiver of Landlord’s rights set forth in NRS 108.234 with the office of the recorder of Clark County, Nevada, before the commencement of construction of each work of improvement with respect to the Leased Property by Tenant or caused by Tenant. Pursuant to NRS 108.2405(2), Landlord shall serve such notice by certified mail, return receipt requested, upon the prime contractor of such work of improvement and all other lien claimants who may give the owner a notice of right to lien pursuant to NRS 108.245, within ten (10) days after Landlord’s receipt of a notice of right to lien or ten (10) days after the date on which the notice of waiver is recorded.

41.15 Intentionally Omitted.

41.16 Intentionally Omitted.

41.17 Savings Clause. If for any reason this Lease is determined by a court of competent jurisdiction to be invalid as to any space that would otherwise be a part of the Leased Property and that is subject to a pre-existing lease as of (x) with respect to the Leased Property (CPLV), the Commencement Date (between CPLV Tenant’s predecessor in interest prior to the Commencement Date, as landlord, and a third-party as tenant), and (y) with respect to the Leased Property (HLV), the HLV Lease Commencement Date (between HLV Tenant’s predecessor in interest prior to the Commencement Date, as landlord, and a third-party as tenant) then Landlord shall be deemed to be the landlord under such pre-existing lease, and the Parties agree that Tenant shall be deemed to be the collection agent for Landlord for purposes of collecting rent and other amounts payable by the tenant under such pre-existing lease and shall remit the applicable collected amounts to Landlord. In such event, the Rent payable hereunder shall be deemed to be reduced by any amounts so collected by Tenant and remitted to Landlord with respect to any such pre-existing lease.

41.18 Integration with Other Documents. Each of Tenant and Landlord acknowledge and agree that certain operating efficiencies and value will be achieved as a result of Tenant’s and Other Tenants’ lease of the Leased Property and the Other Leased Property, respectively. Each of Tenant and Landlord acknowledge and agree that the Parties would not enter into this Lease absent the understanding and agreement of the Parties that the entire ownership, operation, management, lease and lease guaranty relationship with respect to the Leased Property, including (without limitation) the lease of the Leased Property pursuant to this Lease, the use of Managed Facilities IP and the use of the Caesars Rewards Program, together with the other related intellectual property arrangements contemplated herein and the other covenants, obligations and agreements of the Parties hereunder, form part of a single integrated transaction. Accordingly, it is the express intention and agreement of each of Tenant and Landlord that the Parties would not be entering into this Lease without entering into the Guaranty, the Other Leases and the Other Guaranties and in the event of any bankruptcy, insolvency or dissolution proceedings in respect of any Party, no Party will reject, move to reject, or join or support any other Party in attempting to reject any one of this Lease, the Guaranty, the Other Leases or the Other Guaranties without rejecting the other agreements as if each of this Lease, the Guaranty, the Other Leases and the Other Guaranties were one integrated agreement and not separable.

41.19 Intentionally Omitted.

41.20 Intentionally Omitted.

41.21 Intentionally Omitted.

41.22 Confidential Information. Each Party hereby agrees to, and to cause its Representatives to, maintain the confidentiality of all non-public financial, operational or contractual information received pursuant to this Lease; provided that nothing herein shall prevent any Party from disclosing any such non-public information (a) in the case of Landlord, to PropCo 1, PropCo and Landlord REIT and any Affiliate thereof, (b) in the case of Tenant, to CEOC, ERI and any Affiliate thereof, (c) in any legal, judicial or administrative proceeding or other compulsory process or otherwise as required by applicable Legal Requirements (in which case the disclosing Party shall promptly notify the other Parties, in advance, to the extent permitted by law), (d) upon the request or demand of any regulatory authority having jurisdiction over a Party or its affiliates (in which case the disclosing Party shall, other than with respect to routine, periodic inspections by such regulatory authority, promptly notify the other Parties, in advance, to the extent permitted by law), (e) to its Representatives who are informed of the confidential nature of such information and have agreed to keep such information confidential (and the disclosing Party shall be responsible for such Representatives’ compliance therewith), (f) to the extent any such information becomes publicly available other than by reason of disclosure by the disclosing Party or any of its respective Representatives in breach of this Section 41.22, (g) to the extent that such information is received by such Party from a third-party that is not, to such Party’s knowledge, subject to confidentiality obligations owing to the other Parties or any of their respective affiliates or related parties, (h) to the extent that such information is independently developed by such Party or (i) as permitted under the first sentence of Section 23.2(a). Each of the Parties acknowledges that it and its Representatives may receive material non-public information with respect to the other Party and its Affiliates and that each such Party is aware (and will so advise its Representatives) that federal and state securities laws and other applicable laws may impose restrictions on purchasing, selling, engaging in transactions or otherwise trading in securities of the other Party and its Affiliates with respect to which such Party or its Representatives has received material non-public information so long as such information remains material non-public information.

41.23 Time of Essence. TIME IS OF THE ESSENCE OF THIS LEASE AND EACH PROVISION HEREOF IN WHICH TIME OF PERFORMANCE IS ESTABLISHED.

41.24 Consents, Approvals and Notices.

(a) All consents and approvals that may be given under this Lease shall, as a condition of their effectiveness, be in writing. The granting of any consent or approval by Landlord or Tenant to the performance of any act by Tenant or Landlord requiring the consent or approval of Landlord or Tenant under any of the terms or provisions of this Lease shall relate only to the specified act or acts thereby consented to or approved and, unless otherwise specified, shall not be deemed a waiver of the necessity for such consent or approval for the same or any similar act in the future, and/or the failure on the part of Landlord or Tenant to object to any such action taken by Tenant or Landlord without the consent or approval of the other Party, shall not be deemed a waiver of their right to require such consent or approval for any further similar act; and Tenant hereby expressly covenants and agrees that as to all matters requiring Landlord’s consent or approval under any of the terms of this Lease, Tenant shall secure such consent or approval for each and every happening of the event requiring such consent or approval, and shall not claim any waiver on the part of Landlord of the requirement to secure such consent or approval.

(b) Each Party acknowledges that in granting any consents, approvals or authorizations under this Lease, and in providing any advice, assistance, recommendation or direction under this Lease, neither such Party nor any Affiliates thereof guarantee success or a satisfactory result from the subject of such consent, approval, authorization, advice, assistance, recommendation or direction. Accordingly, each Party agrees that neither such Party nor any of its Affiliates shall have any liability whatsoever to any other Party or any third-party by reason of: (i) any consent, approval or authorization, or advice, assistance, recommendation or direction, given or withheld; or (ii) any delay or failure to provide any consent, approval or authorization, or advice, assistance, recommendation or direction (except in the event of a breach of a covenant herein not to unreasonably withhold or delay any consent or approval); provided, however, each agrees to act in good faith when dealing with or providing any advice, consent, assistance, recommendation or direction.

(c) Any notice, report or information required to be delivered by Tenant hereunder may be delivered collectively with any other notices, reports or information required to be delivered by Tenant hereunder as part of a single report, notice or communication. Any such notice, report or information may be delivered to Landlord by Tenant providing a representative of Landlord with access to Tenant’s or its Affiliate’s electronic databases or other information systems containing the applicable information and notice that information has been posted on such database or system.

41.25 No Release of Guarantor. Notwithstanding anything to the contrary set forth in this Lease, Guarantor shall not be released from its obligations under the Guaranty, except as and to the extent expressly provided in the Guaranty.

41.26 Suretyship Waivers.

(a) Each applicable entity comprising Tenant that is a party hereto hereby irrevocably waives and agrees not to assert or take advantage of any of the following defenses to any obligation under this Lease or under any other document executed, or to be executed, by it in connection herewith: (i) any defense that may arise by reason of the incapacity, lack of authority, death or disability of any Person, or revocation or repudiation hereof by any Person, or the failure of any entity comprising Landlord or Tenant to file or enforce a claim or cause of action against any other Person or the estate (either in administration, bankruptcy, or any other proceeding) of any other Person; (ii) diligence, presentment, notice of acceptance, notice of dishonor, notice of presentment, or demand for payment of or performance of the obligations under this Lease or under any other document executed, or to be executed, in connection herewith and all other suretyship defenses generally; (iii) any defense that may arise by reason of any action required by any statute to be taken against any other entity comprising Tenant; (iv) any defense that may arise by reason of the dissolution or termination of the existence of any other entity comprising Tenant; (v) any defense that may arise by reason of the voluntary or involuntary liquidation, sale, or other disposition of all or substantially all of the assets of any other entity comprising Tenant; (vi) any defense that may arise by reason of the voluntary or involuntary receivership, insolvency, bankruptcy, assignment for the benefit of creditors, reorganization, assignment, composition, or readjustment of, or any similar proceeding affecting, any other entity comprising Tenant, or any of the assets of any other entity comprising Tenant; (vii) any right of subrogation, indemnity or reimbursement against any other entity comprising Tenant at any time during which a Tenant Event of Default has occurred and is continuing or until all obligations to Landlord have been irrevocably paid and satisfied in full; (viii) any and all rights and defenses arising out of an election of remedies by Landlord, even though that election of remedies might impair or destroy any right, if any, of any other entity comprising tenant of subrogation, indemnity or reimbursement; (ix) any defense based upon Landlord’s failure to disclose to any entity comprising Tenant any information concerning any other entity comprising Tenant’s financial condition or any other circumstances bearing on Tenant’s ability to pay all sums payable under or in respect of this Lease or any other document executed, or to be executed, by it in connection herewith; and (x) any defense based upon any statute or rule of law which provides that the obligation of a surety must be neither larger in amount nor in any other respects more burdensome than that of a principal. Each successor and assign of each entity comprising Tenant agrees that it shall be bound by the above waiver, as if it had given the waiver itself.

(b) Each applicable entity comprising Landlord that is a party hereto hereby irrevocably waives and agrees not to assert or take advantage of any of the following defenses to any obligation under this Lease or under any other document executed, or to be executed, by it in connection herewith: (i) any defense that may arise by reason of the incapacity, lack of authority, death or disability of any Person, or revocation or repudiation hereof by any Person, or the failure of any entity comprising Landlord or Tenant to file or enforce a claim or cause of action against any other Person or the estate (either in administration, bankruptcy, or any other proceeding) of any other Person; (ii) diligence, presentment, notice of acceptance, notice of dishonor, notice of presentment, or demand for payment of or performance of the obligations under this Lease or under any other document executed, or to be executed, in connection herewith and all other suretyship defenses generally; (iii) any defense that may arise by reason of any action required by any statute to be taken against any other entity comprising Landlord; (iv) any defense that may arise by reason of the dissolution or termination of the existence of any other entity comprising Landlord; (v) any defense that may arise by reason of the voluntary or involuntary liquidation, sale, or other disposition of all or substantially all of the assets of any other entity comprising Landlord; (vi) any defense that may arise by reason of the voluntary or involuntary receivership, insolvency, bankruptcy, assignment for the benefit of creditors, reorganization, assignment, composition, or readjustment of, or any similar proceeding affecting, any other entity comprising Landlord, or any of the assets of any other entity comprising Landlord; (vii) any right of subrogation, indemnity or reimbursement against any other entity comprising Landlord at any time during which a default hereunder by Landlord has occurred and is continuing or until all obligations to Tenant have been irrevocably paid and satisfied in full; (viii) any and all rights and defenses arising out of an election of remedies by Tenant, even though that election of remedies might impair or destroy any right, if any, of any other entity comprising tenant of subrogation, indemnity or reimbursement; (ix) any defense based upon Tenant’s failure to disclose to any entity comprising Landlord any information concerning any other entity comprising Landlord’s financial condition or any other circumstances bearing on Landlord’s ability to pay all sums payable under or in respect of this Lease or any other document executed, or to be executed, by it in connection herewith; and (x) any defense based upon any statute or rule of law which provides that the obligation of a surety must be neither larger in amount nor in any other respects more burdensome than that of a principal. Each successor and assign of each entity comprising Landlord agrees that it shall be bound by the above waiver, as if it had given the waiver itself.

41.27 Tenant and Landlord; Joint and Several. Each applicable fee owning entity that comprises Landlord leases its applicable portion of the Leased Property (as set forth on Exhibit A attached hereto) to the corresponding applicable operating entity(ies) that comprise(s) Tenant (as set forth on Exhibit A attached hereto), and, accordingly, each such operating entity or entities shall have exclusive rights to act as Tenant with respect to the applicable portion of the Leased Property leased to such operating entity(ies) (as set forth on Exhibit A attached hereto). However, all entities comprising Tenant under this Lease shall be jointly and severally liable for all of the obligations of all entities comprising Tenant under this Lease. In addition, all entities comprising Landlord under this Lease shall be jointly and severally liable for all of the obligations of all entities comprising Landlord under this Lease.

41.28 Intentionally Omitted.

41.29 Notice of IP Infringement. Tenant shall promptly notify Landlord in writing of any action filed with any governmental authority against Services Co or Tenant alleging infringement, misappropriation, or other violation of any alleged material Intellectual Property right of any third-party relating to or arising out of the use or registration of any material Managed Facilities IP over which Landlord or any of its Affiliates have been granted a lien pursuant to this Lease or otherwise.

41.30 Amendments. This Lease may not be amended except by a written agreement executed by all Parties hereto.

41.31 Convention Center Put-Call Agreement. Landlord and Tenant hereby acknowledge and agree that in connection with the termination of the HLV Lease and the inclusion of the Leased Property (HLV) in this Lease, as provided herein, the Convention Center Put-Call Agreement is being executed by the parties thereto contemporaneously with the execution of this Lease. The Convention Center Put-Call Agreement provides, among other things, that (i) in the event HLV Landlord purchases the Convention Center Property from Affiliates of Tenant pursuant to the terms of the Convention Center Put-Call Agreement, then this Lease shall be amended in accordance with the terms of the Convention Center Put-Call Agreement to include the Convention Center Property as Leased Property hereunder and provide for HLV Landlord’s lease of the Convention Center Property to HLV Tenant and as otherwise provided in the Convention Center Put-Call Agreement and (ii) Affiliates of Tenant have, under certain circumstances, the right to repurchase the Leased Property (HLV) from HLV Landlord, as more particularly set forth in the Convention Center Put-Call Agreement.

41.32 HLV Survival. Pursuant to Section 41.1 of the terminated HLV Lease, all claims against, and liabilities, obligations and indemnities of, HLV Tenant and HLV Landlord under the HLV Lease, in each case arising (or in respect of any period) prior to the termination of the HLV Lease, shall survive the termination of the HLV Lease. Accordingly, Landlord and Tenant hereby acknowledge and agree that all such claims, liabilities, obligations and indemnities shall be deemed incorporated into this Lease and shall be included as claims against, and liabilities, obligations and indemnities of, HLV Landlord and HLV Tenant under and pursuant to this Lease (it being understood that such incorporation shall be without duplication and all such claims, liabilities, obligations and indemnities shall exist only under this Lease and shall cease to exist under the terminated HLV Lease). Furthermore, and for the avoidance of doubt, any such claims against, and liabilities, obligations and indemnities of, HLV Tenant constitute Obligations (as defined in the Guaranty) and shall be guaranteed by Guarantor under the Guaranty.

EXHIBIT A

FACILITIES

No.	Facility	Location	Fee Owner	Tenant
1.	Caesar’s Palace Las Vegas (including the Octavius Tower)	Las Vegas, Nevada	CPLV Property Owner LLC	Desert Palace LLC; Caesars Entertainment Operating Company, Inc.; and CEOC, LLC.

2.	Harrah’s Las Vegas	Las Vegas, Nevada	Claudine Propco LLC	Harrah’s Las Vegas, LLC

Exhibit A-1

EXHIBIT B

LEGAL DESCRIPTION OF LAND

Leased Property (CPLV Non-Octavius)

PARCEL 1:

All of Lot One (1) of Caesars Palace, a Commercial Subdivision, as shown by map thereof on file in Book 46 of Plats, Page 22, in the Office of the County Recorder, Clark County, Nevada.

EXCEPTING THEREFROM that portion as conveyed to Clark County by Deed recorded December 30, 1988, in Book 881230 as Document No. 00924, of Official Records.

FURTHER EXCEPTING THEREFROM that portion of land as conveyed to the State of Nevada by that certain Quitclaim Deed recorded September 29, 1994 in Book 940929 as Document No. 00684, of Official Records.

FURTHER EXCEPTING THEREFROM that portion of said land as conveyed to the State of Nevada by that Deed recorded September 29, 1994, in Book 940929 as Document No. 00685, of Official Records.

FURTHER EXCEPTING THEREFROM that portion of said land conveyed to the County of Clark by that Deed recorded November 4, 1997, in Book 971104 as Document No. 00712, of Official Records.

FURTHER EXCEPTING THEREFROM that portion of said land as conveyed to the County of Clark by Deed recorded June 26, 2003 in Book 20030626 as Document No. 00076, of Official Records.

FURTHER EXCEPTING THEREFROM that portion of said land as conveyed to the County of Clark by Deed recorded November 12, 2003 in Book 20031112 as Document No. 01302, of Official Records.

Together with that portion of Industrial Road as vacated by that certain Order of Vacation recorded April 4, 1996, in Book 960404 as Document No. 00840, of Official Records.

Together with that portion of Interstate 15 (I-15) and Flamingo Road as described in Quitclaim Deed recorded May 20, 2005 in Book 20050520 as Document No. 02250 and re-recorded May 31, 2005 in Book 20050531 as Document No. 05514 of Official Records.

FURTHER EXCEPTING THEREFROM that portion of said land as conveyed to the Clark County by Deed recorded February 13, 2009, in Book 20090213 as Document No. 03437, of Official Records.

FURTHER EXCEPTING THEREFROM that portion of said land as conveyed by Deed recorded May 20, 2011, in Book 20110520 as Document No. 02940, of Official Records.

Exhibit B-1

TOGETHER WITH that portion as vacated by that certain Order of Vacation, recorded September 11, 2014 as Document No. 20140911-0001948, of Official Records.

PARCEL 2:

Non-exclusive easements and other rights as established and granted by that certain Second Amended and Restated Parking Agreement and Grant of Reciprocal Easements and Declaration of Covenants dated as February 7, 2003 by and between Caesars Palace Realty Corp., a Nevada corporation, Desert Palace, Inc., a Nevada corporation and Forum Developers Limited Partnership, a Nevada limited partnership recorded November 18, 2003 as Document No. 1516 in Book 20031118 and by that Assignment and Assumption of by Second Amended and Restated Parking Agreement and Grant of Reciprocal Easements and Declaration of Covenants dated November 14, 2003, recorded November 18, 2003 as Document No. 1518 in Book 20031118, and amended by that First Amendment to Second Amended and Restated Parking Agreement and Grant of Reciprocal Easements and Declaration of Covenants, recorded May 3, 2016, in Book 20160503 as Document No. 0002965 in the Official Records, Clark County, Nevada, and amended by that Second Amendment to Second Amended and Restated Parking Agreement and Grant of Reciprocal Easements and Declaration of Covenants, recorded October 9, 2017, as Instrument No. 20171009-0001277, in the Official Records, Clark County, Nevada.

PARCEL 3:

Non-exclusive easements as set forth and created by that certain Declaration of Covenants, Restrictions and Easements, recorded May 20, 2011, in Book 20110520 as Document No. 002942, for ingress and egress over, under and across the land described therein. Subject to the terms, provisions and conditions set forth in said instrument.

APN: 162-17-710-002, 004, 005, 162-17-810-002, 003, 004, 162-17-810-009

Leased Property (Octavius)

PARCEL 1:

BEING A PORTION OF LOT 1 AS SHOWN ON A MAP RECORDED IN BOOK 46, PAGE 22 OF PLATS, CLARK COUNTY, NEVADA OFFICIAL RECORDS, LYING WITHIN PORTIONS OF THE SOUTHEAST QUARTER (SE 1/4) OF SECTION 17 AND NORTHEAST QUARTER (NE 1/4) OF SECTION 20, TOWNSHIP 21 SOUTH, RANGE 61 EAST, M.D.M, FURTHER DESCRIBED AS FOLLOWS:

COMMENCING AT THE SOUTHERN MOST PROPERTY CORNER OF SAID LOT 1, SAID CORNER BEING A POINT ON THE NORTHERLY RIGHT-OF-WAY OF FLAMINGO ROAD, FROM WHICH POINT THE SOUTHWEST CORNER OF SOUTHEAST QUARTER (SE 1/4) OF SAID SECTION 17 BEARS NORTH 82°11’42” WEST, 1466.24 FEET; THENCE ALONG THE BOUNDARY OF SAID LOT 1 AND SAID RIGHT-OF-WAY, NORTH 01°31’56” EAST, 48.00 FEET; THENCE NORTH 88°28’04” WEST, 92.55 FEET; THENCE DEPARTING SAID BOUNDARY AND RIGHT-OF-WAY, NORTH 01°31’56” EAST, 64.36 FEET TO THE POINT OF BEGINNING;

Exhibit B-2

THENCE NORTH 88°25’15” WEST, 81.28 FEET; THENCE SOUTH 01°34’45” WEST, 9.75 FEET; THENCE NORTH 88°25’15” WEST, 20.92 FEET; THENCE NORTH 01°34’45” EAST, 9.75 FEET; THENCE NORTH 88°25’15” WEST, 44.74 FEET; THENCE SOUTH 01°34’45” WEST, 21.67 FEET; THENCE NORTH 88°25’15” WEST, 65.60 FEET; THENCE NORTH 01°34’45” EAST, 21.67 FEET; THENCE NORTH 88°25’15” WEST, 44.73 FEET; THENCE SOUTH 01°34’45” WEST, 9.75 FEET; THENCE NORTH 88°25’15” WEST, 20.93 FEET; THENCE NORTH 01°34’45” EAST, 9.75 FEET; THENCE NORTH 88°25’15” WEST, 82.67 FEET; THENCE NORTH 01°34’45” EAST, 124.63 FEET; THENCE SOUTH 88°25’15” EAST, 55.51 FEET; THENCE SOUTH 01°34’45” WEST, 26.49 FEET; THENCE SOUTH 88°25’15” EAST, 11.92 FEET; THENCE NORTH 01°34’45” EAST, 10.41 FEET; THENCE SOUTH 88°25’15” EAST, 19.42 FEET; THENCE SOUTH 01°34’45” WEST, 10.41 FEET; THENCE SOUTH 88°25’15” EAST, 11.92 FEET; THENCE NORTH 01°34’45” EAST, 26.49 FEET; THENCE SOUTH 88°25’15” EAST, 52.75 FEET; THENCE SOUTH 01°34’45” WEST, 28.32 FEET; THENCE SOUTH 88°25’15” EAST, 12.83 FEET; THENCE NORTH 01°34’45” EAST, 31.99 FEET; THENCE SOUTH 88°25’15” EAST, 53.58 FEET; THENCE SOUTH 01°34’45” WEST, 31.99 FEET; THENCE SOUTH 88°25’15” EAST, 8.83 FEET; THENCE NORTH 01°34’45” EAST, 25.82 FEET; THENCE SOUTH 88°25’15” EAST, 37.04 FEET; THENCE SOUTH 01°34’45” WEST, 23.99 FEET; THENCE SOUTH 88°25’15” EAST, 12.29 FEET; THENCE NORTH 01°34’45” EAST, 2.92 FEET; THENCE SOUTH 88°25’15” EAST, 3.42 FEET; THENCE SOUTH 01°34’45” WEST, 4.79 FEET; THENCE SOUTH 88°25’15” EAST, 13.82 FEET; THENCE NORTH 01°34’45” EAST, 4.46 FEET; THENCE SOUTH 88°25’15” EAST, 30.09 FEET; THENCE NORTH 01°34’45” EAST, 2.32 FEET; THENCE SOUTH 88°25’15” EAST, 34.71 FEET; THENCE SOUTH 01°34’45” WEST, 94.32 FEET; THENCE SOUTH 88°25’15” EAST, 0.67 FEET; THENCE SOUTH 01°34’45” WEST, 2.26 FEET; THENCE SOUTH 88°25’15” EAST, 2.08 FEET; THENCE SOUTH 01°34’45” WEST, 6.46 FEET TO THE POINT OF BEGINNING.

ALSO KNOWN AS THE PROPERTY DESCRIBED IN THAT CERTAIN RECORD OF SURVEY MAP, AS SHOWN BY MAP THEREOF ON FILE IN FILE 184 OF SURVEYS, PAGE 17, AS RECORDED IN THE OFFICE OF THE COUNTY RECORDER, CLARK COUNTY, NEVADA.

PARCEL 2:

NON EXCLUSIVE EASEMENTS AND OTHER RIGHTS AS ESTABLISHED AND GRANTED BY THAT CERTAIN SECOND AMENDED AND RESTATED PARKING AGREEMENT AND GRANT OF RECIPROCAL EASEMENTS AND DECLARATION OF COVENANTS DATED AS FEBRUARY 7, 2003 BY AND BETWEEN CAESARS PALACE REALTY CORP., A NEVADA CORPORATION, DESERT PALACE, INC., A NEVADA CORPORATION AND FORUM DEVELOPERS LIMITED PARTNERSHIP, A NEVADA LIMITED PARTNERSHIP RECORDED NOVEMBER 18, 2003 AS DOCUMENT NO. 1516 IN BOOK 20031118 AND BY THAT ASSIGNMENT AND ASSUMPTION OF BY SECOND AMENDED AND RESTATED PARKING AGREEMENT AND GRANT OF RECIPROCAL EASEMENTS AND DECLARATION OF COVENANTS DATED NOVEMBER 14, 2003, RECORDED NOVEMBER 18, 2003 AS DOCUMENT NO. 1518 IN BOOK 20031118, AND AMENDED BY THAT FIRST AMENDMENT TO SECOND AMENDED AND RESTATED PARKING AGREEMENT AND GRANT OF RECIPROCAL EASEMENTS AND

Exhibit B-3

DECLARATION OF COVENANTS, RECORDED MAY 3, 2016, IN BOOK 20160503 AS DOCUMENT NO. 0002965, AND AMENDED BY THAT SECOND AMENDMENT TO SECOND AMENDED AND RESTATED PARKING AGREEMENT AND GRANT OF RECIPROCAL EASEMENTS AND DECLARATION OF COVENANTS, RECORDED OCTOBER 9, 2017, AS INSTRUMENT NO. 20171009-0001277, IN THE OFFICIAL RECORDS, CLARK COUNTY, NEVADA.

PARCEL 3:

NON-EXCLUSIVE EASEMENTS AS SET FORTH IN THAT CERTAIN “DECLARATION OF COVENANTS, RESTRICTIONS AND EASEMENTS”, RECORDED MAY 20, 2011, IN BOOK 20110520 AS DOCUMENT NO. 0002942, OF OFFICIAL RECORDS, AS AMENDED BY THAT CERTAIN “FIRST AMENDMENT TO THE DECLARATION OF COVENANTS, RESTRICTIONS AND EASEMENTS”, RECORDED OCTOBER 11, 2013 AS INSTRUMENT NO. 20131011-0002342 OF OFFICIAL RECORDS AND AMENDED BY THAT CERTAIN “SECOND AMENDMENT TO THE DECLARATION OF COVENANTS, RESTRICTIONS AND EASEMENTS”, RECORDED OCTOBER 9, 2017 AS INSTRUMENT NO. 20171009-0001276 OF OFFICIAL RECORDS.

APN: 162-17-810-010

Leased Property (HLV)

PARCEL 1:

Lot One (1) of that certain Final Map entitled “Final Map of Harrah’s, a Commercial Subdivision”, recorded in Book 143 of Plats, Page 39, Official Records of Clark County, Nevada.

Excepting Therefrom Parcels “A” and “B” as shown on that Record of Survey recorded in File 184 of Surveys, Page 68 of Official Records in Clark County, Nevada, more particularly described as follows:

Parcel “A”

A portion of Lot One (1) of that certain Final Map entitled “Final Map of Harrah’s, a Commercial Subdivision”, recorded in Book 143 of Plats, at Page 39, Official Records of Clark County, Nevada, lying within the Southwest Quarter (SW 1/4) of the Southwest Quarter (SW 1/4) of Section 16, Township 21 South, Range 61 East, M.D.M., Clark County, Nevada, described as follows:

Commencing at the Southwest corner of said Lot One (1); thence along the South line thereof, South 88°42’36” East, 23.21 feet to the Point of Beginning; thence departing said South line, North 05°08’03” East, 60.62 feet; thence South 89°12’48” East, 64.35 feet; thence South 05°08’03” West, 61.19 feet to the South line of said Lot One (1); thence along said South line, North 88°42’36” West, 64.31 feet to the Point of Beginning.

Excepting Therefrom all of the above-described area lying below an elevation of 2103.92 feet, based on Clark County Bench Mark 7C11 21NWS, a rivet and square aluminum plate in top of curb, Northeast corner of Flamingo Road and Las Vegas Blvd. near the PC of Flamingo Rd. having a record elevation of 2106.27 feet.

Exhibit B-4

Said parcel consists of air rights only.

And

Parcel “B”

A portion of Lot One (1) of that certain Final Map entitled “Final Map of Harrah’s, a Commercial Subdivision”, recorded in Book 143 of Plats, at Page 39, Official Records of Clark County, Nevada, lying within the Southwest Quarter (SW 1/4) of the Southwest Quarter (SW 1/4) of Section 16, Township 21 South, Range 61 East, M.D.M., Clark County, Nevada, described as follows:

Commencing at the Southwest corner of said Lot One (1); thence along the South line thereof, South 88°42’36” East, 128.29 feet to the Point of Beginning; thence departing said South line, North 01°15’51” East, 4.74 feet; thence North 88°44’09” West, 2.99 feet to the beginning of a non-tangent curve, concave to the East, having a radius of 52.00 feet, from which beginning the radius bears South 89°50’17” East, thence Northerly along said curve, through a central angle of 09°55’21”, an arc length of 9.01 feet; thence South 81°07’25” East, 3.04 feet to the beginning of a non-tangent curve, concave to the Southeast, having a radius of 47.83 feet, from which beginning the radius bears South 80°10’47” East; thence Northeasterly along said curve, through a central angle of 29°15’25”, an arc length of 24.42 feet; thence North 49°24’59” West, 3.00 feet to the beginning of a non-tangent curve, concave to the Southeast, having a radius of 47.82 feet, from which beginning the radius bears South 51°49’50” East; thence Northeasterly along said curve, through a central angle of 10°46’44”, an arc length of 9.00 feet; thence South 41°15’24” East, 2.31 feet to the beginning of a non-tangent curve, concave to the Southeast, having a radius of 54.50 feet, from which beginning the radius bears South 52°39’46” East; thence Northeasterly along said curve, through a central angle of 59°40’53”, an arc length of 56.77 feet to the beginning of a non-tangent curve, concave to the North, having a radius of 44.00 feet, from which beginning the radius bears North 36°06’43” East; thence Easterly along said curve, through a central angle of 79°55’17”, an arc length of 61.38 feet; thence South 43°48’34” East, 20.95 feet; thence South 88°44’09” East, 55.02 feet to a point on the Easterly boundary of said Lot One (1); thence along said Easterly boundary, South 01°14’01” East, 54.88 feet to the Southerly boundary of said Lot One (1); thence along said Southerly boundary, North 88°42’36” West, 193.47 feet to the Point of Beginning.

Excepting Therefrom all of the above-described area lying below an elevation of 2103.00 feet, based on Clark County Bench Mark 7C11 21NWS, a rivet and square aluminum plate in top of curb, Northeast corner of Flamingo Road and Las Vegas Blvd. near the PC of Flamingo Rd. having a record elevation of 2106.27 feet.

Said Parcel consists of air rights only.

The foregoing metes and bounds legal descriptions were prepared by John Forsman, Horizon Surveys, 9901 Covington Cross, Suite 120, Las Vegas, NV 89144.

Exhibit B-5

PARCEL 2:

A non-exclusive easement for ingress and egress as set forth in that certain Grant of Easement recorded April 21, 1981 in Book 1388 as Document No. 1347424 and amended by Amendment to Grant of Easement recorded July 15, 1986 in Book 860715 as Document No. 00811, Official Records, Clark County, Nevada.

PARCEL 3:

A non-exclusive easement for ingress and egress as set forth in that certain Grant of Easement recorded April 21, 1981 in Book 1388 as Document No. 1347426, Official Records, Clark County, Nevada.

PARCEL 4:

A non-exclusive easement for ingress and egress as set forth in that certain Memorandum of Agreement recorded April 16, 1998 in Book 980416 as Document No. 000618, Official Records, Clark County, Nevada.

PARCEL 5:

A non-exclusive easement for ingress and egress as set forth in that certain Grant of Easements and Declaration Establishing Rights, Covenants, Conditions and Restrictions Regarding the Construction, Use, Operation and Maintenance of the Connection Area to the Monorail Station recorded September 20, 2000 in Book 20000920 as Document No. 00208, Official Records, Clark County, Nevada.

PARCEL 6:

A non-exclusive easement for ingress and egress as set forth in that certain Right of Entry Agreement for Ingress and Egress recorded August 26, 2002 in Book 20020826 as Document No. 00566, Official Records, Clark County, Nevada.

PARCEL 7:

A non-exclusive easement for ingress and egress as set forth in that certain Declaration of Covenants, Restrictions and Easements, recorded August 10, 2011 as Instrument No. 2011081000001475, as amended by that certain First Amendment to the Declaration of Covenants, Restrictions and Easements, recorded September 12, 2012 as Instrument No. 2010912-0002364, and further amended by that certain Second Amendment to Declaration of Covenants, Restrictions and Easements, recorded October 11, 2013, as Instrument No. 20131011-0004747, Official Records, Clark County, Nevada.

AS-SURVEYED LEGAL DESCRIPTION:

Beginning at the Northwest Corner of Lot 1 of that certain Final Map entitled “Final Map of Harrah’s, a Commercial Subdivision”, recorded in Book 143 of Plats, at Page 39, Official Records of Clark County, Nevada, Thence South 89°10’27” East, 1,061.65 feet; Thence North 00°58’24”

Exhibit B-6

West, 7.81 feet; Thence South 89°19’19” East, 1,309.30 feet; Thence South 00°43’19” East, 40.01 feet; Thence North 89°19’19” West, 498.05 feet; Thence South 00°00’46” East, 191.84 feet; Thence North 88°54’30” West, 788.03 feet; Thence South 00°58’24” East, 213.11 feet; Thence South 89°01’36” West, 20.00 feet; Thence South 00°58’24” East, 40.00 feet; Thence North 88°42’36” West, 863.90 feet; Thence South 01°14’01” East, 150.01 feet; Thence North 88°42’36” West, 321.76 feet to the beginning of a non-tangent curve, concave to the East, having a radius of 3,960.00 feet, from which beginning the radius bears South 84°03’06” East; Thence Northerly along said curve, through a central angle of 08°59’35”, an arc length of 621.55 feet to the point of beginning, Excepting therefrom Parcels “A” and “B” as shown on that Record of Survey recorded in File 184 of Surveys, page 68, of Official Records in Clark County, Nevada, more particularly described as follows:

Parcel “A”

A portion of Lot One (1) of that certain Final Map entitled “Final Map of Harrah’s, a Commercial Subdivision”, recorded in Book 143 of Plats, at Page 39, Official Records of Clark County, Nevada, lying within the Southwest Quarter (SW 1/4) of the Southwest Quarter (SW 1/4) of Section 16, Township 21 South, Range 61 East, M.D.M., Clark County, Nevada, described as follows:

Commencing at the Southwest corner of said Lot One (1); thence along the South line thereof, South 88°42’36” East, 23.21 feet to the Point of Beginning; thence departing said South line North 05°08’03” East, 60.62 feet; thence South 89°12’48” East, 64.35 feet; thence South 05°08’03” West, 61.19 feet to the South line of said Lot One (1); thence along said South line, North 88°42’36” West, 64.31 feet to the Point of Beginning.

Excepting Therefrom all of the above-described area lying below an elevation of 2103.92 feet, based on Clark County Bench Mark 7C11 21NWS, a rivet and square aluminum plate in top of curb, Northeast corner of Flamingo Road and Las Vegas Blvd. near the PC of Flamingo Rd. having a record elevation of 2106.57 feet.

Said parcel consists of air rights only.

And

Parcel “B”

A portion of Lot One (1) of that certain Final Map entitled “Final Map of Harrah’s, a Commercial Subdivision”, recorded in Book 143 of Plats, at Page 39, Official Records of Clark County, Nevada, lying within the Southwest Quarter (SW 1/4) of the Southwest Quarter (SW 1/4) of Section 16, Township 21 South, Range 61 East, M.D.M., Clark County, Nevada, described as follows: Commencing at the Southwest corner of said Lot One (1); thence along the South line thereof, South 88°42’36” East, 128.29 feet to the Point of Beginning; thence departing said South line, North 01°15’51” East, 4.74 feet; thence North 88°44’09” West, 2.99 feet to the beginning of a non-tangent curve, concave to the East, having a radius of 52.00 feet, from which beginning the radius bears South 89°50’17” East, thence Northerly along said curve, through a central angle of 09°55’21”, an arc length of 9.01 feet; thence South 81°07’25” East, 3.04 feet to the beginning of a non-tangent curve, concave to the Southeast, having a radius of 47.83 feet, from which beginning

Exhibit B-7

the radius bears South 80°10’47” East; thence Northeasterly along said curve, through a central angle of 29°15’25”, an arc length of 24.42 feet; thence North 49°24’59” West, 3.00 feet to the beginning of a non-tangent curve, concave to the Southeast, having a radius of 47.82 feet, from which beginning the radius bears South 51°49’50” East; thence Northeasterly along said curve, through a central angle of 10°46’44”, an arc length of 9.00 feet; thence South 41°15’24” East, 2.31 feet to the beginning of a non-tangent curve, concave to the Southeast, having a radius of 54.50 feet, from which beginning the radius bears South 52°39’46” East; thence Northeasterly along said curve, through a central angle of 59°40’53”, an arc length of 56.77 feet to the beginning of a non-tangent curve, concave to the North, having a radius of 44.00 feet, from which beginning the radius bears North 36°06’43” East; thence Easterly along said curve, through a central angle of 79°55’17”, an arc length of 61.38 feet; thence South 43°48’34” East, 20.95 feet; thence South 88°44’09” East, 55.02 feet to a point on the Easterly boundary of said Lot One (1); thence along said Easterly boundary, South 01°14’01” East, 54.88 feet to the Southerly boundary of said Lot One (1); thence along said Southerly boundary, North 88°42’36” West, 193.47 feet to the Point of Beginning.

Excepting Therefrom all of the above-described area lying below an elevation of 2103.00 feet, based on Clark County Bench Mark 7C11 21NWS, a rivet and square aluminum plate in top of curb, Northeast corner of Flamingo Road and Las Vegas Blvd. near the PC of Flamingo Rd. having a record elevation of 2106.27 feet.

Said Parcel consists of air rights only.

The foregoing metes and bounds legal descriptions were prepared by Ryan Sligar, Horizon Surveys, 10501 West Gowan Road, Suite 200, Las Vegas, NV 89129.

APN: 162-16-312-002

Exhibit B-8

EXHIBIT C

CAPITAL EXPENDITURES REPORT

[SEE ATTACHED]

Exhibit C-1

Exhibit C-2

Exhibit C-3

EXHIBIT D

FORM OF SCHEDULE CONTAINING ANY ADDITIONS TO OR RETIREMENTS OF

ANY FIXED ASSETS CONSTITUTING LEASED PROPERTY

DISPOSAL REPORT

Company Code	System Number	Ext	Asset ID	Asset Description	Class	In Svc Date	Disposal Date	DM	Acquired Value	Current Accum	Net Proceeds	Gain/Loss Adjustment	Realized Gain/ Loss	GL

ADDITIONS REPORT

Project/Job Number	System Number	GL Asset Account	Asset ID	Accounting Location	Asset Description	PIS Date	Enter Date	Est Life	Acq Value	Current Accum

NOTES

Exhibit D-1

EXHIBIT E

FORM OF GUARANTY

[SEE ATTACHED]

Exhibit E-1

Execution Version

GUARANTY

This GUARANTY OF LEASE (this “Guaranty”), is made and entered into as of the 20th day of July, 2020 by and among ELDORADO RESORTS, INC., a Nevada corporation (to be renamed Caesars Entertainment, Inc. and converted to a Delaware corporation on the date hereof, following the making by Guarantor of this Guaranty) (together with its successors and permitted assigns, “Guarantor”), CPLV Property Owner LLC, a Delaware limited liability company (“CPLV Landlord”) and Claudine Propco LLC, a Delaware limited liability company (“HLV Landlord”; CPLV Landlord and HLV Landlord, together with their respective successors and permitted assigns, collectively, “Landlord”).

RECITALS

A. CPLV Landlord, as landlord, and Desert Palace LLC, a Nevada limited liability company, Caesars Entertainment Operating Company, Inc., a Delaware corporation, and CEOC, LLC, a Delaware limited liability company (as successor by merger to Caesars Entertainment Operating Company, Inc.), collectively as tenant (collectively, “CPLV Tenant”), entered into that certain Lease (CPLV) dated as of October 6, 2017, as amended by that certain First Amendment to Lease (CPLV) between CPLV Landlord and CPLV Tenant dated as of December 26, 2018, and as further amended by that certain Omnibus Amendment to Leases among Landlord, Tenant, certain Affiliates of Landlord and certain Affiliates of Tenant, dated as of June 1, 2020 (collectively, the “Prior CPLV Lease”).

B. HLV Landlord, as landlord, and Harrah’s Las Vegas, LLC, a Nevada limited liability company, as tenant (“HLV Tenant” together with CPLV Tenant, together with their respective successors and permitted assigns, collectively, “Tenant”; it being understood that, for purposes of this Guaranty, “Tenant” shall include all entities which comprise Tenant from time to time pursuant to and in accordance with the Lease (as defined below)) entered into that certain Amended and Restated Lease dated December 22, 2017, as amended by that certain First Amendment to Amended and Restated Lease dated December 26, 2018 (collectively, the “HLV Lease”).

C. Concurrently herewith, (i) the HLV Lease is being terminated, and (ii) Landlord, Tenant and, solely for the purposes of the penultimate paragraph of Section 1.1 of the Lease, Propco TRS LLC, a Delaware limited liability company, are entering into that certain Second Amendment to Lease (CPLV) (“Second Amendment”; the Prior CPLV Lease, as amended by the Second Amendment, and as may be further amended, restated, supplemented, waived or otherwise modified from time to time, collectively the “Lease”), whereby, among other things, the Leased Property (as defined in the HLV Lease) is being incorporated into the Lease and certain other modifications are being made thereto. All capitalized terms used, and not otherwise defined, herein shall have the same meanings ascribed to such terms in the Lease.

D. Tenant is a wholly owned indirect subsidiary of Guarantor, and Guarantor acknowledges and agrees that it will derive substantial benefits from the Lease, that this Guaranty is given in accordance with the requirements of the Lease and that Landlord would not have been willing to enter into the Second Amendment unless Guarantor was willing to execute and deliver this Guaranty.

Exhibit E-2

AGREEMENTS

NOW, THEREFORE, in consideration of Landlord entering into the Lease with Tenant, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Guarantor agrees as follows:

1. Guaranty. In consideration of the benefit derived or to be derived by it from the Lease, Guarantor hereby unconditionally and irrevocably guarantees to Landlord, as a primary obligor and not merely as a surety, the following (the matters described in the following clause (a), clause (b) and clause (c), collectively, the “Obligations”), whenever incurred or accrued, including, without limitation, before the date of execution of this Guaranty:

(a) the faithful, prompt and complete payment and performance in full in cash of all monetary obligations of Tenant under the Lease when due (including, without limitation, during any Transition Period), including, without limitation, (i) all Rent and Additional Charges of any nature and any and all other sums payable by Tenant under the Lease, (ii) Tenant’s obligation to expend the Required Capital Expenditures in accordance with the Lease (or to deposit sums into the Cap Ex Reserve) and any other expenditures of any nature required of Tenant under the Lease, including, but not limited to, the completion of the New Tower (as defined in the Lease) and the payment of all costs and expenses incurred in connection with the construction thereof, in each case to the extent required under the Lease, and (iii) Tenant’s obligation to pay monetary damages in connection with any breach of the Lease and to pay indemnification obligations, in each case as provided in and subject to all applicable terms of the Lease;

(b) the faithful, prompt and complete performance when due of (other than the monetary obligations described in clause (a) above) each and every one of the provisions, terms and conditions of the Lease and all covenants, agreements, conditions and requirements to be kept, performed and satisfied by Tenant under the Lease, including, without limitation, all obligations with respect to the operation of the Facility, all indemnification and insurance obligations, and all obligations to maintain, rebuild, restore or replace the Leased Property or any portion thereof or any facilities or improvements now or hereafter located thereat; and

(c) in furtherance of, and without limitation of, clause (a) and clause (b) above, the faithful, prompt and complete payment and performance when due of all obligations of HLV Tenant with respect to any and all claims of HLV Landlord against HLV Tenant under the HLV Lease and all obligations, liabilities and indemnities of HLV Tenant under the HLV Lease, in each case arising (or in respect of any period) prior to the termination of the HLV Lease, in each case under clause (a), clause (b) and clause (c), including (x) amounts that would become due but for the operation of the automatic stay under Section 362(a) of the Bankruptcy Code (as defined below) or similar laws, and (y) any late charges and interest provided for under the Lease (including interest accruing during the pendency of any bankruptcy, insolvency, receivership or other similar proceeding, whether or not a claim for such interest is allowed or allowable in such proceeding). In the event of the failure of Tenant to pay any Rent, Additional Charges or any other

Exhibit E-3

sums under the Lease, or to render any other performance required of Tenant under the Lease, when due or within any applicable cure period, Guarantor shall forthwith (i) pay and perform or cause to be paid and performed any and all such Obligations, in each case to the full extent provided under the Lease, and (ii) pay all reasonable costs of collection or enforcement and other actual damages suffered or incurred by Landlord that result from the non-performance thereof. As to the Obligations, Guarantor’s liability under this Guaranty is without limit except solely as and to the extent provided in Section 13 hereof. Guarantor agrees that its guarantee provided herein constitutes a guarantee of payment and performance and not of collection. Guarantor shall be jointly and severally liable with Tenant for the payment and performance of the Obligations.

2. Survival of Obligations. The obligations of Guarantor under this Guaranty shall survive and continue in full force and effect, and shall not be released, diminished, impaired, reduced or adversely affected by any of the following, whether or not notice thereof is given to Guarantor:

(a) any amendment, modification, renewal or extension of the Lease pursuant to its terms;

(b) any compromise, release, consent, extension, indulgence, forbearance or other action or inaction in respect of any terms of the Lease or any other instrument or agreement by Landlord or by any other Person;

(c) any substitution or release, in whole or in part, of any security for this Guaranty which Landlord may hold at any time;

(d) any exercise or non-exercise by Landlord of any right, power or remedy under or in respect of the Lease or any security held by Landlord with respect thereto, or any waiver of (or failure to enforce) any such right, power or remedy;

(e) any change in the existence, structure or ownership of, or any bankruptcy, insolvency, reorganization, arrangement, assignment for the benefit of creditors, receivership or trusteeship affecting, Tenant, Landlord or Guarantor or their respective successors or assigns or any of their respective Affiliates or any of their respective assets, or any actual or attempted rejection, assumption, assignment, separation, severance, or recharacterization of the Lease or any portion thereof or any obligations thereunder, or any discharge of liability thereunder, in connection with any such proceeding or otherwise;

(f) any limitation of Tenant’s liability under the Lease or any limitation of Tenant’s liability thereunder which may now or hereafter be imposed by any statute, regulation or rule of law, or any illegality, irregularity, invalidity or unenforceability, in whole or in part, of the Lease or any term thereof;

(g) subject to Section 14 hereof, any sale, lease, or transfer of all or any part of any interest in any Facility or any portion thereof or any or all of the assets of Tenant to any other Person other than to Landlord;

(h) any act or omission by Landlord with respect to any of the security instruments or any failure to file, record or otherwise perfect any of the same;

Exhibit E-4

(i) any breach by (or any act or omission of any nature of) Landlord under or in respect of the Lease;

(j) any extensions of time for performance under the Lease;

(k) the release of Tenant from performance or observation of any of the agreements, covenants, terms or conditions contained in the Lease by operation of law or otherwise;

(l) the fact that Tenant may or may not be personally liable, in whole or in part, under the terms of the Lease to pay any money judgment;

(m) the failure to give Guarantor any notice of acceptance, default or otherwise;

(n) any rights, powers or privileges Landlord may now or hereafter have against any other Person or collateral;

(o) except as provided in Section 14 below, any assignment of the Lease, or any subletting or subsubletting of, or any other occupancy arrangements in respect of, all or any part of the Facility;

(p) any other defenses, other than a defense of payment or performance in full, as the case may be, of the Obligations;

(q) the existence of any claim, setoff, counterclaim, defense or other rights that may at any time be available to, or asserted by, Guarantor or Tenant against Landlord, whether in connection with the Lease, the Obligations or otherwise;

(r) any law or statute that may operate to cap, limit, or otherwise restrict the claims of a lessor of real property, including, but not limited to, Section 502(b)(6) of the Bankruptcy Code;

(s) the invalidity, illegality or unenforceability of all or any part of the Obligations, or of any document or agreement (including the Lease) executed in connection with the Obligations, for any reason whatsoever;

(t) the unenforceability (for any reason whatsoever) of this Guaranty, including, without limitation, as a result of rejection in any bankruptcy, insolvency, dissolution or other proceeding; or

(u) any other circumstances, whether or not Guarantor had notice or knowledge thereof.

3. Primary Liability. The liability of Guarantor with respect to the Obligations shall be a primary, direct, immediate, continuing and unconditional guaranty of payment and performance and not of collection, may not be revoked by Guarantor and shall continue to be effective with respect to all of the Obligations notwithstanding any attempted revocation by Guarantor and shall not be conditional or contingent upon the genuineness, validity, regularity or

Exhibit E-5

enforceability of the Lease or any other documents or instruments relating to the Obligations, including, without limitation, any Person’s lack of authority or lawful right to enter into such document on such Person’s behalf, or the pursuit by Landlord of any remedies Landlord may have. Without limitation of the foregoing, Landlord may proceed against Guarantor: (a) prior to or in lieu of proceeding against Tenant, its assets, any security deposit, or any other guarantor or any other Person; and (b) prior to or in lieu of pursuing any other rights or remedies available to Landlord. All rights and remedies afforded to Landlord by reason of this Guaranty or by law are separate, independent and cumulative, and the exercise of any rights or remedies shall not in any way limit, restrict or prejudice the exercise of any other rights or remedies.

Following the occurrence of a Tenant Event of Default, a separate action or actions may be brought and prosecuted against Guarantor whether or not Tenant is joined therein or a separate action or actions are brought against Tenant. Landlord may maintain successive actions for other defaults. Landlord’s rights hereunder shall not be exhausted by its exercise of any of its rights or remedies or by any such action or by any number of successive actions until and unless all indebtedness and Obligations, the payment and performance of which are hereby guaranteed, have been paid and fully performed.

4. Obligations Not Affected. In such manner, upon such terms and at such times as Landlord in its sole discretion deems necessary or expedient, and without notice to Guarantor, Landlord may: (a) amend, alter, compromise, accelerate, extend or change the time or manner for the payment or the performance of any Obligation hereby guaranteed; (b) extend, amend or terminate the Lease; or (c) release Tenant by consent to any assignment (or otherwise) as to all or any portion of the Obligations hereby guaranteed, in each case pursuant to the terms of the Lease. Any exercise or non-exercise by Landlord of any right hereby given to Landlord, dealing by Landlord with Guarantor or any other guarantor, Tenant or any other Person, or change, impairment, release or suspension of any right or remedy of Landlord against any Person, including, without limitation, Tenant and any other guarantor, will not affect any of the Obligations of Guarantor hereunder or give Guarantor any recourse or offset against Landlord.

5. Waiver. With respect to the Lease, Guarantor hereby waives and relinquishes all rights and remedies accorded by applicable law to sureties and/or guarantors or any other accommodation parties, under any statutory provisions, common law or any other provision of law, custom or practice, and agrees not to assert or take advantage of any such rights or remedies including, but not limited to:

(a) any right to require Landlord to proceed against Tenant or any other Person or to proceed against or exhaust any security held by Landlord at any time or to pursue any other remedy in Landlord’s power before proceeding against Guarantor or to require that Landlord cause a marshaling of Tenant’s assets or any assets given as collateral for this Guaranty, or to proceed against Tenant and/or any collateral held by Landlord at any time or in any particular order;

(b) any defense that may arise by reason of the incapacity or lack of authority of any Person or Persons;

Exhibit E-6

(c) notice of the existence, creation or incurring of any new or additional indebtedness or obligation or of any action or non-action on the part of Tenant. Landlord, any creditor of Tenant or Guarantor or on the part of any other Person whomsoever under this or any other instrument in connection with any obligation or evidence of indebtedness held by Landlord or in connection with any obligation hereby guaranteed;

(d) any defense based upon an election of remedies by Landlord which destroys or otherwise impairs the subrogation rights of Guarantor or the right of Guarantor to proceed against Tenant for reimbursement, or both;

(e) any defense based upon any statute or rule of law which provides that the obligation of a surety must be neither larger in amount nor in other respects more burdensome than that of the principal;

(f) any duty on the part of Landlord to disclose to Guarantor any facts Landlord may now or hereafter know about Tenant, regardless of whether Landlord has reason to believe that any such facts materially increase the risk beyond that which Guarantor intends to assume or has reason to believe that such facts are unknown to Guarantor or has a reasonable opportunity to communicate such facts to Guarantor, it being understood and agreed that Guarantor is fully responsible for being and keeping informed of the financial condition of Tenant and of all circumstances bearing on the risk of non-payment or non-performance of any Obligations or indebtedness hereby guaranteed;

(g) any defense arising because of Landlord’s election, in any proceeding instituted under the Federal Bankruptcy Reform Act of 1978 (11 U.S.C. § 101, et seq.), as amended, reformed or modified from time to time and any rules or regulations issued from time to time thereunder (the “Bankruptcy Code”) of the application of Section 1111(b)(2) of the Bankruptcy Code;

(h) any defense based on any borrowing or grant of a security interest under Section 364 of the Bankruptcy Code; and

(i) all rights and remedies accorded by applicable law to guarantors, including, without limitation, any extension of time conferred by any law now or hereafter in effect and any requirement or notice of acceptance of this Guaranty or any other notice to which the undersigned may now or hereafter be entitled to the extent such waiver of notice is permitted by applicable law.

6. Enforcement.

(a) The obligations of Guarantor hereunder are independent of the obligations of Tenant under the Lease. This Guaranty may be enforced by Landlord without the necessity at any time of resorting to or exhausting any other security (such as, for example, any security deposit of Tenant held by Landlord) or collateral and without the necessity at any tune of having recourse to the remedy provisions of the Lease (such as, for example, terminating the Lease) or otherwise, and Guarantor hereby expressly waives the right to require Landlord to proceed against Tenant or any other Person, to exercise its rights and remedies under the Lease, or to pursue any other remedy whatsoever against any Person, security or collateral or enforce any other right at law or in equity. Without limitation of the generality of the foregoing, it shall not be necessary for Landlord (and Guarantor hereby waives any rights which it may have to require Landlord), in order to enforce any Obligation against Guarantor, first to institute suit or exhaust its remedies against any other

Exhibit E-7

Person, security or collateral or resort to any other means of obtaining payment of any Obligation. Nothing herein shall prevent Landlord from suing any Person to enforce the terms of the Lease or from exercising any other rights available to Landlord under the Lease or any other instrument or agreement, and the exercise of any of the aforesaid rights shall not affect the obligations of Guarantor hereunder. Guarantor understands that the exercise, or any forbearance from exercising, by Landlord of certain rights and remedies contained in the Lease may affect or eliminate Guarantor’s right of subrogation against Tenant and that Guarantor may therefore incur liability hereunder that is not subject to reimbursement; nevertheless Guarantor hereby authorizes and empowers Landlord to exercise, in its sole discretion, any rights and remedies, or any combination thereof, which may then be available, it being the purpose and intent of Guarantor that its Obligations hereunder shall be absolute, independent and unconditional, in each case in accordance with its terms hereunder.

(b) No failure or delay on the part of Landlord in exercising any right, power or privilege under this Guaranty shall operate as a waiver of or otherwise affect any such right, power or privilege, nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege.

(c) It is understood that Landlord, without impairing this Guaranty, may, subject to the terms of the Lease, apply payments from Tenant or any subtenant of the Leased Property or from any reletting of the Leased Property upon a Tenant Event of Default or from or in connection with any exercise of rights or remedies, to any due and unpaid rent or other charges or to such other Obligations owed by Tenant to Landlord pursuant to the Lease in such amounts and in such order as Landlord, in its sole and absolute discretion, determines; provided that any amount so paid and applied reduces the aggregate outstanding liabilities of Tenant under the Lease by such amount as required under the Lease.

7. Information. Guarantor (a) assumes all responsibility for being and keeping itself informed of the financial condition and assets of Tenant and its Affiliates and any other guarantor, and of all other circumstances bearing upon the risk of nonpayment of the Obligations and the nature, scope and extent of the risks that Guarantor assumes and incurs hereunder, and (b) agrees that Landlord will not have any duty to advise Guarantor of information regarding such circumstances or risks.

8. No Subrogation. Until the Guaranty Termination Date (as defined in Section 14), Guarantor shall have no right of subrogation and waives (a) any right to enforce any remedy which Guarantor now has or may hereafter have against Tenant or any of Tenant’s assets (including any such remedy of Landlord) and any benefit of, and any right to participate in, any security now or hereafter held by Landlord with respect to the Lease, (b) any rights of reimbursement, indemnity or subrogation against Tenant arising from any payment of Obligations by Guarantor, and (c) any right of contribution Guarantor may have against any other Person that is liable under the Lease arising from such payment or otherwise in connection with the Lease or this Guaranty.

9. Agreement to Comply with terms of Lease. Guarantor hereby agrees (a) to comply with all terms of the Lease applicable to it, (b) that it shall take no action, and that it shall not omit to take any action, which action or omission, as applicable, would cause a breach of the terms of the Lease, and (c) that it shall not commence an involuntary proceeding or file an involuntary

Exhibit E-8

petition in any court of competent jurisdiction seeking (i) relief in respect of Tenant or any of its Subsidiaries, or of a substantial part of the property or assets of Tenant or any of its Subsidiaries, under the Bankruptcy Code, or any other federal, state or foreign bankruptcy, insolvency, receivership or similar law, or (ii) the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for Tenant or any of its Subsidiaries or for a substantial part of the property or assets of Tenant or any of its Subsidiaries.

10. Agreement to Pay; Contribution; Subordination. Without limitation of any other provision of this Guaranty, including, without limitation, Section 8 above, or any other right of Landlord at law or in equity, upon the failure of Tenant to pay any Obligation when and as the same shall become due, Guarantor hereby unconditionally and irrevocably promises to and will forthwith pay, or cause to be paid, to Landlord in cash the amount of such unpaid Obligation. Upon payment by Guarantor of any sums to Landlord as provided above, all rights of Guarantor against Tenant arising as a result thereof by way of subrogation, contribution, reimbursement, indemnity or otherwise shall be subject to the limitations set forth in Section 8 above and this Section 10. Guarantor further agrees that any rights of subrogation, contribution, reimbursement, indemnity or otherwise which Guarantor may have against Tenant or against any collateral or security, and any rights of contribution Guarantor may have against any other Person, in connection with any payment of Obligations or otherwise under this Guaranty or the Lease by Guarantor shall be junior and subordinate to any rights Landlord may have against Tenant or any such other Person, to all right, title and interest Landlord may have in any such collateral or security, and to any rights Landlord may have against Tenant or any such other Person. If any amount shall be paid to Guarantor on account of any such reimbursement, indemnity, subrogation or contribution rights at any time prior to the Guaranty Termination Date when a Tenant Event of Default shall have occurred and be continuing, such amount shall be held in trust for Landlord and shall forthwith be paid over to Landlord to be credited and applied against the Obligations, whether matured or unmatured, in accordance with the terms of the Lease or any applicable security agreement. If for any reason whatsoever Tenant now or hereafter becomes indebted to Guarantor or any Affiliate of Guarantor, such indebtedness and all interest thereon shall at all times be junior and subordinate to Tenant’s obligation to Landlord to pay and perform as and when due in accordance with the terms of the Lease the guaranteed Obligations, it being understood that Guarantor and each Affiliate of Guarantor shall be permitted to receive payments from Tenant on account of such indebtedness (but subject in all events to the preceding provisions of this Section 10), except during any period that any Tenant Event of Default shall have occurred and be continuing. During any such period, Guarantor agrees to make no claim for such indebtedness that does not recite that such claim is expressly junior and subordinate to Landlord’s rights and remedies under the Lease. Furthermore, in the event of receivership, bankruptcy, reorganization, arrangement, debtor’s relief, or other insolvency proceedings involving Tenant as debtor, Guarantor hereby assigns to Landlord any right it may have to prove its claim in any such proceeding so as to establish its rights hereunder and receive directly from receiver, trustee or other court custodian dividends and payments which would otherwise be payable to Guarantor with respect to debts and liability owing by Tenant to Guarantor up to the amounts owed to Landlord hereunder.

Exhibit E-9

11. Application of Payments. With respect to the Lease, and with or without notice to Guarantor. Landlord, in Landlord’s sole discretion and at any time and from time to time and in such manner and upon such terms as Landlord deems appropriate, may (a) following the occurrence of a Tenant Event of Default, apply any or all payments or recoveries from Tenant or from any other guarantor under any other instrument or realized from any security, in such manner and order of priority as Landlord may determine, to any indebtedness or other obligation of Tenant with respect to the Lease and whether or not such indebtedness or other obligation is guaranteed hereby or is otherwise secured, and (b) refund to Tenant any payment received by Landlord under the Lease.

12. Guaranty Default. Upon the failure of Guarantor to pay the amounts required to be paid hereunder when due following the occurrence of a Tenant Event of Default under the Lease, Landlord shall have the right to bring such actions at law or in equity, including, without limitation, appropriate injunctive relief, as it deems appropriate to compel compliance, payment or deposit, and among other remedies to recover its reasonable attorneys’ fees in any proceeding, including any appeal therefrom and any post judgment proceedings.

13. Maximum Liability. Each of Guarantor and, by its acceptance of the guarantees provided herein, Landlord, hereby confirms that it is the intention of such Person that the guarantees provided herein and the obligations of Guarantor hereunder not constitute a fraudulent transfer or conveyance for purposes of the United States Bankruptcy Code or any other federal, state or foreign bankruptcy, insolvency, receivership or similar law, the Uniform Fraudulent Conveyance Act, the Uniform Fraudulent Transfer Act or any similar foreign, federal or state law to the extent applicable to the guarantees provided herein and the obligations of Guarantor hereunder. To effectuate the foregoing intention, Landlord hereby irrevocably agrees that the obligations of Guarantor under this Guaranty shall be limited to the maximum amount as will result in such obligations not constituting a fraudulent transfer or conveyance.

14. Release. Guarantor shall automatically be released from its obligations hereunder upon the earlier to occur of either of the following: (x) (other than with respect to amounts then due and payable by Guarantor) upon the consummation of a Lease Foreclosure Transaction pursuant to clause (i) of Section 22.2 of the Lease, and (y) upon the irrevocable satisfaction and discharge in full of all of the Obligations (the date upon which such release occurs, the “Guaranty Termination Date’’); provided (in the case of clause (x)) that Landlord shall have received a Replacement Guaranty from a Qualified Replacement Guarantor in accordance with clause (i) of Section 22.2 of the Lease (and, in the case of such a Replacement Guaranty delivered in connection with a New Lease obtained pursuant to Section 17.1(f) of the Lease, such New Lease shall satisfy the requirements for a New Lease contained in the last sentence of Section 17.1(f), including that it be at the rent and additional rent, and upon the terms, covenants and conditions of, the Lease; it being understood that (i) the Obligations hereunder shall in no event include the obligations of the tenant under a New Lease, and (ii) the preceding clause (i) shall in no event be deemed to vitiate the Obligations hereunder in respect of the Lease).

15. Guarantor’s Representations and Warranties. Guarantor represents and warrants that:

(i) Guarantor (a) is a corporation duly organized, validly existing, and in good standing under the laws of the state of Nevada (it being understood that Guarantor is to be renamed Caesars Entertainment, Inc. and converted to a Delaware corporation on the date hereof following the making by Guarantor of this Guaranty); (b) is duly qualified to do business and is in good

Exhibit E-10

standing under the laws of each jurisdiction where its ownership or lease of property or the conduct of its business requires such qualification; and (c) is in compliance with all applicable Legal Requirements where the failure to comply would reasonably be expected to have a materially adverse effect on Guarantor’s ability to pay or perform the Obligations in accordance with the terms hereof;

(ii) the execution, delivery, and performance of this Guaranty (a) are within Guarantor’s corporate powers, (b) have been duly authorized by all necessary or proper corporate action, (c) are not in contravention of any provision of Guarantor’s articles or certificate of incorporation or by-laws, (d) will not violate any law or regulation, or any order or decree of any court or governmental instrumentality, (e) will not conflict with or result in the breach of, or constitute a default under, any indenture, mortgage, deed of trust, lease, agreement, or other instrument to which Guarantor is a party or by which Guarantor or any of its property is bound, (f) will not result in the creation or imposition of any lien upon any of the property of Guarantor, and (g) do not require the consent or approval of any governmental body, agency, authority, or any other Person except those already obtained, except in the case of clauses (e) and (g), where such conflict, breach or failure to obtain a consent or approval, would not reasonably be expected to have a materially adverse effect on Guarantor’s ability to pay or perform the Obligations in accordance with the terms hereof; and

(iii) this Guaranty is duly executed and delivered on behalf of Guarantor and constitutes a legal, valid, and binding obligation of Guarantor, enforceable against Guarantor in accordance with its terms.

16. Guarantor’s Covenants.

(a) Dividends. In addition to any other applicable restrictions hereunder, prior to the Covenant Termination Date (as defined below), Guarantor shall not, directly or indirectly, declare or pay any dividend or make any other distribution with respect to its capital stock or other equity interests with any assets other than cash unless such dividend or distribution would not reasonably be expected to result in Guarantor’s inability to perform its Guaranty obligations under this Guaranty.

(b) Restricted Payments. In addition to the foregoing, prior to the Covenant Termination Date, Guarantor shall not directly or indirectly (i) declare or pay, or cause to be declared or paid, any dividend, distribution or other direct or indirect payment or transfer (in each case, in cash, stock, other property, a combination thereof or otherwise) with respect to any of Guarantor’s capital stock or other equity interests, (ii) purchase or otherwise acquire or retire for value any of Guarantor’s capital stock or other equity interests, or (iii) engage in any other transaction with any direct or indirect holder of Guarantor’s capital stock or other equity interests which is similar in purpose or effect to those described above (collectively, a “Restricted Payment”), except that (x) Guarantor can execute any of the transactions outlined above if Guarantor’s equity market capitalization exceeds $5.5 billion, or (y) if Guarantor’s equity market capitalization is less than $5.5 billion, then the Guarantor may declare or pay dividends or distributions or engage in any other transactions described in Section 16(b)(i) above in the aggregate amount of less than or equal to $200 million in any fiscal year and the Guarantor may purchase or otherwise acquire or retire for value, as described in Section 16(b)(ii) above, up to

Exhibit E-11

$500 million shares of Guarantor’s capital stock or other equity interests in any fiscal year (it being understood that from and after such time that the aggregate amount of all such transactions during any fiscal year of Guarantor exceeds $200 million or $500 million, as applicable, as provided in this clause (y), no further such transactions shall be permitted during such fiscal year of Guarantor under this clause (y)).

(c) Survival of Covenants. As used herein, the term “Covenant Termination Date” shall mean the earliest to occur of (1) the Guaranty Termination Date, (2) October 6, 2023, and (3) the first day on which (x) the Total Net Leverage Ratio of the Guarantor is less than or equal to 5.00:1.00 and (y) the EBITDAR to Rent Ratio is equal to or greater than 3.00:1.00.

For the purpose of the foregoing:

(i) “EBITDAR to Rent Ratio” means the ratio of (a) the EBITDAR of Guarantor and its Subsidiaries on a consolidated basis during the applicable Trailing Test Period of Guarantor and its Subsidiaries (provided, that, to the extent any such Subsidiary is not wholly owned (directly or indirectly) by Guarantor, the EBITDAR of such Subsidiary shall be limited to Guarantor’s pro-rata ownership interests in such Subsidiary) to (b) the sum of (w) the Rent under the Lease, plus (x) the Rent (as defined in the Regional Lease), plus (y) the Rent (as defined in the Joliet Lease), plus (z) actual rent (excluding additional rent such as pass-throughs of expenses) payable by Guarantor and its Subsidiaries on a consolidated basis under all other Gaming Leases, in each case during such Trailing Test Period (the sum of clauses (w) through (z), the “Gaming Lease Rent”),

(ii) “Gaming Lease” means a lease entered into by Guarantor or any of its Subsidiaries pursuant to which lease Guarantor or any of its Subsidiaries occupy and use real property, vessels or similar assets for, or primarily in connection with, the operation of one or more Gaming Facilities thereon or thereat,

(iii) “EBITDAR” means for any applicable twelve (12) mouth period, the consolidated net income or loss of a Person on a consolidated basis for such period, determined in accordance with GAAP, provided, however, that without duplication and in each case to the extent included in calculating net income (calculated in accordance with GAAP): (i) income tax expense shall be excluded; (ii) interest expense shall be excluded; (iii) depreciation and amortization expense shall be excluded; (iv) amortization of intangible assets shall be excluded; (v) write-downs and reserves for non-recurring restructuring-related items (net of recoveries) shall be excluded; (vi) reorganization items shall be excluded; (vii) any impairment charges or asset write-offs, non-cash gains, losses, income and expenses resulting from fair value accounting required by the applicable standard under GAAP and related interpretations, and non-cash charges for deferred tax asset valuation allowances, shall be excluded; (viii) any effect of a change in accounting principles or policies shall be excluded; (ix) any non-cash costs or expense incurred pursuant to any management equity plan or stock option plan or any other management or employee benefit plan or agreement or any stock subscription or shareholder agreement shall be excluded; (x) any nonrecurring gains or losses (less all fees and expenses relating thereto) shall be excluded; (xi) rent expense shall be excluded; and (xii) the impact of any deferred proceeds resulting from failed sale accounting shall be excluded (it being

Exhibit E-12

understood, in connection with any EBITDAR calculation made pursuant to this Guaranty (a) promptly following request therefor, Guarantor shall provide Landlord with all supporting documentation and backup information with respect thereto as may be reasonably requested by Landlord, (b) such calculation shall be as reasonably agreed upon between Landlord and Guarantor, and (c) if Landlord and Guarantor do not agree within twenty (20) days of either party seeking to commence discussions, the same may be determined by an Expert in accordance with and pursuant to the process set forth in Section 34.2 of the Lease),

(iv) “EBITDA” means the same meaning as “EBITDAR” as defined herein but without giving effect to clause (xi) in the definition thereof (it being understood that to the extent any Gaming Lease Rent is accounted for as interest expense in accordance with GAAP, such interest expense will be accounted for as rent and thus included in clause (xi) of the definition of EBITDAR), and

(v) “Total Net Leverage Ratio” means, with respect to Guarantor and its Subsidiaries on a consolidated basis, on any date, the ratio of (i) (a) the aggregate principal amount of (without duplication) all indebtedness consisting of indebtedness for borrowed money, unreimbursed obligations in respect of drawn letters of credit (but excluding contingent obligations under outstanding letters of credit) and other purchase money indebtedness and guarantees of any of the foregoing obligations, of Guarantor and its Subsidiaries determined on a consolidated basis on such date in accordance with GAAP (it being understood that neither the Lease nor the Regional Lease, nor the Joliet Lease nor any other Gaming Lease shall be treated as indebtedness regardless of how they are treated under GAAP) less (b) the aggregate amount of all cash or cash equivalents of Guarantor and its Subsidiaries that would not appear “restricted” on a consolidated balance sheet of Guarantor and its Subsidiaries to (ii) EBITDA.

17. Notices. Any notice, request or other communication to be given by any party hereunder shall be in writing and shall be sent by registered or certified mail, postage prepaid and return receipt requested, by hand delivery or express courier service, or by an overnight express service to the following address:

To Guarantor:	c/o Caesars Entertainment, Inc. 100 West Liberty Street, Suite 1150 Reno, Nevada 89501 Attention: General Counsel Email: equatmann@eldoradoresorts.com

To Landlord:	CPLV Property Owner LLC c/o VICI Properties Inc. 535 Madison Avenue, 20th Floor New York, New York 10022 Attn: General Counsel Email: corplaw@viciproperties.com

Exhibit E-13

or to such other address as either party may hereafter designate. Notice shall be deemed to have been given on the date of delivery if such delivery is made on a Business Day, or if not, on the first Business Day after delivery. If delivery is refused, Notice shall be deemed to have been given on the date delivery was first attempted.

18. Miscellaneous.

(a) No term, condition or provision of this Guaranty may be amended, waived or modified except by an express written instrument to that effect signed by Landlord and Guarantor. No waiver of any term, condition or provision of this Guaranty will be deemed a waiver of any other term, condition or provision, irrespective of similarity, or constitute a continuing waiver of the same term, condition or provision, unless otherwise expressly provided.

(b) If any one or more of the terms, conditions or provisions contained in this Guaranty is found in a final award or judgment rendered by any court of competent jurisdiction to be invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining terms, conditions and provisions of this Guaranty shall not in any way be affected or impaired thereby, and this Guaranty shall be interpreted and construed as if the invalid, illegal, or unenforceable term, condition or provision had never been contained in this Guaranty.

(c) THIS GUARANTY SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, EXCEPT THAT THE LAWS OF THE STATE WHERE THE LEASED PROPERTY IS LOCATED SHALL GOVERN THIS AGREEMENT TO THE EXTENT NECESSARY (I) TO OBTAIN THE BENEFIT OF THE RIGHTS AND REMEDIES SET FORTH HEREIN WITH RESPECT TO ANY OF THE LEASED PROPERTY AND (II) FOR PROCEDURAL REQUIREMENTS WHICH MUST BE GOVERNED BY THE LAWS OF SUCH STATE. GUARANTOR CONSENTS TO IN PERSONAM JURISDICTION BEFORE THE STATE AND FEDERAL COURTS OF NEW YORK AND AGREES THAT ALL DISPUTES CONCERNING THIS GUARANTY SHALL BE HEARD IN THE STATE AND FEDERAL COURTS LOCATED IN THE STATE OF NEW YORK. GUARANTOR FURTHER CONSENTS TO IN PERSONAM JURISDICTION BEFORE THE STATE AND FEDERAL COURTS OF EACH STATE WITH RESPECT TO ANY ACTION COMMENCED BY LANDLORD SEEKING TO RETAKE POSSESSION OF ANY OR ALL OF THE LEASED PROPERTY IN WHICH GUARANTOR IS REQUIRED TO BE NAMED AS A NECESSARY PARTY. GUARANTOR AGREES THAT SERVICE OF PROCESS MAY BE EFFECTED UPON IT UNDER ANY METHOD PERMISSIBLE UNDER THE LAWS OF THE STATE OF NEW YORK AND IRREVOCABLY WAIVES ANY OBJECTION TO VENUE IN THE STATE AND FEDERAL COURTS LOCATED IN THE STATE OF NEW YORK.

(d) GUARANTOR, BY ITS EXECUTION OF THIS GUARANTY, AND LANDLORD, BY ITS ACCEPTANCE OF THIS GUARANTY, HEREBY WAIVES TRIAL BY JURY AND THE RIGHT THERETO IN ANY ACTION OR PROCEEDING OF ANY KIND ARISING ON, UNDER, OUT OF, BY REASON OF OR RELATING IN ANY WAY TO THIS GUARANTY OR THE INTERPRETATION, BREACH OR ENFORCEMENT THEREOF.

Exhibit E-14

(e) In the event of any suit, action, arbitration or other proceeding to interpret this Guaranty, or to determine or enforce any right or obligation created hereby, the prevailing party in the action shall recover such party’s reasonable costs and expenses incurred in connection therewith, including, but not limited to, reasonable attorneys’ fees and costs of appeal, post judgment enforcement proceedings (if any) and bankruptcy proceedings (if any). Any court, arbitrator or panel of arbitrators shall, in entering any judgment or making any award in any such suit, action, arbitration or other proceeding, in addition to any and all other relief awarded to such prevailing party, include in such judgment or award such party’s reasonable costs and expenses as provided in this Section 18(e).

(f) Guarantor (i) represents that it has been represented and advised by counsel in connection with the execution of this Guaranty; (ii) acknowledges receipt of a copy of the Lease; and (iii) further represents that Guarantor has been advised by counsel with respect thereto. This Guaranty shall be construed and interpreted in accordance with the plain meaning of its language, and not for or against Guarantor or Landlord, and as a whole, giving effect to all of the terms, conditions and provisions hereof.

(g) Except as provided in any other written agreement now or at any time hereafter in force between Landlord and Guarantor, this Guaranty shall constitute the entire agreement of Guarantor with Landlord with respect to the subject matter hereof, and no representation, understanding, promise or condition concerning the subject matter hereof will be binding upon Landlord or Guarantor unless expressed herein.

(h) All stipulations, obligations, liabilities and undertakings under this Guaranty shall be binding upon Guarantor and its respective successors and assigns and shall inure to the benefit of Landlord and to the benefit of Landlord’s successors and permitted assigns.

(i) Whenever the singular shall be used hereunder, it shall be deemed to include the plural (and vice-versa) and reference to one gender shall be construed to include all other genders, including neuter, whenever the context of this Guaranty so requires. Section captions or headings used in this Guaranty are for convenience and reference only, and shall not affect the construction thereof.

(j) This Guaranty may be executed in any number of counterparts, each of which shall be a valid and binding original, but all of which together shall constitute one and the same instrument.

(k) For the avoidance of doubt, Guarantor consents to the collateral assignment of this Guaranty to any Fee Mortgagee and agrees that any Person that is a permitted successor to. and/or assignee of, Landlord’s interest under the Lease in accordance with the terms thereof shall constitute a permitted successor and/or assignee and intended beneficiary hereof (and shall become, be recognized by Guarantor as, and have all of the rights of, “Landlord” hereunder).

[Signature Page to Follow]

Exhibit E-15

EXECUTED as of the date first set forth above.

GUARANTOR:

ELDORADO RESORTS, INC.,
a Nevada corporation

By:
Name:
Title:

LANDLORD:

CPLV PROPERTY OWNER LLC,
a Delaware limited liability company

By:
Name:
Title:

CLAUDINE PROPCO LLC,
a Delaware limited liability company

By:
Name:
Title:

[Signature Page to Las Vegas Lease Guaranty]

Exhibit E-16

EXHIBIT F-1

NEW TOWER REQUIREMENTS

Tenant shall have the right to construct the New Tower subject to the satisfaction of the following conditions:

(i) during any period Tenant is constructing the New Tower, no Tenant Event of Default has occurred and is continuing;

(ii) the New Tower and the construction thereof will comply in all material respects with all Legal Requirements, including zoning requirements and Gaming Regulations;

(iii) Landlord shall have received from Tenant, (A) evidence reasonably satisfactory to Landlord that the New Tower has been legally subdivided from the remainder of the Leased Property (CPLV) (provided, that the New Tower shall be treated as a part of the Leased Property (CPLV) for all purposes hereunder), and (B) endorsements to Landlord’s title insurance policy(ies) for the Leased Property (CPLV) listed on Exhibit K to this Lease (and any then applicable Fee Mortgagee’s title insurance policies) with respect to such subdivision and new tax lot and that any then existing Fee Mortgage shall continue to secure a first or other priority, as applicable, security interest in the applicable Leased Property, including the real property upon which the New Tower is being constructed;

(iv) prior to the construction of the New Tower, Landlord shall have received from Tenant, copies of all plans and specifications for the New Tower and if requested, copies of all contracts that have been entered into with contractors and other suppliers of work or materials for the New Tower, that are then in existence;

(v) the New Tower shall be constructed in all material respects the same aesthetic and standard as the other portions of the Leased Property (CPLV), such that the Leased Property (CPLV) continues to operate as an integrated hotel and resort facility in substantially the same manner and at the same standard, as the Leased Property (CPLV) currently functions and operates,

(vi) prior to commencement of the construction work for the New Tower or any phase thereof, Landlord shall have received from Tenant, (a) a budget for such phase of construction, (b) the plans and specifications for such phase (if not delivered under clause (iv) above and any modifications to the plans and specifications delivered to Landlord pursuant to clause (iv) above), (c) copies of all contracts executed by Tenant or otherwise in the possession of Tenant, with a guaranteed maximum price for all hard costs for such phase, (d) certification from an officer of Tenant that states (x) all materials installed and work and labor performed from any prior phase of construction of the New Tower have been paid for in full (other than customary hold-back amounts in accordance with the terms of the construction contract and certain amounts that are being contested in good faith by appropriate legal proceeding promptly initiated and with due diligence and otherwise in accordance with Article XII of this Lease), (y) there exist no notices of pendency, stop orders, mechanic’s or materialman’s liens or any other liens or encumbrances on the Leased Property (CPLV) (other than as and to the extent permitted under this Lease) or any ordinary course

Exhibit F-1-1

customary notice of right or notices of commencement or similar notices (which do not otherwise create a lien or encumbrance on the Leased Property (CPLV)) which have not either been fully bonded to the reasonable satisfaction of Landlord and discharged of record or in the alternative fully insured to the reasonable satisfaction of Landlord by the title company issuing the above-described title insurance policy(ies), and (z) all work for any prior phase has been performed in a good and workmanlike manner and in accordance with all applicable building codes, rules and regulations in all material respects, (e) an “in balance” certification, in the form attached hereto as Exhibit F-2 or in such other form and substance reasonably satisfactory to Landlord, that demonstrates that Tenant has liquidity, in the form of cash, cash equivalents and/or unfunded loan commitments (including through distributions and contributions to be made to Tenant in accordance with its organizational documents from ERI and/or any other Affiliates of Tenant, including any such Affiliates that may be a borrower or restricted subsidiary under Tenant’s Initial Financing or other corporate credit facility), in an amount sufficient to pay for all hard and soft construction costs for such phase of construction of the New Tower and (f) certification from an officer of Tenant that all conditions required for Tenant or CEOC to receive the amount required under Tenant’s Initial Financing or other corporate credit facility to comply with clause (e) of this clause (vi) have been or shall be satisfied prior to each such disbursement or advance thereunder;

(vii) upon commencement of any construction work on the New Tower, Tenant will proceed with construction in a diligent manner to complete all construction activities as soon as reasonably practicable, in compliance in all material respects with all Legal Requirements and in a manner which does not adversely affect the remaining Leased Property, including any operations thereon or any Subtenants and guests to the Leased Property (other than de minimis effects of construction, which may include reasonable noise, dust and modified ingress and egress, so long as Tenant shall minimize all such effects to the extent practicable and shall reasonably cooperate with Landlord to minimize any adverse effects on the Leased Property and its Subtenants and guests during the construction;

(viii) the construction and operation of the New Tower by Tenant shall be in accordance with this Lease and the terms hereunder, including, Article XIII hereof;

(ix) Tenant shall deliver to Landlord a reaffirmation from Guarantor with respect to its guaranty of the obligations of Tenant with respect to the New Tower, including the lien free completion of the New Tower and the payment of all costs and expenses in incurred in such construction, as set forth in the Guaranty;

(x) upon completion of the New Tower, the New Tower will be considered a “Leased Improvement” for all purposes under this Lease (except that Tenant shall be entitled to the depreciation of such New Tower for accounting purposes and the same shall be treated as Tenant’s Property for purposes of the definition of Fair Market Value) and shall be subject to the lien of the then Fee Mortgage, as applicable;

(xi) during construction of the New Tower, Landlord will have the right to engage construction consultants, at the cost and expense of Tenant, to conduct inspections during the construction of such New Tower, which inspections shall be conducted during normal business hours upon reasonable prior notice and subject to the rights of Subtenants under their respective leases and the rights of any other third-party occupants; and

Exhibit F-1-2

(xii) upon final completion of the New Tower, Tenant shall deliver to Landlord (a) a certificate of occupancy for the New Tower, (b) any other required certificates and/or licenses required by applicable Legal Requirements, including any required Gaming Licenses, and (c) a certification from an officer of Tenant stating that each person that supplied materials or labor in connection with the New Tower has been paid in full (subject to any right to contest such amounts in accordance with the terms hereunder) to be accompanied by lien waivers, invoices or other evidence of payment reasonably satisfactory to Landlord, in each case, except for amounts contested in good faith in accordance with terms of this Lease.

Exhibit F-1-3

EXHIBIT F-2

NEW TOWER IN BALANCE CERTIFICATION FORM

[ ● ], 20[ ● ]

Reference is made to that certain Las Vegas Lease (formerly referred to as the Lease (CPLV)) dated as of October 6, 2017 (as amended, supplemented, amended and restated or otherwise modified from time to time, the “Lease”), by and among Desert Palace LLC, a Nevada limited liability company (“Desert Palace Tenant”), CEOC, LLC, a Delaware limited liability company (for itself and as successor by merger to Caesars Entertainment Operating Company, Inc.) (“CEOC Tenant”), and Harrah’s Las Vegas, LLC, a Nevada limited liability company (“HLV Tenant” and together with Desert Palace Tenant and CEOC Tenant, collectively, “Tenant”), CPLV Property Owner LLC, a Delaware limited liability company (“CPLV Landlord”), and Claudine Propco LLC, a Delaware limited liability company (“HLV Landlord” and together with CPLV Landlord, collectively, “Landlord”). Capitalized terms used but not otherwise defined herein have the meanings assigned to them in the Lease. This New Tower In Balance Certification is being executed and delivered pursuant to Exhibit F-1 of the Lease.

Tenant hereby certifies to Landlord that:

(a) Set forth on Exhibit A attached hereto is a description of the cash, cash equivalents and/or unfunded loan commitments of Tenant (including through distributions and contributions to be made to Tenant in accordance with its organizational documents from ERI and/or any other Affiliates of Tenant, including any such Affiliates that may be a borrower or restricted subsidiary under Tenant’s Initial Financing or other corporate credit facility) (collectively, the “Sources”).

(b) Set forth on Exhibit B attached hereto is the current budget that sets forth the hard and soft construction costs for the applicable phase of construction of the New Tower (the “Uses”) and, to Tenant’s knowledge, such budget contains all material hard and soft costs to be incurred for such construction.

(c) The Sources are greater than or equal to the Uses.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

Exhibit F-2-1

IN WITNESS WHEREOF, Tenant has caused this certification to be duly executed and delivered as of the date first written above.

[Tenant]

By:

Name:
Title:

Exhibit F-2-2

Exhibit A

Sources

1.	[Insert description of cash and cash equivalents]

2.	[Insert description of proceeds from unfunded loan commitments]

Exhibit F-2-3

Exhibit B

Uses

Exhibit F-2-4

EXHIBIT G

FORM OF REIT COMPLIANCE CERTIFICATE

REIT COMPLIANCE CERTIFICATE

Date: _______________, 20__

This REIT Compliance Certificate (this “Certificate”) is given by Tenant (as defined in that certain Lease (CPLV) (the “Lease”) dated as of [__________, 2017], by and among CPLV Property Owner LLC, a Delaware limited liability company and Claudine Propco LLC, a Delaware limited liability company (collectively, together with their respective successors and assigns, “Landlord”), and Desert Palace LLC, a Nevada limited liability company, Caesars Entertainment Operating Company, Inc., a Delaware corporation, CEOC, LLC, a Delaware limited liability company (as successor by merger to Caesars Entertainment Operating Company, Inc.), and Harrah’s Las Vegas, LLC, a Nevada limited liability company (collectively, and together with their respective successors and permitted assigns, “Tenant”), pursuant to Article XL of the Lease. Capitalized terms used herein without definition shall have the meanings set forth in the Lease.

By executing this Certificate, Tenant hereby certifies to Landlord that Tenant has reviewed its transactions during the Fiscal Quarter ending [_________] and for such Fiscal Quarter Tenant is in compliance with the provisions of Article XL of the Lease. Without limiting the generality of the foregoing, Tenant hereby certifies that for such Fiscal Quarter, Tenant has not, without Landlord’s advance written consent:

(i)

sublet, assigned or entered into a management arrangement for the Leased Property on any basis such that the rental or other amounts to be paid by the subtenant, assignee or manager thereunder would be based, in whole or in part, on either (x) the income or profits derived by the business activities of the subtenant, assignee or manager or (y) any other formula such that any portion of any amount received by Landlord could reasonably be expected to cause any portion of the amounts to fail to qualify as “rents from real property” within the meaning of Section 856(d) of the Code, or any similar or successor provision thereto;

(ii)	furnished or rendered any services to the subtenant, assignee or manager or managed or operated the Leased Property so subleased, assigned or managed;

(iii)

sublet or assigned to, or entered into a management arrangement for the Leased Property with any Person (other than a “taxable REIT subsidiary” (within the meaning of Section 856(l) of the Code, or any similar or successor provision thereto) of Landlord REIT) in which Landlord or PropCo owns an interest, directly or indirectly (by applying constructive ownership rules set forth in Section 856(d)(5) of the Code, or any similar or successor provision thereto); or

(iv)

sublet, assigned or entered into a management arrangement for the Leased Property in any other manner which could reasonably be expected to cause any portion of the amounts received by Landlord pursuant to the Lease or any Sublease to fail to qualify as “rents from real property” within the meaning of Section 856(d) of the Code, or any similar or successor provision thereto, or which could reasonably be expected to cause any other income of Landlord to fail to qualify as income described in Section 856(c)(2) of the Code, or any similar or successor provision thereto.

[Remainder of Page Intentionally Left Blank; Signature Page Follows]

Exhibit G-1

IN WITNESS WHEREOF, this Certificate has been executed by Tenant on _____ day of _______________, 20__.

[______]

Name:
Title:

Exhibit G-2

EXHIBIT H

PROPERTY-SPECIFIC IP

PROPERTY SPECIFIC IP – CPLV FACILITY

Mark	Jurisdiction	Brand	Specific / Enterprise	Property	App. No.	App. Date	Reg. No.	Reg. Date	Status
Alto	Nevada	Caesars	Specific	CPLV	20170323096-53	7/28/2017	20170323096-53	7/28/2017	Registered
Color—A Salon	Nevada	Caesars	Specific	CPLV	E0331812009-0	6/11/2009	E0331812009-0	6/11/2009	Registered
Spanish Steps	Nevada	Caesars	Specific	CPLV	E0147662010-0	3/25/2015	E0147662010-0	3/25/2010	Registered
Apostrophe	United States of America	Caesars	Specific	CPLV	85/918927	4/30/2013	4557182	6/24/2014	Registered
Beijing Noodle No. 9	United States of America	Caesars	Specific	CPLV	77/269189	8/31/2007	3738566	1/19/2010	Registered
Laurel Collection (Block)	United States of America	Caesars	Specific	CPLV	85/492653	12/12/2011	4,231,389	10/23/2012	Registered
Stripside Cafe & Bar	United States of America	Caesars	Specific	CPLV	87/207585	10/18/2016	5273062	8/22/2017	Registered
Tiger Wok & Ramen	United States of America	Caesars	Specific	CPLV	86/401608	9/22/2014	4759136	6/23/2015	Registered
Vista Cocktail Lounge (Logo)	United States of America	Caesars	Specific	CPLV	86/562485	3/12/2015	4976084	6/14/2016	Registered

Exhibit H-1

Domain Name	Brand	Reg. Date	Registry Expiry Date
vistaloungelasvegas.com	Caesars—CPLV	2015-03-13	2021-03-13
vistaloungevegas.com	Caesars—CPLV	2015-03-13	2021-03-13
venuspoolclub.com	Caesars—CPLV	2008-04-01	2022-04-01

PROPERTY SPECIFIC IP – HLV FACILITY

None.

Exhibit H-2

EXHIBIT I

FORM OF PACE REPORT

[SEE ATTACHED]

Exhibit I-1

CAESARS ENTERTAINMENT®

[illegible]

Confidential - Subject to Protective Order

Form of Meeting Sales Pace Report

[illegible] [illegible]

[illegible]

[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]
[illegible]

Exhibit I-2

EXHIBIT J

NEW TOWER LOCATION

[SEE ATTACHED]

Exhibit J-1

CAESARS PALACE
PORTE COCHERE
W. FLAMINGO RD
DEVELOPMENT PARCEL I 4.8 ACRES
AIR-RIGHTS DEVELOPMENT PARCEL 2.4 ACRES
DEVELOPMENT PARCEL II 1.9 ACRES
THE FORUM SHOPS
LAS VEGAS BLVD
FLAMINGO LAS VEGAS
THE LINQ
CAESARS PALACE
Las Vegas, Nevada
DEVELOPMENT OPPORTUNITIES
MARCH 03, 2017
CAESARS ENTERTAINMENT
ELKUS MANFREDI

Exhibit J-2

EXHIBIT K

DESCRIPTION OF TITLE POLICY

Site & State	Chicago Title Insurance Company Policy Number	Policy Amount
Caesar’s Palace Las Vegas (CPLV), NV	7230628-1-17-14013143	$3,150,000,000
Octavius Tower, NV	NV-FNCP-IMP-7230628-1-18-42041767	$507,500,000
Harrah’s Las Vegas, NV	NV-FNCP-IMP-7230628-1-17-42041057	$1,136,200,000

Exhibit K-1

EXHIBIT L

BRANDS

Caesars Palace

Harrah’s

Exhibit L-1

EXHIBIT M

INFORMATION STANDARD

Information that would customarily be included in a confidential offering circular for commercial mortgage pass-through certificates representing beneficial interests in a mortgage loan relating to a full-service integrated luxury hotel and resort located on the “strip” in Las Vegas, Nevada, provided, that (a) all rents and other revenues from leases and subleases described in such information shall be consolidated into a single line item, (b) revenues at food and beverage outlets described in such information shall be consolidated into a single line item, and (c) such information shall not include any entertainment contracts with respect to the Lease Property or the list of the top accounts at the Leased Property.

Information set forth in Sections 23.1(b)(i), (ii) and (iii) hereof.

Exhibit M-1

EXHIBIT N

MANAGED FACILITIES IP TRADEMARKS

Any Trademarks included in System-wide IP that are necessary for the operation or management of the Facilities, including the Trademark listed below:

Caesars Palace Las Vegas

Harrah’s Las Vegas

Exhibit N-1

EXHIBIT O

FORM OF FEE MORTGAGEE SNDA (CPLV)

[SEE ATTACHED]

Exhibit O-1

Inst#: 20200331-0000759
Fees: $42.00
03/31/2020 09:52:26 AM
Receipt #: 4033302
APN:	162-17-710-002, 162-17-710-004,	Requestor:
	162-17-710-005, 162-17-810-002,	FNTG NCS (LAS VEGAS)
	162-17-810-003, 162-17-810-004,	Recorded By: SCHIABLE Pgs: 15
	162-17-810-009, 162-17-810-010	DEBBIE CONWAY
RECORDING REQUESTED BY, AND WHEN RECORDED MAIL TO:		CLARK COUNTY RECORDER Src: ERECORD Ofc: ERECORD

Sullivan & Cromwell LLP

125 Broad Street

New York, NY 10004

Attention: Ari Blaut

SUBORDINATION, NONDISTURBANCE AND ATTORNMENT AGREEMENT

This SUBORDINATION, NON-DISTURBANCE, AND ATTORNMENT AGREEMENT (the “Agreement”) dated as of March 30, 2020 by and among Goldman Sachs Bank USA, as collateral agent for those certain lenders pursuant to the Credit Agreement (as defined below), a New York State-chartered bank, having an address at 200 West Street, New York, New York 10282 (together with its successors and assigns in such capacity, “Agent’), CPLV Property Owner LLC, a Delaware limited liability company (together with its successors and assigns, “Landlord’) (solely for purposes of Sections 4 and 5(b)(y)(B)(ii) hereof) and Desert Palace LLC, a Nevada limited liability company and CEOC, LLC, a Delaware limited liability company (for itself, and as successor by merger to Caesars Entertainment Operating Company, Inc., a Delaware corporation) jointly and severally (collectively, or if the context clearly requires, individually, and together with their respective successors and permitted assigns, “Tenant”).

WHEREAS, by a certain Lease dated October 6, 2017, between Landlord and Tenant, as amended by that certain First Amendment to Lease (CPLV) dated December 26, 2018 (as the same may be amended, modified or supplemented from time to time, collectively, the “Lease”), Landlord leased to Tenant the Leased Property (as such term is defined in the Lease), including the Property (as defined below);

WHEREAS, Agent and certain other lenders have made or intend to make a loan (the “Loan”) to an affiliate of the Landlord pursuant to the terms of that certain Credit Agreement, dated as of December 22, 2017, by and among VICI Properties 1 LLC, as the borrower (the “Borrower”), the Agent, and the other financial institutions party thereto from time to time, as amended by that certain Amendment No. 1 to Credit Agreement, dated September 24, 2018, as amended by that certain Amendment No. 2 to Credit Agreement, dated May 15, 2019, as amended by that certain Amendment No. 3 to Credit Agreement, dated May 15, 2019 (as the same may be amended, modified, restated, severed, consolidated, renewed, replaced, or supplemented from time to time, the “Credit Agreement”), which Loan shall be secured by, among other things, that certain Deed of Trust, Security Agreement, Assignment of Rents and Leases and Fixture Filing, dated March 30, 2020 recorded in the Recorder’s Office as Instrument Number 20200331-0000101             (as the same may be amended, restated, replaced, severed, split, supplemented or otherwise modified from time to time, the “Mortgage”) encumbering the real property more particularly described on Exhibit A annexed hereto and made a part hereof (the “Property”);

Exhibit O-2

WHEREAS, Tenant acknowledges that Agent will rely on this Agreement in making the Loan to the Borrower;

WHEREAS, Agent and Tenant desire to evidence their understanding with respect to the Mortgage and the Lease as hereinafter provided; and

WHEREAS, pursuant to Section 31.1 of the Lease, Tenant has agreed to deliver this Agreement and will subordinate the Lease to the Mortgage and to the lien thereof and, in consideration of Tenant’s delivery of this Agreement, Agent has agreed not to disturb Tenant’s possessory rights in the Leased Property under the Lease on the terms and conditions hereinafter set forth.

NOW, THEREFORE, in consideration of the mutual agreements hereinafter set forth, the parties hereto hereby agree as follows:

1.    Tenant covenants, stipulates and agrees that the Lease and all of Tenant’s right, title and interest in and to the Property thereunder (including but not limited to any option to purchase, right of first refusal to purchase or right of first offer to purchase the Property or any portion thereof) is hereby, and shall at all times continue to be, subordinated and made secondary and inferior in each and every respect to the Mortgage and the lien thereof, to all of the terms, conditions and provisions thereof and to any and all advances made or to be made thereunder, so that at all times the Mortgage shall be and remain a lien on the Property prior to and superior to the Lease for all purposes, subject to the provisions set forth herein. Subordination is to have the same force and effect as if the Mortgage and such renewals, modifications, consolidations, replacements and extensions had been executed, acknowledged, delivered and recorded prior to the Lease, any amendments or modifications thereof and any notice thereof.

2.    Agent agrees that if Agent exercises any of its rights under the Mortgage, including entry or foreclosure of the Mortgage or exercise of a power of sale under the Mortgage, Agent, or any person who acquires any portion of the Property in a foreclosure or similar proceeding or in a transfer in lieu of any such foreclosure, (a) will not terminate or disturb Tenant’s right to use, occupy and possess the Leased Property, nor any of Tenant’s rights, privileges and options under the terms of the Lease, so long as there is no continuing Tenant Event of Default (as defined in the Lease) (or, if there is a continuing Tenant Event of Default, this clause (a) shall be subject to the rights granted to a Permitted Leasehold Mortgagee (as defined in the Lease) as expressly set forth in the Lease) and (b) will be bound by the provisions of Article XVII of the Lease for the benefit of each Permitted Leasehold Mortgagee. In addition, Agent or any person prosecuting such rights and remedies agrees that so long as the Lease has not been terminated on account of a Tenant Event of Default, Agent or such other person, as the case may be, shall not name or join Tenant as a defendant in any exercise of Agent’s or such person’s rights and remedies arising upon a default under the Mortgage unless applicable law requires Tenant to be made a party thereto as a condition to proceeding against Landlord. In the latter case, Agent or any person prosecuting such rights and remedies may join Tenant as a defendant in such action only for such purpose and not to terminate the Lease or otherwise adversely affect Tenant’s rights under the Lease or this Agreement in such action. Notwithstanding anything to the contrary contained herein, if a Tenant Event of Default has occurred and is continuing at such time that a Successor Landlord (defined below) takes fee title to the Property, such Successor Landlord shall be subject to the terms and provisions in the Lease concerning the exercise of rights and remedies upon such Tenant Event of Default including the provisions of Articles XVI, XXIII and XXXVI.

3.    If, at any time Agent (or any person, or such person’s successors or assigns, who acquires the interest of Landlord under the Lease through foreclosure of the Mortgage, transfer in lieu of foreclosure or otherwise) shall succeed to the rights of Landlord under the Lease as a result of a default or event of default under the Mortgage, Tenant shall attorn to and recognize such person so succeeding to the rights of Landlord under the Lease (herein sometimes called “Successor Landlord”) as Tenant’s landlord under the Lease, said attornment to be effective and self-operative without the execution of any further instruments.

Exhibit O-3

4.    Landlord authorizes and directs Tenant to honor any written demand or notice from Agent instructing Tenant to pay rent or other sums to Agent rather than Landlord (a “Payment Demand”), regardless of any other or contrary notice or instruction which Tenant may receive from Landlord before or after Tenant’s receipt of such Payment Demand. Tenant may rely upon any notice, instruction, Payment Demand, certificate, consent or other document from, and signed by, Agent and shall have no duty to investigate the same or the circumstances under which the same was given. Any payment made by Tenant to Agent or in response to a Payment Demand shall be deemed proper payment by Tenant of such sum pursuant to the Lease.

5.    (a)    If Agent shall become the owner of the Property or the Property shall be sold by reason of foreclosure or other proceedings brought to enforce the Mortgage or if the Property shall be transferred by deed in lieu of foreclosure, Agent or any Successor Landlord shall be deemed to have assumed all terms and covenants of the Lease to be observed or performed by Landlord from and after the date on which such Agent or such Successor Landlord (as the case may be) succeeds to Landlord’s interests under the Lease; provided, however, such Agent or Successor Landlord (as the case may be) shall not be:

(i)    liable for any act or omission of any prior landlord (including Landlord) or bound by any obligation to make any payment to Tenant which was required to be made prior to the time Agent or such Successor Landlord succeeded to any prior landlord (including Landlord); or

(ii)    obligated to cure any defaults of any prior landlord (including Landlord) which occurred, or to make any payment to Tenant which was required to be paid by any prior landlord (including Landlord), prior to the time that Agent or such Successor Landlord succeeded to the interest of such landlord under the Lease; or

(iii)    obligated to perform any construction obligations of any prior landlord (including Landlord) under the Lease or liable for any defects (latent, patent or otherwise) in the design, workmanship, materials, construction or otherwise with respect to improvements and buildings constructed on the Property; or

(iv)    subject to any offsets, defenses or counterclaims which Tenant may be entitled to assert against any prior landlord (including Landlord); or

(v)    bound by any payment of rent or additional rent by Tenant to any prior landlord (including Landlord) for more than one (1) month in advance; or

(vi)    bound by any amendment, modification, termination or surrender of the Lease made without the written consent of Agent (except for any amendment or modification entered into pursuant to and in accordance with the Credit Agreement which does not require the consent of Agent, so long as a copy of such amendment or modification is promptly delivered to Agent).

    (b)    Notwithstanding the foregoing, (x) Tenant reserves any right it may have to any and all claims or causes of action (i) against Landlord for prior losses or damages arising prior to, and (ii) against the Successor Landlord for all losses or damages arising from and after, the date that such Successor Landlord takes title to the Property, and (y) if at any time Agent (or any person, or such person’s successors or assigns, who acquires the Property or the interest of Landlord under the Lease through foreclosure of the Mortgage, transfer in lieu of foreclosure or otherwise) shall (i) acquire the Property or (ii) succeed to the rights of Landlord under the Lease as a result of a default or event of default under the Mortgage, then the Successor Landlord or the successor party that acquires the Property will be automatically bound by the Credit Agreement and will execute a joinder thereto in accordance with Section 31.1 of the Lease.

Exhibit O-4

6.    Tenant hereby represents, warrants, covenants and agrees to and with Agent:

(a)    to use commercially reasonable efforts to deliver to Agent, by certified mail, return receipt requested, a duplicate of each notice of default delivered by Tenant to Landlord at the same time as such notice is given to Landlord and no such notice of default shall be deemed given by Tenant under the Lease unless and until a copy of such notice shall have been so delivered to Agent. Agent shall have the right (but shall not be obligated) to cure such default. Tenant shall accept performance by Agent or its designee of any term, covenant, condition or agreement to be performed by Landlord under the Lease with the same force and effect as though performed by Landlord. Tenant further agrees to afford Agent or the designee a period of thirty (30) days beyond any period afforded to Landlord or its designee for the curing of such default during which period Agent or its designee may elect (but shall not be obligated) to seek to cure such default, or, if such default cannot be cured within that time, then such additional time as may be necessary to cure such default (including but not limited to commencement of foreclosure proceedings) but in no event more than ninety (90) days, during which period Agent or its designee may elect (but shall not be obligated) to seek to cure such default, prior to taking any action to terminate the Lease;

(b)    that Tenant is the sole owner of the leasehold estate created by the Lease; and

(c)    to promptly certify, to Tenant’s knowledge, in writing to Agent, in connection with any proposed assignment of the Mortgage, whether or not any default on the part of Landlord then exists under the Lease and to deliver to Agent any tenant estoppel certificates required under the Lease.

7.    Tenant acknowledges that the interest of Landlord under the Lease is assigned to Agent solely as security for the obligations of the Borrower pursuant to the Credit Agreement, and Agent shall have no duty, liability or obligation under the Lease or any extension or renewal thereof, unless Agent shall specifically undertake such liability in writing or Agent becomes and then only with respect to periods in which Agent becomes, the fee owner of the Property.

8.    This agreement was negotiated in the State of New York, which state the parties agree has a substantial relationship to the parties and to the underlying transaction embodied hereby. Accordingly, in all respects this Agreement (and any agreement formed pursuant to the terms hereof) shall be governed by, and construed and enforced in accordance with, the internal laws of the State of New York (without regard to principles or conflicts of law) and any applicable laws of the United States of America, except that the Lease and the exercise of all remedies thereunder shall continue to be governed by Section 41.5 of the Lease.

9.    This Agreement and each and every covenant, agreement and other provisions hereof shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns (including, without limitation, any successor agent pursuant to the terms of the Credit Agreement) and may be amended, supplemented, waived or modified only by an instrument in writing executed by the party against which enforcement of the termination, amendment, supplement, waiver or modification is sought. Each Permitted Leasehold Mortgagee (for so long as such Permitted Leasehold Mortgagee holds a Permitted Leasehold Mortgage (as defined in the Lease)) is an intended third party beneficiary of Section 2(b) entitled to enforce the same as if a party to this Agreement.

10.    All notices to be given under this Agreement shall be in writing and shall be deemed served upon receipt by the addressee if served personally or, if mailed, upon the first to occur of receipt or the refusal of delivery as shown on a return receipt, after deposit in the United States Postal Service certified

Exhibit O-5

mail, postage prepaid, addressed to the address of Landlord, Tenant or Agent appearing below. Such addresses may be changed by notice given in the same manner. If any party consists of multiple individuals or entities, then notice to any one of same shall be deemed notice to such party.

Agent’s Address:	Goldman Sachs Bank USA 200 West Street New York, New York 10282 Attn: Joshua Desai
With a copy to:	Sullivan & Cromwell LLP 125 Broad Street, New York, New York 10004 Attn: Ari B. Blaut, Esq.
Tenant’s Address:	CEOC, LLC One Caesars Palace Drive Las Vegas, NV 89109 Attention: General Counsel Facsimile: (702) 407-6420
With a copy to:	Latham & Watkins LLP 12670 High Bluff Drive San Diego, CA 92130 Attn: James I. Mann, Esq.
Landlord’s Address:	CPLV PROPERTY OWNER LLC c/o VICI Properties Inc. 535 Madison Ave., 20th Floor New York, NY 10022 Attn: General Counsel Email: corplaw@viciproperties.com
With a copy to:	Kramer Levin Naftalis & Frankel LLP 1177 Avenue of the Americas New York, New York 10036 Attn: Tzvi Rokeach, Esq.

11.    If this Agreement conflicts with the Lease, then this Agreement shall govern as between the parties and any Successor Landlord, including upon any attornment pursuant to this Agreement. This Agreement supersedes, and constitutes full compliance with, any provisions in the Lease that provide for subordination of the Lease to, or for delivery of nondisturbance agreements by the holder of, the Mortgage.

12.    In the event Agent shall acquire Landlord’s interest in the Leased Property, Tenant shall look only to the estate and interest, if any, of Agent in the Leased Property for the satisfaction of Tenant’s remedies for the collection of a judgment (or other judicial process) requiring the payment of money in the event of any default by Agent as a Successor Landlord under the Lease or under this Agreement, and no other property or assets of Agent shall be subject to levy, execution or other enforcement procedure for the satisfaction of Tenant’s remedies under or with respect to the Lease, the relationship of the landlord and tenant under the Lease or Tenant’s use or occupancy of the Leased Property or any claim arising under this Agreement.

Exhibit O-6

13.    If any provision of this Agreement is held to be invalid or unenforceable by a court of competent jurisdiction, such provision shall be deemed modified to the extent necessary to be enforceable, or if such modification is not practicable, such provision shall be deemed deleted from this Agreement, and the other provisions of this Agreement shall remain in full force and effect, and shall be liberally construed in favor of Agent.

14.    This Agreement constitutes the entire agreement between Agent and Tenant regarding the subordination of the Lease to the Mortgage and the rights and obligations of Tenant and Agent as to the subject matter of this Agreement.

15.    Except as expressly provided for in this Agreement, Agent shall have no obligations to Tenant with respect to the Lease.

16.    Tenant represents to Agent that it has full authority to enter into this Agreement, which has been duly authorized by all necessary actions. Agent represents to Tenant that it has full authority to enter into this Agreement, which has been duly authorized by all necessary actions.

17.    This Agreement may be executed in any number of counterparts, each of which shall be deemed an original and all of which together shall constitute one and the same instrument.

IN WITNESS WHEREOF, each party hereto has caused this Agreement to be duly executed to be effective as of the day and year first above written.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

Exhibit O-7

LANDLORD (solely for purposes of Sections 4 and 5(b)(y)(B)(ii) hereof):

CPLV PROPERTY OWNER LLC, a Delaware limited liability company

By: /s/ David Kieske

Name: David Kieske
Title: Treasurer

ACKNOWLEDGMENT

STATE OF NEW YORK

COUNTY OF NEW YORK

On the 30th day of March in the year 2020, before me, the undersigned, personally appeared David Kieske, personally known to me or proved to me on the basis of satisfactory evidence to be the individual whose name is subscribed to the within instrument and acknowledged to me that he/she executed the same in his/her capacity, and that by his/her signature on the instrument, the individual, or the person upon behalf of which the individual acted, executed the instrument.

IN WITNESS WHEREOF, I have hereunto set my hand and official seal.

/s/ Elena Oterso Keil
Notary Public

My Commission Expires:

May 30, 2021

Notary Public, State of New York ELENA OTERO KEIL NO. 02KE6359428 Qualified in New York County Commission Expires May 30, 2021

[Signature Page to SNDA (CPLV) – 1L]

Exhibit O-8

TENANT:

Desert Palace LLC,
A Nevada limited liability company

By: /s/ Eric Hession
Name: Eric Hession
Title: CFO

ACKNOWLEDGMENT

State of nevada

County of Clark

On this, the 12th day of March, 2020, before me, a Notary Public for the aforesaid State and County, the undersigned officer, personally appeared Eric Hession who acknowledged himself to be the CFO, of Desert Palace LLC, a Nevada limited liability company, and that he as such officer, being authorized to do so, executed the foregoing instrument for the purposes therein contained by signing the name of the limited liability company by himself as such officer.

In Witness Whereof, I hereunto set my hand and official seal.

/s/ K. BACKER
Notary Public

My commission expires: March 31, 2020

[Notarial Seal]

[Signature Page to SNDA (CPLV) – 1L]

Exhibit O-9

CEOC, LLC,
A Delaware limited liability company

By: /s/ Eric Hession
Name: Eric Hession
Title: CFO

ACKNOWLEDGMENT

State of Nevada

County of Clark

On this, the 12th day of March, 2020, before me, a Notary Public for the aforesaid State and County, the undersigned officer, personally appeared Eric Hession who acknowledged himself to be the CFO, of CEOC, LLC, a Delaware limited liability company, and that he as such officer, being authorized to do so, executed the foregoing instrument for the purposes therein contained by signing the name of the limited liability company by himself as such officer.

In Witness Whereof, I hereunto set my hand and official seal.

/s/ K. Backer
Notary Public

My commission expires: March 31, 2020

[Notarial Seal]

[Signature Page to SNDA (CPLV) – 1L]

Exhibit O-10

AGENT:

GOLDMAN SACHS BANK USA,
a New York State-chartered bank

By: /s/ Joshua Desai
Name: Joshua Desai
Title: Authorized Signatory

ACKNOWLEDGMENT

STATE OF NEW YORK

COUNTY OF QUEENS

On the 13 day of March in the year 2020, before me, the undersigned, personally appeared Joshua Desai, personally known to me or proved to me on the basis of satisfactory evidence to be the individual whose name is subscribed to the within instrument and acknowledged to me that he/she executed the same in his/her capacity, and that by his/her signature on the instrument, the individual, or the person upon behalf of which the individual acted, executed the instrument.

IN WITNESS WHEREOF, l have hereunto set my hand and official seal.

/s/ Aeri Choi
Notary Public

My Commission Expires:
12 November 2021	AERI CHOI
Notary Public, State of New York
No. 01CH6292922
Qualified in Queens County
Commission Expires November 12, 2021

[Signature Page to SNDA (CPLV) – 1L]

Exhibit O-11

EXHIBIT A

PROPERTY DESCRIPTION

THE LAND REFERRED TO HEREIN BELOW IS SITUATED LAS VEGAS, IN THE COUNTY OF CLARK, STATE OF NEVADA, AND IS DESCRIBED AS FOLLOWS:

PARCEL A:

PARCEL 1:

All of Lot One (1) of Caesars Palace, a Commercial Subdivision, as shown by map thereof on file in Book 46 of Plats, Page 22, in the Office of the County Recorder, Clark County, Nevada.

EXCEPTING THEREFROM that portion as conveyed to Clark County by Deed recorded December 30, 1988, in Book 881230 as Document No. 00924, of Official Records.

FURTHER EXCEPTING THEREFROM that portion of land as conveyed to the State of Nevada by that certain Quitclaim Deed recorded September 29, 1994 in Book 940929 as Document No. 00684, of Official Records.

FURTHER EXCEPTING THEREFROM that portion of said land as conveyed to the State of Nevada by that Deed recorded September 29, 1994, in Book 940929 as Document No. 00685, of Official Records.

FURTHER EXCEPTING THEREFROM that portion of said land conveyed to the County of Clark by that Deed recorded November 4,1997, in Book 971104 as Document No. 00712, of Official Records.

FURTHER EXCEPTING THEREFROM that portion of said land as conveyed to the County of Clark by Deed recorded June 26, 2003 in Book 20030626 as Document No. 00076, of Official Records.

FURTHER EXCEPTING THEREFROM that portion of said land as conveyed to the County of Clark by Deed recorded November 12, 2003 in Book 20031112 as Document No. 01302, of Official Records.

Together with that portion of Industrial Road as vacated by that certain Order of Vacation recorded April 4 1996, in Book 960404 as Document No. 00840, of Official Records.

Together with that portion of Interstate 15 (1-15) and Flamingo Road as described in Quitclaim Deed recorded May 20, 2005 in Book 20050520 as Document No. 02250 and re-recorded May 31, 2005 in Book 20050531 as Document No. 05514 of Official Records.

FURTHER EXCEPTING THEREFROM that portion of said land as conveyed to the Clark County by Deed recorded February 13, 2009, in Book 20090213 as Document No. 03437, of Official Records.

FURTHER EXCEPTING THEREFROM that portion of said land as conveyed by Deed recorded May 20, 2011, in Book 20110520 as Document No. 02940, of Official Records.

TOGETHER WITH that portion as vacated by that certain Order of Vacation, recorded September 11, 2014 as Document No. 20140911-0001948, of Official Records.

Exhibit O-12

PARCEL 2:

Non exclusive easements and other rights as established and granted by that certain Second Amended and Restated Parking Agreement and Grant of Reciprocal Easements and Declaration of Covenants dated as February 7, 2003 by and between Caesars Palace Realty Corp., a Nevada corporation, Desert Palace, Inc., a Nevada corporation and Forum Developers Limited Partnership, a Nevada limited partnership recorded November 18, 2003 as Document No. 1516 in Book 20031118 and by that Assignment and Assumption of by Second Amended and Restated Parking Agreement and Grant of Reciprocal Easements and Declaration of Covenants dated November 14, 2003, recorded November 18, 2003 as Document No. 1518 in Book 20031118, and amended by that First Amendment to Second Amended and Restated Parking Agreement and Grant of Reciprocal Easements and Declaration of Covenants, recorded May 3, 2016, in Book 20160503 as Document No. 0002965, and amended by that Second Amendment to Second Amended and Restated Parking Agreement and Grant of Reciprocal Easements and Declaration of Covenants, recorded October 9, 2017 as Instrument No. 20171009-0001277, in the Official Records, Clark County, Nevada.

PARCEL 3:

Non-exclusive easements as set forth and created by that certain Declaration of Covenants, Restrictions and Easements, recorded May 20, 2011, in Book 20110520 as Document No. 002942, for ingress and egress over, under and across the land described therein. Subject to the terms, provisions and conditions set forth in said instrument.

APN: 162-17-710-002, 004, 005. 162-17-810-002, 003, 004, 162-17-810-009

SURVEYORS LEGAL DESCRIPTION:

The following legal description is provided as a convenience and is not intended to supersede the description set forth above.

A portion of Lot One (1) of Plats, Book 46, Page 22, Clark County Nevada Official Records, located within the Southwest Quarter (SW 1/4) of Section 16, the Northwest Quarter (NW 1/4) of Section 21, the Northeast Quarter (NE 1/4) of Section 20, and the Southeast Quarter (SE 1/4) of Section 17, all lying within Township 21 South, Range 61 East, M.D.M., Clark County, Nevada described as follows:

Commencing at the Northeast corner of the Southeast Quarter (SE 1/4) of said Section 17; thence along the East line of the Southeast Quarter (SE 1/4) of said Section 17, South 01°13’13” East, 1008.51 feet to a point on the North line of aforementioned Lot One (1) of Plats, Book 46, Page 22 and the Point of Beginning; thence departing said South Section line, South 88°42’35” East, along said North line of Lot One (1), a distance of 138.65 feet to the Westerly right-of-way of Las Vegas Boulevard South as described in a Deed to Clark County recorded June 26, 2003 In Book 20030626 as Document No. 00076 of Clark County, Nevada, Official Records, said point also being the beginning of a non-tangent curve concave to the Southeast having a radius of 4066.18 feet, a radial line from said point bears South 77°37’56’’ East; thence along said Westerly right-of-way, Southwesterly along said curve, through a central angle of 04°51 ’04”, an arc length of 344.27 feet to a point of non-tangency to which a radial line bears North 82°29’00’’ West and being the beginning of a non-tangent curve concave to the Southeast having a radius of 4068.07 feet, a radial line from said beginning bears South 82°11’41” East; thence Southwesterly along said curve and Westerly right-of-way through a central angle of 05°16’14”, an arc length of 374.22 feet to a point of nontangency, to which a radial line bears North 87°27’55” West; thence continuing along said right-of-way, South 67°50’28” West, 32.41 feet; thence South 01°13’04” East, 101.73 feet to a point on the Westerly right-of-way of Las Vegas Boulevard South as described in a Deed to Clark County recorded November 12, 2003 in Book 20031112 as Document No. 01302 of Clark County, Nevada Official Records; thence along said right-of-way the following Nine (9) courses: (1) South 15°04’25” East, 71.76 feet; (2) South 02°38’23’ West, 36.76 feet; (3) South 00°50’58” West, 65.69 feet; (4) South 05°14’38” East, 70.81 feet; (5) South 01’32’21” East, 26.27 feet; (6) South 00°38’49” East, 630.74 feet to the beginning of a non-tangent curve concave to the Northwest having a radius of 48.78 feet, a radial line from said beginning bears North 88°33’55” West; (7) Southwesterly along said curve, through a central angle of 23°39’03”, an arc length of 20.14 feet to a point of non-tangency, a radial line to said point bears South 64°54’52” East; (8) South 39°37’43” West, 14.77 feet to the beginning of a non-tangent curve concave to the Northwest, a radial line from said beginning bears North 48°00’38” West; (9) Southwesterly along said curve through a central

Exhibit O-13

angle of 05°25’35”, an arc length of 15.05 feet to a point of non-tangency, a radial line to said point bears South 42°35’03” East said point also being on the Northerly right-of-way of Flamingo Road as described in a Deed to the State of Nevada recorded September 29, 1994 in Book 940929 as Document No. 00685 of Official Records Clark County, Nevada; thence North 88°28’55” West, along said right of way, 28.12 feet; thence continuing along said right of way South 01°31’05” West, 15.45 feet to the beginning of a nontangent curve concave to the Northwest having a radius of 150.00 feet, a radial line from said beginning bears North 10°56’49’’ West, also being a point on the Northerly right-of-way of Flamingo Road described in a Deed to Clark County recorded September 29, 1994 as Document No. 00684 of Official Records, Clark County, Nevada; thence Southwesterly along said curve, through a central angle of 12°28’45”, an arc length of 32.67 feet to a point on Northerly right-of-way as shown on aforementioned Plat, Book 46, Page 22; thence North 88°28’04” West, along said Northerly right-of-way, 121.05 feet to a point on the Northerly right-of-way of Flamingo Road as described in Deed to Clark County recorded November 4, 1997 in Book 971104 as Document No. 00712, Clark County, Nevada Official Records; thence North 74°20’55” West, along said Northerly right of way, 35.79 feet; thence continuing along said right of way , North 88°28’04” West, 80.00 feet; thence South 77°24’24” West, along said right-of-way, 35.77 feet to a point on the South line of Lot One (1) and the Northerly right-of-way of Flamingo Road as shown on aforementioned Plat, Book 46, Page 22; thence North 88°28’04” West, 533.37 feet; thence North 01°31’56” East, 48.00 feet; thence North 88°28’04” West, 146.53 feet to the beginning of a curve concave to the Northeast having a radius of 1340.00 feet; thence departing said North right of way, Northwesterly along said curve, through a central angle of 35°52’33”, an arc length of 839.04 feet to a point of compound curvature concave to the Northeast having a radius of 640.00 feet; thence Northwesterly along said curve, through a central angle of 14°42’24”, an arc length of 164.28 feet to a point of non-tangency, a radial line to said point bears South 52°06’53” West; thence North 20°51’25” West, 458.65 feet; thence North 00°10’38” West, 543.57 feet; thence North 06°28’38” East, 83.23 feet to the North line of the Northwest Quarter (NW %) of the Southeast Quarter (SE %) of said Section 17; thence along said North line, South 88°48’56” East, 49 88 feet; thence departing said North line, North 06°28’38” East, 195.00 feet to a point on the South line of a parcel described in a Deed to Clark County recorded December 30, 1988 in Book 881230 as Document No. 00924 of Official Records Clark County, Nevada; thence South 89°02’21’ East, along said South line, 19.33 feet to a point on the Easterly right-of-way of Industrial Road as described in that certain Order of Vacation recorded April 4, 1996 in Book 960404 as Document No. 00840 of Official Records Clark County, Nevada; thence North 01°11’04’’ East, along said Easterly right-of-way, 47.50 feet to the beginning of a curve concave to the Southeast having a radius of 22.00 feet; thence Northeasterly along said curve and right-of-way, through a central angle of 89°59’37”, an arc length of 34.56 feet; thence continuing along said right-of-way South 88°48’56” East, 28.05 feet to a point on the Easterly right-of-way as described in aforementioned Deed to Clark County, Book 881230 as Document No. 00924; thence North 01°11’04’ East, along said right-of-way, 33.71 feet to the beginning of a non-tangent curve concave to the Northeast having a radius of 45.00 feet, a radial line from said point bears North 01°13’09” East; thence Northwesterly along said curve and right-of-way; through a central angle of 43°38’59”, an arc length of 34.28 feet to a point of non-tangency, a radial line to said point bears South 44°52’09” West, said point also being a point on the North line of Lot One (1) of aforementioned Plat, Book 46, Page 22; thence along said North line, South 88°48’56” East, 1924.34 feet to the Point of Beginning.

Together with that portion of Interstate 15 (1-15) and Flamingo Road as described in Quitclaim Deed recorded May 20, 2005 in Book 20050520 as Document No. 02250 and re-recorded May 31,2005 in Book 20050531 as Document No. 05514 of Official Records.

Legal prepared by

Noah Reynolds, PLS No. 13870

Horizon Surveys

9911 Covington Cross Drive, Suite 104

Las Vegas, Nevada 89144

TOGETHER WITH that portion as vacated by that certain Order of Vacation, recorded September 11, 2014 as Document No. 20140911-0001948, of Official Records.

PARCEL B: (Octavius Tower)

Exhibit O-14

PARCEL 1:

BEING A PORTION OF LOT 1 AS SHOWN ON A MAP RECORDED IN BOOK 46, PAGE 22 OF PLATS, CLARK COUNTY, NEVADA OFFICIAL RECORDS, LYING WITHIN PORTIONS OF THE SOUTHEAST QUARTER (SE 1/4) OF SECTION 17 AND NORTHEAST QUARTER (NE 1/4) OF SECTION 20, TOWNSHIP 21 SOUTH, RANGE 61 EAST, M.D.M, FURTHER DESCRIBED AS FOLLOWS:

COMMENCING AT THE SOUTHERN MOST PROPERTY CORNER OF SAID LOT 1, SAID CORNER BEING A POINT ON THE NORTHERLY RIGHT-OF-WAY OF FLAMINGO ROAD, FROM WHICH POINT THE SOUTHWEST CORNER OF SOUTHEAST QUARTER (SE 1/4) OF SAID SECTION 17 BEARS NORTH 82º11’42” WEST, 1466.24 FEET; THENCE ALONG THE BOUNDARY OF SAID LOT 1 AND SAID RIGHT-OF-WAY, NORTH 01º31’56” EAST, 48.00 FEET; THENCE NORTH 88º28’04” WEST, 92.55 FEET; THENCE DEPARTING SAID BOUNDARY AND RIGHT-OF-WAY, NORTH 01º31’56” EAST, 64.36 FEET TO THE POINT OF BEGINNING;

THENCE NORTH 88º25’15” WEST, 81.28 FEET; THENCE SOUTH 01º34’45” WEST, 9.75 FEET; THENCE NORTH 88º25’15” WEST, 20.92 FEET; THENCE NORTH 01º34’45” EAST, 9.75 FEET; THENCE NORTH 88º25’15” WEST, 44.74 FEET; THENCE SOUTH 01º34’45” WEST, 21.67 FEET; THENCE NORTH 88º25’15” WEST, 65.60 FEET; THENCE NORTH 01º34’45” EAST, 21.67 FEET; THENCE NORTH 88º25’15” WEST, 44.73 FEET; THENCE SOUTH 01º34’45” WEST, 9.75 FEET; THENCE NORTH 88º25’15” WEST, 20.93 FEET; THENCE NORTH 01º34’45” EAST, 9.75 FEET; THENCE NORTH 88º25’15” WEST, 82.67 FEET; THENCE NORTH 01º34’45” EAST, 124.63 FEET; THENCE SOUTH 88º25’15” EAST, 55.51 FEET; THENCE SOUTH 01º34’45” WEST, 26.49 FEET; THENCE SOUTH 88º25’15” EAST, 11.92 FEET; THENCE NORTH 01º34’45” EAST, 10.41 FEET; THENCE SOUTH 88º25’15” EAST, 19.42 FEET; THENCE SOUTH 01º34’45” WEST, 10.41 FEET; THENCE SOUTH 88º25’15” EAST, 11.92 FEET; THENCE NORTH 01º34’45” EAST, 26.49 FEET; THENCE SOUTH 88º25’15” EAST, 52.75 FEET; THENCE SOUTH 01º34’45” WEST, 28.32 FEET; THENCE SOUTH 88º25’15” EAST, 12.83 FEET; THENCE NORTH 01º34’45” EAST, 31.99 FEET; THENCE SOUTH 88º25’15” EAST, 53.58 FEET; THENCE SOUTH 01º34’45” WEST, 31.99 FEET; THENCE SOUTH 88º25’15” EAST, 8.83 FEET; THENCE NORTH 01º34’45” EAST, 25.82 FEET; THENCE SOUTH 88º25’15” EAST. 37.04 FEET; THENCE SOUTH 01º34’45” WEST, 23.99 FEET; THENCE SOUTH 88º25’15” EAST, 12.29 FEET; THENCE NORTH 01º34’45” EAST, 2.92 FEET; THENCE SOUTH 88º25’15” EAST, 3.42 FEET; THENCE SOUTH 01º34’45” WEST, 4.79 FEET; THENCE SOUTH 88º25’15” EAST, 13.82 FEET; THENCE NORTH 01º34’45” EAST, 4.46 FEET; THENCE SOUTH 88º25’15” EAST, 30.09 FEET; THENCE NORTH 01º34’45” EAST, 2.32 FEET;

THENCE SOUTH 88º25’15” EAST, 34.71 FEET; THENCE SOUTH 01º34’45” WEST, 94.32 FEET; THENCE SOUTH 88º25’15” EAST, 0.67 FEET; THENCE SOUTH 01º34’45” WEST, 2.26 FEET; THENCE SOUTH 88º25’15” EAST, 2.08 FEET; THENCE SOUTH 01º34’45” WEST, 6.46 FEET TO THE POINT OF BEGINNING.

ALSO KNOWN AS THE PROPERTY DESCRIBED IN THAT CERTAIN RECORD OF SURVEY MAP, AS SHOWN BY MAP THEREOF ON FILE IN FILE 184 OF SURVEYS, PAGE 17, AS RECORDED IN THE OFFICE OF THE COUNTY RECORDER, CLARK COUNTY, NEVADA.

APN: 162-17-810-010

PARCEL 2:

NON EXCLUSIVE EASEMENTS AND OTHER RIGHTS AS ESTABLISHED AND GRANTED BY THAT CERTAIN SECOND AMENDED AND RESTATED PARKING AGREEMENT AND GRANT OF RECIPROCAL EASEMENTS AND DECLARATION OF COVENANTS DATED AS FEBRUARY 7, 2003 BY AND BETWEEN CAESARS PALACE REALTY CORP., A NEVADA CORPORATION, DESERT PALACE, INC., A NEVADA CORPORATION AND FORUM DEVELOPERS LIMITED PARTNERSHIP, A NEVADA LIMITED PARTNERSHIP RECORDED NOVEMBER 18, 2003 AS DOCUMENT NO. 1516 IN BOOK 20031118 AND BY THAT ASSIGNMENT AND ASSUMPTION OF BY SECOND AMENDED AND RESTATED PARKING AGREEMENT AND GRANT OF RECIPROCAL EASEMENTS AND

Exhibit O-15

DECLARATION OF COVENANTS DATED NOVEMBER 14, 2003, RECORDED NOVEMBER 18, 2003 AS DOCUMENT NO. 1518 IN BOOK 20031118, AND AMENDED BY THAT FIRST AMENDMENT TO SECOND AMENDED AND RESTATED PARKING AGREEMENT AND GRANT OF RECIPROCAL EASEMENTS AND DECLARATION OF COVENANTS, RECORDED MAY 3, 2016, IN BOOK 20160503 AS DOCUMENT NO. 0002965, AND AMENDED BY THAT SECOND AMENDMENT TO SECOND AMENDED AND RESTATED PARKING AGREEMENT AND GRANT OF RECIPROCAL EASEMENTS AND DECLARATION OF COVENANTS, RECORDED OCTOBER 9, 2017, AS INSTRUMENT NO. 20171009-0001277, IN THE OFFICIAL RECORDS, CLARK COUNTY, NEVADA.

PARCEL 3:

NON-EXCLUSIVE EASEMENTS AS SET FORTH IN THAT CERTAIN “DECLARATION OF COVENANTS, RESTRICTIONS AND EASEMENTS”, RECORDED MAY 20, 2011, IN BOOK 20110520 AS DOCUMENT NO. 0002942, OF OFFICIAL RECORDS.

APN: 162-17-710-002, 004, 005, 162-17-810-002, 003, 004, 009, 162-17-810-010

Exhibit O-16

APN: 162-17-710-002, 162-17-710-004,

162-17-710-005, 162-17-810-002,

162-17-810-003, 162-17-810-004,

162-17-810-009, 162-17-810-010

RECORDING REQUESTED BY,

AND WHEN RECORDED MAIL TO:

Sullivan & Cromwell LLP

125 Broad Street

New York. NY 10004

Attention: Ari Blaut

RATIFICATION AND AMENDMENT TO SUBORDINATION, NONDISTURBANCE

AND ATTORNMENT AGREEMENT

THIS RATIFICATION AND AMENDMENT TO SUBORDINATION, NONDISTURBANCE AND ATTORNMENT AGREEMENT (this “Amendment”), dated as of July 20, 2020, is made by and among Goldman Sachs Bank USA, as collateral agent for those certain lenders pursuant to the Credit Agreement (as defined below), a New York State-chartered bank, having an address at 200 West Street, New York, New York 10282 (together with its successors and assigns in such capacity, “Agent”), CPLV Property Owner LLC, a Delaware limited liability company, having an office at c/o VICI Properties Inc.. 535 Madison Ave., 20th Floor, New York, NY 10022 (together with its successors and assigns. “Landlord”) (solely for purposes of Sections 4 and 5(b)(y)(B) of the SNDA (as defined below), as amended by this Amendment), and Desert Palace LLC, a Nevada limited liability company, and CEOC, LLC, a Delaware limited liability company (for itself, and as successor by merger to Caesars Entertainment Operating Company, Inc., a Delaware corporation), each having an address at c/o Caesars Entertainment, Inc., 100 West Liberty Street. Suite 1150, Reno, Nevada 89501, jointly and severally (collectively, or if the context clearly requires, individually, and together with their respective successors and permitted assigns, “Tenant”).

RECITALS

A.

Agent, Landlord and Tenant are parties to that certain Subordmation, Nondisturbance and Attornment Agreement effective as of March 30, 2020 and recorded in the Clark County Recorder’s Office as Instrument Number 202003310000759 (the “SNDA”), pursuant to which Tenant agreed, among other things, to subordinate the Lease (as defined below) to the Mortgage (as defined therein), and

Exhibit O-17

Agent agreed, among other things, not to disturb Tenant’s possessory rights in the Property (as defined in the SNDA) under the Lease on the terms and conditions set forth in the SNDA.

B.

In contemplation of the transactions embodied in the Second Amendment (CPLV) (as defined below), (i) Claudine Propco LLC (together with its successors and assigns, “HLV Landlord”), an affiliate of Landlord, and Harrah’s Las Vegas, LLC (together with its successors and assigns, “HLV Tenant”), an affiliate of Tenant, agreed to terminate that certain Amended and Restated Lease dated as of December 22, 2017, as amended by that certain First Amendment to Amended and Restated Lease dated as of December 26, 2018 (collectively, the “HLV Lease”), whereby HLV Landlord leased certain property as more particularly described in the HLV Lease (the “HLV Property”) to HLV Tenant, and HLV Tenant leased the HLV Property from HLV Landlord, in each case upon the terms set forth in the HLV Lease, and (ii) Landlord, HLV Landlord, Tenant and HLV Tenant agreed to amend the Lease to, among other things, (a) join HLV Landlord and HLV Tenant as parties to the Lease and (b) incorporate the HLV Property into the Lease.

C.	In contemplation of the above, the parties hereto desire to ratify and amend the SNDA upon the terms and conditions set forth in this Amendment.

NOW, THEREFORE, in consideration of the foregoing recitals and mutual covenants and conditions contained herein, the parties hereto hereby agree as follows:

AGREEMENT

1. Definitions. Capitalized terms used but not otherwise defined herein shall have the meanings ascribed thereto in the SNDA.

2. Ratification. The parties each hereby ratify and agree to be bound by the SNDA as amended by this Amendment.

3. Amendments.

(a) The first WHEREAS clause in the SNDA is hereby deleted in its entirety and replaced with the following:

“WHEREAS, by a certain Lease (CPLV) dated October 6, 2017, among Landlord, Claudine Propco LLC (together with its successors and assigns, “HLV Landlord”), Tenant, Harrah’s Las Vegas, LLC (together with its successors and assigns, “HLV Tenant”) and, solely for the purposes of the last paragraph of Section 1.1 thereof, Propco TRS LLC, as amended by that certain First Amendment to Lease (CPLV) dated December 26, 2018, that certain unrecorded Omnibus Amendment to Leases dated as of June 1, 2020, and that certain Second Amendment to Lease (CPLV) dated as of July 20, 2020 (the “Second Amendment (CPLV)”) (as the same may be amended, modified or supplemented from time to time, collectively, the “Lease”), Landlord and HLV Landlord leased to Tenant and HLV Tenant the Leased Property (as such term is defined in the Lease), including

Exhibit O-18

the Property (as defined below), as evidenced by that certain Memorandum of Lease dated as of October 6, 2017, and recorded in the Clark County Recorder’s Office (the “Recorder’s Office”) as Instrument No. 20171009-0001275 on October 9, 2017, as amended by that certain First Amendment to Memorandum of Lease dated as of July 20, 2020, and recorded in the Recorder’s Office as Instrument No.                     on                     , 2020;”

(b) Exhibit A to the SNDA is hereby replaced with the exhibit attached hereto as Exhibit A.

(c) Section 2 of the SNDA is hereby amended by replacing the reference to “Articles XVI, XXIII and XXXVI” in the last sentence thereof with “Articles XVI, XVII and XXXVI”.

(d) Section 5(b) of the SNDA is hereby deleted in its entirety and replaced with the following:

“(b) Notwithstanding the foregoing, (x) Tenant reserves any right it may have to any and all claims or causes of action (i) against Landlord for prior losses or damages arising prior to, and (ii) against the Successor Landlord for all losses or damages arising from and after, the date that such Successor Landlord takes title to the Property, and (y) if (i) at any time Agent (or any person, or such person’s successors or assigns, who acquires the Property or the interest of Landlord under the Lease through foreclosure of the Mortgage, transfer in lieu of foreclosure or otherwise) shall acquire the Property or succeed to the rights of Landlord under the Lease as a result of a default or event of default under the Mortgage and (ii) the Successor Landlord or the successor party that acquires the Property acquires fewer than all of the other Facilities (as such term is defined in the Lease) under the Lease, then (A) such party, on the one hand, and Tenant, on the other hand, will enter into a Severance Lease (as defined in the Lease) in accordance with Article XVIII of the Lease (a “Severance Lease”), and references herein to the Lease shall refer to such Severance Lease from and after the time such Severance Lease is executed, and (B) such Severance Lease will constitute a Severance Lease for all purposes of the Lease (including Section 18.2 of the Lease).”

(e) “Tenant’s Address” set forth in Section 10 of the SNDA is hereby deleted in its entirety and replaced with the following:

Tenant’s Address:	c/o Caesars Entertainment, Inc. 100 West Liberty Street, Suite 1150 Reno, NV 89501 Attention: General Counsel

With a copy to:	Latham & Watkins 12670 High Bluff Drive San Diego, CA 92130 Attn: Sony Ben-Moshe

Exhibit O-19

4. Effect of Amendment. Except as expressly amended by this Amendment, the SNDA is in full force and effect and has not been modified or amended. From and after the date of this Amendment, references to the SNDA shall be deemed to refer to the SNDA as amended by this Amendment. In the event of a conflict between this Amendment and the SNDA, this Amendment shall control.

5. Headings. The titles and subtitles used in this Amendment are used for convenience only and shall not be considered in construing or interpreting this Amendment.

6. No Third Party Beneficiaries. Except as expressly provided herein, nothing in this Amendment, express or implied, is intended to confer upon any party other than the parties hereto, or their respective successors and assigns, any rights, remedies, obligations, or liabilities under or by reason of this Amendment.

7. Counterparts. This Amendment may be executed in any number of counterparts, each of which shall be deemed to be one and the same instrument.

8. Authority. Tenant represents to Agent that it has full authority to enter into this Amendment, which has been duly authorized by all necessary actions. Each of Agent and Landlord represents to Tenant that it has full authority to enter into this Amendment, which has been duly authorized by all necessary actions.

IN WITNESS WHEREOF, each party hereto has caused this Agreement to be duly executed to be effective as of the day and year first above written.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

Exhibit O-20

AGENT: GOLDMAN SACHS BANK USA, a New York State-chartered bank

By:
Name:
Title:

ACKNOWLEDGMENT

STATE OF NEW YORK

COUNTY OF NEW YORK

On the      day of                              in the year 2020. before me. the undersigned, personally appeared                                         , personally known to me or proved to me on the basis of satisfactory evidence to be the individual whose name is subscribed to the within instrument and acknowledged to me that he/she executed the same in his/her capacity, and that by his/her signature on the instrument, the individual, or the person upon behalf of which the individual acted, executed the instrument.

IN WITNESS WHEREOF. I have hereunto set my hand and official seal.

Notary Public

My Commission Expires:

Exhibit O-21

LANDLORD CPLV Property Owner LLC. a Delaware limited liability company

By:

Name: David Kieske
Title: Treasurer

ACKNOWLEDGMENT

STATE OF NEW YORK

COUNTY OF NEW YORK

On the      day of                          in the year 2020. before me. the undersigned, personally appeared                                     . personally known to me or proved to me on the basis of satisfactory evidence to be the individual whose name is subscribed to the within instrument and acknowledged to me that he/she executed the same in his/her capacity, and that by his/her signature on the instrument, the individual, or the person upon behalf of which the individual acted, executed the instrument.

IN WITNESS WHEREOF. I have hereunto set my hand and official seal.

Notary Public

My Commission Expires:

Exhibit O-22

TENANT: Desert Palace LLC. a Nevada limited liability company

By:

Name: Edmund L. Quatmann. Jr.
Title: Secretary

ACKNOWLEDGMENT

STATE OF

COUNTY OF

This instrument was acknowledged before me on                                     , 2020, by Edmund L. Quatmann. Jr. as Secretary of Desert Palace LLC.

(Seal, if any)	(Signature of Notarial Officer)

[SIGNATURES CONTINUE ON FOLLOWING PAGE]

[Signature Page to Amendment to SNDA (CPLV)]

Exhibit O-23

CEOC, LLC. a Delaware limited liability company

By:

Name: Edmund L. Quatmann. Jr.
Title: Secretary

ACKNOWLEDGMENT

STATE OF

COUNTY OF

This instrument was acknowledged before me on                                 . 2020. by Edmund L. Quatmann. Jr. as Secretary of CEOC. LLC.

(Seal, if any)	(Signature of Notarial Officer)

[Signature Page to Amendment to SNDA (CPLV)]

Exhibit O-24

EXHIBIT A

Leased Property (CPLV Non-Octavius)

PARCEL 1:

All of Lot One (1) of Caesars Palace, a Commercial Subdivision, as shown by map thereof on file in Book 46 of Plats, Page 22, in the Office of the County Recorder, Clark County. Nevada.

EXCEPTING THEREFROM that portion as conveyed to Clark County by Deed recorded December 30, 1988, in Book 881230 as Document No. 00924, of Official Records.

FURTHER EXCEPTING THEREFROM that portion of land as conveyed to the State of Nevada by that certain Quitclaim Deed recorded September 29, 1994 in Book 940929 as Document No. 00684, of Official Records.

FURTHER EXCEPTING THEREFROM that portion of said land as conveyed to the State of Nevada by that Deed recorded September 29, 1994, in Book 940929 as Document No. 00685, of Official Records.

FURTHER EXCEPTING THEREFROM that portion of said land conveyed to the County of Clark by that Deed recorded November 4, 1997, in Book 971104 as Document No. 00712, of Official Records.

FURTHER EXCEPTING THEREFROM that portion of said land as conveyed to the County of Clark by Deed recorded June 26, 2003 in Book 20030626 as Document No. 00076, of Official Records.

FURTHER EXCEPTING THEREFROM that portion of said land as conveyed to the County of Clark by Deed recorded November 12, 2003 in Book 20031112 as Document No. 01302, of Official Records.

Together with that portion of Industrial Road as vacated by that certain Order of Vacation recorded April 4, 1996, in Book 960404 as Document No. 00840, of Official Records.

Together with that portion of Interstate 15 (1-15) and Flamingo Road as described in Quitclaim Deed recorded May 20, 2005 in Book 20050520 as Document No. 02250 and re-recorded May 3, 2005 in Book 20050531 as Document No. 05514 of Official Records.

FURTHER EXCEPTING THEREFROM that portion of said land as conveyed to the Clark County by Deed recorded February 13, 2009, in Book 20090213 as Document No. 03437, of Official Records.

FURTHER EXCEPTING THEREFROM that portion of said land as conveyed by Deed recorded May 20, 2011, in Book 20110520 as Document No. 02940” of Official Records.

TOGETHER WITH that portion as vacated by that certain Order of Vacation, recorded September 11, 2014 as Document No. 20140911-0001948, of Official Records.

Exhibit O-25

PARCEL 2:

Non-exclusive easements and other rights as established and granted by that certain Second Amended and Restated Parking Agreement and Grant of Reciprocal Easements and Declaration of Covenants dated as February 7, 2003 by and between Caesars Palace Realty Corp., a Nevada corporation, Desert Palace, Inc., a Nevada corporation and Forum Developers Limited Partnership, a Nevada limited partnership recorded November 18, 2003 as Document No. 1516 in Book 20031118 and by that Assignment and Assumption of by Second Amended and Restated Parking Agreement and Grant of Reciprocal Easements and Declaration of Covenants dated November 14, 2003, recorded November 18, 2003 as Document No. 1518 in Book 20031118, and amended by that First Amendment to Second Amended and Restated Parking Agreement and Grant of Reciprocal Easements and Declaration of Covenants, recorded May 3, 2016, in Book 20160503 as Document No. 0002965 in the Official Records, Clark County, Nevada, and amended by that Second Amendment to Second Amended and Restated Parking Agreement and Grant of Reciprocal Easements and Declaration of Covenants, recorded October 9, 2017, as Instrument No. 20171009-0001277, in the Official Records, Clark County, Nevada.

PARCEL 3:

Non-exclusive easements as set forth and created by that certain Declaration of Covenants, Restrictions and Easements, recorded May 20, 2011, in Book 20110520 as Document No. 002942, for ingress and egress over, under and across the land described therein. Subject to the terms, provisions and conditions set forth in said instrument.

APN: 162-17-710-002, 004.,005, 162-17-810-002, 003, 004, 162-17-810-009

Leased Property (Octavius)

PARCEL 1:

BEING A PORTION OF LOT 1 AS SHOWN ON A MAP RECORDED IN BOOK 46, PAGE 22 OF PLATS, CLARK COUNTY, NEVADA OFFICIAL RECORDS, LYING WITHIN PORTIONS OF THE SOUTHEAST QUARTER (SE 1/4) OF SECTION 17 AND NORTHEAST QUARTER (NE 1/4) OF SECTION 20, TOWNSHIP 21 SOUTH, RANGE 61 EAST, M.D.M, FURTHER DESCRIBED AS FOLLOWS:

COMMENCING AT THE SOUTHERN MOST PROPERTY CORNER OF SAID LOT 1, SAID CORNER BEING A POINT ON THE NORTHERLY RIGHT-OF-WAY OF FLAMINGO ROAD, FROM WHICH POINT THE SOUTHWEST CORNER OF SOUTHEAST QUARTER (SE 1/4) OF SAID SECTION 17 BEARS NORTH 82°11’42” WEST, 1466.24 FEET; THENCE ALONG THE BOUNDARY OF SAID LOT 1 AND SAID RIGHT-OF-WAY, NORTH 01°31’56” EAST, 48.00 FEET; THENCE NORTH 88°28’04” WEST. 92.55 FEET; THENCE DEPARTING SAID BOUNDARY AND RIGHT-OF-WAY, NORTH 01°31’56” EAST, 64.36 FEET TO THE POINT OF BEGINNING;

Exhibit O-26

THENCE NORTH 88°25’15” WEST, 81.28 FEET; THENCE SOUTH 01°34’45” WEST, 9.75 FEET; THENCE NORTH 88°25’15” WEST,20.92 FEET; THENCE NORTH 01°34’45” EAST, 9.75 FEET; THENCE NORTH 88°25T5” WEST, 44.74 FEET; THENCE SOUTH 01°34’45” WEST, 21.67 FEET; THENCE NORTH 88°25’15” WEST, 65.60 FEET; THENCE NORTH 01°34’45” EAST, 21.67 FEET; THENCE NORTH 88°25’15” WEST, 44.73 FEET; THENCE SOUTH 01°34’45” WEST, 9.75 FEET; THENCE NORTH 88°25’15” WEST, 20.93 FEET; THENCE NORTH 01°34’45” EAST, 9.75 FEET; THENCE NORTH 88°25’15” WEST, 82.67 FEET; THENCE NORTH 01°34’45” EAST, 124.63 FEET; THENCE SOUTH 88°25’15” EAST, 55.51 FEET; THENCE SOUTH 01°34’45” WEST, 26.49 FEET; THENCE SOUTH 88O25’15” EAST, 11.92 FEET; THENCE NORTH 01°34’45” EAST, 10.41 FEET; THENCE SOUTH 88°25T5” EAST, 19.42 FEET; THENCE SOUTH 01°34’45” WEST, 10.41 FEET; THENCE SOUTH 88°25’15” EAST, 11.92 FEET; THENCE NORTH 01°34’45” EAST, 26.49 FEET; THENCE SOUTH 88°25’15” EAST, 52.75 FEET; THENCE SOUTH 01°34’45” WEST, 28.32 FEET; THENCE SOUTH 88°25’15” EAST, 12.83 FEET; THENCE NORTH 01°34’45” EAST, 31.99 FEET; THENCE SOUTH 88°25’15” EAST, 53.58 FEET; THENCE SOUTH 01°34’45” WEST, 31.99 FEET; THENCE SOUTH 88°25’15” EAST, 8.83 FEET; THENCE NORTH 01°34’45” EAST, 25.82 FEET; THENCE SOUTH 88°25’15” EAST, 37.04 FEET; THENCE SOUTH 01°34’45” WEST, 23.99 FEET; THENCE SOUTH 88°25T5” EAST, 12.29 FEET; THENCE NORTH 01°34’45” EAST, 2.92 FEET; THENCE SOUTH 88O25’15” EAST, 3.42 FEET; THENCE SOUTH 01°34’45” WEST, 4.79 FEET: THENCE SOUTH 88°25’15” EAST, 13.82 FEET; THENCE NORTH 01°34’45” EAST, 4.46 FEET; THENCE SOUTH 88°25’15” EAST, 30.09 FEET; THENCE NORTH 01°34’45” EAST, 2.32 FEET; THENCE SOUTH 88°25T5” EAST, 34.71 FEET; THENCE SOUTH 01°34’45” WEST, 94.32 FEET; THENCE SOUTH 88°25’15” EAST, 0.67 FEET; THENCE SOUTH 01°34’45” WEST, 2.26 FEET; THENCE SOUTH 88°25’5” EAST, 2.08 FEET; THENCE SOUTH 01°34’45” WEST, 6.46 FEET TO THE POINT OF BEGINNING.

ALSO KNOWN AS THE PROPERTY DESCRIBED IN THAT CERTAIN RECORD OF SURVEY MAP, AS SHOWN BY MAP THEREOF ON FILE IN FILE 184 OF SURVEYS, PAGE 17, AS RECORDED IN THE OFFICE OF THE COUNTY RECORDER, CLARK COUNTY, NEVADA.

PARCEL 2:

NON EXCLUSIVE EASEMENTS AND OTHER RIGHTS AS ESTABLISHED AND GRANTED BY THAT CERTAIN SECOND AMENDED AND RESTATED PARKING AGREEMENT AND GRANT OF RECIPROCAL EASEMENTS AND DECLARATION OF COVENANTS DATED AS FEBRUARY 7, 2003 BY AND BETWEEN CAESARS PALACE REALTY CORP. A NEVADA CORPORATION. DESERT PALACE, INC. A NEVADA CORPORATION AND FORUM DEVELOPERS LIMITED PARTNERSHIP, A NEVADA LIMITED PARTNERSHIP RECORDED NOVEMBER 18, 2003 AS DOCUMENT NO. 1516 IN BOOK 20031118 AND BY THAT ASSIGNMENT AND ASSUMPTION OF BY SECOND AMENDED AND RESTATED PARKING AGREEMENT AND GRANT OF RECIPROCAL EASEMENTS AND DECLARATION OF COVENANTS DATED NOVEMBER 14, 2003. RECORDED NOVEMBER 18, 2003 AS DOCUMENT NO. 1518 IN BOOK 20031118. AND AMENDED BY THAT FIRST AMENDMENT TO SECOND AMENDED AND RESTATED PARKING AGREEMENT AND GRANT OF RECIPROCAL EASEMENTS AND DECLARATION OF COVENANTS. RECORDED MAY 3, 2016, IN BOOK 20160503 AS DOCUMENT NO. 0002965. AND AMENDED BY THAT SECOND AMENDMENT TO SECOND AMENDED AND RESTATED PARKING AGREEMENT AND GRANT OF RECIPROCAL EASEMENTS AND DECLARATION OF COVENANTS, RECORDED OCTOBER 9, 2017, AS INSTRUMENT NO. 20171009-0001277, IN THE OFFICIAL RECORDS, CLARK COUNTY, NEVADA.

Exhibit O-27

PARCEL 3:

NON-EXCLUSIVE EASEMENTS AS SET FORTH IN THAT CERTAIN “DECLARATION OF COVENANTS. RESTRICTIONS AND EASEMENTS”, RECORDED MAY 20, 2011, IN BOOK 20110520 AS DOCUMENT NO. 0002942, OF OFFICIAL RECORDS, AS AMENDED BY THAT CERTAIN “FIRST AMENDMENT TO THE DECLARATION OF COVENANTS, RESTRICTIONS AND EASEMENTS”, RECORDED OCTOBER 11, 2013 AS INSTRUMENT NO. 20131011-0002342 OF OFFICIAL RECORDS AND AMENDED BY THAT CERTAIN “SECOND AMENDMENT TO THE DECLARATION OF COVENANTS, RESTRICTIONS AND EASEMENTS”, RECORDED OCTOBER 9, 2017 AS INSTRUMENT NO. 20171009-0001276 OF OFFICIAL RECORDS.

APN: 162-17-810-010

Exhibit O-28

SCHEDULE 1

GAMING LICENSES

Unique ID	Legal Entity Name	License Category	Type of License	Issuing Agency	State	Description of License

01297-02	Desert Palace LLC	Gaming	Non-restricted Gaming License Manufacturer/Distributor license; Race and Sports book wagering license	Nevada Gaming Commission	Nevada	Caesars Palace Las Vegas

02689-01	Harrah’s Las Vegas, LLC	Gaming	Non-restricted Gaming License Manufacturer/Distributor license; Race and Sports book wagering license	Nevada Gaming Commission	Nevada	Harrah’s Las Vegas

Schedule 1-1

SCHEDULE 2

INTENTIONALLY OMITTED

Schedule 2-1

SCHEDULE 3

INTENTIONALLY OMITTED

Schedule 3-1

SCHEDULE 4

SPECIFIED SUBLEASES

Specified Subleases - Leased Property (CPLV)

Contract ID	Debtor(s)	Property Name	Name of Operations	Counterparty	Description	Contract Date	File Name
8152	Desert Palace LLC	Caesars Palace Las Vegas	Avanti	Gobbio LLC	LEASE AGREEMENT	4/1/2014	9545 - Caesars Palace - Gobbio LLC - Retail Lease Agreement - Executed Final.pdf

8704	Desert Palace LLC	Caesars Palace Las Vegas	Avanti	GOBBIO, LLC	FIRST AMENDMENT TO THE LEASE AGREEMENT	7/7/2014	Lease Agmt_Caesars Palace and Gobbio_1st Amend_Unexecuted_7.7.14.PDF

14680	Desert Palace LLC	Caesars Palace Las Vegas	Caesars Palace Octavius Tower	Caesars Octavius, LLC	AMENDED AND RESTATED OPERATING LEASE BETWEEN CAESARS OCTAVIUS, LLC AND DESERT PALACE, INC.	10/11/2013	10 - Octavius Operating Lease (Caesars Octavius to Desert Palace).pdf

14932	Desert Palace LLC	Caesars Palace Las Vegas	Café Americano	BISTRO CENTRAL, LV, LLC	REVIVAL OF LEASE AGREEMENT	6/24/2014	VV1 CP Revival of Lease.pdf

14933	Desert Palace LLC	Caesars Palace Las Vegas	Café Americano	Jamil Dib	LIMITED SECURED GUARANTY OF LEASE AGREEMENT	2/6/2015	VV1 CP Guaranty - Dib.pdf

14931	Desert Palace LLC	Caesars Palace Las Vegas	Café Americano	Robert Kang	LIMITED SECURED GUARANTY OF LEASE AGREEMENT	2/6/2015	VV1 CP Guaranty - Kang.pdf

14935	Desert Palace LLC	Caesars Palace Las Vegas	Café Americano	Robert Kang	PROMISSORY NOTE	2/6/2015	VV1 CP Promissory Note - Kang.pdf

Schedule 4-1

Contract ID	Debtor(s)	Property Name	Name of Operations	Counterparty	Description	Contract Date	File Name

8417	Caesars Palace Corporation, Desert Palace LLC	Caesars Palace Las Vegas	Café Americano	Vegas Venture 1, LLC	LEASE AGREEMENT	1/18/2011	Central 24_7 Lease Agreement_(34186729_1).PDF

14929	Desert Palace LLC	Caesars Palace Las Vegas	Café Americano	Vegas Venture 1, LLC	LANDLORD CONSENT TO ASSIGNMENT AND ASSUMPTION	2/6/2015	VV1 CP Consent wo ex.pdf

14934	Desert Palace LLC	Caesars Palace Las Vegas	Café Americano	Vegas Venture 1, LLC	MEMORANDUM OF AGREEMENT	2/6/2015	VV1 CP MOA.pdf

14930	Desert Palace LLC	Caesars Palace Las Vegas	Café Americano	Vegas Venture 1, LLC	FIRST AMENDMENT TO LEASE AGREEMENT	10/23/2015	Vegas Venture - First Amendment Patio Fully Executed.pdf

N/A	Desert Palace LLC	Caesars Palace Las Vegas	Café Americano	Vegas Venture 1, LLC	SIDE LETTER	2/6/2015	CLV Cafe Americano Side Letter.pdf

N/A	Desert Palace LLC	Caesars Palace Las Vegas	Carina	Marshall Management Co.	LEASE - MARSHALL ROUSSO	4/1/1999	Carina_Executed Lease.pdf

15227	Desert Palace LLC	Caesars Palace Las Vegas	Carina	THE MARSHALL RETAIL GROUP, LLC	FIRST AMENDMENT TO LEASE AGREEMENT	3/1/2007	img-718101457-0001.pdf

8701	Desert Palace LLC	Caesars Palace Las Vegas	Carina	THE MARSHALL RETAIL GROUP, LLC	SECOND AMENDMENT TO LEASE AGREEMENT	7/1/2012	Lease Agmt_Caesars Palace and Carina_Unexecuted_July 2012.PDF

N/A	Desert Palace LLC	Caesars Palace Las Vegas	Carina	THE MARSHALL RETAIL GROUP, LLC	NOTICE OF EXERCISE OF THIRD LEASE TERM	2/3/2016	8 Notice of Exercise of Third Lease Term (thru 1 31 2022).pdf

N/A	Desert Palace LLC	Caesars Palace Las Vegas	Carnevale Gallery	Tim Carnevale Co., LLC d/b/a Carnevale Gallery	FIRST AMENDMENT TO REVOCABLE LICENSE AGREEMENT	2/17/2016	CLV Carnevale 1st Am Fully Executed.pdf

Schedule 4-2

Contract ID	Debtor(s)	Property Name	Name of Operations	Counterparty	Description	Contract Date	File Name

N/A	Desert Palace LLC	Caesars Palace Las Vegas	Carnevale Gallery	Tim Carnevale Co., LLC d/b/a Carnevale Gallery	REVOCABLE LICENSE AGREEMENT	12/15/2015	CLV Carnevale Gallery License Agmt Fully Executed.pdf

15252	Desert Palace LLC	Caesars Palace Las Vegas	Ciao Café Bar	Della Spiga, LLC	LEASE AGREEMENT	11/1/2004	Della SPiga Executed Lease Agmt 11-1-04.pdf

15253	Desert Palace LLC	Caesars Palace Las Vegas	Ciao Café Bar	Della Spiga, LLC	EXTENSION LETTER	1/2/2014	Della Spiga Ltr 01-02-2014 re Extension of Lease.pdf

N/A	Desert Palace LLC	Caesars Palace Las Vegas	Colosseum Photography	Cashman Photo Enterprises of Nevada	FIRST AMENDMENT TO LEASE AND CONCESSION AGREEMENT	3/31/2010	CLV Cashman 1st Am Fully Executed.pdf

8144	Desert Palace LLC	Caesars Palace Las Vegas	Colosseum Photography	Cashman Photo Enterprises of Nevada	LEASE AND CONCESSION AGREEMENT	4/1/2005	CLV Cashman Photo Lease Agreement.pdf

8456	Desert Palace LLC	Caesars Palace Las Vegas	DiFara Pizza	GUSTO ENTERTAINMENT, LLC	RESTAURANT LICENSE AGREEMENT	12/19/2014	119 TM - Gusto CP Restaurant License Agreement Fully Executed.pdf

8665	Desert Palace LLC	Caesars Palace Las Vegas	Earl of Sandwich	Earl of Sandwich (USA), LLC (“EOS”),	EARL OF SANDWICH RESTAURANT FRANCHISE AGREEMENT	4/9/2014	EOS Franchise Agreement Caesars Palace Las Vegas _Fully Executed.pdf

8523	Desert Palace LLC	Caesars Palace Las Vegas	Fizz	Fizz Vegas, LLC	RETAIL LEASE AGREEMENT	5/16/2013	6969 - Caesars Palace - Fizz Vegas Lease Final 5.16.13 - Fully Executed.pdf

8737	Desert Palace LLC	Caesars Palace Las Vegas	Forever Flawless	SBS Retail Inc. d/b/a Oro Gold	LEASE AGREEMENT	4/1/2010	Oro Gold 03-15-2010 Rev Final.pdf

Schedule 4-3

Contract ID	Debtor(s)	Property Name	Name of Operations	Counterparty	Description	Contract Date	File Name

8566	Desert Palace LLC	Caesars Palace Las Vegas	Forever Flawless	SBS Retail, Inc. d/b/a Forever Flawless	SECOND AMENDMENT TO LEASE AGREEMENT	11/4/2013	8792 - Caesars Palace - SBS-Forever Flawless - executed final - 2nd amendment.pdf

8501	Desert Palace LLC	Caesars Palace Las Vegas	Forever Flawless	SBS Retail, Inc. d/b/a Forever Flawless (f/k/a SBS Retail, Inc. d/b/aOro Gold)	FIRST AMENDMENT TO LEASE AGREEMENT	5/8/2012	5647 - SBS Retail Inc - First Amendment - Executed.pdf

N/A	Desert Palace LLC	Caesars Palace Las Vegas	Forever Flawless	SBS Retail, Inc. d/b/a Forever Flawless	EMAIL EXTENDING TERM	1/1/2015	CLV SBS Retail Forever Flawless Extension 3-31-2016.pdf

N/A	Desert Palace LLC	Caesars Palace Las Vegas	Forever Flawless	SBS Retail, Inc. d/b/a Forever Flawless	EMAIL EXTENDING TERM	2/4/2016	CLV SBS Retail Forever Flawless Extension 3-31-2017.pdf

15225	Desert Palace LLC	Caesars Palace Las Vegas	Goodfellows Shoeshine	SLB, Inc. d/b/a Goodfellows Shoeshine of Las Vegas	REVOCABLE LICENSE AGREEMENT	7/5/2011	img-718101549-0001.pdf

8553	Desert Palace LLC	Caesars Palace Las Vegas	Goodfellows Shoeshine	SLB, Inc. d/b/a Goodfellows Shoeshine of Las Vegas	FIRST AMENDMENT TO REVOCABLE LICENSE AGREEMENT	7/1/2013	img-718101602-0001.pdf

8649	Desert Palace LLC	Caesars Palace Las Vegas	Gordon Ramsay Pub	Gordan Ramsay	DEVELOPMENT, OPERATION AND LICENSE AGREEMENT	11/1/2011	Development Operation and License Agreement - Desert Palace Inc - 01792004 Fully Executed.pdf

8427	Desert Palace LLC	Caesars Palace Las Vegas	Guy Savoy	Irish Royalty Company, icap (Ireland) Limited	DEVELOPMENT AND OPERATION AGREEMENT	1/21/2005	GUY SAVOY Executed Savoy Development & Operations Agreements.pdf

Schedule 4-4

Contract ID	Debtor(s)	Property Name	Name of Operations	Counterparty	Description	Contract Date	File Name

15097	Desert Palace LLC	Caesars Palace Las Vegas	Guy Savoy	Irish Royalty Company, icap (Ireland) Limited	LICENSE AGREEMENT	9/5/2005	Executed Savoy License Agreement.pdf

15098	Desert Palace LLC	Caesars Palace Las Vegas	Guy Savoy	Guy Savoy	FIRST AMENDMENT TO THE LICENSE AGREEMENT AND DEVELOPMENT AND OPERATIONS AGREEMENT	1/1/2016	CLV Guy Savoy 1st Am License Dev Ops Agmt Fully Executed.pdf

15089	Desert Palace LLC	Caesars Palace Las Vegas	Hertz	The Hertz Corporation	CONCESSION AGREEMENT	12/20/2013	Executed Hertz- Caesars Palace Las Vegas Concession Agmt - Signed.pdf

15226	Desert Palace LLC	Caesars Palace Las Vegas	Hertz	The Hertz Corporation	FIRST AMENDMENT TO CONCESSION AGREEMENT	12/20/2013	img-718101512-0001.pdf

8717	Desert Palace LLC	Caesars Palace Las Vegas	Hospitality Kiosks	Hospitality Kiosks Incorporated	REVOCABLE LICENSE AGREEMENT	3/1/2010	License AgreementCLV - 3.1.10.pdf

8747	Desert Palace LLC	Caesars Palace Las Vegas	Hospitality Kiosks	Hospitality Kiosks Incorporated	FIRST AMENDMENT TO THE REVOCABLE LICENSE AGREEMENT	5/29/2013	Revocable License Agmt_Caesars Palace and Hospitality Kiosks Incorporated_1st Amend_5.29.13.PDF

8569	Desert Palace LLC	Caesars Palace Las Vegas	It’s About Time	Las Vegas Watch Gallery LLC d/b/a Las Vegas Watch Gallery	LAS VEGAS WATCH GALLERY LLC - LEASE AGREEMENT	12/13/2013	8942 - Las Vegas Watch Gallery LLC - Lease Agreement - Fully Executed.pdf

Schedule 4-5

Contract ID	Debtor(s)	Property Name	Name of Operations	Counterparty	Description	Contract Date	File Name

8434	Desert Palace LLC	Caesars Palace Las Vegas	It’s About Time	Las Vegas Watch Gallery LLC d/b/a Las Vegas Watch Gallery	FIRST AMENDMENT TO THE LEASE AGREEMENT	6/1/2014	10041 - Las Vegas Watch Gallery LLC - First Amendment to Lease Agreement - Final.pdf

8628	Desert Palace LLC	Caesars Palace Las Vegas	King Baby	King Baby Studio, Inc.	LICENSE AGREEMENT	7/9/2012	2012-07-12 Executed License Agreement Caesars Palace and King Baby Studio.pdf

15247	Desert Palace LLC	Caesars Palace Las Vegas	Kodak Roving Photographers	Kodak Solaris EIS Inc.	REVOCABLE LICENSE AGREEMENT	1/1/2014	Caesars 1.1.2014 - executed.pdf

15248	Desert Palace LLC	Caesars Palace Las Vegas	Kodak Roving Photographers	Kodak Solaris EIS Inc.	AMENDMENT #1 TO REVOCABLE LICENSE AGREEMENT	6/24/2014	Caesars Amend #1 - 6.24.2014 - executed.pdf

15249	Desert Palace LLC	Caesars Palace Las Vegas	Kodak Roving Photographers	Kodak Solaris EIS Inc.	SUBCONTRACTOR CONSENT LETTER	1/24/2014	Caesars Palace Subcontractor Consent Letter.pdf

8630	Desert Palace LLC	Caesars Palace Las Vegas	Landau	The Hyman Companies, Inc.	RETAIL LEASE AGREEMENT	9/30/2010	Caesars Hyman Executed Landau Kiosk Lease Agmt Sept. 30, 2010.pdf

8629	Desert Palace LLC	Caesars Palace Las Vegas	Landau	The Hyman Companies, Inc.	FIRST AMENDMENT TO RETAIL LEASE AGREEMENT	10/1/2011	Caesars Hyman EXECUTED First Amendment to Lease-10-24-11.pdf

N/A	Desert Palace LLC	Caesars Palace Las Vegas	Martin & MacArthur	Martin & MacArthur (Nevada), Inc.	LEASE	8/1/2016	CLV Martin & MacArthur Lease Fully Executed.pdf

Schedule 4-6

Contract ID	Debtor(s)	Property Name	Name of Operations	Counterparty	Description	Contract Date	File Name

8720	Desert Palace LLC	Caesars Palace Las Vegas	Martin Lawrence	Martin Lawrence, LLC	LEASE AGREEMENT	7/8/2010	Martin Lawrence Lease (Fully Executed)_(34186731_1).PDF

8721	Desert Palace LLC	Caesars Palace Las Vegas	Martin Lawrence	Martin Lawrence, LLC	FIRST AMENDMENT TO LEASE AGREEMENT	7/5/2011	Martin Lawrence_1st Amendment_07-01-2011_Revised Clean.doc

14519	Desert Palace LLC	Caesars Palace Las Vegas	Mesa	Mesa LV, LLC	LICENSE AGREEMENT	4/14/2003	Executed License Agreement with Extension Letter.pdf

14944	Desert Palace LLC	Caesars Palace Las Vegas	Mesa	Mesa LV, LLC	FIRST AMENDMENT TO THE LICENSE AGREEMENT	12/22/2015	CLV Mesa 1st Am fully executed.pdf

N/A	Desert Palace LLC	Caesars Palace Las Vegas	Mesa	Mesa LV, LLC	LETTER TO EXTEND	7/8/2013	CLV Mesa Letter to Extend 7.8.13 Revised Through 9.23.2019.pdf

N/A	Desert Palace LLC	Caesars Palace Las Vegas	Mesa	Mesa LV, LLC	LETTER TO EXTEND	6/19/2013	CLV Mesa Letter to Extend dated 6.19.13.pdf

13779	Desert Palace LLC	Caesars Palace Las Vegas	Michael Boychuck Salon	Michael and Karen Boychuck Management, Inc	DEVELOPMENT AND OPERATION AGREEMENT	1/15/2007	Doc283826676.pdf

8438	Desert Palace LLC	Caesars Palace Las Vegas	Michael Boychuck Salon	Michael and Karen Boychuck Management, Inc.	FIRST AMENDMENT TO DEVELOPMENT AND OPERATION AGREEMENT	1/15/2014	10181 - Michael and Karen Boychuck Management, Inc. - First Amendment - Final.pdf

N/A	Desert Palace LLC	Caesars Palace Las Vegas	Montecristo Cigar Bar	Malecon Tobacco, LLC	FIRST AMENDMENT TO MANAGEMENT AGREEMENT	10/1/2016	CLV Malecon Cigar 1st Am Fully Executed.pdf

Schedule 4-7

Contract ID	Debtor(s)	Property Name	Name of Operations	Counterparty	Description	Contract Date	File Name

N/A	Desert Palace LLC	Caesars Palace Las Vegas	Montecristo Cigar Bar	Malecon Tobacco, LLC	MANAGEMENT AGREEMENT	3/1/2016	CLV Malecon Cigar Management Agreement 3.1.2016.pdf

8457	Desert Palace LLC	Caesars Palace Las Vegas	Mr. Chow	Mr. Chow of Las Vegas LLC	RESTAURANT LICENSE AGREEMENT	4/2/2014	16 - 11.1.30 Mr. Chow - License Agreement - Fully Executed.PDF

8731	Desert Palace LLC	Caesars Palace Las Vegas	Nobu	Nobu Hospitality LLC	HOTEL LICENSE AND COOPERATION AGREEMENT	6/24/2011	NOBU HOTEL LICENSE AND COOPERATION AGREEMENT (executed).pdf

8746	Desert Palace LLC	Caesars Palace Las Vegas	Nobu	Nobu Hospitality LLC	RESTAURANT DEVELOPMENT, OPERATION AND LICENSE AGREEMENT	6/24/2011	Restaurant Development, Operation and License Agmt_Nobu Hospitality and Desert Palace_6.24.11.PDF

8647	Desert Palace LLC	Caesars Palace Las Vegas	Noodle No. 9	V Gate Investment, Ltd.	DEVELOPMENT AND OPERATION AGREEMENT	3/15/2007	Development and Operation Agmt_Desert Palace and V Gate_3.15.07.PDF

8673	Desert Palace LLC	Caesars Palace Las Vegas	Numb Cocktail Bar	Tasty Cocktails, LLC d/b/a NUMB	LEASE AGREEMENT	2/2/2010	Executed Lease.pdf

8687	Desert Palace LLC	Caesars Palace Las Vegas	Numb Cocktail Bar	TASTY COCKTAILS, LLC d/b/a NUMB	FIRST AMENDMENT TO THE LEASE AGREEMENT	2/2/2010	First Amendment.pdf

8492	Desert Palace LLC	Caesars Palace Las Vegas	Old Homestead	The Original Homestead Restaurant, Inc., d/b/a the “Old Homestead Steakhouse”	DEVELOPMENT, OPERATION AND LICENSE AGREEMENT	6/21/2011	5301-DNT Acquisition, LLC-Development, Operation, and License Agmt-Executed.pdf

Schedule 4-8

Contract ID	Debtor(s)	Property Name	Name of Operations	Counterparty	Description	Contract Date	File Name

8490	Desert Palace LLC	Caesars Palace Las Vegas	Olive & Beauty	Olive & Beauty c/o Dollar Enterprises LLC	LEASE AGREEMENT	5/24/2012	5187 - Dollar Enterprises, LLC - Lease Agreement - Fully executed.pdf

8567	Desert Palace LLC	Caesars Palace Las Vegas	Olive & Beauty	Olive & Beauty c/o Dollar Enterprises LLC	FIRST AMENDMENT TO THE LEASE AGREEMENT	9/1/2013	img-718101618-0001.pdf

8507	Desert Palace LLC	Caesars Palace Las Vegas	Optica Eyewear	Luxury Optical Holdings Co.	RETAIL LEASE AGREEMENT	9/1/2012	5981 - Retail Lease - Optica Caesars Palace - signed.pdf

8645	Desert Palace LLC	Caesars Palace Las Vegas	Payard	Payard Management, LLC	DEVELOPMENT AND OPERATION AGREEMENT	6/5/2006	Development and Operation Agmt_Desert Palace and Payard Management_6.5.06.PDF

14936	Desert Palace LLC	Caesars Palace Las Vegas	Payard	Payard Management, LLC	FIRST AMENDMENT TO THE DEVELOPMENT AND OPERATION AGREEMENT	9/30/2010	First Amendment to Development Operation Agreement Payard v1 (2).doc

14872	Desert Palace LLC	Caesars Palace Las Vegas	Payard	Payard Management, LLC	SECOND AMENDMENT TO THE DEVELOPMENT AND OPERATION AGREEMENT	8/1/2015	CLV Payard 2nd Am - Fully Executed.pdf

8587	Desert Palace LLC	Caesars Palace Las Vegas	Phillips Seafood	Phillips Franchising LLC	LICENSE AGREEMENT	8/14/2014	9409 - Phillips Franchising, LLC - License Agreement - Fully Executed.pdf

8758	Desert Palace LLC	Caesars Palace Las Vegas	Pure Nightclub (assuming for Omnia)	Touch, LLC	AMENDED AND RESTATED LEASE	4/9/2014	Touch LLC Amended and Restated Lease for Pure Nightclub - Fully _(34097202_1).PDF

Schedule 4-9

Contract ID	Debtor(s)	Property Name	Name of Operations	Counterparty	Description	Contract Date	File Name

14890	Desert Palace LLC	Caesars Palace Las Vegas	Pure Nightclub (assuming for Omnia)	Touch, LLC	FIRST AMENDMENT TO AMENDED AND RESTATED LEASE AGREEMENT FOR PURE NIGHTCLUB	6/13/2014	10171 Touch Pure CP 1st Am - Fully Executed.pdf

14891	Desert Palace LLC	Caesars Palace Las Vegas	Pure Nightclub (assuming for Omnia)	Touch, LLC	SECOND AMENDMENT TO AMENDED AND RESTATED LEASE AGREEMENT	12/5/2014	104 TM - Touch CP 2nd Am - Fully Executed.pdf

14937	Desert Palace LLC	Caesars Palace Las Vegas	Pure Nightclub (assuming for Omnia)	Touch, LLC	THIRD AMENDMENT TO AMENDED AND RESTATED LEASE AGREEMENT	6/30/2015	166-LG - Touch, LLC - Third Amendment - v4.docx

8646	Desert Palace LLC	Caesars Palace Las Vegas	Rao’s	Rao’s Restaurant Group, LLC	DEVELOPMENT AND OPERATION AGREEMENT	3/17/2006	Development and Operation Agmt_Desert Palace and Rao’s Restaurant Group_3.17.06.PDF

14870	Desert Palace LLC	Caesars Palace Las Vegas	Rao’s	Rao’s Restaurant Group, LLC	FIRST AMENDMENT TO THE DEVELOPMENT AND OPERATION AGREEMENT	11/1/2015	CLV Rao’s First Amendment Fully Executed.pdf

N/A	Desert Palace LLC	Caesars Palace Las Vegas	Roberto Coin	Roberto Coin, Inc.	LICENSE AGREEMENT	10/13/2015	CLV Roberto Coin License Agmt Fully Executed.pdf

8698	Desert Palace LLC	Caesars Palace Las Vegas	Searsucker	Las Vegas Eats, LLC	LEASE AGREEMENT	6/13/2014	Las Vegas Eats LLC Lease for Searsucker - Fully Executed (yet to open)_(34186730_1).PDF

Schedule 4-10

Contract ID	Debtor(s)	Property Name	Name of Operations	Counterparty	Description	Contract Date	File Name

8724	Desert Palace LLC	Caesars Palace Las Vegas	Serendipity	Moti Partners, LLC	DEVELOPMENT, OPERATION AND LICENSE AGREEMENT	3/9/2015	Moti_Serendipity License Agmt Fully Executed.pdf

8433	Desert Palace LLC	Caesars Palace Las Vegas	Smashburger	Smashburger Franchising LLC	FRANCHISE AGREEMENT	9/9/2014	10014 Smashburger CP Franchise Agreement - Fully Executed.pdf

8418	Desert Palace LLC	Caesars Palace Las Vegas	The Forum Shops	The Forum Developers Limited Partnership	SECOND AMENDED AND RESTATED GROUND LEASE AGREEMENT	2/7/2003	16 - Second Amended & Restated Ground Lease (Complete) (32936613)_(34170367_1).PDF

8420	Desert Palace LLC	Caesars Palace Las Vegas	The Forum Shops	The Forum Developers Limited Partnership	SECOND AMENDED AND RESTATED PARKING AGREEMENT	2/7/2003	16 - Second Amended & Restated Parking Agreement (32936615)_(34170365_1).PDF

N/A	Desert Palace LLC	Caesars Palace Las Vegas	The Forum Shops	Forum Shops, LLC	FIRST AMENDMENT TO SECOND AMENDED AND RESTATED PARKING AGREEMENT	4/29/2016	1st Am to 2nd A&R Parking Agreement (Record. pdf

N/A	Desert Palace LLC	Caesars Palace Las Vegas	The Forum Shops	Forum Shops, LLC	FIRST AMENDMENT TO SECOND AMENDED AND RESTATED GROUND LEASE	9/18/2015	CLV Simon 1st Am to 2nd A&R Ground Lease.pdf

N/A	Desert Palace LLC	Caesars Palace Las Vegas	The Forum Shops	Forum Shops, LLC	SECOND AMENDMENT TO SECOND AMENDED AND RESTATED GROUND LEASE	4/14/2016	CLV Forum 2nd Am to 2nd A&R Ground Lease Fully Executed.pdf

Schedule 4-11

Contract ID	Debtor(s)	Property Name	Name of Operations	Counterparty	Description	Contract Date	File Name

8709	Desert Palace LLC	Caesars Palace Las Vegas	The UPS Store	C’s Air, LLC d/b/a The UPS Store	FIRST AMENDMENT TO LEASE AGREEMENT	12/1/2012	Lease Agmt_Caesars Palace and UPS Store_1st Amend_12.1.12.PDF

15222	Desert Palace LLC	Caesars Palace Las Vegas	The UPS Store	C’s Air, LLC d/b/a The UPS Store	SECOND AMENDMENT TO LEASE AGREEMENT	10/1/2014	img-718101740-0001.pdf

8502	Desert Palace LLC	Caesars Palace Las Vegas	The UPS Store	C’s Air, LLC d/b/a The UPS Store	C’S AIR, LLC D/B/A THE UPS STORE LEASE AGREEMENT	6/28/2012	5694 - C’sAir LLC dba The UPS Store - Lease Agmt - EXECUTED.pdf

15251	Desert Palace LLC	Caesars Palace Las Vegas	Tickets and Tours	Entertainment Benefits Group, LLC	TICKET SERVICES AGREEMENT	11/1/2013	Entertainment Benefits Group - Caesars Palace.pdf

8708	Desert Palace LLC	Caesars Palace Las Vegas	Travel Plus	Cole Retail, Inc.	FIRST AMENDMENT TO THE LEASE AGREEMENT	4/2/2013	Lease Agmt_Caesars Palace and Travel +_1st Amend_4.2.13.PDF

8514	Desert Palace LLC	Caesars Palace Las Vegas	Travel Plus	Cole Retail, Inc. d/b/a Travel +	COLE RETAIL, INC. D/B/A TRAVEL + LEASE AGREEMENT	10/1/2012	6356 - Cole Retail Travel + CLV Lease - signed.pdf

8572	Desert Palace LLC	Caesars Palace Las Vegas	Travel Plus	Viaggi Inc.	LEASE AGREEMENT	12/9/2013	9014 - Viaggi Inc. - Lease Agreement - Final.docx

N/A	Desert Palace LLC	Caesars Palace Las Vegas	Under Armour Store	Required Team Gear, LLC	CONSTRUCTION AND PURCHASE AGREEMENT	4/11/2016	CLV Under Armour Fully Executed.pdf

N/A	Desert Palace LLC	Caesars Palace Las Vegas	Vista Lounge	Gladiator Bar, LLC	BAR MANAGEMENT AGREEMENT	5/14/2015	CLV Vista Bar Mgmt Agmt Fully Executed.pdf

8517	Desert Palace LLC	Caesars Palace Las Vegas	Vittorio	Vittorio LLC	LEASE AGREEMENT	10/1/2012	6412 - Vittorio - Retail Lease - Executed Final.pdf

Schedule 4-12

Contract ID	Debtor(s)	Property Name	Name of Operations	Counterparty	Description	Contract Date	File Name

8677	Desert Palace LLC	Caesars Palace Las Vegas	Vittorio	Vittorio, LLC d/b/a Vittorio	LEASE AGREEMENT	11/15/2010	Executed Vittorio Lease Agmt 11-15-10.pdf

N/A	Desert Palace LLC	Caesars Palace Las Vegas	Vittorio	Vittorio, LLC	FIRST AMENDMENT TO LEASE	7/1/2015	194-RE-CLV Vittorio 1st Am - Fully Executed.pdf

N/A	Desert Palace LLC	Caesars Palace Las Vegas	Vittorio	Vittorio, LLC	SECOND AMENDMENT TO LEASE	7/1/2015	CLV Vittorio 2nd Am Fully Executed.pdf

N/A	Desert Palace LLC	Caesars Palace Las Vegas	Vittorio	Vittorio, LLC	THIRD AMENDMENT TO LEASE	7/1/2016	CLV Vittorio 3d Am Fully Executed.pdf

15250	Desert Palace LLC	Caesars Palace Las Vegas	Wyndham Kiosks	Wyndham Vacation Resorts, Inc.	LICENSE AGREEMENT	11/1/2006	Wyndham Executed Agreement.pdf

8771	Desert Palace LLC	Caesars Palace Las Vegas	Wyndham Kiosks	Wyndham Vacation Resorts, Inc.	FIRST AMENDMENT TO LICENSE AGREEMENT	11/1/2009	Wyndham Vacation Resorts Executed First Amendment.pdf

8554	Desert Palace LLC	Caesars Palace Las Vegas	Wyndham Kiosks	Wyndham Vacation Resorts, Inc.	SECOND AMENDMENT TO LICENSE AGREEMENT	10/1/2013	8365 - Wyndham (Caesars Palace) - Second Amendment - Final.pdf

Specified Subleases - Leased Property (HLV)

1.

Site Lease Agreement, dated May 7, 1999, between Tenant and New Cingular Wireless PCS, LLC (as successor to AT&T Wireless Services of Nevada Inc.), as amended by that certain First Amendment to the Site Lease Agreement, dated May 19, 2000, that certain Second Amendment to the Option and Site Lease Agreement, dated November 15, 2000, that certain Third Amendment to Site Lease Agreement, dated July 17, 2003, that certain Fourth Amendment to Site Lease Agreement, dated September 27, 2005, that certain Fifth Amendment to Site Lease Agreement, dated November 3, 2010, that certain Sixth Amendment to Site Lease Agreement, dated May 25, 2011, and that certain Seventh Amendment to Site Lease Agreement, dated March 28, 2016.

Schedule 4-13

2.

Multi-Carrier In-Building Neutral Host Lease Agreement, dated December 27, 2005, between Tenant and ATC Indoor DAS, LLC (successor to SpectraSite Communications, Inc.), as amended by that certain First Amendment to Multi-Carrier In-Building Neutral Host Lease Agreement ATC Site Number 338858, dated August 12, 2009 (acknowledged by Harrah’s Operating Company, Inc. (“HOC”)), and that certain Second Amendment to Multi-Carrier In-Building Neutral Host Lease Agreement ATC Site Numbers 338858 and 319204, dated October 1, 2013, together with that certain Guaranty, dated as of December 27, 2005, made by Caesars Entertainment Resort Properties, LLC (as assignee of HOC) in favor of said tenant with respect to a termination fee.

3.

Lease, dated August 1, 2016, between Tenant and Frozen Dessert IV, LLC, as amended by that certain First Amendment to Lease, dated January 3, 2017, together with that certain Guaranty of Lease, dated July 1, 2016, made by Frozen Desserts, LLC.

4.

Lease, dated August 1, 2016, between Tenant and Breeze Daiquiri Bar, LLC, as amended by that certain First Amendment to Lease, dated February 6, 2017, together with that certain Guaranty of Lease, dated July __, 2016, made by Zohar Ben-Rey and Doron Mashal.

5.	Lease, dated September 1, 2017, between Tenant and FedEx Office and Print Services, Inc.

6.	Retail Lease, dated May 1, 2009, between Tenant and Higuchi Developer Inc.

7.

Lease, dated June 15, 2011, between Tenant and Icon Tech & Enterprises d/b/a Jouvence Eternelle, as amended by that certain First Amendment to the Icon Tech & Enterprises, d/b/a Hormeta Lease, dated June 15, 2011, that certain Second Amendment to Lease, dated June 1, 2012, and that certain Third Amendment to Lease, dated June 1, 2014.

8.	Lease, dated May __, 2016, and fully executed as of July 11, 2016, between NOA, Inc. d/b/a Karma and Luck, together with that certain Guaranty of Lease, dated May __, 2016, made by Guy Tumarkin.

9.	Lease, dated December 1, 2016, between Tenant and The Marshall Retail Group, LLC, as amended by that certain First Amendment to Lease, dated January 27, 2017.

10.	Lease, dated May 22, 2001, between Tenant and McDonald’s Corporation, as extended by that certain Extension Letter, dated June 12, 2017.

11.	Lease Agreement, dated March 1, 2010, between Tenant and Tasty Cocktails II, LLC d/b/a Numb, as amended by that certain First Amendment to Lease, dated June 20, 2017.

12.

Lease, dated May __, 2016, and fully executed as of July 11, 2016, between Tenant and NOA, Inc. d/b/a Nectar, as amended by that certain First Amendment to Lease, dated February 10, 2017, together with that certain Guaranty of Lease, dated May __, 2016, made by Guy Tumarkin.

13.

Agreement of Lease, dated January 24, 2005, between Tenant and Venetian Casino Resort, LLC (as successor to Lido Casino Resort, LLC), as amended by that certain First Amendment to Lease, dated June __, 2008, and fully executed as of June 27, 2008, together with that certain Guaranty of Lease, dated January 24, 2005, made by Las Vegas Sands, Inc.

Schedule 4-14

14.

Lease Agreement, dated August 2, 2000, between Tenant and Wyndham Vacation Resorts Inc. f/k/a Fairfield Resorts, Inc. (as successor to Fairfield Communities Inc.), as amended by that certain First Amendment to Lease Agreement dated November 7, 2005, that certain Second Amendment to Lease Agreement, dated September 11, 2007, and that certain Third Amendment to the Lease Agreement, dated October 1, 2013.

Schedule 4-15

SCHEDULE 5

RENT ALLOCATION

INTENTIONALLY OMITTED

Schedule 5-1

AGENT:

GOLDMAN SACHS BANK USA,
a New York State-chartered bank

By:
Name:
Title:

ACKNOWLEDGMENT

STATE OF NEW YORK

COUNTY OF NEW YORK

On the        day of                  in the year 2020, before me, the undersigned, personally appeared                 , personally known to me or proved to me on the basis of satisfactory evidence to be the individual whose name is subscribed to the within instrument and acknowledged to me that he/she executed the same in his/her capacity, and that by his/her signature on the instrument, the individual, or the person upon behalf of which the individual acted, executed the instrument.

IN WITNESS WHEREOF, I have hereunto set my hand and official seal.

Notary Public
My Commission Expires:

Exhibit O-21

LANDLORD

CPLV Property Owner LLC,
a Delaware limited liability company
By:
Name: David Kieske
Title: Treasurer

ACKNOWLEDGMENT

STATE OF NEW YORK

COUNTY OF NEW YORK

On the        day of                  in the year 2020, before me, the undersigned, personally appeared                 , personally known to me or proved to me on the basis of satisfactory evidence to be the individual whose name is subscribed to the within instrument and acknowledged to me that he/she executed the same in his/her capacity, and that by his/her signature on the instrument, the individual, or the person upon behalf of which the individual acted, executed the instrument.

IN WITNESS WHEREOF, I have hereunto set my hand and official seal.

Notary Public
My Commission Expires:

Exhibit O-22

TENANT:

Desert Palace LLC,
a Nevada limited liability company

By:
Name:	Edmund L. Quatmann, Jr.
Title:	Secretary

ACKNOWLEDGMENT

STATE OF

COUNTY OF

This instrument was acknowledged before me on                                      , 2020, by Edmund L. Quatmann, Jr. as Secretary of Desert Palace LLC.

(Seal, if any)	(Signature of Notarial Officer)

[SIGNATURES CONTINUE ON FOLLOWING PAGE]

[Signature Page to Amendment to SNDA (CPLV)]

Exhibit O-23

CEOC, LLC, a Delaware limited liability company

By:

Name: Edmund L. Quatmann, Jr.
Title: Secretary

ACKNOWLEDGMENT

STATE OF

COUNTY OF

This instrument was acknowledged before me on                     , 2020, by Edmund L. Quatmann, Jr. as Secretary of CEOC, LLC.

(Seal, if any)	(Signature of Notarial Officer)

[Signature Page to Amendment to SNDA (CPLV)]

Exhibit O-24